     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 1996



                                                       REGISTRATION NO. 333-3980

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                  ECHOSTAR SATELLITE BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)

           COLORADO                 84-1337871
 (State or Other Jurisdiction    (I.R.S. Employer
              of                  Identification
Incorporation or Organization)       Number)

                            and affiliate guarantors
                      ECHOSTAR COMMUNICATIONS CORPORATION
                                   DISH, LTD.
                   DIRECT BROADCASTING SATELLITE CORPORATION
     (Exact name of registrants as specified in their respective charters)

            NEVADA                  88-0336997
            NEVADA                  88-0312499
           COLORADO                 84-1328968
 (State or Other Jurisdiction    (I.R.S. Employer
              of                  Identification
Incorporation or Organization)       Number)

                                      5064
            (Primary Standard Industrial Classification Code Number)
                         ------------------------------


                                                                                   DAVID K. MOSKOWITZ, ESQ.
                                                                     SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                                                             ECHOSTAR COMMUNICATIONS CORPORATION
                   90 INVERNESS CIRCLE EAST                                        90 INVERNESS CIRCLE EAST
                ENGLEWOOD, COLORADO 80112-5300                                  ENGLEWOOD, COLORADO 80112-5300
                        (303) 799-8222                                             (303) 799-8222 EXT. 5323
         (Address, Including Zip Code, and Telephone                       (Name, Address, Including Zip Code, and
         Number, including Area Code, of Registrant's                       Telephone Number, Including Area Code
                 Principal Executive Office)                                        of Agent for Service)


                                   COPIES TO:
                             WILLIAM APPLETON, ESQ.
                               BAKER & HOSTETLER
                           3200 NATIONAL CITY CENTER
                               1900 E. 9TH STREET
                           CLEVELAND, OHIO 44114-3485
                           TELEPHONE: (216) 621-0200

    APPROXIMATE   DATE  OF  COMMENCEMENT  OF  PROPOSED  SALE  OF  SECURITIES  TO
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
- ---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration number for the same offering. / /
- ---------------

    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                   AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
           SECURITIES TO BE REGISTERED                  REGISTERED           UNIT (1)           PRICE (1)        REGISTRATION FEE
13 1/8% Senior Secured Discount Notes
 due 2004.........................................     $353,883,705            100%            $353,883,705          $122,029
Guarantees of 13 1/8% Senior Secured Discount
 Notes due 2004...................................     $353,883,705            (2)                 (2)                 (2)
Total.............................................     $353,883,705            100%            $353,883,705          $122,029

(1) In accordance with Rule 457(f)(2), the registration fee is calculated based on the book value, which has been computed as of April 24, 1996, of the outstanding 13 1/8% Senior Secured Discount Notes due 2004 of EchoStar Satellite Broadcasting Corporation.
(2) No additional consideration will be paid by the recipients of the 13 1/8% Senior Secured Discount Notes due 2004 for the Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Guarantees.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                  ECHOSTAR SATELLITE BROADCASTING CORPORATION
                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

  ITEM
 NUMBER                        ITEM                                         LOCATION IN PROSPECTUS
- ---------  ---------------------------------------------  ----------------------------------------------------------
    1.     Forepart of the Registration Statement and
            Outside Front Cover Page of Prospectus......  Facing Page; Cross-Reference Sheet; Outside Front Cover
                                                           Page of Prospectus

    2.     Inside Front and Outside Back Cover Pages of
            Prospectus..................................  Inside Front Cover Page Of Prospectus and Outside Back
                                                           Cover Page of Prospectus

    3.     Summary Information, Risk Factors and Ratio
            of Earnings to Fixed Charges................  Prospectus Summary; Risk Factors; Selected Financial Data

    4.     Use of Proceeds..............................  Use of Proceeds

    5.     Determination of Offering Price..............  Not Applicable

    6.     Dilution.....................................  Not Applicable

    7.     Selling Security Holders.....................  Not Applicable

    8.     Plan of Distribution.........................  Outside Front Cover Page of Prospectus; The Exchange
                                                           Offer; Description of Exchange Notes; Plan of
                                                           Distribution

    9.     Description of Securities to be Registered...  Outside Front Cover Page of Prospectus; Prospectus
                                                           Summary; Description of Exchange Notes

   10.     Interests of Named Experts and Counsel.......  Legal Matters

   11.     Information with Respect to the Registrant...  Inside Front Cover Page of Prospectus and Outside Back
                                                           Cover Page of Prospectus; Prospectus Summary; Risk
                                                           Factors; Capitalization; Selected Financial Data;
                                                           Management's Discussion and Analysis of Financial
                                                           Condition and Results of Operations; Business;
                                                           Management; Certain Relationships and Related
                                                           Transactions; Security Ownership of Certain Beneficial
                                                           Owners and Management; Description of Certain
                                                           Indebtedness; Description of Exchange Notes; Certain
                                                           United States Federal Income Tax Considerations;
                                                           Financial Statements

   12.     Disclosure of Commission Position on
            Indemnification for Securities Act
            Liabilities.................................  Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   Subject to completion, dated June 13, 1996

PROSPECTUS

                  ECHOSTAR SATELLITE BROADCASTING CORPORATION

              OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT OF ITS
                 13 1/8% SENIOR SECURED DISCOUNT NOTES DUE 2004
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                   FOR EACH $1,000 IN PRINCIPAL AMOUNT OF ITS
           OUTSTANDING 13 1/8% SENIOR SECURED DISCOUNT NOTES DUE 2004

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON            , 1996, UNLESS EXTENDED.

                            ------------------------

    EchoStar Satellite Broadcasting Corporation, a Colorado corporation (the "Issuer"), hereby offers to exchange (the "Exchange Offer") up to $580,000,000 in aggregate principal amount of its new 13 1/8% Senior Secured Discount Notes due 2004 (the "Exchange Notes") for up to $580,000,000 in aggregate principal amount of its outstanding 13 1/8% Senior Secured Discount Notes due 2004 (the "Old Notes" and, together with the Exchange Notes, the "Notes") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").


    The terms of the Exchange Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes: (i) are freely transferable by holders thereof (except as provided below); and (ii) are not entitled to certain registration rights and certain liquidated damages which are applicable to the Old Notes under the Registration Rights Agreement (as defined). The Exchange Notes will be issued under the indenture governing the Old Notes. The Notes rank PARI PASSU in right of payment with all senior indebtedness of the Issuer. The Notes are guaranteed on a subordinated basis by EchoStar Communications Corporation ("EchoStar"), the Issuer's parent, and are or will be secured by liens on certain assets of the Issuer, EchoStar and certain of EchoStar's subsidiaries, including all of the outstanding capital stock of Dish, Ltd. ("Dish, Ltd.") which currently owns substantially all of EchoStar's operating subsidiaries. See "Description of Exchange Notes -- Security." Although the Notes are titled "Senior": (i) the Issuer has not issued, and does not have any plans to issue, any indebtedness to which the Notes would be senior; and (ii) the Notes are effectively subordinated to all liabilities of EchoStar (except liabilities to general creditors) and its other subsidiaries (except liabilities of the Issuer), including liabilities to general creditors. As of March 31, 1996, including the effect of the offering of the Old Notes (the "Old Notes Offering"), the liabilities of EchoStar and its subsidiaries aggregated approximately $815.3 million. In addition, the cash flow generated by the assets and operations of the Issuer's subsidiaries will only be available to satisfy the Issuer's obligations on the Notes at any time after payment of all amounts due and payable at such time under the 1994 Notes by Dish, Ltd. -- See "Description of Certain Indebtedness -- 1994 Notes." Concurrently with the closing of the Old Notes Offering, approximately $177.3 million of the net proceeds of the Old Notes Offering were placed in the Escrow Account. Funds may be disbursed from the Escrow Account only upon satisfaction of the Escrow and Disbursement Agreement. The Escrow Account serves as collateral for the Notes. For a complete description of the terms of the Exchange Notes, see "Description of Exchange Notes." There will be no cash proceeds to the Issuer from the Exchange Offer.


                                                        (CONTINUED ON NEXT PAGE)

                            ------------------------


    HOLDERS OF OLD NOTES SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 20 OF THIS PROSPECTUS PRIOR TO MAKING A DECISION WITH RESPECT TO THE EXCHANGE OFFER.

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED  UPON  THE ACCURACY  OR  ADEQUACY OF  THIS  PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

              The date of this Prospectus is              , 1996.

(COVER PAGE CONTINUED)

    Interest on the Exchange Notes will accrete from March 25, 1996, but will not be payable prior to March 15, 2000. Thereafter, interest on the Exchange Notes will be payable semi-annually on March 15 and September 15 of each year, commencing September 15, 2000. Holders of the Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to have interest accrete, or to receive any payment in respect of interest on the Old Notes accreted, from March 25, 1996, to the date of issuance of the Exchange Notes.

    Except as set forth below, the Notes are not redeemable at the Issuer's option prior to March 15, 2000. Thereafter, the Notes are subject to redemption, at the option of the Issuer, in whole or in part, at the redemption prices set forth herein. In addition, at any time prior to March 15, 1999, the Issuer may redeem up to one-third of the Notes at a redemption price equal to 112.125% of the Accreted Value thereof on the repurchase date with the net proceeds of one public or private sale of certain Equity Interests of EchoStar. In the event of a Change of Control, the Issuer is required to make an offer to repurchase all of the Exchange Notes at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase (if prior to March 15, 2000) or 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase (if on or after March 15, 2000).


    The Old Notes were originally issued and sold on March 25, 1996 in a transaction not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 144A promulgated under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Based upon its view of interpretations provided to third parties by the Staff (the "Staff") of the Securities and Exchange Commission (the "Commission"), the Issuer believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is : (i) an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act (an "Affiliate");
(ii) a broker-dealer who acquired Old Notes directly from the Issuer; or (iii) a broker-dealer who acquired Old Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The Letter of Transmittal that is filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Letter of Transmittal") states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers who acquired Old Notes as a result of market making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Issuer has agreed that, for a period of 180 days after the Registration Statement of which this Prospectus is a part is declared effective by the Commission, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes and any other holder that cannot rely upon interpretations must comply with the registration and prospectus requirements of the Securities Act in connection with a secondary resale transaction.


    Old Notes initially purchased by qualified institutional buyers were initially represented by three global Notes in registered form, deposited with, or on behalf of, The Depository Trust Company (the "Depositary"), and registered in the name of Cede & Co., as nominee of the Depositary. The Exchange Notes exchanged for Old Notes represented by the global Notes will be represented by one or more global Exchange Notes in registered form, registered in the name of the nominee of the Depositary.

(COVER PAGE CONTINUED)
See "Description of Exchange Notes -- Book-entry, Delivery and Form." Exchange Notes issued to non-qualified institutional buyers in exchange for Old Notes held by such investors will be issued only in certificated, fully registered, definitive form. Except as described herein, Exchange Notes in definitive certificated form will not be issued in exchange for the global Note(s) or interests therein.


    The Old Notes and the Exchange Notes constitute new issues of securities with no established public trading market. Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered and tendered, but unaccepted, Old Notes are likely to be adversely affected. Following consummation of the Exchange Offer, the holders of any remaining Old Notes will continue to be subject to the existing restrictions on transfer thereof and the Issuer will have no further obligation to such holders to provide for the registration under the Securities Act of the Old Notes except under certain very limited circumstances. See "Description of Exchange Notes -- Old Notes' Registration Rights; Liquidated Damages." No assurance can be given as to the liquidity of the trading market for either the Old Notes or the Exchange Notes.


    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. The Exchange Offer will expire at 5:00 p.m., New York City time, on , 1996, unless extended (the "Expiration Date"). The date of acceptance for exchange of the Old Notes (the "Exchange Date") will be the first business day following the Expiration Date, upon surrender of the Old Note. Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable.

                               TABLE OF CONTENTS



                                                                                                               PAGE
                                                                                                             ---------
Available Information......................................................................................          5
Prospectus Summary.........................................................................................          7
Risk Factors...............................................................................................         20
Use of Proceeds............................................................................................         34
The Exchange Offer.........................................................................................         35
Capitalization.............................................................................................         43
Selected Financial Data....................................................................................         44
Management's Discussion and Analysis of Financial Condition and Results of Operations......................         46
Business...................................................................................................         59
Management.................................................................................................         89
Certain Relationships and Related Transactions.............................................................         95
Security Ownership of Certain Beneficial Owners and Management.............................................         96
Description of Certain Indebtedness........................................................................         98
Description of Exchange Notes..............................................................................        100
Certain United States Federal Income Tax Considerations....................................................        132
Plan of Distribution.......................................................................................        134
Notice to Investors........................................................................................        135
Experts....................................................................................................        138
Legal Matters..............................................................................................        138

                             AVAILABLE INFORMATION

    The Issuer and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Exchange Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Issuer, the Guarantors and the Exchange Notes, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made.


    The Issuer, Dish, Ltd. and Direct Broadcasting Satellite Corporation ("New DBSC") are not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, Dish, Ltd. is required by the indenture (the "1994 Indenture") under which Dish, Ltd. issued its 12 7/8 Senior Secured Discount Notes due 2004 (the "1994 Notes"), whether or not it is then subject to Section 13 or 15(d) of the Exchange Act, to file with the Commission and furnish to holders of the 1994 Notes and the trustee under the 1994 Indenture copies of the annual reports, quarterly reports and other periodic reports which Dish, Ltd. would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if Dish, Ltd. were subject to such Sections. EchoStar Communications Corporation is subject to the informational requirements of the Exchange Act. Upon the effectiveness of the Registration Statement or, if earlier, the Shelf Registration Statement (as defined herein), pursuant to the 1996 Indenture, the Issuer, Dish, Ltd. and New DBSC will file all reports and other information required by the Exchange Act. The Registration Statement, as well as periodic reports, proxy statements and other information filed by the Issuer with the Commission, may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W, Washington, D.C. 20549, or at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Issuer upon request. Any such request should be addressed to the Issuer's principal offices at 90 Inverness Circle East, Englewood, Colorado 80112-5300 (telephone (303) 799-8222).



    The Issuer's, Dish, Ltd.'s and New DBSC's obligation to file periodic reports with the Commission pursuant to the Exchange Act may be suspended if the Notes are held of record by fewer than 300 holders at the beginning of any fiscal year of the Issuer, other than the fiscal year in which the Registration Statement or the Shelf Registration Statement becomes effective. However, the Issuer has agreed, pursuant to the indenture dated as of March 25, 1996 (the "1996 Indenture") governing the Notes, that, whether or not it is then subject to Section 13 or 15(d) of the Exchange Act, it will file with the Commission and furnish to the holders of the Notes and the Trustee under the 1996 Indenture (and, if filing such documents with the Commission is prohibited, to prospective holders of the Notes upon request) copies of the annual reports, quarterly reports and other periodic reports which the Issuer would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Issuer were subject to such Sections, and in addition, the Issuer and New DBSC have agreed to also provide all of the foregoing information for the Issuer and New DBSC taken as a single entity. In addition, the Issuer will furnish, upon the request of any holder of a Note, such information as is specified in paragraph (d)(4) of Rule 144A, to the holder or to a prospective purchaser of such Note who the holder reasonably believes is a qualified institutional buyer within the meaning of Rule 144A, in order to permit compliance by such holder with Rule 144A in connection with the resale of such Note by such holder unless, at the time of the request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

    UNTIL              , 1996 (90 DAYS AFTER  THE DATE OF THIS PROSPECTUS),  ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              NOTICE TO INVESTORS

    THIS PROSPECTUS (THE "PROSPECTUS") DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY NOTES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION, INCLUDING THE FINANCIAL STATEMENTS AND THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. ECHOSTAR SATELLITE BROADCASTING CORPORATION, A COLORADO CORPORATION, WAS FORMED FOR THE PURPOSE OF THE OFFERING OF THE OLD NOTES (THE "OLD NOTES OFFERING") BY ITS PARENT, ECHOSTAR COMMUNICATIONS CORPORATION, A NEVADA CORPORATION, THE CLASS A COMMON STOCK OF WHICH IS QUOTED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "DISH." AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "ECHOSTAR" REFERS TO ECHOSTAR COMMUNICATIONS CORPORATION AND ITS SUBSIDIARIES AND "ISSUER" REFERS TO ECHOSTAR SATELLITE BROADCASTING CORPORATION AND ITS SUBSIDIARIES.

                      ECHOSTAR COMMUNICATIONS CORPORATION


    EchoStar, which successfully launched its first direct broadcast satellite ("DBS"), EchoStar I, in December 1995, is one of only two companies with United States licensed operational capacity sufficient to provide comprehensive nationwide DBS programming service in 1996. Currently, EchoStar offers over 100 channels of high quality digital video and audio programming. Additionally, on March 1, 1996, EchoStar received short-term authority from the Federal Communications Commission ("FCC") to operate approximately 30 additional video channels on EchoStar I for approximately 180 days (the "STA"). The STA expires August 31, 1996 unless extended. EchoStar's DBS service (the "DISH Network-SM-") is expected to expand to approximately 200 digital video and audio channels following the successful launch of a second DBS satellite this fall. However, there can be no assurance that the launch of EchoStar's second DBS satellite this fall will be successful. See "Risk Factors -- Risk of Satellite Defect, Loss or Reduced Performance."


    EchoStar will target approximately 110 million potential subscribers in the continental United States, including approximately 96 million television households. DISH Network-SM- subscribers can choose from a variety of programming packages which EchoStar believes have a better price-to-value relationship than packages currently offered by most pay television providers. For example, the entry level DISH Network-SM- programming package ("America's Top 40-SM-") is priced at $19.99 per month and consists of 40 of the top "expanded basic cable" channels, including a conventional premium service, The Disney Channel-Registered Trademark-. EchoStar will also offer various regional sports networks, numerous premium services, pay-per-view programming and, following the launch of a second satellite, additional premium services and expanded pay-per-view offerings. EchoStar has negotiated affiliation agreements with major content providers, giving it the right to broadcast substantially all of the most popular programming, including ESPN-Registered Trademark-, MTV-Registered Trademark-, Nickelodeon-Registered Trademark-,
VH-1-Registered Trademark-, Showtime Network-Registered Trademark-, The Disney Channel-Registered Trademark-, USA Network-Registered Trademark-,
CNN-Registered Trademark-, Headline News-Registered Trademark-, TNT-SM-, CNN International-SM-, Turner Classic Movies-Registered Trademark-, The Discovery Channel-Registered Trademark-, A&E-SM-, HBO-Registered Trademark-, Cinemax-Registered Trademark-, Lifetime Television-SM-, The Family Channel-Registered Trademark-, C-Span-Registered Trademark-,
CNBC-Registered Trademark- and many other programming services.


    EchoStar believes that it will have access to more U.S. licensed DBS frequencies than any of its competitors. EchoStar controls, or will control (subject to certain FCC approvals and findings), as many as 90 such frequencies, including 21 frequencies at one of the three U.S. licensed orbital slots currently capable of providing nationwide DBS service. See "Business -- Industry Overview -- DBS Industry." EchoStar believes that access to this substantial amount of DBS spectrum will enable it to achieve higher subscriber penetration and higher revenue per subscriber than it would otherwise attain with its 200 channel service. EchoStar currently plans to use this spectrum to offer a substantial number of additional video channels, including alternate time zone feeds of popular expanded basic cable programming, multiplexed premium movie services, frequent start pay-per-view, local programming for the largest U.S. television markets, niche and foreign language programming, professional and college sporting events, high definition television ("HDTV"), business and educational programming and high-speed transmission of Internet data.


    The introduction of DBS receivers is widely regarded as the most successful introduction of a consumer electronics product in U.S. history, surpassing the rollout of color televisions, VCRs and compact disc players. During the 18 months ended December 31, 1995, approximately 2.2 million U.S. households subscribed to digital direct-to-home ("DTH") satellite service. According to industry estimates, 85% of all consumers are satisfied with DBS picture quality, compared to a consumer satisfaction level of approximately 47% for cable.


    Of the approximately 96 million television households in the United States, it is estimated that approximately 60 million subscribers pay an average of $33 per month for multichannel programming services. EchoStar believes that there is significant unsatisfied demand for high quality, reasonably priced television programming. Although primary markets for the EchoStar DBS System are likely to include the approximately 11.0 million households not passed by cable television systems and the approximately 20.4 million households currently passed by cable television systems with relatively limited channel capacity, EchoStar also expects to target cable subscribers in urban and suburban areas who are dissatisfied with the quality or price of their cable programming.



    DISH Network-SM- programming is available to any subscriber who purchases or leases an EchoStar receiver system, which consists of an 18-inch satellite dish, a digital satellite receiver, a user-friendly remote control and related components (an "EchoStar Receiver System"). The suggested retail price of an EchoStar Receiver System is currently between approximately $499 and $599, depending on the model selected by the customer, among other factors. Dealer incentives and EchoStar sponsored promotions may reduce the actual cost of an EchoStar Receiver System below the suggested retail price. While the initial capital cost required to receive DISH Network-SM- programming may reduce the demand for EchoStar Receiver Systems, EchoStar is currently test marketing a special promotion in a limited number of markets pursuant to which customers are able to purchase a discounted package, including an EchoStar Receiver System and annual programming package, for as low as $499, which is approximately $300 below the suggested retail price. If EchoStar elects to expand the promotion nationwide for an extended period, or if market conditions force it to do so, the initial capital investment relative to cable will be greatly reduced. In this event, EchoStar's subscriber acquisition costs will increase substantially, potentially resulting in a significant negative impact on EchoStar's liquidity and net income.


    The EchoStar Receiver System is fully compatible with MPEG-2, the world digital standard for computers and consumer electronics products, and provides image and sound quality superior to current analog cable or MMDS television services. EchoStar intends to market EchoStar Receiver Systems through its
nationwide  network  of   approximately  3,000   independent  distributors   and
retailers. EchoStar is also currently engaged in discussions with brand name consumer electronics equipment manufacturers for the production and distribution of EchoStar Receiver Systems through national consumer electronics retailer networks. EchoStar is also negotiating with a number of mass merchandisers, direct sales organizations and consumer electronics retailers for other distribution paths for EchoStar Receiver Systems.

    EchoStar's primary objective is to become one of the leading providers of pay television services in the United States. EchoStar's strategy to achieve this objective is to:

    - Provide subscribers with more quality programming at lower price points than other pay television providers.

    - Utilize its large and established independent retail network to obtain substantial market share in rural areas and areas served by cable systems with relatively limited channel capacity.

    - Employ  world  standard  MPEG-2   digital  technology  to  achieve   lower
      manufacturing costs and assure superior product capability, including compatibility with other consumer electronics products.

    - Expand consumer electronics retail distribution through relationships with major retailers or through licensing arrangements with brand name consumer electronics manufacturers.

    - Provide superior  customer  service  by  furnishing  a  single  source  to
      purchase   DISH  Network-SM-  hardware  and   programming  and  to  obtain
      financing, installation and customer care.

    - Deploy satellites at additional DBS orbital slots to expand EchoStar's product offerings with complementary video, data and interactive products.

    DBS is the most efficient, least capital intensive means of reaching the largest number of U.S. television households. EchoStar's first two satellites will transmit high quality, digital television to the entire continental United States for a capital cost of less than $500 million, or approximately $5 per television household, permitting profitability with relatively low market penetration. EchoStar believes that its strategy, together with the ability to exploit the more favorable cost structure and the lower invested capital requirements of DBS relative to other pay television providers, will enable EchoStar to achieve its objectives.

    In addition to the DBS business, EchoStar is engaged in the design, manufacture, distribution and installation of DTH products, domestic distribution of DTH programming and consumer financing of EchoStar's domestic DTH products and services. During the six years ended December 31, 1995, EchoStar sold over 1.7 million DTH receivers worldwide.

    EchoStar's principal offices are located at 90 Inverness Circle East, Englewood, Colorado 80112-5300, and its telephone number is (303) 799-8222.


                            SUMMARY OF RISK FACTORS



    The deployment and operation of the EchoStar DBS System is highly complex and involves substantial risks. These risks include the competition from DBS and other satellite system operators and cable television, EchoStar's ability to integrate advanced and unproven technologies, the potential loss or damage to EchoStar's satellites during launch or while in orbit, the potential for impaired commercial operation resulting from incorrect orbital placement, affect on cash flow resulting from subscriber acquisition costs, EchoStar's ability to obtain insurance on favorable terms, the potential for delay and cost overruns and effects of government regulation on the communications industry generally. The inability of EchoStar to successfully deploy the EchoStar DBS System would adversely affect EchoStar's operations and would impair EchoStar's ability to make payments with respect to the Exchange Notes. Risks related to the Exchange Notes include the fact that there may be an absence of a public market for the Exchange Notes. Risks related to EchoStar include the fact that EchoStar is highly leveraged, which leverage makes EchoStar vulnerable to adverse changes in the economy generally which could adversely affect EchoStar's ability to make payments with respect to the Exchange Notes. These and certain other risks are described in more detail under "Risk Factors" commencing on page 20.


                              RECENT DEVELOPMENTS


    During January 1996, the FCC held an auction for 28 frequencies at the 110 DEG. WL orbital slot and 24 frequencies at the 148 DEG. WL orbital slot (the "FCC Auction"). At the FCC Auction, EchoStar entered the winning bid of approximately $52.3 million for 24 frequencies at the 148 DEG. WL orbital slot. EchoStar has made the required 20% down payment for these frequencies, and will be required to remit the remaining $41.8 million upon grant of the construction permit, which could occur as early as June 1996. Also, at the FCC Auction MCI Communications Corp. ("MCI") entered the winning bid of $682.5 million for 28 of 32 frequencies at the 110 DEG. WL orbital slot. EchoStar's license for frequencies at 119 DEG. WL, which were obtained at minimal cost, provides comprehensive nationwide DBS coverage similar to that available from the 110 DEG. WL orbital slot.



    On March 1, 1996, EchoStar received the STA from the FCC to operate the remaining five frequencies (approximately 30 additional video channels for a total of approximately 100 video channels) on EchoStar I until August 31, 1996. There can be no assurance the STA will be extended.

    EchoStar has entered into a contract for the launch of DirectSat I ("EchoStar II") with Arianespace, Inc. ("Arianespace") during September 1996, and a contract with Lockheed Martin Commercial Launch Services, Inc. ("Lockheed") for the launch of DBSC I ("EchoStar III") during the period from September 1997 through November 1997. Pursuant to the Arianespace contract, as of June 7, 1996, EchoStar has paid approximately $43.4 million to Arianespace. Pursuant to the Lockheed contract, as of June 7, 1996, EchoStar has paid $5.0 million to Lockheed. Substantial additional payments are expected to be expended in 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


    EchoStar owns approximately 40% of the outstanding common stock of Direct Broadcasting Satellite Corporation, a Delaware corporation ("DBSC"), whose stockholders have approved a merger of DBSC with a subsidiary of EchoStar (the "DBSC Merger"). DBSC holds a conditional construction permit for 11 DBS frequencies at 61.5 DEG. WL and 11 DBS frequencies at 175 DEG. WL. EchoStar has filed an application with the FCC for approval of the DBSC Merger. The deadline for filing petitions and oppositions regarding approval by the FCC of the DBSC Merger passed on March 15, 1996, and EchoStar is aware of only one opposition, which was filed by the Consumer Project on Technology ("CPT"). EchoStar believes that the FCC has previously considered and rejected issues similar to the arguments made in this opposition, and that filing of the CPT opposition does not materially decrease the likelihood that the FCC will approve the DBSC Merger.

                               THE EXCHANGE OFFER


The Exchange Offer................  The  Issuer  is  offering  to  exchange  (the  "Exchange
                                    Offer") up to $580,000,000 aggregate principal amount of
                                    its new 13 1/8% Senior  Secured Discount Notes due  2004
                                    (the  "Exchange Notes") for up to $580,000,000 aggregate
                                    principal amount  of  its  outstanding  13  1/8%  Senior
                                    Secured  Discount Notes  due 2004  that were  issued and
                                    sold in a transaction exempt from registration under the
                                    Securities Act (the "Old  Notes" and, together with  the
                                    Exchange  Notes, the "Notes"). The form and terms of the
                                    Exchange Notes  are substantially  identical  (including
                                    principal  amount, interest rate, maturity, security and
                                    ranking) to  the form  and terms  of the  Old Notes  for
                                    which  they may  be exchanged  pursuant to  the Exchange
                                    Offer,  except  that  the  Exchange  Notes  are   freely
                                    transferable  by  holders  thereof  except  as  provided
                                    herein  (see  "The  Exchange  Offer  --  Terms  of   the
                                    Exchange"  and "-- Terms and Conditions of the Letter of
                                    Transmittal")  and   are   not   entitled   to   certain
                                    registration rights and certain liquidated damages which
                                    are  applicable to  the Old  Notes under  a registration
                                    rights  agreement  dated  as  of  March  25,  1996  (the
                                    "Registration   Rights  Agreement")  among  the  Issuer,
                                    EchoStar,  Dish,   Ltd.  ("Dish,   Ltd."),  and   Direct
                                    Broadcasting  Satellite  Corporation  ("New  DBSC")  and
                                    Donaldson, Lufkin & Jenrette Securities Corporation  and
                                    Smith  Barney Inc., as initial purchasers (collectively,
                                    the "Initial Purchasers").  See Description of  Exchange
                                    Notes  --  Old  Notes'  Registration  Rights; Liquidated
                                    Damages.
                                    Exchange Notes issued pursuant to the Exchange Offer  in
                                    exchange  for the Old  Notes may be  offered for resale,
                                    resold and  otherwise  transferred  by  holders  thereof
                                    (other than any holder which is: (i) an Affiliate of the
                                    Issuer;  (ii)  a  broker-dealer who  acquired  Old Notes
                                    directly from the Issuer;  or (iii) a broker-dealer  who
                                    acquired Old Notes as a result of market-making or other
                                    trading   activities),   without  compliance   with  the
                                    registration and prospectus  delivery provisions of  the
                                    Securities  Act, provided  that such  Exchange Notes are
                                    acquired  in  the  ordinary  course  of  such   holders'
                                    business  and such  holders are  not engaged  in, do not
                                    intend  to  engage  in,  and  have  no  arrangement   or
                                    understanding  with  any  person  to  participate  in, a
                                    distribution of such Exchange Notes.
Minimum Condition.................  The Exchange Offer is  not conditioned upon any  minimum aggregate  principal amount of  Old Notes being tendered
                                    or accepted for exchange.
Expiration Date...................  The Exchange Offer  will expire at  5:00 p.m., New  York
                                    City  time, on            ,  1996, unless  extended (the
                                    "Expiration Date").
Exchange Date.....................  The first date  of acceptance  for exchange  of the  Old
                                    Notes  will  be  the first  business  day  following the
                                    Expiration Date.
Conditions to the Exchange          The obligation of the Issuer to consummate the  Exchange
Offer.............................  Offer   is  subject  to  certain  conditions.  See  "The
                                    Exchange Offer -- Conditions to the Exchange Offer." The
                                    Issuer

                                    reserves the right  to terminate or  amend the  Exchange
                                    Offer  at any time prior to the Expiration Date upon the
                                    occurrence of any of those conditions.
Withdrawal Rights.................  Tenders of Old Notes pursuant to the Exchange Offer  may be  withdrawn at any time  prior to the Expiration Date.
                                    Any Old  Notes  not  accepted for  any  reason  will  be
                                    returned   without  expense  to  the  tendering  holders
                                    thereof as promptly as practicable after the  expiration
                                    or termination of the Exchange Offer.
Procedures for Tendering Old        See "The Exchange Offer -- How to Tender."
Notes.............................
Federal Income Tax Consequences...  The   exchange  of  Old  Notes  for  Exchange  Notes  by
                                    tendering holders  will not  be a  taxable exchange  for
                                    federal income tax purposes, and such holders should not
                                    recognize  any  taxable  gain or  loss  or  any interest
                                    income as a result of such exchange. See "Certain United
                                    States Federal Income Tax Considerations."
Use of Proceeds...................  There will be no  cash proceeds to  the Issuer from  the exchange pursuant to the Exchange Offer.
Effect on Holders of Old Notes....  As  a result of  the making of  this Exchange Offer, and upon acceptance for exchange of all validly tendered Old
                                    Notes pursuant to the terms of this Exchange Offer,  the
                                    Issuer  will have fulfilled a  covenant contained in the
                                    terms of  the  Old  Notes and  the  Registration  Rights
                                    Agreement,  and,  accordingly,  the holders  of  the Old
                                    Notes will have no further registration or other  rights
                                    under  the Registration  Rights Agreement,  except under
                                    certain  limited  circumstances.  See  "Description   of
                                    Exchange   Notes  --  Old  Notes'  Registration  Rights;
                                    Liquidated Damages." Holders of the Old Notes who do not
                                    tender their  Old  Notes  in  the  Exchange  Offer  will
                                    continue  to hold such Old Notes and will be entitled to
                                    all the rights and limitations applicable thereto  under
                                    the  1996  Indenture. All  untendered, and  tendered but
                                    unaccepted, Old Notes will continue to be subject to the
                                    restrictions on transfer provided  for in the Old  Notes
                                    and the 1996 Indenture. To the extent that Old Notes are
                                    tendered and accepted in the Exchange Offer, the trading
                                    market,  if any,  for the Old  Notes not  so tendered is
                                    likely to be  adversely affected. See  "Risk Factors  --
                                    Consequences of Failure to Exchange Old Notes."


                          TERMS OF THE EXCHANGE NOTES

    The Exchange Offer applies to $580,000,000 aggregate principal amount of Old Notes. The form and terms of the Exchange Notes are substantially identical to the form and terms of the Old Notes, except that the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the 1996 Indenture. See "Description of Exchange Notes."

Securities Offered................  $580,000,000 principal amount of 13 1/8% Senior  Secured
                                    Discount Notes due 2004 (the "Exchange Notes").
Maturity Date.....................  March 15, 2004.

Interest Payment Dates............  Interest  will accrete from March  25, 1996, the date of issuance of the  Old Notes,  at the rate  per annum  set
                                    forth  on the cover page of this Prospectus but will not
                                    be payable prior to March 15, 2000. Thereafter, interest
                                    will be payable  semi-annually in cash  on March 15  and
                                    September  15  of  each year,  commencing  September 15,
                                    2000.
Ranking...........................  The Notes will rank  senior in right  of payment to  all subordinated  indebtedness of the  Issuer and PARI PASSU
                                    in right of payment with all senior indebtedness of  the
                                    Issuer. See "Description of Exchange Notes -- Security."
Optional Redemption...............  Except  as  set  forth  below,  the  Notes  will  not be redeemable at  the Issuer's  option prior  to March  15,
                                    2000.   Thereafter,  the   Notes  will   be  subject  to
                                    redemption at the option of  the Issuer, in whole or  in
                                    part,  at  the redemption  prices  set forth  herein. In
                                    addition, at  any  time prior  to  March 15,  1999,  the
                                    Issuer  may redeem Notes at  a redemption price equal to
                                    112.125% of the  Accreted Value (as  defined herein)  on
                                    the  repurchase date with the net proceeds of one public
                                    or private sale of certain Equity Interests (as  defined
                                    herein)   of  EchoStar,  provided  that:  (a)  at  least
                                    two-thirds  in  aggregate  principal  amount  of   Notes
                                    originally  issued remain  outstanding immediately after
                                    the  occurrence  of  such   redemption;  and  (b)   such
                                    redemption  occurs within  120 days  of the  date of the
                                    closing of any such sale.
Change of Control.................  Upon the occurrence of a  Change of Control (as  defined herein), the Issuer will be required to make an offer to
                                    each  holder of Exchange Notes  to repurchase all or any
                                    part of such holder's Notes at a purchase price equal to
                                    101% of  the  Accreted  Value thereof  on  the  date  of
                                    purchase  (if prior  to March 15,  2000) or  101% of the
                                    principal amount  thereof,  together  with  accrued  and
                                    unpaid  interest thereon to the  date of purchase (if on
                                    or after March 15, 2000).
Offer to Purchase.................  Upon the occurrence  of certain  events described  under
                                    "Description of Exchange Notes -- Offer to Purchase upon
                                    the  Occurrence of  Certain Events," the  Issuer will be
                                    required to offer  to repurchase a  specified amount  of
                                    Notes  at a purchase price equal to 101% of the Accreted
                                    Value thereof on the date of purchase (if prior to March
                                    15, 2000)  or  101%  of the  principal  amount  thereof,
                                    together with accrued and unpaid interest thereon to the
                                    date of purchase (if on or after March 15, 2000).
Significant Transactions..........  EchoStar  and  its  subsidiaries  will  be  permitted to engage in certain transactions, notwithstanding the fact
                                    that such  transactions would  otherwise be  prohibited,
                                    PROVIDED that: (i) such transactions are for fair market
                                    value  in the opinion  of an investment  banking firm of
                                    national standing and the  Board of Directors; and  (ii)
                                    prior  to consummation of  such transactions, the Issuer
                                    makes an offer to each holder of Notes to repurchase all
                                    or any part of such  holder's Notes at a purchase  price
                                    equal  to 101% of the Accreted Value thereof on the date
                                    of purchase  (if prior  to March  15, 2000)  or 101%  of

                                    the  principal amount thereof, together with accrued and
                                    unpaid interest thereon to the  date of purchase (if  on
                                    or  after March 15, 2000).  See "Description of Exchange
                                    Notes -- Significant Transactions."
Escrow Account....................  The Issuer has placed the portion (approximately  $177.3 million)  of the net proceeds  of the Old Notes Offering
                                    related to the  purchase of frequencies  at 148 DEG.  WL
                                    and  satellite  construction, launch  and  insurance for
                                    EchoStar III  and EchoStar  IV  in the  Escrow  Account.
                                    Funds may be disbursed from the Escrow Account only upon
                                    satisfaction  of  certain  conditions set  forth  in the
                                    Escrow and Disbursement  Agreement (as defined  herein).
                                    The  Escrow Account serves as  collateral for the Notes.
                                    See "Description of  Exchange Notes  -- Disbursement  of
                                    Funds -- Escrow Account."
Security..........................  Initially, the Notes are secured by: (i) a pledge of all of  the issued and outstanding capital stock of EchoStar
                                    DBS Corporation (which pledge will be released following
                                    consummation of the DBSC  Merger (as defined herein)  or
                                    the Substitute DBSC Transaction (as defined herein)) and
                                    Dish,  Ltd.; (ii) a  pledge of all of  the stock of DBSC
                                    held by EchoStar;  (iii) a  pledge of  certain notes  of
                                    DBSC  held  by  EchoStar;  and  (iv)  a  first  priority
                                    security interest in  the Escrow  Account. In  addition,
                                    upon  consummation of the DBSC Merger, the Notes will be
                                    secured by: (i) a first priority security interest, when
                                    launched, in EchoStar III; (ii) a collateral  assignment
                                    of  all contracts  relating to  the construction, launch
                                    (other than  with Great  Wall),  insurance and  TT&C  of
                                    EchoStar  III; and (iii)  a pledge of  all of the issued
                                    and outstanding  capital  stock  of DBSC.  If  the  DBSC
                                    Merger  is  not  consummated  but  the  Substitute  DBSC
                                    Transaction is consummated, the Notes will be secured by
                                    a collateral assignment of all contracts and  agreements
                                    relating   to  the  Substitute   DBSC  Transaction.  See
                                    "Description of Exchange Notes -- Security."
Guarantees........................  The Notes are guaranteed  by EchoStar on a  subordinated basis.  On and after the Dish Guarantee Date (as defined
                                    herein), the  Notes will  be guaranteed  by Dish,  Ltd.,
                                    which  guarantee will  rank PARI  PASSU with  all senior
                                    unsecured indebtedness of  Dish, Ltd. On  and after  the
                                    date  upon  which the  DBSC  Merger is  consummated, the
                                    Notes will be guaranteed  by DBSC, which guarantee  will
                                    RANK  PARI passu with all senior secured indebtedness of
                                    DBSC. See "Description  of Exchange  Notes --  Affiliate
                                    Guarantees."
Maintenance of Insurance..........  The   Indenture  relating   to  the   Notes  (the  "1996
                                    Indenture")  requires  the   Issuer  to  obtain   Launch
                                    Insurance  (as defined herein) for  EchoStar III (or any
                                    replacement thereof) in  an amount equal  to or  greater
                                    than   the  cost  of  construction  and  launch  of  and
                                    insurance on EchoStar III (or any replacement  thereof).
                                    The  1996 Indenture also requires the Issuer to maintain
                                    In-orbit Insurance (as defined herein) for EchoStar  III
                                    (or  any replacement thereof)  in an amount  equal to or
                                    greater  than  the  cost  of  construction,  launch  and
                                    insurance of EchoStar III (or any replacement thereof).

Certain Other Covenants...........  The  1996 Indenture  restricts, among  other things, the payment  of  dividends,  the  repurchase  of  stock  and
                                    subordinated  indebtedness of the  Issuer and the making
                                    of  certain  other   Restricted  Payments  (as   defined
                                    herein), the incurrence of indebtedness and the issuance
                                    of preferred stock, certain asset sales, the creation of
                                    certain  liens, certain mergers  and consolidations, and
                                    transactions with Affiliates (as defined herein).
Registration Rights; Liquidated
Damages...........................  Pursuant  to  the  Registration  Rights  Agreement,  the
                                    Issuer  and  the  Guarantors  agreed:  (i)  to  file the
                                    Registration Statement on  or prior to  April 24,  1996,
                                    with  respect  to the  Exchange Offer;  and (ii)  to use
                                    their best efforts to  cause the Registration  Statement
                                    to  be declared effective by  the Commission on or prior
                                    to June 23, 1996. In certain very limited circumstances,
                                    the Issuer  and  the  Guarantors  will  be  required  to
                                    provide  a  shelf  registration  statement  (the  "Shelf
                                    Registration Statement")  to cover  resales of  the  Old
                                    Notes  by  the holders  thereof. If  the Issuer  and the
                                    Guarantors do not  comply with  their obligations  under
                                    the Registration Rights Agreement, they will be required
                                    to  pay Liquidated Damages to holders of the Notes under
                                    certain  circumstances.  See  "Description  of  Exchange
                                    Notes  --  Old  Notes'  Registration  Rights; Liquidated
                                    Damages."
Transfer Restrictions.............  The  Old  Notes  have  not  been  registered  under  the
                                    Securities  Act and are  subject to certain restrictions
                                    on transfer. The Exchange Notes and Old Notes registered
                                    pursuant to  an  effective registration  statement  will
                                    generally   be  freely  transferable.   See  "Notice  to
                                    Investors." The  Issuer does  not  intend to  apply  for
                                    listing  of the Notes on  any securities exchange or for
                                    quotation through the National Association of Securities
                                    Dealers Automated Quotation System.

                             SUMMARY FINANCIAL DATA


    The Issuer was formed in January 1996 for the purpose of the Old Notes Offering. EchoStar contributed all of the outstanding capital stock of its wholly owned subsidiary, Dish, Ltd., to the Issuer. This transaction has been accounted for as a reorganization of entities under common control. Accordingly, Dish, Ltd. has been treated as the predecessor to the Issuer and the historical financial statements of the Issuer are those of Dish, Ltd. The following summary financial data and the selected financial data presented elsewhere in this Prospectus for the five years ended December 31, 1995, are derived from the Combined and Consolidated Financial Statements of Dish, Ltd. The data provided for the three months ended March 31, 1995 and 1996 are derived from the supplemental quarterly financial statements and condensed notes thereto of the Issuer, which includes the consolidated accounts of Dish, Ltd. Combined and Consolidated Financial Statements of EchoStar and the Notes thereto are included elsewhere in this Prospectus. In addition, condensed parent only financial statements and financial data of EchoStar are also included elsewhere in this Prospectus, (see Note 16 of Notes to Combined and Consolidated Financial
Statements of Dish, Ltd. as of December 31, 1995). See also "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                                                            THREE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,                        MARCH 31,
                                 -------------------------------------------------------  ----------------------
                                   1991       1992       1993       1994        1995        1995        1996
                                 ---------  ---------  ---------  ---------  -----------  ---------  -----------
                                  (IN THOUSANDS, EXCEPT RATIOS AND SATELLITE RECEIVERS         (UNAUDITED)
                                                          SOLD)
STATEMENT OF INCOME DATA:
  Revenue......................  $ 139,613  $ 165,088  $ 220,941  $ 190,983  $ 163,890    $  40,413  $  41,026
  Operating income (loss)......      5,406     11,286     18,204     13,216     (7,949)        (698)    (8,908)
  Net income (loss)............      6,192     10,833     20,118         90    (12,361)      (2,240)    (7,654)
  Ratio of earnings to fixed
   charges (1).................       4.36x      7.32x      9.63x      1.02x      0.64x        0.70x      0.15x
  Pro forma net income (2).....      4,468      7,529     12,272
OTHER DATA:
  EBITDA (3)...................  $  12,818(4) $  12,329 $  19,881 $  15,459  $  (4,891)   $    (335) $  (5,578)
  Cumulative investment in the
   EchoStar DBS System.........        114      3,345     21,796    139,500    341,232(5)   181,573    368,749(5)
  Satellite receivers sold (in
   units):
    Domestic...................    113,000    116,000    132,000    114,000    131,000       27,000     45,000
    International..............     45,000     85,000    203,000    289,000    331,000       85,000     76,000
                                 ---------  ---------  ---------  ---------  -----------  ---------  -----------
        Total..................    158,000    201,000    335,000    403,000    462,000      112,000    121,000
                                 ---------  ---------  ---------  ---------  -----------  ---------  -----------
                                 ---------  ---------  ---------  ---------  -----------  ---------  -----------



                                                                            AS OF DECEMBER 31, 1995
                                                                           -------------------------
                                                                            ACTUAL    AS ADJUSTED(6)
                                                                           ---------  --------------   MARCH 31,
                                                                                                          1996
                                                                                                      ------------
                                                                                                      (UNAUDITED)
BALANCE SHEET DATA:
  Cash, cash equivalents and marketable investment securities............  $ 113,850(7)   $  450,896   $ 438,350(13)
  Working capital........................................................     31,115       368,161       200,577
  Total assets...........................................................    559,295       896,341       899,357
  Long-term debt (less current portion)..................................    415,662       765,709       778,644
  Total stockholders' equity.............................................     92,890        92,891        85,007

                             SUMMARY SATELLITE DATA


                                                             ECHOSTAR II       ECHOSTAR III
                                              ECHOSTAR I         (8)             (9)(10)        ECHOSTAR IV (10)
                                             -------------  --------------  ------------------  ----------------
Expected launch date.......................    Launched       Fall 1996         Fall 1997         Spring 1998
Orbital slot...............................   119 DEG. WL    119 DEG. WL       61.5 DEG. WL       148 DEG. or
                                                                                                  175 DEG. WL
Transponders (11)..........................   16 @ 24 Mhz    16 @ 24 Mhz      16/32 @ 24MHz      16/32 @ 24MHz
Approximate channel capacity (11)..........  100 channels    100 channels    100/200 channels   100/200 channels
Output power...............................    130 Watts      130 Watts       240/120 Watts      240/120 Watts
Expected end of commercial life (12).......      2011            2011              2012               2013
Satellite coverage area....................  Continental U.S. and certain      Eastern and        Western and
                                                      regions of               Central U.S.       Central U.S.
                                                   Canada and Mexico                               Alaska and
                                                                                                     Hawaii


- ------------------------------
(1) For purposes of the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest incurred on all indebtedness and rental expense under non-cancelable operating leases.

(2) Dish, Ltd.'s subsidiaries operated under Subchapter S of the Code, and comparable provisions of applicable state income tax laws, until December 31, 1993. The amounts shown reflect net income as if Dish, Ltd. had been subject to corporate federal and state income taxes during such periods. See Notes 2 and 7 of Notes to Dish, Ltd.'s Financial Statements.

(3) EBITDA represents earnings before interest income, interest expense, net of other income and expenses, income taxes, depreciation and amortization. EBITDA is commonly used in the telecommunications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. See Dish, Ltd.'s Financial Statements contained elsewhere in this Prospectus.

(4) Excludes $6.3 million in non-recurring charges.


(5) Includes approximately $20.8 million and $26.6 million paid by EchoStar towards the launch of EchoStar III and EchoStar IV and capitalized interest on these payments as of December 31, 1995 and March 31, 1996, respectively.


(6) Gives effect to the Old Notes less underwriting discounts and commissions and estimated offering expenses, including approximately $177.3 million initially placed in the Escrow Account.


(7) Includes $84.7 million of cash restricted under the 1994 Indenture pursuant to which Dish, Ltd. issued the 1994 Notes and $15.0 million of restricted cash in an escrow account related to the manufacture of EchoStar Receiver Systems.



(8) The conditional permit for this satellite ("DirectSat I") is held by DirectSat Corporation, a wholly-owned subsidiary of Dish, Ltd. The DirectSat I satellite is referred to hereinafter in this Prospectus as EchoStar II.



(9) The conditional permit for this satellite ("DBSC I") is held by DBSC. EchoStar owns approximately 40% of the outstanding common stock of DBSC, whose shareholders have approved a merger of DBSC with a subsidiary of EchoStar. Assuming approval of this merger by the FCC, EchoStar will be the parent of DBSC. The DBSC I satellite is referred to in this Prospectus as EchoStar III.


(10) The transponders on each of these satellites can be independently switched to provide a range from 16 transponders operating at 240 Watts each to 32 transponders operating at 120 Watts each.


(11) EchoStar's DBS permits cover: (i) 11 of the 16 transponders (approximately 65 of 100 channels) on EchoStar I; and (ii) 10 of the 16 transponders (approximately 60 of 100 channels) on EchoStar II. EchoStar also expects to receive FCC authority for: (iii) 11 of the 16 transponders (approximately 65 of 100 channels) on EchoStar III; and (iv) 24 of the 32 transponders (approximately 150 of 200 channels) on EchoStar IV (or 32 transponders if the satellite is positioned at 175 DEG. WL and certain approvals are obtained). See "Business -- Operation of the EchoStar DBS System -- DBS and Other Permits." EchoStar has also received an STA from the FCC to operate the remaining five frequencies (approximately 30 additional video channels) on EchoStar I for approximately 180 days. There can be no assurance the STA will be extended.


(12) The expected end of commercial life of each satellite has been estimated by EchoStar based on each satellite's actual or expected launch date and the terms of the construction and launch contracts. The minimum design life is 12 years.


(13) Includes $245.0 million of cash restricted under the 1994 and 1996 Indentures pursuant to which Dish, Ltd. and the Issuer issued the 1994 Notes and the Old Notes, respectively. Also included is $15.0 million and $15.5 million of restricted cash in escrow accounts related to the manufacture of EchoStar Receiver Systems and for the purpose of cash collateralizing certain standby letters of credit, respectively.

                           THE ECHOSTAR ORGANIZATION

    The following chart illustrates where significant DBS assets and rights are, or are expected to be, held:

                                    [CHART]
The Old Notes are, and the Exchange Notes will be, secured by:


    - A pledge of the capital stock of EchoStar DBS Corporation (which pledge will be released following consummation of the DBSC Merger) and Dish, Ltd., and in the event the DBSC Merger is not consummated, a substitute transaction which provides similar benefits to EchoStar (the "Substitute DBSC Transaction").


    - A pledge of the stock of DBSC held by EchoStar.

    - A pledge of certain notes of DBSC held by EchoStar.

    - A first priority security interest in the Escrow Account.

    Additionally, following consummation of the DBSC Merger, the Notes will be secured by:

    - A first priority security interest, when launched, in EchoStar III.

    - A collateral assignment of certain construction, launch and insurance contracts relating to EchoStar III.

    - A pledge of all of the issued and outstanding capital stock of DBSC.

    In the event that the DBSC Merger is not consummated, following consummation of the Substitute DBSC Transaction, the Notes will be secured by:

    - A collateral assignment of all contracts and agreements relating to the Substitute DBSC Transaction.
- ------------------------
 * Subject to FCC approvals and findings (see "Summary Satellite Data" and "Prospectus Summary -- Recent Developments").

** EchoStar has also received an STA for the remaining five frequencies on EchoStar I for approximately 180 days. There can be no assurance that the STA will be extended.

                                  RISK FACTORS


    HOLDERS OF THE OLD NOTES SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS WHICH MAY BE GENERALLY APPLICABLE TO THE OLD NOTES AS WELL AS TO THE EXCHANGE NOTES BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES FOR THE EXCHANGE NOTES OFFERED HEREBY:



    COMPETITION FROM DBS AND OTHER SATELLITE SYSTEM OPERATORS. The pay television provider industry is highly competitive. EchoStar faces competition from companies offering video, audio, data, programming and entertainment services. Many of these competitors have substantially greater financial and marketing resources than EchoStar. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."



    EchoStar competes with companies offering programming through various satellite broadcasting systems. One competitor, DirecTv, Inc. ("DirecTv") has launched three DBS satellites. DirecTv and United States Satellite Broadcasting Corporation ("USSB"), which owns five transponders on one of DirecTv's satellites, currently offer over 150 channels of combined DBS video programming. As of December 31, 1995, DirecTv had approximately 1.2 million subscribers, approximately one-half of which also subscribed to USSB programming, and expects to have 2.5 million subscribers by the end of 1996. EchoStar's first DBS satellite, which was launched in December 1995, has the capacity to provide approximately 100 channels of video programming. However, EchoStar's authority to provide 30 of those channels expires approximately October 1, 1996 unless the STA is extended, of which there can be no assurance. As a result, EchoStar is currently at a competitive disadvantage to DirecTv and USSB with regard to market entry, programming and, possibly, volume discounts for programming offerings. In addition, in the event desirable pay-per-view or other popular programming is secured by competitors of EchoStar on an exclusive basis, it will be unavailable to EchoStar's DISH Network-SM-. Currently, DirecTv offers subscribers the NFL Sunday Ticket-TM- and USSB offers Flix-TM-, both of which are available to those service providers on an exclusive basis. There may be additional sports and other programming offered by other pay television providers that will not be available on the DISH Network-SM-. See "Business -- Competition -- DBS Industry -- Other DBS Operators."


    AT&T Corporation ("AT&T") and DirecTv have an exclusive agreement for AT&T to market and distribute DirecTv's DBS service and related equipment to AT&T's customer base. As part of the agreement, AT&T made an initial investment of approximately $137.5 million to acquire 2.5% of the equity of DirecTv with an option to increase its investment to up to 30% over five years. This agreement provides a significant base of potential customers for the DirecTv DBS system and allows AT&T and DirecTv to offer customers a package of entertainment and communications services. As a result, EchoStar will be at a competitive disadvantage marketing to these customers. AT&T and DirecTv also announced plans to jointly develop new multi-media services for DirecTv under the agreement. The AT&T and DirecTv agreement will increase the competition EchoStar encounters in the overall market for pay television customers.


    In the FCC Auction, MCI entered the winning bid of $682.5 million to acquire the permit for 28 of 32 frequencies at the 110 DEG. WL orbital slot. MCI and News Corp. ("News") have formed a joint venture to build and operate a DBS system at the 110 WL orbital location offering television programming and business communications services. The license will give MCI and News the capacity to offer over 200 channels of digital video programming. MCI and News reportedly expect that building and launching the satellites for their system will cost approximately an additional $1 billion and that DBS services will be offered to consumers and businesses in approximately two years. However, if MCI and News acquire satellites which have already been constructed, service could begin sooner. MCI and News have substantially greater resources than EchoStar and their joint venture will increase the competition EchoStar encounters in the market for pay television customers.



    PrimeStar Partners ("PrimeStar"), owned by a consortium of several cable companies, including Tele-Communications, Inc. ("TCI"), currently offers medium power Ku-band programming service to customers using dishes which are generally three feet in diameter. PrimeStar's earlier entry into the market, its relationship with cable programmers and its substantial resources provide PrimeStar with certain competitive advantages. PrimeStar currently has approximately one million subscribers and is expected to offer medium power programming services to customers using smaller dishes (approximately two feet in diameter) upon the successful launch of a GE American Communications Inc. ("GE Americom") satellite later this year. TCI, which is the largest cable television company in the United States, owns two satellites that will be ready for launch in 1996. A TCI subsidiary has a DBS construction permit for 11 frequencies at each of 119 DEG. WL and 166 DEG. WL. PrimeStar has the right to offer DBS programming services from these satellites. If PrimeStar does not exercise its right, it is expected that TCI will use these satellites to directly enter the DBS programming business, and may launch satellites capable of providing service to the continental United States during 1996. EchoStar is at a competitive disadvantage to PrimeStar with regard to market entry, programming and, possibly, volume discounts for programming offerings, particularly if PrimeStar aggregates its DBS and cable affiliates' customers for volume discounts.

    During March 1996, Tee-Comm Electronics, Inc. ("Tee-Comm"), a Canadian company, through an affiliate, began offering digital video and audio DTH programming in the United States on a limited basis and intends to expand to 120 channels later this year, and 200 channels by the end of 1997. The medium power Ku-band satellite on which Tee-Comm is leasing transponders requires that customers use dishes approximately 24 to 36 inches in diameter. See "Business -- Competition -- DBS Industry -- Other DBS Operators."


    Certain of EchoStar's DBS competitors subsidize the price of their DBS receiver systems to increase subscriber penetration. In connection with certain special promotions currently offered by EchoStar in a limited number of test markets, EchoStar is currently test marketing a special promotion in a limited number of markets pursuant to which customers are able to purchase a discounted package, including an EchoStar Receiver System and annual programming package for as low as $499, which is approximately $300 below the suggested retail price. If EchoStar elects to expand the promotion nationwide, subscriber acquisition costs will increase substantially. EchoStar will therefore incur significant additional costs in order to compete effectively.


    There are a number of additional methods by which programming can be delivered, including low power C-band satellite services, Ka-band, Ku-band and high power extended Ku-band satellite services, wireless cable and fiber optic cable and digital compression over existing telephone lines. Certain wireless cable companies may become more competitive as a result of recently announced affiliations with telephone companies. These developments, among others, will provide additional competition to EchoStar. See "Business -- Competition."


    The FCC has indicated that it intends to apply to the International Telecommunication Union ("ITU"), which allocates spectrum worldwide, for the allocation to the United States of additional orbital locations from which DBS service could be provided to the entire continental United States. Further, Canada, Mexico, and other countries hold the rights to DBS orbital slots which are capable of providing service to the United States. If the FCC moves forward with this initiative, or if other countries authorize DBS providers to utilize their orbital slots to serve the United States and the FCC authorizes such service to be received in the United States (which is likely to occur), additional competition could be created, and EchoStar's frequencies could become less valuable. TeleQuest, Inc., a joint venture including NYNEX and Bell Atlantic, have applied to the FCC for authority to provide DBS service to the United States from a Canadian DBS orbital location at 91 DEG. WL. TCI has made a similar application to the FCC to provide DBS service to the United States from the Canadian 82 DEG. WL orbital location. Both locations are capable of providing DBS service to the entire continental United States. TCI has completed construction of two DBS satellites which it intends to use to provide DBS service to the United States from the 82 WL orbital slot. One of the satellites is expected to be launched in November 1996 and the other is expected to be launched early next year. The FCC has not acted on either of TCI's or TeleQuest's applications but a decision could be made in the near future. See "Business--Competition--DBS Industry--Other DBS Operators."

    COMPETITION FROM CABLE TELEVISION. The EchoStar DBS System will also encounter substantial competition in the overall market for pay television households, including cable television. Cable television operators have a large, established customer base, and many cable operators have significant investments in, and access to, programming. Cable television service is currently available to approximately 90% of the approximately 96 million U.S. television households, and approximately 64% of total television households currently subscribe to cable. EchoStar's programming will not be available to households lacking a clear line of sight to EchoStar's current orbital location, or to households in apartment complexes or other multiple dwelling units that do not facilitate or allow the installation of EchoStar Receiver Systems. In addition, subscribers to the DISH Network-SM- will not have access to certain local broadcast channels which are otherwise generally available from cable operators. DISH Network-SM-subscribers desiring to access local broadcast channels may be required to receive such channels via off-air antenna, the quality of which may be inferior to the reception provided by cable operators. There can be no assurance that EchoStar will be able to establish a substantial subscriber base. See "Business
- -- Competition--DBS Industry -- Cable Television."


    LIMITATIONS ON INSURANCE AND WARRANTIES. Pursuant to satellite construction contracts between Martin Marietta Corporation ("Martin Marietta") and each of EchoStar, DirectSat Corporation ("DirectSat") and DBSC, (collectively the "Satellite Contracts"), and EchoStar's launch services contracts (the "Launch Contracts"), EchoStar, DirectSat and DBSC are the beneficiaries of certain limited warranties on their satellites and launch vehicles. However, the limited contractual warranties do not cover a substantial portion of the risk inherent in satellite launches or satellite operations.

    Although EchoStar has obtained launch insurance for EchoStar II, it is also required under the indenture pursuant to which the 1994 Notes were issued (the "1994 Indenture") to obtain in-orbit insurance for EchoStar I and EchoStar II, and is required under the 1996 Indenture to obtain launch and in-orbit insurance for EchoStar III. There can be no assurance that EchoStar will be able to obtain launch and in-orbit insurance on terms favorable to EchoStar. The launch insurance policies contain (or are expected to contain), and the insurance policies with respect to in-orbit operation are expected to contain, standard commercial satellite insurance provisions, including a material change condition, which, if successfully invoked, will give carriers the ability to increase the cost of the insurance (potentially to a commercially impracticable level), require exclusions from coverage which would leave the risks uninsured, or rescind their coverage commitment entirely. See "Business -- Operation of the EchoStar DBS System -- Insurance."

    If the launch of any EchoStar satellite is a full or partial failure or if, following launch, any EchoStar satellite does not perform to specifications, there may be circumstances in which insurance will not fully reimburse EchoStar for its expenditures. In addition, insurance will not reimburse EchoStar for business interruption, loss of business and similar losses which might arise from delay in the launch of any EchoStar satellite. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

    RISK OF SIGNAL THEFT. The delivery of subscription programming requires the use of encryption technology. Historically, signal theft or "piracy" in the C-band DTH, cable television and European DBS industries has been widely reported. Recent published reports indicate that the DirecTv and USSB encryption systems have been compromised. There can be no assurance that continued theft of DirecTv programming will not adversely affect EchoStar's operations. Although EchoStar has contracted with a vendor to provide an encryption system, there can be no assurance that the encryption technology to be utilized in connection with the EchoStar DBS System will be totally effective. If EchoStar's encryption technology is compromised in a manner which is not promptly corrected, EchoStar's revenue and its ability to contract for video and audio services provided by programmers would be adversely affected.

    EXPECTED OPERATING AND NET LOSSES. Due to the substantial expenditures required to complete development, construction and deployment of the EchoStar DBS System and the introduction of its DISH Network-SM- service to consumers, EchoStar experienced operating and net losses in 1995 and anticipates that it will experience operating and net losses through at least 1997. There can be no assurance that losses will not continue or that EchoStar's operations will generate sufficient cash flows to pay its obligations, including its obligations on the 1994 Notes and the Notes. In addition, EchoStar recently began test marketing a special promotion in a limited number of markets pursuant to which customers are able to purchase a discounted package, including an EchoStar Receiver System and annual programming package, for a low as $499, which is currently approximately $300 below the suggested retail price. If EchoStar elects to expand the promotion nationwide for an extended period, or if market conditions force it to do so, EchoStar may experience additional losses and its cash flow may similarly be affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


    RISK OF  SATELLITE DEFECT,  LOSS  OR REDUCED  PERFORMANCE.   Satellites  are
subject to significant risks, including satellite defects, launch failure, destruction and damage that may result in incorrect orbital placement or prevent proper commercial operation. Approximately 15% of all commercial geosynchronous satellite launches have resulted in a total or constructive total loss. The failure rate varies by launch vehicle and manufacturer.

    Launch delays could result from weather conditions or technical problems with any EchoStar satellite or any launch vehicle utilized by the launch providers for EchoStar II, EchoStar III, or EchoStar IV, or from other factors beyond EchoStar's control.


    EchoStar II will be launched on an Ariane-4 launch vehicle. This launch vehicle has a success rate of over 90%. The first experimental launch of Arianespace's new Ariane-5 launch vehicle, on June 4, 1996, was not successful. The unsuccessful launch was the first experimental launch of the Ariane-5 launch vehicle. The Ariane-5 launch vehicle is significantly different than the Ariane-4 launch vehicle. The specific cause of the Ariane-5 launch failure has not been determined. If the failure is determined to be potentially common to Ariane-4 and Ariane-5 vehicles, the launch of EchoStar II could be delayed. However, any significant delay in the launch of EchoStar II would have an adverse affect on EchoStar. In the event of a launch failure involving EchoStar II, EchoStar would be required to use the proceeds from any launch insurance claims to make an offer to repurchase approximately one-half of the accreted value of the 1994 Notes from the holders thereof. In the event that a substantial number of holders of 1994 Notes accepted that offer, EchoStar's plan of operations, including its liquidity, would be adversely affected and it would not be possible to construct and launch a replacement satellite without obtaining additional financing. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." In the event of a launch failure of EchoStar III, under the 1996 Indenture EchoStar would be required to use the proceeds from any launch insurance to purchase satellites or, at the Issuer's option, to make an offer to repurchase the maximum amount of Notes that can be purchased with those proceeds.



    In addition, a number of satellites constructed by Martin Marietta over the past three years have experienced defects resulting in total or partial loss following launch. The type of failures experienced have varied widely. Martin Marietta is constructing EchoStar II and EchoStar III. No assurances can be given that EchoStar I, EchoStar II or EchoStar III will perform according to specifications.


    FCC AUCTION RISKS. There can be no assurance that petitions to deny the grant to EchoStar of the 148 DEG. WL orbital slot permit will not be filed with the FCC during the period allowed by law or that such petitions to deny will not delay or prevent the issuance of the FCC permit for this slot to EchoStar. Even if the FCC grants a permit to EchoStar, there can be no assurance that reconsideration or further FCC review will not be sought or that an appeal will not be filed in the courts seeking to overturn the FCC's grant. There can be no assurance that the FCC would not grant reconsideration or further review or that the FCC would prevail in the event of an appeal. Further, appeals are currently pending of the FCC's decision to revoke the construction permit of a former DBS permittee which resulted in channels becoming available for auction. The FCC's decision to auction those reclaimed channels has also been appealed by EchoStar, DirectSat, DBSC and DirecTv. There can be no assurance that the FCC will prevail in those court actions. If the FCC's actions are overturned, EchoStar's purchase of channels at 148 DEG. WL would be voided.


    RESTRICTIONS ON EXPORT OF TECHNOLOGY AFFECTING LAUNCH OF ECHOSTAR'S SATELLITES. Martin Marietta must obtain from the United States government a technical data exchange license and a satellite export license necessary for the launch of EchoStar II by Arianespace from Korou, French Guiana. In addition, EchoStar has contracted with LKE for the launch of a fourth satellite. LKE is a joint venture between Lockheed Martin Corporation and two Russian Federation state owned enterprises. The proposed launch site is located in the Kazakh
Republic in the former Soviet Union. In order for EchoStar satellites to be launched from Kazakhstan, the satellite contractor will similarly need to obtain a technical data exchange license and a satellite export license from the United States government. In order to timely launch EchoStar II from French Guiana, technical data exchange and hardware export licenses will need to be obtained on an expedited basis. There can be no assurance those licenses can be obtained in a timely manner to avoid a launch delay.


    Given the potential instability of political, economic and social conditions in the Russian Federation and Kazakhstan, and in light of certain demands by the United States regarding human rights and arms proliferation, there can be no assurance that the United States government will not at some future date impose sanctions against Russia or Kazakhstan that would prevent issuance, or result in revocation, of the technical data license and/or the export license with respect to EchoStar IV. Any such action would prevent EchoStar from launching its satellites as and when intended, resulting in significant delays that would adversely affect expected operating results for the EchoStar DBS System. See "Business -- Government Regulation -- Export Regulation."


    RISKS OF ADVERSE EFFECTS OF GOVERNMENT REGULATION. EchoStar is subject to the regulatory authority of the United States government and the national communications authorities of the countries in which it operates. The business prospects of EchoStar could be adversely affected by the adoption of new laws, policies or regulations, or changes in the interpretation or application of existing laws, policies and regulations, that modify the present regulatory environment.


    The FCC authorizations for all of EchoStar's satellites (including for purposes of this paragraph, the satellites for which EchoStar Satellite Corporation ("ESC"), DirectSat, EchoStar DBS Corporation ("EchoStar DBS") and DBSC hold or are expected to hold authorizations) require EchoStar to comply with all applicable Communications Act requirements and FCC regulations including, specifically, compliance with construction and launch milestones and periodic filing of progress reports. In the event EchoStar at any time fails to comply with applicable Communications Act requirements and FCC regulations, including the FCC schedule for construction and launch of any of EchoStar's satellites ("Due Diligence Requirements"), the FCC has the authority to revoke, condition, or decline to extend or renew the authorizations for that and any subsequent satellites and, in connection with that action, could exercise its authority to rescind these authorizations. The FCC has granted EchoStar conditional authority to use C-band frequencies for telemetry, tracking and control ("TT&C") functions for EchoStar I, stating that the required coordination process with Canada and Mexico had been completed. However, the FCC subsequently received a communication from an official of the Ministry of Communications and Transportation of Mexico stating that EchoStar I's TT&C operations could cause unacceptable interference to Mexican satellites. There can be no assurance that such objections will not subsequently require EchoStar to relinquish the use of such C-band frequencies for TT&C purposes. The inability to control the satellite would result in a total loss of the satellite. Further, EchoStar has filed a request with the FCC to change the control frequency for TT&C of EchoStar II, and this request, which is pending, has been opposed. If the FCC does not grant this request, EchoStar will incur additional costs in obtaining TT&C services, and substantial delays in completion of construction and launch of EchoStar II would result. In addition, EchoStar will require further FCC authorization to operate, or launch and operate, all of EchoStar's satellites. Certain of EchoStar's pending and future requests to the FCC for extensions, waivers and approvals have been, and are expected to continue to be, opposed by third parties. There can be no assurance that EchoStar's requests will be granted or, if granted, that they will be granted on a timely basis or on terms favorable to EchoStar. The loss of any of EchoStar's FCC authorizations, the failure to obtain requested extensions or waivers or the imposition of conditions would adversely affect EchoStar's plan of operations, and its current business plan could not be fully implemented. See "Business -- Government Regulation--FCC Permits and Licenses."

    The FCC Due Diligence Requirements require that DBS permittees proceed with diligence to construct satellites and commence operations at their assigned orbital locations. The FCC has indicated it may revoke DBS permits if there are delays in the satellite construction schedule submitted by the permittee to the FCC. The schedule submitted by DBSC calls for the completion of construction at
61.5 DEG. WL of EchoStar III by July 31, 1997, and a satellite at 175 DEG. WL by July 31, 1998. Any delay in this schedule may cause total or partial revocation of DBSC's permits. Likewise, DirectSat may risk loss of its permit for channels at 175 DEG. WL if its satellite is not completed by mid-1998. Further, the FCC has not yet completed its review to determine whether EchoStar's contract for the construction of the western satellite of its system meets the FCC's Due Diligence Requirements. Therefore, the FCC has not yet assigned to EchoStar frequencies for that satellite. While it is possible that DBSC, DirectSat and EchoStar may construct a satellite for joint use by all three at 175 DEG. WL (provided that ESC is found to have a firm contract and receives frequency assignments at 175 DEG. WL), EchoStar will still be required to construct and launch two or more satellites in addition to EchoStar I, EchoStar II and EchoStar III in order to preserve all of its DBS permits (plus additional satellites for the single frequencies at each of the 110 DEG. WL and 166 DEG. WL orbital slots in order to avoid loss of those frequencies). Finally, with respect to the 24 orbital assignments at the 148 DEG. WL orbital slot, provided that the FCC approves EchoStar's request for a one-satellite system at that slot (as opposed to the two-satellite system currently contemplated by international regulations), EchoStar must complete contracting for a satellite within one year of receiving the permit, must complete construction within four years of receiving the permit and must launch and operate a satellite within six years of receiving the permit. Absent infusion of additional significant capital, EchoStar will not be able to retain all of its assigned frequencies and orbital slots. There can be no assurance that EchoStar will be able to comply with the FCC's Due Diligence Requirements or that the FCC will determine that EchoStar has complied with such Due Diligence Requirements.

    OPPOSITION TO, AND RISK OF LOSS OF, DIRECTSAT AUTHORIZATION. In connection with the merger of DirectSat with a subsidiary of EchoStar (which was approved by the FCC in November 1994), DirectSat's authorization to utilize ten frequencies at 119 DEG. WL, the same orbital location for which EchoStar has received authorization, became integral to the EchoStar DBS System. DirectSat's first satellite, EchoStar II, will be positioned at that location. Dominion Video Satellite, Inc. ("Dominion"), the original permittee of DirectSat's frequencies at 119 DEG. WL, has filed a petition with the FCC contesting the revocation of Dominion's orbital slot assignment at 119 DEG. WL and the granting of DirectSat's authorizations at the same location. Dominion and several other parties have challenged DirectSat's diligence in meeting its required construction schedule. Dominion has also challenged the merger of DirectSat and EchoStar at the FCC, and has filed objections to the FCC's approval of the merger. The FCC rejected Dominion's petition for reconsideration of that revocation, and Dominion has appealed to the U.S. Court of Appeals for the District of Columbia Circuit. If Dominion were to prevail in its appeal, and in any subsequent FCC action or remand, EchoStar believes that DirectSat's easterly orbital slot assignment would most likely be moved from 119 DEG. WL to 61.5 DEG. WL, which would have an adverse effect on EchoStar's proposed DBS operations. By order released January 11, 1996, the FCC's International Bureau extended the DBS permit of DirectSat to 1999, subject to the condition that the FCC may reconsider the extension and modify or cancel it, in whole or in part, if DirectSat fails to make progress toward construction and operation of its DBS system substantially in compliance with its promised timetable, or with any more expedited timetable ordered by the FCC. In the same order the FCC denied reconsideration of its earlier decision to assign channels and orbital locations to DirectSat at 119 DEG. WL and 175 DEG. WL for its DBS system. PrimeStar has applied for full FCC review of this order and other parties may seek reconsideration, full FCC review, and/or judicial review of the FCC order. In addition, in the event that EchoStar loses the DirectSat frequencies at 119 DEG. WL, EchoStar would be required to offer to repurchase one-half of the 1994 Notes and the Notes. In the event that a substantial number of holders of the 1994 Notes or the Notes accepted that offer, EchoStar's plan of operations, including its liquidity, would be adversely affected and it might not be possible to implement EchoStar's current business plan without obtaining additional financing. See "Business -- Legal Proceedings."

    OPPOSITION TO, AND RISK OF LOSS OF, DBSC AUTHORIZATIONS. DBSC's authorization to construct and operate two DBS spacecraft initially expired on August 15, 1995. Prior to that date, DBSC applied for an extension of time, based upon a variety of factors, including its initiation of the construction period for its first spacecraft in May 1995. DBSC indicated that it had signed an amendment to the DBSC Satellite Contract, by which DBSC ordered a 32 transponder spacecraft in lieu of the previously contracted for 16 transponder satellite. DBSC filed an application for FCC approval of this minor modification in spacecraft design. In December 1995, the FCC staff approved DBSC's request for an extension of time, giving it until 1998 to complete construction of its satellites subject to continued compliance with the FCC's Due Diligence Requirements. PrimeStar has sought full FCC review of this decision. The FCC has not yet ruled on PrimeStar's petition and no assurances can be given that the FCC will sustain the staff's determination. The FCC's staff has declined to rule on DBSC's request for minor modification of its authorization pending the submission to the FCC of interference data based on the proposed new spacecraft design. DBSC has not prepared such data and there can be no assurance that upon the submission of such data the FCC will grant the modification application.


    OPPOSITION  TO,  AND RISK  OF  REJECTION OF,  DBSC  MERGER APPLICATION.   In
February 1996, EchoStar and New DBSC filed an application with the FCC for approval of the DBSC Merger. A timely objection to the DBSC Merger was filed by CPT. CPT contended in its objection that the DBSC Merger would permit EchoStar to acquire a dominant and anti-competitive position in the DBS marketplace by aggregating an excessive number of DBS channels. A letter objecting to the DBSC Merger was also filed subsequently by the CPT and another public interest group. This letter raises the same issues as the CPT's earlier objection. No assurance can be given that the FCC will reject these objections and grant the DBSC Merger application. If the DBSC Merger application is granted, CPT may seek reconsideration, full FCC review or judicial review of the grant of the DBSC Merger application.


    POLITICAL RISKS PERTAINING  TO LAUNCH  PROVIDERS.   EchoStar has  contracted
with LKE for a 1998 launch. LKE launches occur in the Kazakh Republic and require coordination with the governments of Russia and Kazakhstan. Any political or social instability, such as that currently being experienced in the former Soviet block countries, could affect the cost, timing and overall advisability of utilizing LKE as launch provider for EchoStar's satellites. See "Business -- Operation of the EchoStar DBS System -- Satellite Launches."


    POTENTIAL FOR DELAY AND COST OVERRUNS. Significant expenditures are required to complete construction and deployment of the EchoStar DBS System. Funds, in addition to existing cash balances, will be required in the event of delays, cost overruns, increased costs associated with certain potential change orders under the Satellite Contracts or the Launch Contracts, a change in launch provider, material increases in estimated levels of operating cash requirements, if increases in subscriber acquisition costs occur above current and anticipated levels, or to meet other unanticipated expenses. There can be no assurance that such financing will be available or that, if available, it will be available on terms favorable to EchoStar. See "Management's Discussion and Analysis of
Financial  Condition  and  Results  of  Operations  --  Liquidity  and   Capital
Resources."


    A significant delay in the delivery or launch of any EchoStar satellite would adversely affect EchoStar's operations and may result in the cancellation of any of the permits of ESC, DirectSat, EchoStar DBS and DBSC by the FCC. See "-- Risk of Satellite Defect, Loss or Reduced Performance." In addition, any material delay in the delivery of EchoStar's DBS receivers or related components would negatively affect EchoStar's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


    DEPENDENCE ON SINGLE MANUFACTURER. To date, only one of EchoStar's manufacturers has produced a receiver acceptable to the EchoStar. No assurances can be given that EchoStar's other current manufacturer will be able to produce an acceptable receiver in the future. Until the other manufacturer produces a receiver acceptable to EchoStar, EchoStar is dependent on one manufacturing source for its receivers. To date, EchoStar has paid the nonperforming manufacturer $10.0 million and has an additional $15.0 million in an escrow account as security for EchoStar's payment obligations under that contract. If that manufacturer does not produce an acceptable receiver in the near future, EchoStar may terminate that contract, which would cause longer term dependence on a single manufacturing source. If EchoStar's sole manufacturer is unable for any reason to produce receivers in a quantity sufficient to meet demand, EchoStar's liquidity and results of operations may be adversely affected. If the contract with EchoStar's other manufacturer is terminated, there can be no assurance EchoStar would be able to recover all amounts paid the manufacturer or otherwise held in escrow.



    SUBSTANTIAL LEVERAGE. The Issuer's direct subsidiary, Dish, Ltd., is highly leveraged, and the Issuer, as a result of the issuance of the Notes, is also highly leveraged. This degree of leverage could make EchoStar vulnerable to changes in general economic conditions. Substantially all of the assets of Dish, Ltd. and its subsidiaries are pledged as collateral for the 1994 Notes, and a substantial portion of the assets of EchoStar's direct subsidiaries are and will be pledged as collateral for the Notes. Thus it is, and will continue to be, difficult to obtain additional debt if required or desired in order to implement EchoStar's business strategy. Dish, Ltd. and certain of its subsidiaries are also parties to several agreements (in addition to the 1994 Indenture) that severely restrict their ability to obtain additional debt financing for working capital, capital expenditures, and general corporate purposes. As security for the performance of its obligations under these agreements, certain subsidiaries of Dish, Ltd. have pledged substantial assets as collateral. The Issuer, including Dish, Ltd. had outstanding approximately $783.4 million of long-term debt (including both the current and long-term portion) (including the Notes, the 1994 Notes, deferred satellite contract payments on EchoStar I and mortgage debt) as of March 31, 1996 (excluding approximately $28.0 million of deferred satellite contract payments to be incurred in connection with the manufacture of EchoStar II). In addition, because interest on the 1994 Notes currently is not payable in cash but accretes through June 1, 1999, liability with respect to the 1994 Notes will increase by approximately $241.8 million through that date to $624.0 million. Similarly, interest on the Notes accretes through March 15, 2000, at which time liability with respect to those notes will increase to $580.0 million. Additional debt may be incurred by Dish, Ltd. or the Issuer (subject to limitations contained in the 1994 Indenture and 1996 Indenture, respectively) if unanticipated costs or delays are experienced in the construction and completion of the EchoStar DBS System. The ability of Dish, Ltd. and the Issuer to meet their respective debt obligations will depend on the success of EchoStar's business strategy, the success of which is subject to uncertainties and contingencies beyond EchoStar's control.



    HOLDING COMPANY STRUCTURE; STRUCTURAL SUBORDINATION. As of March 31, 1996, the liabilities of EchoStar aggregated approximately $815.3 million. Although the Notes are titled "Senior": (i) the Issuer has not issued, and does not have any plans to issue, any indebtedness to which the Notes would be senior; and
(ii) the Notes are effectively subordinated to all liabilities of EchoStar (except liabilities to general creditors) and its other subsidiaries (except liabilities of the Issuer), including liabilities to general creditors.


    Since all of the Issuer's and Dish, Ltd.'s operations are conducted through subsidiaries, the cash flow of the Issuer and Dish, Ltd. and their ability to service debt, including the 1994 Notes and the Notes, are dependent upon the earnings of their subsidiaries and the payment of funds by those subsidiaries to Dish, Ltd. and the Issuer in the form of loans, dividends or other payments. The 1994 Indenture contains restrictions on the ability of Dish, Ltd. to pay dividends to the Issuer. See

"Description of Certain Indebtedness -- 1994 Notes." Dish, Ltd. and its subsidiaries have no current obligations, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, loans or other payments, other than the possible guarantee of the Notes by Dish, Ltd. which will become effective when and if permitted by the 1994 Indenture. The cash flow generated by Dish, Ltd.'s subsidiaries will only be available to satisfy the Issuer's obligations on the Notes after payment of all amounts then due and payable under the 1994 Notes and then only if and to the extent that the 1994 Indenture permits Dish, Ltd. to make such cash available to the Issuer in the form of dividends, loans or other payments. In addition, Dish, Ltd. generally may pay dividends on its equity securities only if: (i) no default exits under the 1994 Indenture; and (ii) after giving effect to such dividends, Dish, Ltd.'s ratio of total indebtedness to cash flow would not exceed 4.0 to 1. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish, Ltd.'s consolidated net income from the date of the 1994 Indenture, plus 100% of the aggregate net proceeds to Dish, Ltd. from the sale and issuance of certain equity interests of Dish, Ltd. If available cash flows of Dish Ltd.'s subsidiaries are not sufficient to service the Notes, the Issuer would be required to obtain cash from other sources, such as sales of assets or equity or debt securities by EchoStar or capital contributions or loans made by EchoStar from proceeds thereof or cash otherwise available to EchoStar or its other direct subsidiaries. There can be no assurance that those alternative sources would be sufficient to service the Notes.


    UNCERTAINTY OF SPRINGING GUARANTEES. Initially, the Issuer's payment obligations under the Notes are only guaranteed (on a subordinated basis) by EchoStar. On and after the Dish Guarantee Date, the Issuer's payment obligations under the Notes will be guaranteed (on a PARI PASSU basis with all senior unsecured debt of Dish, Ltd.) by Dish, Ltd. (the "Dish Guarantee"). The Dish Guarantee will not be effected until the earlier of: (i) the first date upon which Dish, Ltd. is permitted, pursuant to the terms of the 1994 Indenture, to guarantee the Issuer's total payment obligations under all of the then-outstanding Notes; and (ii) the first date upon which the 1994 Notes are no longer outstanding or have been defeased. Dish, Ltd. may not incur or guarantee debt, subject to certain limited exceptions, unless, giving effect to such debt or guarantee, its Indebtedness to Cash Flow Ratio would be less than 5.0 to 1 (if prior to June 1, 1998) or 4.0 to 1 (if on or after June 1, 1998). For the year ended December 31, 1995, Dish, Ltd. had negative cash flow. Therefore, there can be no assurance that the Dish Guarantee will be effected at any time. In addition, upon consummation of the DBSC Merger, the Issuer's payment obligations under the Notes will be guaranteed (on a PARI PASSU basis with all senior unsecured debt of DBSC) by DBSC. If the DBSC Merger is not consummated, DBSC will not guarantee the Notes. There can be no assurance that the DBSC Merger will be approved by the FCC or that it will be consummated. See "Description of Exchange Notes -- Affiliate Guarantees."


    CONTINGENT COLLATERAL. The Notes are expected to be secured by certain Collateral relating to DBSC and EchoStar III. Following consummation of the DBSC Merger (as defined in "Description of Exchange Notes") the Notes will be secured by: (i) a first priority security interest, when launched, in EchoStar III; (ii) a collateral assignment of all contracts relating to construction, launch (other than the Launch Contract with Great Wall), insurance and TT&C of EchoStar III; and (iii) a pledge of all of the issued and outstanding capital stock of DBSC. In the event that the DBSC Merger is not consummated but the Substitute DBSC Transaction (as defined in "Description of Exchange Notes") is consummated, the Notes will be secured by a collateral assignment of all contracts and agreements relating to the Substitute DBSC Transaction. The deadline for filing petitions and oppositions regarding approval by the FCC of the DBSC Merger passed on March 15, 1996, and EchoStar is aware of only one opposition, which was filed by CPT. EchoStar believes that the FCC has previously considered and rejected issues similar to the arguments made in the opposition, and that filing of the CPT opposition does not materially decrease the likelihood that the FCC will approve the DBSC Merger. See "-- Opposition to, and Risk of Rejection of, DBSC Merger Application." In the event neither the DBSC Merger nor the Substitute DBSC Transaction is consummated, no additional Collateral will be provided to secure the Notes, and the Issuer will be required to make an offer to each holder of Notes to repurchase a portion of the holder's Notes. See "Description of Exchange Notes -- Security" and

"Description of Exchange Notes -- Offer to Purchase upon the Occurrence of Certain Events." There can be no assurance that the FCC will approve the DBSC Merger or that the DBSC Merger or the Substitute DBSC Transaction will be consummated.


    NEED FOR ADDITIONAL CAPITAL. EchoStar will require additional funds for the construction and launch of a third, fourth and fifth DBS satellite. In addition, it will require additional funds for EchoStar Receiver System rebates and subscriber acquisition costs which may be necessary to competitively market programming packages offered on the DISH Network-SM-. Further, EchoStar has an application pending with the FCC for a two satellite Ku-band system, a two satellite extended Ku-band system and a six satellite low earth orbit ("LEO") satellite system; and has been granted a conditional license for a two-satellite fixed satellite service ("FSS") Ka-band system. EchoStar will need to raise additional funds for the foregoing purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."



    RESTRICTIVE COVENANTS. The 1996 Indenture contains restrictive covenants that, among other things, limit the ability of the Issuer and its subsidiaries to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other repayment restrictions with respect to the Issuer's subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; (viii) enter into transactions with affiliates; and (ix) pay dividends. The 1994 Indenture contains restrictive covenants that, among other things, limit the ability of Dish, Ltd. and its subsidiaries to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other repayment restrictions with respect to Dish, Ltd.'s subsidiaries; (vi) merge, consolidate or sell assets;
(vii) incur subordinated or junior debt; (viii) enter into transactions with affiliates; and (ix) pay dividends. These restrictions may inhibit EchoStar's ability to manage its business and to react to changing market conditions. EchoStar does not intend to pay dividends in the near future. See "Description of Certain Indebtedness -- 1994 Notes."



    RESTRICTIONS IMPOSED BY AND EXPIRATION OF CREDIT FACILITY. Certain of Dish, Ltd.'s operating subsidiaries entered into a credit facility which contains a number of negative covenants that limit the ability of those subsidiaries to, among other things: (i) incur indebtedness; (ii) create liens on assets; (iii) provide guarantees; (iv) enter into merger or consolidation transactions; or (v) dispose of any assets outside of the ordinary course of business. In addition, except in certain circumstances, those subsidiaries are prohibited from paying dividends to Dish, Ltd. in an amount exceeding 50% of excess cash flow. The credit facility expired in May 1996 and EchoStar does not currently intend to arrange a replacement credit facility. Instead, EchoStar is using available cash to collateralize its letter of credit obligations, which historically was the only significant use of the credit facility. At May 31, 1996, EchoStar had cash collateralized $15.5 million of certain standby letters of credit for trade purchases.



    DECLINE IN DOMESTIC C-BAND DTH PRODUCT SALES. Historically, EchoStar has sold C-band DTH products in the United States. The recent growth of DBS service and equipment sales has and will continue to have a material negative impact on EchoStar's domestic sales of C-band DTH products. The significant growth of DBS is at least partially attributable to the lower cost to the consumer of DBS systems compared to that for C-band DTH systems and the smaller size of the DBS dish compared to the C-band dish. There can be no assurance that EchoStar will not have to sell C-band DTH inventory at prices below cost.


    LIMITED LIFE OF SATELLITES. Each EchoStar satellite will have a limited useful life. A number of factors will affect the useful lives of the satellites, including the quality of their construction, the durability of their component parts, the longevity of their orbits and the launch vehicle used. The minimum design life of each of EchoStar I, EchoStar II and EchoStar III is 12 years. There can be no assurance, however, as to the useful life of the satellites. EchoStar's operating results would be adversely affected in the event the useful life of any of these satellites were significantly shorter than

12 years. The Satellite Contracts contain no warranties in the event of a failure of EchoStar I, EchoStar II or EchoStar III following launch. See "Business -- Operation of the EchoStar DBS System -- The Satellites."


    DEPENDENCE ON SATELLITES AND SINGLE DIGITAL BROADCAST CENTER. Prior to the end of the anticipated useful lives of EchoStar satellites, EchoStar will need to obtain replacement satellites. There can be no assurance that those replacements will be available when required or, if available, that they will be available on terms acceptable to EchoStar. Various FCC approvals would be required with respect to replacement satellites, including but not limited to, renewal of EchoStar's ten year license. There is no assurance that the FCC will grant the approvals.


    EchoStar also relies upon a single digital broadcast center, in Cheyenne, Wyoming, for key operations such as reception of programming signals, encryption and compression. If a natural or other disaster damaged the digital broadcast center, there can be no assurance that EchoStar would be able to continue to provide programming services to its customers.

    RISKS OF FAILURE OF COMPLEX TECHNOLOGY. The EchoStar DBS System is highly complex. Final development, manufacture and integration of technologically diverse and advanced components is not yet complete. New applications and adaptations of existing and new technology (including compression, conditional access, on screen guides and other matters), and significant software development, are integral to the EchoStar DBS System. As a result, the EchoStar DBS System may not function as expected.

    Technology in the satellite television industry is in a rapid and continuing state of change as new technologies develop. Although the digital compression technology utilized in connection with the EchoStar DBS System is the world standard, the integration and implementation of that technology is also undergoing rapid change. There can be no assurance that EchoStar and its suppliers will be able to keep pace with technological developments. In addition, delays in the delivery of components or other unforeseen problems in the EchoStar DBS System may occur that could adversely affect performance, cost or timely deployment and operation of the EchoStar DBS System and could have an adverse affect on EchoStar. Further, in the event that a competitive satellite receiver technology becomes commonly accepted as the standard for satellite receivers in the United States, EchoStar would be at a significant technological disadvantage. See "Business -- Operation of the EchoStar DBS System."

    EFFECT OF LOSS OF KEY PERSONNEL. EchoStar believes that its future success will depend to a significant extent upon the performance of certain individuals, particularly Charles W. Ergen, Chairman, Chief Executive Officer and President of EchoStar, R. Scott Zimmer, President of EIC, James DeFranco, President of HTS and EAC, and Carl E. Vogel, EchoStar's Executive Vice President and Chief Operating Officer and the President of ESC. The loss of any of these four individuals could have an adverse affect on EchoStar's business. EchoStar does not maintain "key man" insurance with respect to any such individuals and, other than Mr. Vogel, it has not negotiated employment agreements with such individuals.


    CONTROL OF ECHOSTAR BY PRINCIPAL STOCKHOLDER. Although Charles W. Ergen, the Chairman, Chief Executive Officer and President of EchoStar, currently owns 73.6% of the total equity securities of EchoStar (assuming exercise of employee stock options), he currently possesses approximately 96.1% of the total voting power. Thus, Mr. Ergen has, and after the Offering will continue to have, the ability to elect a majority of the directors of EchoStar and to control all other matters requiring the approval of EchoStar's stockholders. See "Security Ownership of Certain Beneficial Owners and Management." For Mr. Ergen's total voting power in EchoStar to be reduced to below 51%, his percentage ownership of the equity securities of EchoStar would have to be reduced to below 10%.


    DEPENDENCE ON THIRD PARTY PROGRAMMERS. EchoStar is dependent on third parties to provide EchoStar with programming. EchoStar's programming agreements have remaining terms ranging from one to ten years and contain various renewal and cancellation provisions. There can be no assurance that any of these agreements will be renewed or will not be cancelled prior to expiration of their original term. In the event that any such agreements are not renewed or are cancelled, there is no assurance that EchoStar would be able to obtain or develop substitute programming, or that such substitute programming would be comparable in quality or cost to EchoStar's existing programming. EchoStar's competitors currently offer substantially the same programming as EchoStar. The ability of EchoStar to compete successfully will depend on EchoStar's ability to continue to obtain desirable programming and attractively package it to its customers at competitive prices. See "Business -- Products and Services -- DBS and Related Services--Programming."

    Pursuant to the Cable Television Consumer Protection and Competition Act of 1992 (the "Cable Act"), programming developed by vertically integrated cable-affiliated programmers generally must be offered to all potential buyers on fair and reasonable terms. EchoStar anticipates purchasing a substantial percentage of its programming from cable-affiliated programmers. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless the FCC extends them. As a result, any expiration of, amendment to, or interpretation of, the Cable Act that permits the cable industry to discriminate in the sale of programming against competing businesses, such as that of EchoStar, could adversely affect EchoStar's ability to acquire programming or acquire programming on a cost-effective basis. Regulation and the need to obtain certain retransmission consents and copyright licenses may limit the ability of EchoStar to implement a local programming strategy in multiple markets.


    RISK OF INABILITY TO MANAGE RAPIDLY EXPANDING OPERATIONS. EchoStar must expand its operations rapidly to achieve its business objectives. Several of EchoStar's key activities, including satellite in-orbit control, satellite receiver manufacturing, billing and subscriber management are out-sourced to third party vendors. To manage its growth effectively, EchoStar must continue to develop, install and improve its operating and information systems and coordinate efforts with its third party vendors. EchoStar will also need to continue to expand, train and manage its employee base, and its management personnel will be required to assume even greater levels of responsibility. If EchoStar is unable to manage its growth effectively, EchoStar's business and results of operations could be materially adversely affected.



    RISKS OF INFRINGEMENT OF PATENTS AND PROPRIETARY RIGHTS. EchoStar does not believe that patents and other intellectual property rights are material to its business, although many of EchoStar's competitors have obtained, and may be expected to obtain in the future, patents that cover or affect products or services directly or indirectly related to those offered by EchoStar. There can be no assurance that EchoStar is aware of all patents that may potentially be infringed by its products. In addition, patent applications in the United States are confidential until a patent is issued and, accordingly, EchoStar cannot evaluate the extent to which its products may infringe claims contained in pending patent applications. EchoStar has been notified that certain features of the EchoStar Receiver System allegedly infringe on patents held by others, and that royalties are therefore required to be paid. If it were determined that the features at issue or any other EchoStar's products infringe on patents held by others, EchoStar would be required to cease developing or marketing those products, to obtain licenses to develop and market those products from the holders of the patents or to redesign those products in such a way as to avoid infringing the patent claims. The extent to which EchoStar may be required in the future to obtain licenses with respect to patents held by others and the availability and cost of any such licenses is currently unknown. There can be no assurance that EchoStar would be able to obtain such licenses on commercially reasonable terms or, if it were unable to obtain such licenses, that it would be able to redesign its products to avoid infringement. In the event EchoStar was not able to obtain such licenses on commercially reasonable terms, or if it was unable to obtain such licenses and it could not otherwise redesign its products to avoid infringement, EchoStar's business and results of operations could be materially adversely affected.



    RISK THAT INITIAL CAPITAL COSTS WILL LIMIT DEMAND OF DISH NETWORK-SM-PROGRAMMING. The suggested retail price of an EchoStar Receiver System is currently between approximately $499 and $599, depending on the model selected by the customer, among other factors. Dealer incentives and

EchoStar sponsored promotions may reduce the actual cost of an EchoStar Receiver System below the suggested retail price. The initial capital cost required to receive DISH Network-SM- programming may reduce the demand for EchoStar Receiver Systems.


    CONSEQUENCE OF ORIGINAL ISSUE DISCOUNT. The Notes have been issued at a substantial discount from their principal amount. Consequently, purchasers of the Notes generally will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences to purchasers of the Notes.

    If a bankruptcy petition is filed by or against the Issuer under the United States Bankruptcy Code after the issuance of the Notes, the claim of a holder of Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of: (i) the initial offering price for the Notes; and (ii) that portion of the original issue discount that is not deemed to constitute
"unmatured interest" within the meaning of the United States Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

    RISK OF INABILITY TO REALIZE UPON SECURITY INTERESTS. The Notes are intended to be secured by liens on certain assets of EchoStar, collateral assignments of certain contracts and insurance proceeds and, pending disbursements of a portion of the proceeds of the Old Notes Offering, a pledge of such proceeds. See "Description of Exchange Notes -- Security." The security interests will be perfected in accordance with practices frequently utilized in the satellite industry, and financing statements will be filed in jurisdictions considered appropriate. The ability of the Trustee under the 1996 Indenture to foreclose on such collateral upon the occurrence of an Event of Default (as defined herein), however, will be subject to perfection and priority issues and to practical problems associated with realization upon the security interest. In particular, unlike most other forms of collateral, there is no clearly established system for granting or perfecting security interests in satellites. No assurance can be given that the holders of the Notes will obtain the benefit of a valid or perfected security interest in the satellites.

    If an Event of Default occurs with respect to the Notes, whether prior to or after completion of the EchoStar DBS System, there can be no assurance that the liquidation of the collateral securing the Notes would produce proceeds in an amount sufficient to pay the principal, premium, if any, and accrued interest on the Notes.

    In any foreclosure sale of the assets of the Issuer, the purchaser of such assets (including the Trustee if it purchased and chose not, or was unable, to resell such assets) would need to be authorized by the FCC in advance to operate the EchoStar DBS System. Since potential bidders who wish to operate the EchoStar DBS System must be authorized in advance by the FCC (which, among other things, may restrict foreign ownership), the number of potential bidders in a foreclosure sale could be smaller than in foreclosures of other types of facilities, and such requirements may delay the sale of, and may adversely affect the sales price for, the EchoStar DBS System. The ability to take possession and dispose of the collateral securing the Notes upon acceleration is likely to be significantly impaired or delayed by applicable bankruptcy law if a bankruptcy action were to be commenced by or against the Issuer.

    ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES; RESTRICTIONS ON TRANSFERS. The Exchange Notes are being offered to the holders of the Old Notes. The Old Notes were offered and sold in March 1996 to a small number of institutional and accredited investors and are eligible for trading in the Private offerings, Resale and Trading through Automatic Linkages (PORTAL) Market.

    The Exchange Notes will constitute a new issue of securities, and none of the Exchange Notes has an established trading market. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, the Exchange Notes could trade at prices that may be lower than the initial market values thereof, depending on many factors, including prevailing interest rates, the markets for similar services and the financial performance of the Issuer, or any such market may be discontinued at any time. The Initial Purchasers have made a market in the Old Notes. Although there is currently no market for the Exchange Notes, the Initial Purchasers have advised the Issuer that they currently intend to make a market in the Exchange Notes. However, they are not obligated to do so, and any such market making with respect to the Old Notes and the Exchange Notes may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the Exchange Offer and the pendency of any applicable shelf registration statement. See "Description of Exchange Notes -- Old Notes' Registration Rights; Liquidated Damages." Accordingly, there can be no assurance as to the development or liquidity of any market for the Old Notes and the Exchange Notes. The Issuer does not intend to apply for listing of any of the Exchange Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

    The liquidity of, and trading market for, the Exchange Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading market independent of the financial performance of, and prospects for, the Issuer.

    RISK OF SATELLITE DAMAGE OR LOSS FROM ACTS OF WAR, ELECTROSTATIC STORM AND SPACE DEBRIS. The loss, damage or destruction of any EchoStar satellites as a result of military actions or acts of war, anti-satellite devices, electrostatic storm or collision with space debris would have a material adverse effect on EchoStar. EchoStar's insurance policies include customary exclusions including:
(i) military or similar actions; (ii) laser, directed energy or nuclear anti-satellite devices; and (iii) insurrection and similar acts or governmental action.

    CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES. Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes, as set forth in the legend thereon, as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered, sold, pledged or otherwise transferred, unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except under certain limited circumstances, the Issuer does not intend to register the Old Notes under the Securities Act. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not so tendered could be adversely affected. See "The Exchange Offer" and "Description of Exchange Notes -- Old Notes' Registration Rights; Liquidated Damages."

                                USE OF PROCEEDS


    There will be no cash proceeds to the Issuer from the Exchange Offer. The gross proceeds to the Issuer from the Old Notes Offering were approximately $350.0 million. The net proceeds from the Old Notes Offering will be applied toward the construction, launch and insurance of EchoStar III and EchoStar IV, to marketing and operating expenses (including, but not limited to, a financing program for EchoStar Receiver Systems), to fund the winning bid at the FCC Auction and related expenses, to partially fund additional launch costs of EchoStar II and for general corporate purposes. Pending these uses, the net proceeds for the purchase of the frequencies at 148 DEG. WL, and for EchoStar III and EchoStar IV construction, launch and insurance, will be maintained in the Escrow Account and will serve as collateral for the Old Notes and the Exchange Notes. See "Description of Exchange Notes -- Disbursement of Funds -- Escrow Account." Although the estimates set forth under "Uses" below represent EchoStar's best estimate of the intended use of the proceeds from the Old Notes Offering, the specific amounts allocated to each use may change depending on such factors as unanticipated costs or requirements necessary for development and operation of the EchoStar DBS System.


                                                                                                          (IN
                                                                                                       MILLIONS)
SOURCES:
  Net proceeds from the Old Notes Offering (1)......................................................   $    337.0
                                                                                                      ------------
                                                                                                      ------------
USES:
  EchoStar III and IV construction, launch and insurance............................................   $    125.0
  Introduction, product marketing and operating expenses for the DISH Network-SM-...................         95.0
  Purchase of 24 frequencies at 148 DEG. WL orbital slot............................................         52.3
  Additional EchoStar II launch costs...............................................................         35.0
  General corporate purposes........................................................................         29.7
                                                                                                      ------------
    Total uses......................................................................................   $    337.0
                                                                                                      ------------
                                                                                                      ------------

- ------------------------
(1) Net proceeds from the Old Notes Offering are net of $13.0 million of estimated transaction expenses.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    The sole purpose of the Exchange Offer is to fulfill the obligations of the Issuer and the Guarantors with respect to the registration of the Old Notes.

    The Old Notes were originally issued and sold on March 25, 1996 (the "Issue Date"). Such sales were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 144A promulgated under the Securities Act. In connection with the sale of the Old Notes, the Issuer agreed to file with the Commission a registration statement relating to the Exchange Offer (the "Registration Statement"), pursuant to which the Exchange Notes, consisting of another series of senior subordinated notes of the Issuer covered by such Registration Statement and containing substantially identical terms to the Old Notes, except as set forth in this Prospectus, would be offered in exchange for Old Notes tendered at the option of the holders thereof. If: (i) the Issuer is not required to file the Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or (ii) any holder of Transfer Restricted Notes notifies the Issuer within the specified time period that: (A) it is prohibited by law or Commission policy from participating in the Exchange Offer; (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Registration Statement is not appropriate or available for such resales; or (C) that it is a broker-dealer and owns Old Notes acquired directly from the Issuer or an affiliate of the Issuer, the Issuer and the Guarantors will file with the Commission a registration statement (the "Shelf Registration Statement") to cover resales of the Old Notes by the holders thereof who satisfy certain conditions relating to the provisions of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Notes" means each Old Note until: (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer; (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange
Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Registration Statement; (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Act. If: (a) the Issuer and the Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing;
(b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); (c) the Issuer and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Registration Statement; or (d) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Issuer and the Guarantors jointly and severally agree to pay liquidated damages to each holder of Old Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Old Notes held by such holder ("Liquidated Damages"). The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Old Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.40 per week per $1,000 principal amount of Old Notes constituting Transfer Restricted Notes. All accrued Liquidated Damages will be paid by the Issuer on each damages payment date to the Global Note Holder (as defined) by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. See "Description of Exchange Notes -- Old Notes' Registration Rights; Liquidated Damages."

    Holders of Old Notes will be required to make certain representations to the Issuer (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

TERMS OF THE EXCHANGE

    The Issuer hereby offers to exchange, upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus (the "Letter of Transmittal"), $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of Old Notes. The terms of the Exchange Notes are substantially identical to the terms of the Old Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof, and the holders of the Exchange Notes (as well as remaining holders of any Old Notes) are not entitled to certain registration rights and certain liquidated damages provisions which are applicable to the Old Notes under the Registration Rights Agreement. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the 1996 Indenture. See "Description of Exchange Notes."

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange.

    Based on its view of interpretations set forth in no-action letters issued by the Staff to third parties, the Issuer believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an Affiliate of the Issuer, (ii) a broker-dealer who acquired Old Notes directly from the Issuer or (iii) a broker-dealer who acquired Old Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Broker-dealers who acquired Old Notes as a result of market making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Issuer has agreed that, for a period of 180 days after the Registration Statement is declared effective, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes or any other holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

    Tendering holders of Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer.

    The Exchange Notes will bear interest from March 25, 1996. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to have interest accrete, or to receive any payment in respect of interest, on the Old Notes accreted from March 25, 1996 to the date of the issuance of the Exchange Notes. Interest on the Exchange Notes is payable semiannually in arrears on March 15 and September 15 of each year, commencing September 15, 2000, accruing from March 25, 1996 at a rate of 13 1/8% per annum.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

    The  Exchange Offer  expires on  the Expiration  Date. The  term "Expiration
Date" means 5:00 p.m., New  York City time, on                , 1996 unless  the
Issuer in its sole discretion extends the period during which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date on which the Exchange Offer, as so extended by the Issuer, expires. The Issuer reserves the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to First Trust National Association (the "Exchange Agent") and by timely public announcement communicated by no later than 5:00 p.m. on the next business day following the Expiration Date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

    The initial Exchange Date will be the first business day following the Expiration Date. The Issuer expressly reserves the right to (i) terminate the Exchange Offer and not accept for exchange any Old Notes for any reason, including if any of the events set forth below under "Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Issuer and (ii) amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Old Notes. If any such termination or amendment occurs, the Issuer will notify the Exchange Agent in writing and will either issue a press release or give written notice to the holders of the Old Notes as promptly as practicable. Unless the Issuer terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Issuer will exchange the Exchange Notes for Old Notes on the Exchange Date.

    This Prospectus and the related Letter of Transmittal and other relevant materials will be mailed by the Issuer to record holders of Old Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Old Notes.

HOW TO TENDER

    The tender to the Issuer of Old Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    GENERAL PROCEDURES

    A holder of an Old Note may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees (or a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") pursuant to the procedure described below), to the Exchange Agent at its address set forth on the back cover of this Prospectus on or prior to the Expiration Date or (ii) complying with the guaranteed delivery procedures described below.

    If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Issuer and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

    Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes should contact such holder promptly and instruct such holder to tender Old Notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such Old Notes himself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

    BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at The Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer within two business days after receipt of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address specified on the back cover of this Prospectus on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

    THE METHOD OF DELIVERY OF OLD NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

    Unless an exemption applies under the applicable law and regulations concerning "backup withholding" of federal income tax, the Exchange Agent will be required to withhold, and will withhold, 31% of the gross proceeds otherwise payable to a holder pursuant to the Exchange Offer if the holder does not provide his taxpayer identification number (social security number or employer identification number, as applicable) and certify that such number is correct. Each tendering holder should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Issuer and the Exchange Agent.

    GUARANTEED DELIVERY PROCEDURES

    If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date, a tender may be effected if the Exchange Agent has received at its office listed on the Letter of Transmittal on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the principal amount of the Old Notes being tendered, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Old Notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Issuer may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

    A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a timely Book-Entry Confirmation) is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes (or a timely Book-Entry Confirmation).

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by the Issuer, whose determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. Neither the Issuer, the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

    The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

    The party tendering Old Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Issuer and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Issuer will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that  it  will,  upon  request,  execute  and  deliver  any  additional documents deemed by the Issuer to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes. The Transferor further agrees that acceptance of any tendered Old Notes by the Issuer and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Issuer of its obligations under the Registration Rights Agreement and that the Issuer shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

    By tendering Old Notes and executing the Letter of Transmittal, the Transferor certifies that (a) it is not an Affiliate of the Issuer, that it is not a broker-dealer that owns Old Notes acquired directly from the Issuer or an Affiliate of the Issuer, that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such transferor has no arrangement with any person to participate in the distribution of such Exchange Notes or (b) that it is an Affiliate of the Issuer or of the Initial Purchasers of the Old Notes in the Old Notes Offering and that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it.

WITHDRAWAL RIGHTS

    Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

    For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the back cover of this Prospectus prior to the Expiration Date. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Old Notes to be withdrawn, the certificate numbers of Old Notes to be withdrawn, the principal amount of Old Notes to be withdrawn, a statement that such holder is withdrawing his election to have such Old Notes exchanged, and the name of the registered holder of such Old Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Issuer that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Issuer, and such determination will be final and binding on all parties.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Old Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the Exchange Date.

    The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving Exchange Notes from the Issuer and causing the Old Notes to be assigned, transferred and exchanged. Upon the terms and subject to conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Old Notes will be made by the Exchange Agent promptly after acceptance of the tendered Old Notes. Old Notes not accepted for exchange by the Issuer will be returned without expense to the tendering holders (or in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedures described above, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) promptly following the Expiration Date or, if the Issuer terminates the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Issuer will not be required to issue Exchange Notes in respect of any properly tendered Old Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated by no later than 5:00 p.m. on the next business day following the Expiration Date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service) or, at its option, modify or otherwise amend the Exchange Offer, if: (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer,
(ii) assessing or seeking any damages as a result thereof or (iii) resulting in a material delay in the ability of the Issuer to accept for exchange some or all of the Old Notes pursuant to the Exchange Offer; (b) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Issuer, might directly or indirectly result in any of the consequences referred to in clauses
(a)(i) or (ii) above or, in the sole judgment of the Issuer, might result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretations of the Staff referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or (c) a material adverse change shall have occurred in the business, condition (financial or otherwise), operations, or prospects of the Issuer.

    The foregoing conditions are for the sole benefit of the Issuer and may be asserted by it with respect to all or any portion of the Exchange Offer regardless of the circumstances (including any action or inaction by the Issuer) giving rise to such condition or may be waived by the Issuer in whole or in part at any time or from time to time in its sole discretion. The failure by the Issuer at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, the Issuer has reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the Exchange Offer.

    Any determination by the Issuer concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

    In addition, the Issuer will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or qualification of the 1996 Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

EXCHANGE AGENT

    First Trust National Association (the "Exchange Agent") has been appointed as the Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent at:


       First Trust National Association
       180 East Fifth Street
       St. Paul, Minnesota 55101
       Telephone: (612) 244-1197
       Facsimile: (612) 244-1537
       Attention: Phyllis Meath, Specialized Finance Group


    Delivery to an address other than as set forth herein, or transmissions of instructions via a facsimile or telex number other than the ones set forth herein, will not constitute a valid delivery.

SOLICITATION OF TENDERS; EXPENSES

    The Issuer has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Issuer will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Issuer will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting, investment banking and legal fees, will be paid by the Issuer and are estimated to be approximately $250,000.

    No person has been authorized to given any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Issuer. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuer since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Issuer may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange
Offer to holders of Old Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Issuer by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

DISSENTER AND APPRAISAL RIGHTS

    HOLDERS OF OLD NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

FEDERAL INCOME TAX CONSEQUENCES

    The exchange of Old Notes for Exchange Notes by tendering holders will not be a taxable exchange for federal income tax purposes, and such holders should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain United States Federal Income Tax Considerations."

OTHER

    Participation in the Exchange Offer is voluntary and holders of Old Notes should carefully consider whether to accept the terms and conditions thereof. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the Exchange Offer.

    As a result of the making of and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of this Exchange Offer, the Issuer will have fulfilled a covenant contained in the terms of the Old Notes and the Registration Rights Agreement. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights, and limitations applicable thereto under the 1996 Indenture, except for any such rights under the Registration Rights Agreement which by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. See "Description of Exchange Notes." All untendered Old Notes will continue to be subject to the restriction on transfer set forth in the 1996 Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for any remaining Old Notes could be adversely affected. See "Risk Factors -- Consequences of Failure to Exchange Old Notes."

    The Issuer may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Issuer has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

                                 CAPITALIZATION


    The following table sets forth: (i) the consolidated capitalization of Dish, Ltd., the Issuer's predecessor, on a historical basis as of December 31, 1995;
(ii) the pro forma consolidated capitalization of the Issuer after giving effect to the Old Notes Offering and the contribution by EchoStar of all the capital stock of Dish, Ltd. to the Issuer as of December 31, 1995; and (iii) the
unaudited consolidated capitalization of the Issuer as of March 31, 1996. The historical information in this table as of December 31, 1995 is derived from the Combined and Consolidated Financial Statements of Dish, Ltd., audited by Arthur Andersen LLP, independent public accountants, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined and Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus. The unaudited historical information in this table as of March 31, 1996 is derived from the Consolidated Financial Statements of the Issuer and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Supplemental Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus.


    The total capitalization of the Issuer as of January 24, 1996 (the date of formation of the Issuer) was $1,000.


                                                                                                        MARCH 31,
                                                                                DECEMBER 31, 1995         1996
                                                                             ------------------------  -----------
                                                                               ACTUAL     AS ADJUSTED  (UNAUDITED)
                                                                             -----------  -----------  -----------
Cash, cash equivalents and marketable securities (1).......................  $   113,850  $   450,896  $   438,350(2)
Long-term obligations (excluding current portion):
  Mortgages and note payable...............................................  $    33,444  $    33,444  $    32,421
  1994 Notes, net..........................................................      382,218      382,218      395,333
  Old Notes................................................................      --           350,047      350,890
                                                                             -----------  -----------  -----------
    Total long-term obligations............................................      415,662      765,709      778,644
                                                                             -----------  -----------  -----------
Stockholders' equity: (3)
  Preferred Stock of Dish, Ltd., including accrued dividends of $1,555,000,
   $0 and $0, respectively.................................................       16,607      --           --
  Class A Common Stock, Class B Common Stock, and additional paid-in
   capital of Dish, Ltd. (4)...............................................       89,858      --           --
  Common Stock of Issuer ($.01 par value) 1,000 shares authorized, 1,000
   shares issued and outstanding...........................................      --           --           --
  Additional paid-in capital...............................................      --           106,466      106,466
    Unrealized holding gains on available-for-sale securities, net.........          251          251           21
  Retained earnings (deficit)..............................................      (13,826)     (13,826)     (21,480)
                                                                             -----------  -----------  -----------
    Total stockholders' equity.............................................       92,890       92,891       85,007
                                                                             -----------  -----------  -----------
      Total capitalization.................................................  $   508,552  $   858,600  $   863,651
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------


- ------------------------

(1) Includes $84.7 million of cash restricted under the 1994 Indenture pursuant to which Dish, Ltd. issued its 1994 Notes and $15.0 million of restricted cash held in an escrow account related to the manufacture of EchoStar Receiver Systems as of December 31, 1995.



(2) Includes $245.0 million of cash restricted under the 1994 and 1996 Indentures pursuant to which Dish, Ltd. and the Issuer issued the 1994 Notes and the Old Notes, respectively. Also included is $15.0 million and $15.5 million of restricted cash in escrow accounts related to the manufacture of EchoStar Receiver Systems and for the purpose of cash collateralizing certain standby letters of credit, respectively.



(3) All outstanding preferred and common stock of Dish, Ltd. is owned by the Issuer.



(4) Includes $26.1 million related to warrants for the purchase of Dish, Ltd. Class A Common Stock which became exercisable for shares of EchoStar Class A Common Stock effective with the merger of Dish, Ltd. with a wholly owned subsidiary of EchoStar in December 1995 (see Note 1 to Combined and Consolidated Financial Statements -- "Exchange and Merger").

                            SELECTED FINANCIAL DATA


    The Issuer was formed on January 24, 1996 for the purpose of the Old Notes Offering. EchoStar contributed all of the outstanding capital stock of Dish, Ltd. to the Issuer, thus making Dish, Ltd. a direct wholly owned subsidiary of the Issuer. The following selected financial data as of and for the five years ended December 31, 1995 are derived from the financial statements of Dish, Ltd., and the predecessor entities of Dish, Ltd., audited by Arthur Andersen LLP, independent public accountants. The following selected financial data for the three months ended March 31, 1995 and 1996 are derived from the unaudited financial statements of the Issuer and, in the opinion of the Issuer, include all adjustments necessary for a fair presentation of such information. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be achieved for the year ended December 31, 1996. The data set forth in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," Dish, Ltd.'s Combined and Consolidated Financial Statements and the Notes thereto and the other financial information included elsewhere in this Prospectus. The data provided for the three months ended March 31, 1995 and 1996 are derived from the supplemental quarterly financial statements and condensed Notes thereto of the Issuer, which includes the consolidated accounts of Dish, Ltd.



                                                                                             THREE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                        MARCH 31,
                                   -------------------------------------------------------  ---------------------
                                      1991        1992       1993       1994       1995        1995       1996
                                   -----------  ---------  ---------  ---------  ---------  ----------  ---------
                                    (IN THOUSANDS, EXCEPT RATIOS AND SATELLITE RECEIVERS         (UNAUDITED)
                                                            SOLD)
STATEMENT OF INCOME DATA:
  Revenue:
    DTH products:
      Domestic...................  $ 103,510    $ 122,433  $ 152,818  $ 111,815  $  87,274  $   20,548  $  23,968
      International..............     31,605       35,040     53,493     60,938     59,578      15,729     12,773
    Programming..................      3,890        6,436     10,770     14,540     15,096       3,871      3,913
    Loan origination and
     participation income........        608        1,179      3,860      3,690      1,942         265        372
                                   -----------  ---------  ---------  ---------  ---------  ----------  ---------
      Total revenue..............    139,613      165,088    220,941    190,983    163,890      40,413     41,026
                                   -----------  ---------  ---------  ---------  ---------  ----------  ---------
  Expenses:
    DTH products.................    102,810      120,826    161,447    133,635    120,178      29,445     32,750
    Programming..................      3,549        6,225      9,378     11,670     13,610       3,432      3,283
    Selling, general and
     administrative..............     26,736       25,708     30,235     30,219     34,993       7,871     10,571
    Depreciation and
     amortization................      1,112        1,043      1,677      2,243      3,058         363      3,330
                                   -----------  ---------  ---------  ---------  ---------  ----------  ---------
      Total expenses.............    134,207      153,802    202,737    177,767    171,839      41,111     49,934
                                   -----------  ---------  ---------  ---------  ---------  ----------  ---------
  Operating income (loss)........      5,406       11,286     18,204     13,216     (7,949)       (698)    (8,908)
  Net income (loss)..............  $   6,192    $  10,833  $  20,118  $      90  $ (12,361) $   (2,240) $  (7,654)
  Ratio of earnings to fixed
   charges (1)...................       4.36x        7.32x      9.63x      1.02x      0.64x       0.70x      0.15x
  Pro forma (unaudited):
    Pro forma net income (2).....  $   4,468    $   7,529  $  12,272
OTHER DATA:
  EBITDA (3).....................  $  12,818  (4) $  12,329 $  19,881 $  15,459  $  (4,891) $     (335) $  (5,578)
  Satellite receivers sold (in
   units):
    Domestic.....................    113,000      116,000    132,000    114,000    131,000      27,000     45,000
    International................     45,000       85,000    203,000    289,000    331,000      85,000     76,000
                                   -----------  ---------  ---------  ---------  ---------  ----------  ---------
      Total......................    158,000      201,000    335,000    403,000    462,000     112,000    121,000
                                   -----------  ---------  ---------  ---------  ---------  ----------  ---------
                                   -----------  ---------  ---------  ---------  ---------  ----------  ---------

                                                             YEAR ENDED DECEMBER 31,                    AT MARCH
                                            ---------------------------------------------------------      31,
                                              1991       1992       1993        1994         1995         1996
                                            ---------  ---------  ---------  -----------  -----------  -----------
                                                                 (IN THOUSANDS)                        (UNAUDITED)
BALANCE SHEET DATA:
  Cash, cash equivalents and marketable
   investment securities..................  $  20,359  $  22,031  $  27,232  $ 245,375(5) $ 113,850(5) $ 438,350(5)
  Working capital.........................     38,597     44,268     35,563     52,711       31,115      200,577
  Total assets............................     72,547     88,529    106,476    472,492      559,295      899,357
  Long-term obligations (less current
   portion):
    1994 Notes, net.......................     --         --         --        334,206      382,218      395,333
    1996 Notes, net.......................     --         --         --          --           --         350,890
    Notes payable to stockholder..........        234      2,274     14,725      --           --           --
    Other long-term debt..................      5,028      4,876      4,702      5,393       33,444       32,421


- ------------------------------
(1) For purposes of the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest incurred on all indebtedness and rental expense under non-cancelable operating leases.


(2) Dish, Ltd.'s subsidiaries operated under Subchapter S of the Code and comparable provisions of applicable state income tax laws until December 31, 1993. The amounts shown reflect net income as if Dish, Ltd. had been subject to corporate federal and state income taxes during such periods. See Notes 2 and 7 of Notes to Dish, Ltd.'s Combined and Consolidated Financial Statements as of December 31, 1995.


(3) EBITDA represents earnings before interest income, interest expense, net of other income and expenses, income taxes, depreciation and amortization. EBITDA is commonly used in the telecommunications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. See Dish, Ltd.'s Combined and Consolidated Statements of Cash Flows in Dish, Ltd.'s Combined and Consolidated Financial Statements contained elsewhere in this Prospectus.

(4) Excludes $6.3 million in non-recurring charges.

(5) Includes Restricted Cash and Marketable Investment Securities.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    THE FOLLOWING DISCUSSION AND ANALYSIS RELATES TO THE CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE ISSUER, INCLUDING ITS PREDECESSOR, DISH, LTD., AND SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. ECHOSTAR CONTRIBUTED ALL OF THE OUTSTANDING CAPITAL STOCK OF DISH, LTD. TO THE ISSUER PRIOR TO THE CLOSING OF THE OLD NOTES OFFERING. THIS TRANSACTION HAS BEEN ACCOUNTED FOR AS A REORGANIZATION OF ENTITIES UNDER COMMON CONTROL. ACCORDINGLY, DISH, LTD. HAS BEEN TREATED AS THE PREDECESSOR TO THE ISSUER AND THE HISTORICAL FINANCIAL STATEMENTS OF THE ISSUER ARE THOSE OF DISH, LTD.



OVERVIEW



    The Issuer currently operates four related businesses: (i) operation of the DISH Network-SM- and continued development of the EchoStar DBS System; (ii) design, manufacture, marketing, installation and distribution of DTH products worldwide; (iii) domestic distribution of DTH programming; and (iv) consumer financing of the Issuer's domestic products and services. The growth of DBS service and equipment sales has had and will continue to have a material negative impact on the Issuer's international DTH products and domestic C-band DTH products sales. On March 4, 1996 the Issuer began broadcasting and selling programming packages available on the DISH Network-SM- service. The Issuer expects to derive its revenue principally from monthly fees from subscribers for DISH Network-SM- programming and, to a lesser extent, from the sale of EchoStar Receiver Systems. As sales of EchoStar DBS programming and receivers increase, the Issuer expects the decline in its sales of domestic C-band DTH products to continue at an accelerated rate.



    The Issuer will generally bill for DISH Network-SM- programming periodically in advance and will recognize revenue as service is provided. Revenue will be a function of the number of subscribers, the mix of programming packages selected and the rates charged, and transaction fees for ancillary programming and transponder leasing activities. From time to time the Issuer may engage in promotional activities that include discounted rates for limited periods, which will result in lower average revenue per subscriber for the applicable periods. The Issuer is currently test marketing a special promotion in a limited number of markets pursuant to which customers are able to purchase a discounted package, including an EchoStar Receiver System and annual programming package, for as low as $499, which is approximately $300 below the suggested retail price. DBS programming costs will generally be based upon the number of subscribers to each programming offering. Since the DISH Network-SM- did not commence operations until March 1996, its operating activities had a minimal effect on the Issuer's results of operations for the three month period ended March 31, 1996.

RESULTS OF OPERATIONS

    The following table sets forth, for the periods indicated, the percentage of total revenues represented by certain revenue and expense items in the Issuer's Statements of Income.


                                                                                                          THREE MONTHS
                                                                    YEAR ENDED DECEMBER 31,             ENDED MARCH 31,
                                                             -------------------------------------  ------------------------
                                                                1993         1994         1995         1995         1996
                                                             -----------  -----------  -----------  -----------  -----------
                                                                                                          (UNAUDITED)
STATEMENT OF INCOME DATA:
  Revenue:
    DTH products:
      Domestic.............................................         69%          58%          54%          51%          58%
      International........................................         24           32           36           39           31
      Programming..........................................          5            8            9            9           10
      Loan origination and participation income............          2            2            1            1            1
                                                                 -----        -----        -----        -----        -----
        Total revenue                                              100          100          100          100          100
                                                                 -----        -----        -----        -----        -----
  Expenses:
    DTH products...........................................         73           70           73           73           80
    Programming............................................          4            6            8            9            8
    Selling, general and administrative....................         14           16           22           19           26
    Depreciation...........................................          1            1            2            1            8
                                                                 -----        -----        -----        -----        -----
        Total expenses.....................................         92           93          105          102          122
                                                                 -----        -----        -----        -----        -----
    Operating income (loss)................................          8%           7%         (5)%         (2)%        (22)%
                                                                 -----        -----        -----        -----        -----
                                                                 -----        -----        -----        -----        -----
    Net income (loss)......................................          9%           0%         (8)%         (6)%        (19)%
OTHER DATA:
  EBITDA...................................................          9%           8%         (3)%         (1)%        (14)%



RESULTS OF OPERATIONS


   THREE MONTH PERIOD ENDED MARCH 31, 1996 COMPARED TO THREE MONTH PERIOD ENDED
    MARCH 31, 1995


    REVENUE. Total revenue for the three month period ended March 31, 1996 was $41.0 million, an increase of $613,000, or 2%, as compared to the same period in 1995 of $40.4 million. Revenue from domestic sales of DTH products for the three month period ended March 31, 1996 was $24.0 million, an increase of $3.4 million, or 17%, as compared to the same period in 1995. The increase in domestic revenue was primarily due to $8.2 million in revenue from the sale of EchoStar Receiver Systems during the three month period ended March 31, 1996. There were no EchoStar Receiver System sales during the comparable period in 1995. Approximately $922,000 of the increase in domestic revenue for the three month period ended March 31, 1996 was due to an increase in the number of satellite receivers sold for a competitor's DBS system ("Competitor DBS Receivers"). Revenue from Competitor DBS Receiver sales was $7.7 million for the three month period ended March 31, 1996, as compared to $6.8 million for the same period in 1995. The increases in domestic revenue were principally offset by a decrease of $4.7 million, or 47%, in revenue from sales of C-band satellite receivers and related accessories, during the three month period ended March 31, 1996, as compared to the same period in 1995. The increases in domestic revenue were also partially offset by a decrease of $1.2 million, or 42%, in revenue from sales of non-proprietary descrambler modules, during the three month period ended March 31, 1996, as compared to the same period in 1995. The domestic market for C-band DTH products continued to decline during the three month period ended March 31, 1996, and this decline will continue with the growth of DBS service and equipment sales. This decline had been expected by the Issuer as described below.

    Domestically, the Issuer sold approximately 45,000 satellite receivers in the three month period ended March 31, 1996, an increase of 67% as compared to approximately 27,000 receivers for the same period in 1995. Although there was an increase in the number of satellite receivers sold in 1996 as compared to 1995, overall revenue did not increase proportionately as a result of a substantial shift in product mix to lower priced DBS receivers and related accessories, and an approximate 23% reduction in the average selling price of C-band receivers. Included in the number of satellite receivers sold for the three month period ended March 31, 1996 are approximately 17,000 EchoStar Receiver Systems. EchoStar Receiver System revenue represented approximately 20% of total revenue for the three month period ended March 31, 1996.



    Also included in the number of satellite receivers sold for the three month period ended March 31, 1996 are approximately 18,000 Competitor DBS Receivers as compared to 11,000 for the same period in 1995. During the three month period ended March 31, 1996, the Competitor DBS Receivers were sold at an approximate 30% reduction in the average selling price as compared to the same period in 1995. Competitor DBS Receiver revenue was 19% of total revenue for the three month period ended March 31, 1996. The Issuer's agreement to distribute Competitor DBS Receiver systems terminated on December 31, 1995 and during the first quarter of 1996, the Issuer sold the majority of its existing inventory of Competitor DBS Receivers. The elimination of Competitor DBS Receiver inventory will be offset by a substantial increase in inventory of EchoStar Receiver Systems and related components, the sale of which is expected to offset the elimination of revenue derived from the sale of Competitor DBS Receivers.



    The Issuer markets its current C-band DTH products by offering competitive pricing and consumer financing in order to minimize the decline in domestic C-band DTH sales resulting from the increased popularity of DBS equipment and programming. Additionally, during all of 1995 and through the first quarter of 1996, the Issuer sold Competitor DBS Receivers which partially offset the decline in domestic C-band sales in 1995. During the three month period ended March 31, 1996 the decline in sales of C-band DTH products was more than offset by sales of Competitor DBS Receiver and EchoStar Receiver Systems. With the elimination of Competitor DBS Receiver inventory, domestic DTH product revenue in subsequent quarters will be substantially derived from the sale of EchoStar Receiver Systems which, although no assurances can be given, should accelerate in the second quarter as demand for DISH Network-SM- programming increases as a result of heightened advertising and marketing efforts.



    Loan origination and participation income for the three month period ended March 31, 1996 was $372,000, an increase of $107,000, or 40%, compared to the same period in 1995. The increase in loan origination and participation income for the three month period ended March 31, 1996 was primarily due to increased finance volume, including the financing of EchoStar Receiver Systems. In the first quarter of 1996, EchoStar formed a wholly owned subsidiary, Dish Network Credit Corporation, for the purpose of providing consumer financing for EchoStar's domestic DTH products and services. At that time, the Issuer's subsidiary that previously provided these services ceased new loan origination activities. In future periods, revenue from loan origination and participation income will decline.



    Programming revenue for the three month period ended March 31, 1996 was $3.9 million, an increase of $42,000, or 1%, as compared to the same period in 1995. The increase was primarily due to DISH Network-SM- consumer and commercial programming revenue of $464,000 generated during the three month period ended March 31, 1996. The increase in revenue derived from the sale of DISH Network-SM- programming was offset by a decrease in C-band DTH programming revenue. The industry-wide decline in domestic C-band equipment sales has resulted, and is expected to continue to result in a decline in C-band DTH programming revenue. The Issuer believes that the expected decline in C-band DTH programming revenue in 1996 will be more than offset by sales of DISH Network-SM- programming.



    Revenue from international sales of DTH products for the three month period ended March 31, 1996 was $12.8 million, a decrease of $3.0 million, or 19%, as compared to the same period in 1995.

This decrease during the three month period ended March 31, 1996, resulted principally from reduced sales to the Middle East where the Issuer's largest international DTH customer is based, and an approximate 20% reduction in the average selling price of analog satellite receivers. This decline was partially offset by increased sales in Africa. Revenue from sales of DTH products in the Middle East suffered beginning in August 1995 as a result of restrictions against imports, and may not return to historic analog levels even as import restrictions are eased. Historic analog sales levels may not be reached because of new digital service planned for the Middle East which is currently expected to begin in the third quarter of 1996. Overall, the Issuer's international markets for analog DTH products declined during the three month period ended March 31, 1996 as anticipation for new digital services increased. Also, the decrease discussed above was partially offset by an increase in other DTH product revenue. Internationally, the Issuer sold approximately 76,000 analog satellite receivers during the three month period ended March 31, 1996, a decrease of 11%, compared to approximately 85,000 units sold during the same period in 1995. The decrease was principally due to international anticipation of new digital services as discussed above. The Issuer is currently negotiating with digital service providers to distribute their proprietary receivers in the Issuer's international markets.



    OPERATING EXPENSES. Costs of DTH products sold were $32.8 million for the three month period ended March 31, 1996, an increase of $3.3 million, or 11%, as compared to the same period in 1995. The increase in DTH operating expenses for 1996 resulted primarily from the increase in sales of DTH products. Operating expenses for DTH products as a percentage of DTH product revenue were 89% and 81% for the three month period ended March 31, 1996 and 1995, respectively. The increase was principally the result of declining sales prices of C-band DTH products and Competitor DBS Receivers as described above, during the three month period ended March 31, 1996 as compared to the same period in 1995.



    Operating expenses for programming were $3.3 million for the three month period ended March 31, 1996, a decrease of $149,000, or 4%, as compared to the same period in 1995. Operating expenses for programming as a percentage of programming revenue for the three month period ended March 31, 1996 were 84% as compared to 89% for the same period in 1995. The decrease in operating expenses for programming as a percentage of programming revenue for the three month period ended March 31, 1996 was primarily a result of higher margins earned on DISH Network-SM-programming partially offset by declining margins on C-band programming.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $10.6 million for the three month period ended March 31, 1996, an increase of $2.7 million, or 34%, as compared to the same period in 1995. Selling, general and administrative expenses as a percentage of total revenue increased to 26% for the three month period ended March 31, 1996 as compared to 19% for the same period in 1995. This increase was principally due to: (i) marketing and advertising prior to and in conjunction with the introduction of DISH Network-SM- service; (ii) increased personnel in all areas of the organization to support the DISH Network-SM-; and (iii) costs related to the Digital Broadcast Center, which commenced operations in the third quarter of 1995.



    Research and development costs totaled $1.2 million for the three month period ended March 31, 1996, as compared to $1.3 million for the same period in 1995. The decrease was principally due to the reduction in research necessary to provide C-band receivers to domestic and international markets, partially offset by increased research and development costs related to digital DBS satellite receivers.



    EBITDA. EBITDA for the three month period ended March 31, 1996 was a negative $5.6 million, a decrease of $5.3 million compared to the same period in 1995. The decrease resulted from the factors affecting revenue and expenses discussed above. EBITDA represents earnings before interest income, interest expense net of other income, income taxes, depreciation and amortization. EBITDA is commonly used in the telecommunications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.



    DEPRECIATION. Depreciation for the three month period ended March 31, 1996 was $3.3 million, an increase of $3.0 million, or 817%, as compared to the same period in 1995. The overall increase primarily resulted from depreciation on the Digital Broadcast Center and EchoStar I which were placed in service during the fourth quarter of 1995 and the first quarter of 1996, respectively.



    OTHER INCOME AND EXPENSE. Other expense for the three month period ended March 31, 1996 was $3.8 million, an increase of $914,000 or 32% as compared to the same period in 1995. The increase in other expense for the three month period ending March 31, 1996 resulted primarily from a reduction in interest income due to an overall decrease for the period in the 1994 Notes Escrow Account, cash and marketable investment securities. This was partially offset by a decrease in interest expense resulting from additional interest capitalized in 1996 as compared to the same period in 1995.



    PROVISION FOR INCOME TAXES. Income tax benefit for the three month period ended March 31, 1996 was $5.1 million compared to $1.4 million during the same period in 1995. This increase is principally the result of changes in components of income and expenses discussed above during the three month period ended March 31, 1996. The Issuer's deferred tax assets (approximately $17.1 million at March 31, 1996) relate principally to temporary differences for amortization of original issue discount on the 1994 and 1996 Notes and various accrued expenses which are not deductible until paid. No valuation allowance has been provided because the Issuer currently believes it is more likely than not that these deferred assets will ultimately be realized. If future operating results differ materially and adversely from the Issuer's current expectations, its judgment regarding the need for a valuation allowance may change.


    YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994


    REVENUE. Total revenue for 1995 was $163.9 million, a decrease of $27.1 million, or 14%, as compared to total revenue for 1994 of $191.0 million. Revenue from domestic sales of DTH products for 1995 was $87.3 million, a decrease of $24.5 million, or 22%, as compared to 1994. This decrease in domestic revenues was primarily due to an expected decline of $26.9 million, or 24%, in revenue from sales of satellite receivers and related accessories, during 1995, as compared to 1994. The decrease in domestic revenues for 1995 was partially offset by $12.5 million in sales of non-proprietary descrambler modules compared to $11.0 million in 1994. The domestic market for C-band DTH products continued to decline during 1995 and this decline is expected to continue. The decline had been expected by the Issuer as described below. The Issuer also decreased its emphasis on relatively high cost, low margin descrambler modules beginning in the second quarter of 1994.



    Domestically, the Issuer sold approximately 131,000 satellite receivers in 1995, an increase of 15% as compared to approximately 114,000 receivers sold in 1994. Although there was an increase in the number of satellite receivers sold in 1995 as compared to 1994, overall revenues declined as a result of a change in product mix resulting from the introduction of lower priced DBS receivers and related accessories, and an approximate 23% reduction in the average selling price of C-band receivers. Included in the number of satellite receivers sold are those sold for a competitor's DBS system ("Competitor DBS Receivers") manufactured and supplied by a third party manufacturer ("Competing DBS Manufacturer") which totaled approximately 67,000 for 1995, as compared to 21,000 for 1994. Competitor DBS Receiver revenues were $34.0 million for 1995, as compared to $15.0 million for 1994. Competitor DBS Receiver revenues were 21% of total revenues for 1995.



    In the second half of 1994 and throughout 1995, an increasing percentage of domestic DTH satellite retailers relied on attractive financing packages to generate sales. During most of 1994, certain of the Issuer's competitors offered consumer financing that retailers considered more attractive than financing offered by the Issuer. This competitive financing advantage resulted in retailers selling competing products rather than Issuer products and was partially responsible for the decline in

C-band DTH unit sales and revenue. The Issuer has entered into agreements with two national consumer finance groups permitting the Issuer to offer what it currently believes to be competitive financing terms. However, once a retailer chooses an alternative financing source, it is difficult to recapture that business. While volume and participation payments increased throughout 1995, loan origination and participation payments are not expected to reach historic levels in the short term.



    Commencing in 1995, the Issuer stopped receiving monthly participation payments from Household Retail Services, Inc. ("HRSI") on its loan portfolio, contributing to a decrease in loan origination and participation income from 1994. Loan origination and participation income for 1995 was $1.9 million, a decrease of $1.7 million, or 47%, compared to 1994. The Issuer has filed suit against HRSI for nonpayment of participation revenue, among other things.



    The Issuer aggressively markets its current offering of C-band DTH products by offering competitive pricing and financing in order to minimize the decline in domestic C-band DTH sales resulting from the increased popularity of "small dish" equipment. Additionally, the Issuer currently sells Competitor DBS Receivers for reception of programming offered by other service providers. Competitor DBS Receiver sales partially offset the decline in domestic C-band sales in 1995. The decline is also expected to be offset by sales of the Issuer's proprietary DBS products commencing in 1996. The Issuer's agreement to distribute Competitor DBS Receivers terminated on December 31, 1995.



    Programming revenue for 1995 was $15.1 million, an increase of $556,000, or 4%, as compared to 1994. The increase was primarily due to additional sales of programming packages through retailers and, to a lesser extent, the renewal and retention of existing customers as a result of more attractive pricing and more effective marketing. While the Issuer began to more aggressively market its services in the second quarter of 1995, the industry-wide decline in domestic C-band equipment sales is expected to result in a decline in C-band DTH programming revenues as well over time. The Issuer believes that the decline in C-band DTH programming revenues will be fully offset by sales of the Issuer's DBS programming in 1996.



    Revenue from international sales of DTH products for 1995 was $59.6 million, a decrease of $1.4 million, or 2%, as compared to 1994. The decrease for 1995 resulted principally from reduced sales to the Middle East where the Issuer's largest international DTH customer is based. This decline was partially offset by increased sales in Africa. Revenue from sales of DTH products in the Middle East suffered beginning in August 1995 as a result of recently implemented restrictions against imports, and may not return to historic levels even after import regulations are lifted, the timing of which cannot be predicted. Historic sales levels may not be reached because of new digital service planned for the Middle East beginning in the first quarter of 1996. Internationally, the Issuer sold approximately 331,000 satellite receivers in 1995, an increase of 15%, compared to approximately 289,000 units sold during 1994. The increase was primarily due to a continued emphasis by the Issuer on lower priced products in 1995 to meet marketplace demands. For 1995, the effects of volume increases were offset by a 17% decrease in the average selling price as compared to 1994.


    OPERATING EXPENSES. Costs of DTH products sold were $120.2 million for 1995, a decrease of $13.5 million, or 10%, as compared to 1994. The decrease in DTH operating expenses for 1995 resulted primarily from the decrease in sales of DTH products. Operating expenses for DTH products as a percentage of DTH product revenue were 82% for 1995, as compared to 77% for 1994. The increase was principally the result of declining sales prices of C-band DTH products as described above, during 1995 as compared to 1994 and the cost of promotional campaigns.

    Operating expenses for programming were $13.6 million for 1995, an increase of $1.9 million, or 17%, as compared to 1994. Operating expenses for programming as a percentage of programming revenue were 90% for 1995 as compared to 80% for 1994. Programming expenses increased at a greater rate than revenues from programming principally because the prior periods included the flow through of certain volume discounts. Additionally, the C-band program packaging business is extremely competitive, which restricts the ability to pass on contracted affiliation agreement cost increases to consumers.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $35.0 million for 1995, an increase of $4.8 million, or 16%, as compared to 1994. Selling, general and administrative expenses as a percentage of total revenue increased to 22% for 1995 as compared to 16% for 1994. The change was principally the result of the reduction of revenues from domestic sales of DTH products and increased costs to support, among other things, expansion of the Issuer's DTH product installation network and administrative costs associated with development of the DISH Network-SM-. In addition, $1.1 million of compensation expense was recorded with regard to 55,000 shares of Class A Common Stock contributed by EchoStar to EchoStar's 401(k) plan.


    Research and development costs totaled $5.0 million for 1995 as compared to $5.9 million for 1994. The decrease was principally due to the reduction in research necessary to provide C-band receivers to domestic and international markets, partially offset by increased research and development costs related to digital DBS satellite receivers.

    EBITDA. EBITDA for 1995 was a negative $4.9 million, a decrease of $20.4 million, or 132%, as compared to 1994. The decrease resulted from the factors affecting revenue and expenses discussed above. EBITDA represents earnings before interest income, interest expense net of other income, income taxes, depreciation and amortization. EBITDA is commonly used in the telecommunications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

    DEPRECIATION. Depreciation for 1995 was $3.1 million, an increase of $815,000, or 36%, as compared to 1994. The overall increase primarily resulted from depreciation on assets placed in service during the third and fourth quarters of 1995.

    OTHER INCOME AND EXPENSE. Other expense for 1995 was $10.6 million, a decrease of $2.1 million, or 17%, as compared to 1994. The difference in other income and expense for 1995 compared to 1994 resulted primarily from the amortization of original issue discount and deferred debt issuance costs of $23.5 million, in 1995, and $20.7 million, in 1994, net of capitalized interest, on the 1994 Notes, which were issued on June 7, 1994. Other expense has been reduced by investment income on monies deposited in an escrow account (the "1994 Escrow Account") of $8.8 million for 1995, and $6.5 million for 1994. Interest capitalized relating to development of the EchoStar DBS System for 1995 was $25.0 million as compared to $5.7 million for 1994.


    PROVISION FOR INCOME TAXES. Income tax benefit for 1995 was $6.2 million as compared to the income tax provision for 1994 of $399,000. This change is principally the result of changes in components of income and expenses discussed above during 1995 and 1994, respectively. The Issuer's deferred tax assets (approximately $13.9 million at December 31, 1995) relate principally to temporary differences for amortization of original issue discount on the 1994 Notes and various accrued expenses which are not deductible until paid. No valuation allowance has been provided because the Issuer currently believes it is more likely than not that these assets will be realized. If future operating results differ materially and adversely from the Issuer's current expectations, its judgment regarding the need for a valuation allowance may change.


    YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993


    REVENUE. Total revenue in 1994 was $191.0 million, a decrease of $30.0 million, or 14%, as compared to total revenue in 1993 of $221.0 million. Revenue from domestic sales of DTH products in 1994 was $111.8 million, a decrease of $41.0 million, or 27%, as compared to 1993. Approximately $22.8 million, or 56%, of the decrease was due to a decline in the number of satellite receivers sold, reduced sales of equipment and accessories typically sold in conjunction with receivers and lower selling prices for that equipment. The Issuer also experienced a decrease of $18.2 million in non-proprietary descrambler module sales during 1994, as compared to 1993. This decrease in 1994 reflects the impact of higher than normal bulk sales of modules to customers during 1993. The Issuer decreased its emphasis on sales of these high cost, low margin products during 1994.



    Domestically, the Issuer sold 114,000 receivers in 1994, a decline of 14%, as compared to 1993. Two of the most important factors responsible for the decline in the Issuer's satellite receiver sales were the unavailability of competitive financing and a reduction in inventory as a result of the Issuer's expectation of a decrease in DTH product sales resulting from the introduction of DBS.



    In 1994, an increasing percentage of domestic DTH satellite retailers relied on attractive financing packages to generate sales. During most of 1994, certain of the Issuer's competitors offered consumer financing that satellite retailers considered more attractive than financing offered by the Issuer. This competitive financing advantage resulted in satellite retailers selling competing products to their customers rather than the Issuer's products. EchoStar has entered into agreements with two national banks permitting EchoStar to offer what it presently believes to be competitive financing terms.



    Loan origination and participation income for 1994 was $3.7 million, a decrease of $170,000, or 4%, as compared to 1993. The decrease resulted from a decline in loan originations due to the Issuer's competitors offering retailers financing considered more attractive than financing offered through EchoStar prior to the new financing agreements entered into by the Issuer. The decline was partially offset by revenue received from participation in outstanding balances of the Issuer's financing portfolio during all of 1994. Commencing in 1995, the Issuer stopped receiving monthly participation payments on the loan portfolio. See "Business -- Legal Proceedings." Although the Issuer believes that it has entered into competitive financing arrangements, the Issuer expects loan origination and participation income to be substantially reduced in the near term.



    The Issuer intends to aggressively market its current offering of C-band DTH products by offering competitive pricing and financing in order to minimize the decline in domestic C-band DTH sales. Although no assurances can be given, the Issuer expects to offset the decline in domestic C-band sales with sales of its proprietary DBS products upon commencement of its DBS service in early 1996.


    Programming revenue for 1994 was $14.5 million, an increase of $3.7 million, or 34%, as compared to 1993. The increase was primarily due to increased sales of programming packages through satellite retailers and, to a lesser extent, the renewal and retention of existing customers as a result of more attractive pricing and more effective marketing.


    Revenue from international DTH products for 1994 was $60.9 million, an increase of $7.4 million, or 14%, as compared to 1993. Such increases were primarily the result of an increase in international consumer demand for DTH products, especially in the Middle East and the Pacific Rim, in response to growth in available satellite television programming. The Issuer sold 289,000 satellite receivers internationally during 1994, an increase of 43%, as compared to 1993. The effects of volume increases were partially offset by a 17% decrease in the average selling price, as compared to 1993, due to an emphasis by the Issuer on lower priced products in 1994 to meet marketplace demands.


    Although comparative revenues from domestic sales of DTH products declined in 1994, fourth quarter 1994 total DTH revenues increased approximately $3.3 million, or 7%, over third quarter 1994 revenues, which were $6.0 million, or 16% higher than second quarter revenues. As a result of sales of Competitor DBS Receivers and increased international sales, fourth quarter DTH revenues of $47.6 million were higher than any other quarter during 1994. This increase is primarily due to an increase in domestic receiver sales to 66,000 in the second half of 1994 compared to 48,000 in the first half of 1994, which reflects the typically higher sales volumes during the fall season and increased sales of Competitor DBS Receivers.

    OPERATING EXPENSES.   Costs of  DTH products  sold were  $133.6 million  for
1994, a decrease of $27.8 million, or 17%, as compared to 1993. Operating expenses for DTH products as a percentage of

DTH product revenue were 77% and 78% for 1994 and 1993, respectively. The decrease in DTH operating expenses in 1994 resulted primarily from the 42% decrease in non-proprietary descrambler module sales, which sell at relatively low gross margins.

    Operating expenses for programming were $11.7 million for 1994, an increase of $2.3 million, or 25%, as compared to 1993. Operating expenses for programming as a percentage of programming revenue in 1994 were 80% as compared to 87% in 1993. Programming revenue increased at a greater rate than operating expenses for programming principally because of discounts available on wholesale programming prices as a result of the increased number of subscribers and better pricing as a result of more favorable programming contracts entered into during 1994.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $30.2 million in 1994 and 1993. Selling, general and administrative expenses as a percentage of total revenue increased to 16% for 1994 compared to 14% for 1993. The increase as a percent of total revenue is principally the result of the reduction of domestic sales of DTH products.


    Research and development costs totaled $5.9 million for 1994, as compared to $5.1 million in 1993. The increase is principally due to additional research necessary to provide receivers to more international markets and the initial development of the Issuer's DBS receivers. The Issuer's expenses research and development costs as incurred and includes such costs in selling, general and administrative expenses.


    EBITDA. EBITDA for 1994 was $15.5 million, a decrease of $4.4 million, or 22%, compared to 1993. EBITDA was 8% of total revenue for 1994, as compared to 9% of total revenue for 1993. Such decrease resulted from the factors affecting revenue and expenses discussed above.

    DEPRECIATION. Depreciation in 1994 was $2.2 million, an increase of $566,000, or 34%, as compared to 1993. The increase primarily resulted from purchases of manufacturing equipment and tooling during 1994 and a full year's depreciation on equipment and tooling purchased throughout 1993.

    OTHER INCOME AND EXPENSE. Other expense in 1994 was $12.7 million, an increase of $13.3 million, as compared to 1993. The difference in other income and expense compared to 1993 resulted primarily from the amortization of original issue discount and deferred debt issuance costs which totaled $26.4 million on the 1994 Notes which were issued on June 7, 1994. This amount was partially offset by $6.5 million of investment income in the 1994 Escrow Account and capitalized interest of $5.7 million relating to the development of the EchoStar DBS System.


    PROVISION FOR INCOME TAXES. Provision for income taxes for 1994 was $399,000, an increase of $1.8 million, as compared to 1993. This increase is principally the result of the Issuer's subsidiaries (other than ESC) terminating their Subchapter S corporation status effective December 31, 1993. This change in tax status was recognized by establishing a net deferred tax asset of $1.9 million on that date for temporary differences between tax basis and amounts reported in the Issuer's Financial Statements. The 1994 increase in the current and long term deferred tax asset was $7.3 million, which relates principally to the deferred deductibility of interest related to the 1994 Notes. ESC terminated its Subchapter S corporation status effective January 1, 1994. This change in tax status resulted in the Issuer recognizing federal and state corporate income taxes for all of 1994.


LIQUIDITY AND CAPITAL RESOURCES


    Cash flows used by operations were $138,000 for the three month period ended March 31, 1996 as compared to $3.8 million used by operations for the same period in 1995. Cash used by operations for the three month period ended March 31, 1996 was mainly a result of advances to affiliates for construction and launch of EchoStar III partially offset by deferred programming revenue received related to the DISH Network-SM- and the sale of the majority of Competitor DBS Receiver inventory. The Issuer expects any declines in inventory to be offset by substantial increases in EchoStar Receiver System inventory and related components. The anticipated increase in inventory is expected to negatively affect cash flow in the short term. However, as EchoStar builds its DISH Network-SM- subscriber base, the negative affect on cash flow should be offset by an increase in revenue attributable to sales of EchoStar Receiver Systems and DISH Network-SM- programming. In the event subscriptions to DISH Network-SM- programming do not meet anticipated levels, the negative affect on cash flow will continue.


    Cash flows used by operations were $21.9 million for 1995. Cash flows were used primarily for purchases of inventory and a $10.0 million DBS inventory deposit. The increase of approximately $19.7 million in inventory during 1995 principally represents: (i) purchase of integral components for EchoStar Receiver Systems; (ii) a planned increase in inventory of Competitor DBS Receivers; and (iii) an increase in international inventory to support expected international demand. Funds necessary to increase these inventories came from cash reserves.


    Cash flows provided by operations were $24.2 million and $30.2 million for 1994 and 1993, respectively. Cash flows were mainly expended for purchases of property and equipment in 1994 and 1993, principally in connection with development of the EchoStar DBS System and for distributions to stockholders of the Issuer's subsidiaries in 1993. Distributions to stockholders of the Issuer's subsidiaries were made to pay taxes on S corporation taxable income in 1993. The Issuer is prohibited from making further dividend payments by the terms of its debt agreements, except in certain limited circumstances. Cash flows provided by operations in 1994 were invested in short-term interest-bearing marketable securities or segregated as restricted cash and marketable securities.



    Certain subsidiaries of EchoStar were parties to a credit facility (the "Credit Facility") with Bank of America Illinois. The Credit Facility expired in May 1996 and EchoStar does not currently intend to arrange a replacement credit facility. Instead, EchoStar is using available cash to collateralize its letter of credit obligations, which historically was the only significant use of the Credit Facility. At March 31, 1996, EchoStar had cash collateralized $15.5 million of certain standby letters of credit for trade purchases which is included in restricted cash and marketable securities in the accompanying supplemental quarterly financial information of EchoStar included elsewhere in this Prospectus.



    During June 1994, Dish, Ltd. issued 624,000 units consisting of $624.0 million principal amount of the 1994 Notes and 3,744,000 Warrants (representing 2,808,000 shares of EchoStar Class A Common Stock) for aggregate net proceeds of approximately $323.3 million, which were placed in the 1994 Escrow Account. Through March 31, 1996, $276.8 million had been withdrawn from the 1994 Escrow Account. Of that amount, $28.3 million was to reimburse the Issuer for monies expended for the construction and launch of EchoStar I and EchoStar II prior to June 7, 1994, and will be reinvested in development of the EchoStar DBS System. At March 31, 1996, approximately $251.9 million of these proceeds had been applied to development and construction of the EchoStar DBS System and approximately $24.9 million had been applied to other permitted uses. As of March 31, 1996, approximately $63.6 million remained in the 1994 Escrow Account, which included investment earnings.



    In March 1996, the Issuer consummated a private placement of the 1996 Notes. The Issuer was formed in January 1996 for the purpose of the 1996 Notes Offering. EchoStar has contributed all of the outstanding capital stock of its wholly owned subsidiary, Dish, Ltd., to the Issuer. The Issuer issued 580,000 notes consisting of $580.0 million principal amount of the 1996 Notes for aggregate net proceeds of approximately $337.0 million of which $177.3 million was placed in the 1996 Escrow Account and the remaining $159.7 million is included in cash and cash equivalents in the Issuer's supplemental quarterly financial information as of March 31, 1996, included elsewhere in this Prospectus. Through March 31, 1996, $7.5 million had been withdrawn from the 1996 Escrow Account for development and construction of the EchoStar DBS System. As of March 31, 1996, approximately $170.0 million remained in the 1996 Escrow Account, which included investment earnings. Total cash on hand and marketable investment securities at March 31, 1996 were approximately $162.9 million.



    Based upon existing cash resources and expected revenue and expenses, exclusive of DISH Network-SM- marketing expenses, EchoStar anticipates requiring an additional $40.0 million in working capital in 1996 related to operations and the development of the EchoStar DBS System. This cash requirement could increase if subscribers are not added as planned or expenses, including subscriber acquisition costs, exceed present levels and estimates. Additionally, in 1996, EchoStar has expended or expects to expend: (i) approximately $125.3 million in connection with the launch of EchoStar II and EchoStar III; (ii) approximately $46.7 million for launch insurance on EchoStar II and EchoStar III; (iii) approximately $52.5 million for construction of EchoStar III and EchoStar IV; (iv) approximately $8.0 million for in-orbit payments to Martin Marietta on EchoStar I and EchoStar II; (v) approximately $52.3 million for the purchase of DBS frequencies at 148 DEG. WL;
(vi) $10.4 million for other 1994 Escrow related expenditures related to development of the EchoStar DBS System; and (vii) up to $95.0 million for the introduction, product marketing and other operating expenses for the DISH Network-SM-. Funds for these expenditures, as well as proposed expenditures beyond 1996 related to costs expected to be incurred in connection with the construction and launch of EchoStar's first four satellites, in an approximate amount of $235.0 million, are expected to come from the 1996 Notes Escrow Account, the 1994 Notes Escrow Account and available cash and marketable investment securities. However, in order to continue development of the third and fourth satellites beyond the second quarter in 1997, additional capital will be required. There are no assurances that additional capital will be available, or, if available, that it will be available on terms favorable to EchoStar.



    In addition to the commitments described above, the Issuer has entered into agreements to purchase DBS satellite receivers and related components for the EchoStar DBS System. As of March 31, 1996 those purchase order commitments totaled as much as $622.2 million. At March 31, 1996, the total of all outstanding purchase order commitments with domestic and foreign suppliers was as much as $641.3 million. All but approximately $85.9 million of the purchases related to these commitments are expected to be made during 1996 and the remainder is expected to be made during 1997. EchoStar expects to finance these commitments from available cash, marketable investment securities and sales of inventory, including the sale of EchoStar Receiver Systems and related products.



    In the event price and marketing competition intensifies among DBS and other "small dish" operators, EchoStar may be at a competitive disadvantage as a result of its limited financial resources. EchoStar is currently test marketing a special promotion in a limited number of markets pursuant to which customers are able to purchase a discounted package, including an EchoStar Receiver System and annual programming package, for below the suggested retail price. If EchoStar elects to expand the promotion nationwide for an extended period, or if market conditions force it to do so, EchoStar's subscriber acquisition costs will increase substantially resulting in a significant negative impact on EchoStar's liquidity and net income. EchoStar may therefore be required to raise additional capital during 1996. There can be no assurance that EchoStar will be successful raising additional capital, or whether such capital can be raised on terms favorable to EchoStar.



    EchoStar had outstanding $415.7 million and $778.6 million of long -term debt (including the 1994 and 1996 Notes, deferred satellite contract payments on EchoStar I and mortgage debt) as of December 31, 1995 and March 31, 1996, respectively. In addition, because interest on the 1994 Notes is not payable currently in cash but accretes through June 1, 1999, the 1994 Notes will increase by $241.8 million through that date. Also, because interest on the 1996 Notes is not payable in cash but accretes through March 15, 2000, the 1996 Notes will increase by $230.0 million through that date. Contractor financing of $28.0 million is available for EchoStar II. Interest on the contractor financing is at the prime rate and principal payments are payable in equal monthly installments over five years following the launch of the satellite.


AVAILABILITY OF OPERATING CASH FLOW TO THE ISSUER

    The 1996 Indenture, the 1994 Indenture, and Dish, Ltd.'s short-term credit facility impose various restrictions on the transfer of funds among EchoStar and its subsidiaries, including the Issuer. Subject to these restrictions, EchoStar intends to cause its subsidiaries to execute various intercompany agreements to effect the sharing of personnel and assets, including satellites and license rights, that form an integral part of the EchoStar DBS System. These agreements are expected to take the form of management agreements (for use of personnel) and lease agreements (for use of assets) which will have a principal objective of effecting an equitable allocation of revenues and costs associated with operating the DISH Network-SM-.


    Although the Notes are collateralized by the stock of Dish, Ltd., the stock of a direct subsidiary of EchoStar, various assets expected to form an integral part of the EchoStar DBS System (and not otherwise encumbered by the 1994 Indenture), and guarantees of EchoStar and certain of its other subsidiaries, the Issuer's ability to fund interest and principal payments on the Notes will depend on successful operation of the DISH Network-SM- and the Issuer having access to available cash flows generated by the DISH Network-SM-. If cash available to the Issuer is not sufficient to service the Notes, EchoStar would be required to obtain cash from other sources such as asset sales, issuance of equity securities, or new borrowings. There can be no assurance that those alternative sources would be available, or available on favorable terms, or sufficient to meet debt service requirements on the 1996 Notes.


ASSETS OF PRINCIPAL GUARANTORS


    EchoStar guarantees the 1996 Notes on a subordinated basis. EchoStar's Equity Offering resulted in net proceeds of approximately $63.0 million. EchoStar's assets at March 31, 1996 included assets purchased with those proceeds and cash remaining from the Equity Offering. Substantially all of the proceeds from the Equity Offering were used: (i) to secure launches for a third and fourth satellite; (ii) to support, through loans to DBSC, construction of a third satellite; (iii) to purchase, for $4.0 million, convertible subordinated secured debentures from DBS Industries, Inc.; and (iv) for general corporate purposes, including the down payment, for DBS frequencies purchased at 148 DEG. WL at the FCC Auction in January 1996, which will be reimbursed with the proceeds of the 1996 Notes Offering.


OTHER


    1994 AND 1996 NOTES



    EchoStar I was successfully launched by Great Wall in December 1995. In the event of a launch failure of EchoStar II, Dish, Ltd. would first be required under the 1994 Notes Indenture to make an offer to repurchase one-half of the then accreted value of the 1994 Notes. In the event that EchoStar does not have the right to use orbital slot authorizations granted by the FCC covering a minimum of 21 transponders at a single full CONUS orbital slot, the Issuer and Dish, Ltd. will be required to make an offer to repurchase all or a portion of the outstanding 1996 Notes and 1994 Notes, respectively. Additionally, in the event that EchoStar DBS Corporation, a wholly owned subsidiary of EchoStar, fails to obtain authorization from the FCC for frequencies purchased at the FCC Auction in January 1996, or in the event that such authorization is revoked or rescinded, the Issuer will be required under the 1996 Notes Indenture to repurchase the maximum principal amount of the 1996 Notes that may be purchased with the proceeds of any refund received from the FCC.



    If the DBSC Merger or similar transaction does not occur on or before March 1, 1997, the Issuer will be required to repurchase at least $83.0 million principal amount of the 1996 Notes. Further, in the event that EchoStar incurs more than $7.8 million in expenses (as defined in the 1996 Notes Indenture) in connection with the DBSC Merger, the Issuer will be required to apply an amount equal to such expenses minus $7.8 million to an offer to repurchase the maximum principal amount of the 1996 Notes that may be purchased out of such proceeds.



    If any of the above described events were to occur, EchoStar's plan of operations, including its liquidity, would be adversely affected and its current business plan could not be fully implemented. Further, EchoStar's short-term liquidity would be adversely affected in the event of: (i) significant delay in the delivery of certain products and equipment necessary for operation of the EchoStar DBS System; (ii) shortfalls in estimated levels of operating cash flows; or (iii) unanticipated expenses in connection with development of the EchoStar DBS System.

    RECEIVER MANUFACTURERS



    EchoStar has agreements with two manufacturers to supply DBS receivers for EchoStar. To date, only one of the manufacturers has produced a receiver acceptable to EchoStar. That manufacturer is presently manufacturing receivers in quantities sufficient to meet expected demand. No assurances can be given that EchoStar's other manufacturer will be able to produce an acceptable receiver in the future. Until the other manufacturer produces a receiver acceptable to EchoStar, EchoStar is dependent on one manufacturing source for its receivers. To date, EchoStar has paid the nonperforming manufacturer $10.0 million and has an additional $15.0 million in an escrow account as security for EchoStar's payment obligations under that contract. If that manufacturer does not produce an acceptable receiver in the near future, EchoStar may terminate that contract, which would cause longer term dependence on a single manufacturing source. If EchoStar's sole manufacturer is unable for any reason to produce receivers in a quantity sufficient to meet demand, EchoStar's liquidity and results of operations may be adversely affected. If the contract with EchoStar's other manufacturer is terminated, there can be no assurance EchoStar would be able to recover all amounts paid the manufacturer.


    EFFECTS OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS


    The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121, "Accounting for Impairment Of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"). EchoStar has adopted SFAS No. 121 in the first quarter of 1996 and its adoption has not had a material impact on EchoStar's financial position, results of operations or cash flows.



    Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"), issued by FASB in October 1995 and effective for fiscal years beginning after December 15, 1995, encourages, but does not require, a fair value based method of accounting for employee stock options or similar equity instruments. It also allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), but requires pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. EchoStar has adopted SFAS No. 123 in the first quarter of 1996 and has elected to continue to measure compensation cost under APB No. 25 and to comply with the pro forma disclosure requirements. Therefore, this statement has had no impact on EchoStar's results of operations.



    IMPACT OF INFLATION; BACKLOG



    Inflation has not materially affected EchoStar's operations during the past three years. EchoStar believes that its ability to increase charges for products and services in future periods will depend primarily on competitive pressures. EchoStar does not have any material backlog of its products.

                                    BUSINESS

GENERAL


    EchoStar was incorporated in Nevada during 1995 in connection with a reorganization of a group of businesses under common control, the first of which, Echosphere Corporation ("Echosphere"), was incorporated in 1980. Since its incorporation, Echosphere, directly or indirectly, has been engaged in the design, manufacture, distribution and installation of DTH products, domestic distribution of DTH programming and consumer financing of EchoStar's domestic DTH products and services. A subsidiary of EchoStar was granted a conditional satellite construction permit, a specific orbital slot assignment and frequency assignments by the FCC in 1989 to provide DBS service.



    EchoStar successfully launched its first DBS satellite, EchoStar I, in December 1995. EchoStar is one of only two companies with United States licensed operational capacity sufficient to provide comprehensive nationwide DBS programming service in 1996. Currently, EchoStar offers over 100 channels of high quality digital video and audio programming to the entire continental United States. EchoStar's DISH Network-SM- service is expected to expand to approximately 200 digital video and audio channels following the successful launch of its second DBS satellite this fall.


    EchoStar will target approximately 110 million potential subscribers in the continental United States, including approximately 96 million television households. DISH Network-SM- subscribers can choose from a variety of programming packages which EchoStar believes will have a better price-to-value relationship than packages currently offered by most pay television providers. For example, the entry level programming package America's Top 40-SM- is priced at $19.99 per month and consists of 40 of the top "expanded basic cable" channels, including a conventional premium service, The Disney Channel-Registered Trademark-. EchoStar will also offer various regional sports networks numerous premium services, pay-per-view programming and, following the launch of a second satellite, additional premium services and expanded pay-per-view offerings. EchoStar has negotiated affiliation agreements with major content providers, giving it the right to broadcast substantially all of the most popular programming, including ESPN-Registered Trademark-, MTV-Registered Trademark-, Nickelodeon-Registered Trademark-,
VH-1-Registered Trademark-, Showtime Network-Registered Trademark-, The Disney Channel-Registered Trademark-, USA Network-Registered Trademark-,
CNN-Registered Trademark-, Headline News-Registered Trademark-, TNT-SM-, CNN International-SM-, Turner Classic Movies-Registered Trademark-, The Discovery Channel-Registered Trademark-, A&E-SM-, HBO-Registered Trademark-, Cinemax-Registered Trademark-, Lifetime Television-SM-, The Family Channel-Registered Trademark-, C-Span-Registered Trademark-,
CNBC-Registered Trademark-, and many other programming services. EchoStar also provides a user-friendly on screen programming guide, or navigator, facilitating the management of current and future program offerings by consumers.


    EchoStar believes that it will have access to more U.S. licensed DBS frequencies than any of its competitors. EchoStar controls, or will control (subject to certain FCC approvals and findings) as many as 90 such frequencies, including 21 frequencies at one of the three U.S. licensed orbital slots currently capable of providing nationwide DBS service. See " Industry Overview DBS Industry." EchoStar believes that access to this substantial amount of DBS spectrum will enable it to achieve higher subscriber penetration and higher revenue per subscriber than would otherwise be possible. EchoStar currently plans to use this spectrum to offer a substantial number of additional video channels, including alternate time zone feeds of popular expanded basic cable programming, multiplexed premium movie services, frequent start pay-per-view, local programming for the largest local U.S. television markets, niche and foreign language programming, professional and college sporting events, HDTV, business and educational programming and high-speed transmission of Internet data.


    The introduction of DBS receivers is widely regarded as the most successful introduction of a consumer electronics product in U.S. history, surpassing the rollout of color televisions, VCRs and compact disc players. During the 18 months ended December 31, 1995, approximately 2.2 million U.S. households subscribed to DTH satellite service. According to industry estimates, 85% of all consumers are satisfied with DBS picture quality, compared to a consumer satisfaction level of approximately 47% for cable.

    Of the approximately 96 million television households in the United States, it is estimated that approximately 60 million subscribers pay an average of $33 per month for multichannel programming services. EchoStar believes that there is significant unsatisfied demand for high quality, reasonably priced television programming. Although primary markets for the EchoStar DBS System are likely to include the approximately 11.0 million households not passed by cable television systems and the approximately 20.4 million households currently passed by cable television systems with relatively limited channel capacity, EchoStar also expects to target cable subscribers in urban and suburban areas who are dissatisfied with the quality or price of their cable programming.



    DISH Network-SM- programming is available to any subscriber who purchases or leases an EchoStar receiver system, which includes an 18-inch satellite dish, a digital satellite receiver, a user-friendly remote control and related components (an "EchoStar Receiver System"). The suggested retail price of an EchoStar Receiver System is currently between approximately $499 and $599, depending on the model selected by the customer, among other factors. Dealer incentives and EchoStar sponsored promotions may reduce the actual cost of an EchoStar Receiver System below the suggested retail price. While the initial capital cost required to receive DISH Network-SM- programming may reduce the demand for EchoStar Receiver Systems, EchoStar is currently test marketing a special promotion in a limited number of markets pursuant to which customers are able to purchase a discounted package, including an EchoStar Receiver System and annual programming package, for as low as $499, which is approximately $300 below the suggested retail price. If EchoStar elects to expand the promotion nationwide for an extended period, or if market conditions force it to do so, the initial capital investment relative to cable will be greatly reduced. In this event, EchoStar's subscriber acquisition costs will increase substantially, potentially resulting in a significant negative impact on EchoStar's liquidity and net income.


    The EchoStar Receiver System is fully compatible with MPEG-2, the world digital standard for computers and consumer electronics products, and provides image and sound quality superior to current analog cable or MMDS television services. EchoStar intends to market EchoStar Receiver Systems through its
nationwide  network  of   approximately  3,000   independent  distributors   and
retailers. EchoStar is also currently engaged in discussions with brand name consumer electronics equipment manufacturers for the production and distribution of EchoStar Receiver Systems through national consumer electronics retailer networks. EchoStar is also negotiating with a number of mass merchandisers, direct sales organizations and consumer electronics retailers for other distribution paths for EchoStar Receiver Systems.

STRATEGY

    EchoStar's primary objective is to become one of the leading providers of pay television services in the United States. EchoStar's strategy to achieve this objective is to:

    - Provide subscribers with more quality programming at lower price points than other pay television providers.

    - Utilize its large and established independent retail network to obtain substantial market share in rural areas and areas served by cable systems with relatively limited channel capacity.

    - Employ  world  standard  MPEG-2   digital  technology  to  achieve   lower
      manufacturing costs and assure superior product capability, including compatibility with other consumer electronics products.

    - Expand consumer electronics retail distribution through relationships with major retailers or through licensing arrangements with brand name consumer electronics manufacturers.

    - Provide superior  customer  service  by  furnishing  a  single  source  to
      purchase   DISH  Network-SM-  hardware  and   programming  and  to  obtain
      financing, installation and customer care.

    - Deploy satellites at additional DBS orbital slots to expand EchoStar's product offerings with complementary video, data and interactive products.

    DBS is the most efficient, least capital intensive means of reaching the largest number of U.S. television households. EchoStar's first two satellites will transmit high quality, digital television to the entire continental United States for a capital cost of less than $500 million, or approximately $5 per television household, permitting profitability with relatively low market penetration. EchoStar believes that its strategy, together with the ability to exploit the more favorable cost structure and the lower invested capital requirements of DBS relative to other pay television providers, will enable EchoStar to achieve its objectives.

    In addition to the DBS business, EchoStar is engaged in the design, manufacture, distribution and installation of DTH products, domestic distribution of DTH programming and consumer financing of EchoStar's domestic DTH products and services. During the six years ended December 31, 1995, EchoStar sold over 1.7 million DTH receivers worldwide.

    The elements of EchoStar's strategy are discussed below.


LOWER PRICED PROGRAMMING PACKAGES


    As a result of the generally lower invested capital required of digital DBS operators relative to cable television operators, EchoStar believes it is currently one of the lowest cost providers of nationwide pay television programming. Unlike cable television, DBS does not require access to public rights-of-way, multiple origination facilities (commonly known as head-ends) or ground construction to install, maintain or upgrade services, thus eliminating a major portion of the significant capital required to operate a technologically advanced cable television system. Cable industry trade groups and research associations report that significant capital expenditures would be necessary to upgrade existing analog coaxial cable television systems to digital fiber optic technology. These expenditures are estimated to exceed $900 per subscriber. As a result, EchoStar believes that DISH Network-SM- services are generally less expensive than cable television subscriptions, while providing better video quality, access to more channels and greater choice in programming packages. EchoStar believes that cable companies generally will be unable or unwilling to lower their prices to subscribers given the higher implicit cost of the infrastructure necessary to deliver programming to their customers as compared to DBS programming.

    While wireless cable operators currently provide an analog signal, with limited capacity and inferior image and sound quality compared to DBS, it is expected that most large market operators backed by local telephone companies will upgrade to digital technology over the next several years. In order to implement this upgrade those operators will be required to install digital decoders in each customer's home at a cost comparable to the cost of an EchoStar DBS receiver and make certain modifications to their transmission facilities. The cost of this digital upgrade will be significant and will have to be amortized over a smaller base of potential customers.

    EchoStar's low cost infrastructure and high channel capacity due to digital compression enables the DISH Network-SM- to offer a wide variety of programming packages at attractive price points. The DISH Network-SM- offers a variety of programming packages including popular cable television networks. The America's Top 40-SM- programming package, which includes a conventional premium service, The Disney Channel-Registered Trademark-, is priced at $19.99 per month. This package includes a diverse range of programming including news, sports, general entertainment, movies, and family programming and will represent a competitive value. The America's Top 40 Premium Plus-SM- package, priced at $29.99 per month, and the America's Top 40 Deluxe Plus-SM- package, priced at $39.99 per month, includes the America's Top 40-SM- package combined with one and two multiplexed premium services, respectively, including HBO-Registered Trademark-, Cinemax-Registered Trademark- and Showtime-Registered Trademark-. According to industry reports and trade press, multiplexed premium services, which include three to five channels per service for the same retail price as one service, have proven to be popular with consumers. Additional packages and combinations are expected, including superstations, network programming and regional sports offerings. The DISH Network-SM- offers pay-per-view movies and niche services on an "a la carte" basis. EchoStar plans to package its EchoStar Receiver System and programming and offer discounts to customers who purchase packages during certain promotions. EchoStar's pay-per-view strategy focuses on the premier movie titles which generate substantial viewer interest and, consequently, higher revenues and margins.

ESTABLISHED INDEPENDENT RETAIL NETWORK

    EchoStar has an established nationwide network of approximately 3,000 independent full-service distributors and retailers of DTH and DBS satellite products and services that has been developed over the past 15 years. Based on its relationships with these retailers and its knowledge of distribution channels from marketing DTH products and competitor's DBS products, EchoStar believes that it has a competitive advantage over other DBS providers in marketing the DISH Network-SM-. EchoStar offers a commission program based on sales of hardware and programming that it believes is competitive with commissions programs offered by other DTH operators. In addition to utilizing this retailer network, EchoStar will target other distribution channels, including national consumer electronic outlets, direct sales organizations and mass merchandisers.

ADOPT SECOND GENERATION DIGITAL TECHNOLOGY

    The EchoStar DBS System is fully compatible with MPEG-2 digital compression technology, the world standard for computers and digital consumer electronics and products. MPEG-2 compatibility gives EchoStar the advantage of seamlessly interfacing with future digital consumer electronics and computer products. This compatibility will generally result in lower costs to consumers as more manufacturers use common components to design their products.

DEVELOP CONSUMER ELECTRONICS RETAIL DISTRIBUTION

    EchoStar is currently in discussions with large brand name consumer electronics companies to manufacture and provide greater retail distribution of EchoStar Receiver Systems. EchoStar believes that these companies are interested in manufacturing EchoStar DBS compatible equipment because of the opportunity to package the receiver with an array of new digital consumer electronics products, including HDTV, audio and video playback equipment and personal computers. These manufacturers may also augment EchoStar's distribution through channels such as consumer electronics outlets and mass merchandisers.


    EchoStar is also actively pursuing, and has entered into several agreements with, mass merchants, discount clubs and certain major retailers to distribute EchoStar Receiver Systems and DISH Network-SM- programming. From these discussions, EchoStar believes that these retailers have an interest in retailing EchoStar Receiver Systems due to its differentiated program offerings. EchoStar currently has agreements with SCI Systems, Inc. ("SCI") (the world's largest electronics contract manufacturer) and Sagem Group ("Sagem") (a major European consumer electronics equipment manufacturer) to manufacture DBS receivers to be distributed through its retail network. To date, only SCI has produced a receiver acceptable to EchoStar, and SCI is presently manufacturing receivers in sufficient quantities to meet expected demand. No assurance can be given that Sagem will be able to produce an acceptable receiver in the future. Until Sagem produces a receiver acceptable to EchoStar, EchoStar is dependent on one manufacturing source for its receivers. If SCI is unable for any reason to produce receivers in a quantity sufficient to meet demand, EchoStar's liquidity and results of operations may be adversely affected.



INTEGRATED CUSTOMER SERVICE


    EchoStar provides customer service competitive with other DTH operators by offering integrated customer care through a single point of contact. By calling 1-800-333-DISH, customers can purchase hardware and programming, schedule installation, obtain technical support, make inquiries regarding their accounts and receive information about the DISH Network-SM-. In order to maximize its customer service, EchoStar will maintain its own call center and has also contracted with industry leader Electronic Data Systems Inc. ("EDS"), to provide call center services. In contrast, DirecTv and

USSB subscribers must make two separate telephone calls to subscribe to typical popular programming combinations (one for DirecTv programming and one for USSB programming), and a separate call for hardware customer service.

DEPLOY SATELLITES TO EXPAND PRODUCT OFFERINGS

    EchoStar expects to utilize its substantial DBS capacity to offer expanded product offerings to its customers, including video, data, and interactive products. EchoStar currently plans to launch three additional satellites, EchoStar II, EchoStar III, and EchoStar IV, by 1998. EchoStar currently plans to use this capacity to offer a substantial number of additional video channels, including basic and premium cable, frequent start pay-per-view, local programming to the largest U.S. television markets, niche and foreign language programming, extensive professional and college sports events, HDTV, business and educational programming and high-speed transmission of Internet data.

INDUSTRY OVERVIEW
DBS INDUSTRY

    DBS, as used in this Prospectus, describes a high power satellite broadcast service in the Ku frequency band which by international agreement has been assigned unique nine degree orbital spacing permitting higher powered transmissions which can be received on an 18-inch satellite dish. Other DTH services include FSS, which describes low power (C-band) and medium power (Ku-band) satellite services. Small dish size generally increases consumer acceptance and provides a substantial competitive advantage over other DTH services.

    Although the concept of DBS was introduced in 1982, it did not become commercially viable until the last several years because available satellite technology did not allow for the power required to transmit to small dishes and digital compression technology had not been adequately developed. Today, DBS provides the most cost efficient national point to multi-point transport of video, audio and data services. The advent of high powered satellites allows for 18-inch dishes and digital compression technology permits the broadcast of up to ten channels of programming per transponder.

    Eight DBS orbital slots, each with 32 frequencies, have been or will be allocated by the FCC for use by domestic DBS providers. The FCC has indicated its belief that only the 101 DEG. WL, 110 DEG. WL and 119 DEG. WL slots provide full CONUS coverage and, therefore, these three slots are considered the most strategic. With respect to a fourth orbital position, 61.5 DEG. WL, difficulties with "look angles," among other factors, may make full CONUS DBS service from that orbital position commercially impractical.

    The FCC has issued or is expected to issue licenses or construction permits for DBS orbital locations as follows.


                                                                 FREQUENCY ALLOCATIONS FOR U.S. DBS ORBITAL SLOTS
                                        TOTAL     ------------------------------------------------------------------------------
                                     FREQUENCIES  61.5 DEG. 101 DEG.  110 DEG.  119 DEG.  148 DEG.  157 DEG.  166 DEG.  175 DEG.
                                     -----------
EchoStar (1).......................        90          11                   1        21        24                   1        32
DirecTv............................        54                    27                                      27
MCI................................        28                              28
Continental........................        22          11                                                          11
Tempo..............................        22                                        11                            11
Dominion (2).......................        16           8                                                           8
USSB...............................        16                     5         3                   8
Unassigned.........................         8           2                                                 5         1
                                                       --        --        --        --        --        --        --        --
                                          ---
    Totals.........................       256          32        32        32        32        32        32        32        32
                                                       --        --        --        --        --        --        --        --
                                                       --        --        --        --        --        --        --        --
                                          ---
                                          ---


- ------------------------

(1) Includes one frequency at 110 DEG. WL, 10 frequencies at 119 DEG. WL and 11 frequencies at 175 DEG. WL as a result of EchoStar's December 1994 merger with DirectSat. Excludes the five frequencies at 119 DEG. WL for which EchoStar has an STA. Also includes 11 frequencies at 61.5 DEG. WL and 11 frequencies at 175 DEG. WL controlled by DBSC. EchoStar has filed an application requesting FCC approval for the merger of DBSC with a subsidiary of EchoStar. In January 1996, EchoStar entered the winning bid in the FCC Auction for 24 frequencies at 148 DEG. WL. See "Prospectus Summary-- Recent Developments." EchoStar believes it will be assigned an additional 10 frequencies at 175 DEG. WL and one frequency at
   166 DEG. WL, if the FCC finds that EchoStar has a firm satellite construction contract, but there is no assurance in this regard. EchoStar has not yet developed a business plan for the 175 DEG. WL orbital slot, which has limited utility for service to the continental U.S.

(2) Dominion has appealed the FCC's decision refusing to reconsider the cancellation of Dominion's claim to eight frequencies at the 119 DEG. WL orbital slot. In the event Dominion's FCC appeal is successful, Dominion would forego any rights to frequencies at 61.5 DEG. WL.


    In the event EchoStar is unable to raise substantial additional capital, EchoStar may not be able to retain all of the licenses or construction permits granted to it by the FCC. There can be no assurances that additional capital will be available, or if available that it will be available on terms favorable to EchoStar.



    As of the date of this Prospectus, only EchoStar and DirecTv have authorizations for more than 11 frequencies in the strategic U.S. licensed orbital slots which provide for full CONUS coverage. In the FCC Auction, MCI entered the winning bid to acquire the permit for 28 of 32 frequencies at the 110 DEG. WL orbital slot. Issuance of the permit is subject to FCC approval. EchoStar presently expects that MCI will be able to offer DBS services from this slot within approximately two years or possibly sooner. See "Risk Factors--Competitive Nature of the Industry" and "--Competition--DBS Industry--Other DBS Operators."


    Programming for DBS is generally available from the majority of programmers on the same terms as are offered to cable operators. The Cable Act, subject to certain exceptions, requires programmers controlled by integrated cable companies to offer programming to all potential buyers on fair and reasonable terms. Additionally, although not required by law, in EchoStar's experience, substantially all unaffiliated programmers have made their programming available on fair and reasonable terms. Pay-per-view programming has also generally been made available to DBS providers on substantially the same terms and conditions as are available to cable operators. See "Risk Factors--Risks of Adverse Effects of Government Regulation."


    As of June 10, 1996, EchoStar had approximately 50,000 subscribers to DISH Network-SM- programming.


C-BAND/DTH INDUSTRY

    The DTH industry provides satellite television products and services, including hardware and software for the reception and decryption of satellite television programming. Currently, the majority of satellite programming is transmitted at the C-band radio frequency, which typically requires dish sizes ranging from six to 12 feet in diameter, depending upon geographic location. This large dish compensates for a relatively low (under 20 Watts per transponder) power signal. As of December 31, 1995, approximately 4.2 million C-band systems had been sold in the United States at an average price of over $2,000.

THE MARKET
GENERAL

    EchoStar believes that there is a significant unsatisfied demand for high quality, reasonably priced television programming and that the domestic and international markets for satellite products and services are growing as a result of the following continuing fundamental characteristics: (i) cable infrastructure is either weak or non-existent in many domestic and international areas; (ii) a high percentage of current pay television subscribers are dissatisfied with their current programming choices, service or pricing; (iii) distribution of television programming to national, regional and international audiences is increasing; and (iv) technological advancements, such as higher powered satellites and digital compression, have continued. Although many cable operators are expected to commit significant capital to upgrade their systems to a competitive digital configuration, EchoStar believes that cable operators will focus upgrades on the nation's top twenty to fifty television markets and will largely ignore the rural areas which are among EchoStar's primary target markets. Although EchoStar believes major upgrade programs will occur in the top television markets, many of those markets have a divergent group of cable operators with varying strategic initiatives. EchoStar believes this fragmentation will work in EchoStar's favor as it attempts to gain market share in these areas. Additionally, to match the digital offerings expected by EchoStar, cable operators or customers must make an investment in a digital receiver similar to the receiver to be offered by EchoStar.

    EchoStar believes that the demand for satellite television services in the U.S. has grown and will continue to grow and that the DISH Network-SM- provides the most attractive alternative to cable. While the high-power DBS share of the U.S. television market is currently small compared to cable, it has been steadily increasing. Industry studies indicate that a substantial number of consumers are dissatisfied with cable television, that former cable subscribers who subscribe to a DBS system are more satisfied with it than cable. This research also indicates that the most likely DBS customers are homeowners with families who currently have or have had cable, subscribed to the premium cable channels and consider television a significant component of their entertainment activities. EchoStar believes, based on this research, that the following factors will contribute to the market growth of the DISH Network-SM-.

    DEMAND FOR MORE CHOICE IN TELEVISION PROGRAMMING AND BETTER QUALITY PICTURE AND SOUND. Prior to the growth of cable television services, television viewers were offered a relatively limited number of channels. As the number of channels increased, consumer demand for more programming choices also increased. EchoStar expects this trend will continue and that consumers will desire even more programming choices than are available through cable. EchoStar believes consumers are also increasingly demanding improved picture quality compared to what has historically been offered by over-the-air VHF and UHF broadcasters and by cable. EchoStar believes that the EchoStar DBS System is well-positioned to benefit from these growing demands.

    WEAK CABLE INFRASTRUCTURE. There are many rural areas of the United States with either limited capacity of less than 39 channels or no cable television availability. Of the approximately 11,000 cable systems in the United States, many are located in rural areas outside significant population centers. The cost to upgrade these systems would be significant and, in many cases, economically unfeasible in a competitive environment. Since DTH satellite is the most economical way to deliver programming, EchoStar believes that rural areas provide a prime market for its satellite television products and services.

    DISSATISFIED CABLE SUBSCRIBERS. EchoStar believes that a substantial number of current cable subscribers are dissatisfied with the quality of picture and sound, limited channel capability, complicated multi-tier packaging, cost of service, and level of customer service provided by their cable systems. Industry research has indicated that the number of cable subscribers dissatisfied with cable television is significant. EchoStar believes that those cable subscribers represent a substantial market opportunity and will potentially be attracted to its DBS service.

    INCREASED DISTRIBUTION OF TELEVISION PROGRAMMING. The global television market is experiencing significant growth, both in terms of the number of broadcasters creating programming and the number of channels available to viewers. Within the United States, the number of television programming providers grew from three in 1970 to in excess of 200 currently. Similarly, deregulation in other countries has fostered the entry into the market of additional television broadcasters. The number of television channels and viewing alternatives available to United States and international audiences is expected to continue to grow dramatically.

    EchoStar believes that national broadcasters and other service providers will expand their use of satellites to distribute programming to national, regional and international audiences. Major United States programmers are undertaking efforts to transition from their current limited international roles to global entertainment providers. In addition, EchoStar believes that international broadcasters will expand their use of satellites to distribute programming to domestic audiences of similar ethnic, linguistic or cultural heritage, a cornerstone of EchoStar's niche programming strategy. This programming is provided more economically by utilizing satellite television systems rather than local cable and other programming delivery systems.

    Likewise, consumer demand for additional programming choices has increased as the availability of channels has increased. EchoStar believes that this trend will continue and consumers will demand more programming choices than those offered by their cable systems.

    CONTINUING TECHNOLOGICAL ADVANCEMENTS. Recent technological advancements, such as the advent of high powered satellites (which made possible the reduction in the size of satellite dishes) and the development of digital compression technology, have increased signal transmission capacity and lowered costs.

THE MARKET FOR DBS

    EchoStar believes that the potential United States DBS market includes the approximately 96 million households with television sets, together with approximately 8.0 million businesses, 4.8 million commercial trucks, 3.0 million recreational vehicles and 200,000 schools, libraries and other institutions that desire access to high quality video, audio and data programming. Based upon recent statistics approximately 64% of the 96 million United States households with television sets currently pay for programming. Given the anticipated relative low cost and greater programming choices of EchoStar's DBS service compared to cable, EchoStar believes that it will be able to successfully penetrate its target markets.

    EchoStar also believes that, as a result of the large base of potential customers, the EchoStar DBS System will be commercially viable even if only low market penetration levels are achieved in any particular target market. EchoStar has identified the following specific market segments as primary targets for
DBS:

    NON-PASSED HOUSEHOLDS. One of the primary targets for EchoStar's DBS services will be United States households with television sets that are not presently passed by cable -- a total of approximately 11 million homes. Of these, in excess of 2 million are former cable subscribers who have relocated and do not currently subscribe because cable is unavailable to them at their new residences. The subscribers who are unserved by cable are generally located in sparsely populated rural and remote areas beyond the economic reach of cable systems. These households also include second homes. This market presents an opportunity for DBS providers because, unlike cable service, the economics of delivering DBS service are not affected by population density or remoteness, and the same service can be provided to subscribers in such areas on the same basis as provided in densely populated urban areas. Although C-band satellite television services are available throughout the country, EchoStar believes that many non-passed households settle for local broadcasting due to the size and cost of C-band satellite dishes. EchoStar believes that non-passed households will respond favorably to the availability of programming services, especially to economically priced DBS services and reception equipment.

    HOUSEHOLDS PASSED BY CABLE. EchoStar also intends to target the 85 million households that are passed by cable television, including the 20.4 million households that are passed by cable systems offering limited channel capacity (less than 39 channels). Although programming offerings of cable systems in major metropolitan areas are significant, most cable systems have a typical analog capacity of 30 to 80 channels. In order to expand their capacity to that to be offered by the DISH Network-SM-, EchoStar believes that cable systems would have to upgrade their analog networks to fiber-based digital service. Fiber upgrade implementation is in progress in a few cable systems in select metropolitan markets, with a resultant increase of channel capacity anticipated to be available in five to ten years. Due to the substantial capital investment required for widescale deployment of fiber-based services, several cable companies have pushed back originally-announced deployment schedules.

EchoStar believes that consumers will continue to demand the improved audio and video quality, and expanded programming offerings, that are currently available with DBS technology, but not available from over-the-air VHF and UHF broadcasters or from cable.

    INTERNATIONAL AND CULTURAL MARKETS. There are approximately 8.0 million households headed by persons of foreign nationality living in the United States, encompassing 22.6 million foreign born persons living in the United States. Generally, it is not cost effective for traditional broadcasters or cable companies to provide targeted programming to these households due to the generally low number of such niche customers in any particular local market. These customers, along with other customers interested in receiving international and other cultural programming, will be an important target market for EchoStar. EchoStar's incremental cost to provide multicultural programming is relatively insignificant given the ability of digital DBS service to utilize a national delivery system for all mainstream and multicultural programming. EchoStar believes that, by directly marketing international programming to these customers, it will also sell more of its most popular programming.

    MOBILE, COMMERCIAL AND INSTITUTIONAL MARKETS. Other target markets for DBS services include mobile, commercial and institutional markets. Already, many recreational vehicle owners have purchased C-band satellite dishes. Management believes that lower equipment prices and the smaller dish size will attract many more recreational vehicle owners to DBS service, similar to the current experience in Europe. EchoStar also believes that businesses, hotels, restaurants, schools, libraries, apartment buildings and other commercial and institutional organizations will purchase EchoStar's DBS programming and equipment in order to receive educational, foreign language and niche video and audio programming. EchoStar also intends to market its DBS service to the marine and other mobile markets requiring actuated systems.

    BUSINESS COMMUNICATION NETWORKS. EchoStar also intends to target professional and related business groups as potential markets for its programming services. Such groups include multi-level marketing organizations and legal, medical, accounting and real estate professionals, among others.

CURRENT EXPERIENCE OF DIGITAL DTH OPERATORS

    The digital DTH satellite business in the United States has experienced tremendous consumer acceptance. The introduction of DBS receivers is widely regarded as the most successful introduction of a consumer electronics product in U.S. history, surpassing the roll out of color televisions, VCRs and compact disc players. During the 18 month period ended December 31, 1995, approximately
2.2 million U.S. households subscribed to digital DTH satellite service. DBS providers have been successful penetrating households both passed and not passed by traditional cable operators. According to one DBS service provider, approximately 50% of its subscribers are passed by traditional cable operators. Approximately 50% of those were actually subscribing to cable at the time they chose to subscribe. EchoStar has also been encouraged by the willingness of early DBS subscribers to pay relatively high monthly programming fees. Subscribers are currently paying an average of approximately $50 per month for DBS programming, as compared to approximately $33 per month for the average cable subscription. According to industry estimates, 85% of all consumers are satisfied with DBS picture quality compared to a consumer acceptance rate of approximately 47% for cable.

DBS AND RELATED SERVICES
PROGRAMMING

    EchoStar currently offers over 100 channels of digital video and audio programming directly to its subscriber base including, but not limited to, the following:

EXPANDED BASIC CABLE CHANNELS


USA                               Original series, movies, high profile sports and animated
                                  children's programming.
TBS                               Movies, documentaries, comedies, children's shows and
                                  sports, including the NBA and Atlanta Braves baseball.
TNT                               Classic and original movies, NFL and comprehensive NBA
                                  schedule.
ESPN                              Wide variety of sports programming including the NFL, NHL
                                  and MLB.
CARTOON NETWORK                   Programming from the Hanna Barbera cartoon library.
NICKELODEON                       Top rated children's programming.
A&E                               Cultural and entertainment programming.
LIFETIME                          Movies, specials and feature films targeted to women.
CNN                               In-depth news and commentary.
THE DISCOVERY CHANNEL             Non-fiction entertainment and documentaries.
THE FAMILY CHANNEL                Family-oriented entertainment.
MTV                               Music video and entertainment network.
SCI-FI CHANNEL                    Science fiction, fantasy, classic horror and factual
                                  science programming.
THE LEARNING CHANNEL              Diverse mix of how-to, cooking, science, history and
                                  educational shows.
CNBC                              Late breaking market news and personal finance
                                  information.
COURT TV                          News from courtrooms around the world.
C-SPAN                            Coverage of U.S. congressional events and public affairs.
ESPN2                             Differentiated sports programming targeting younger
                                  viewers, including the NHL.
HEADLINE NEWS                     Concise, fast-paced 30 minute news updates.
CNN FN                            Comprehensive business and financial news.
CNN INTERNATIONAL                 International news, sports and weather.
TURNER CLASSIC MOVIES             Movies, special features and entertainment.
E!                                Programming from the world of celebrities and
                                  entertainment.
THE WEATHER CHANNEL               Local, national and international weather.
THE TRAVEL CHANNEL                Video visits and travel information and advice.
VH-1                              Music videos for adults and cultural programming.
COUNTRY MUSIC TELEVISION          Contemporary country music hits.
EWTN                              Continuous family-oriented and religious programming.

PREMIUM CHANNELS
DISNEY CHANNEL*                   Animated Disney classics, original series, entertainment
                                  specials and movies.
HBO                               Five channels of first run movies including award winning
                                  originals, high profile sports and special events and
                                  concerts.
CINEMAX                           Three channels of popular movies.
SHOWTIME                          Three channels of first run and original movies.
THE MOVIE CHANNEL                 Two channels of first run movies.


- ------------------------
* Included in all DISH Network-SM- programming packages which include America's Top 40-SM-.

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

    EchoStar offers a variety of value oriented programming packages. EchoStar's America's Top 40-SM- programming package is priced at $19.99 per month. This service level will include news, sports, general entertainment, movies, and family programming, including The Disney Channel-Registered Trademark-, and is attractively priced in relation to its competition. For price points ranging from $29.99 to $39.99 per month, EchoStar offers its America's Top 40-SM-package with one or more multiplexed premium services such as HBO-Registered Trademark-, Cinemax-Registered Trademark-, The Movie Channel-Registered Trademark- and Showtime-Registered Trademark-. Additional packages and combinations include superstations, network programming and regional sports offerings. EchoStar plans to package its EchoStar Receiver
System and programming and offer discounts to customers who purchase packages during certain promotions.



    To subscribe to the full complement of services offered by current DBS service providers, including DirecTv and USSB, a consumer would be required to pay approximately $65 per month. DirecTv predominately markets a package of services available at a price point of $29.95 per month, although other packages are available, including a more limited selection of "basic cable" channels for $19.95. USSB predominately markets a tier of popular basic services for $7.95 per month and premium service packages ranging from $10.95 to $34.95 per month. EchoStar's America's Top 40-SM- programming package includes the best of DirecTv's and USSB's basic programming, plus The Disney
Channel-Registered Trademark-, for less than $20 per month. EchoStar offers comparable programming for less than $50 per month. In addition, DISH Network-SM- subscribers receive a single bill for all programming services while subscribers to DirecTv and USSB receive two bills. Currently, DirecTv offers subscribers the NFL Sunday Ticket-TM- and USSB offers Flix-TM-, both channels which are available to those service providers on an exclusive basis. The suggested retail price to the consumer of satellite receiver systems offered by EchoStar and DirecTv generally are comparable. See "-- EchoStar Receiver Systems."



    EchoStar's program offerings also include additional channels with regional sports, niche programming, educational and cultural programming, shopping services, pay-per-view options and certain subscriber selected programming. In addition to these offerings, The DISH Network-SM- service includes: (i) "Superstations," such as KTLA, WGN and WPIX; and (ii) network feeds of ABC, NBC and CBS from various time zones plus Fox and PBS. With the launch of EchoStar II, EchoStar expects to further expand its DISH Network-SM- program offerings to include: (i) additional multiplexed premium services; (ii) additional regional sports services; (iii) expanded pay-per-view options; (iv) out-of-market professional and college sports programming; (v) international programs; and
(vi) niche programming, including business programming. EchoStar is finalizing agreements with major production studios, including Disney, Paramount, Warner Brothers, Columbia TriStar, Sony and Universal Studios, to provide pay-per-view movies and events. EchoStar has dedicated six channels for pay-per-view movies on EchoStar I, and expects to expand to 20 to 40 channels upon the successful deployment of EchoStar II. Pay-per-view options may include first run movies, live sporting and entertainment events. These video offerings are complemented with compact disc quality audio programming provided by Muzak as well as library and other data services, such as financial and weather information.


ECHOSTAR RECEIVER SYSTEMS


    DISH Network-SM- programming is available to any subscriber who purchases or leases an EchoStar Receiver System. A typical EchoStar Receiver System includes an 18-inch satellite receiver dish, a receiver, which processes and descrambles signals for television viewing, a remote control and related components. The EchoStar Receiver System is also fully compatible with local broadcast signals. The EchoStar Receiver System is generally available in a standard and premium model. The premium model includes a universal UHF remote, an expanded favorite channel list and a high speed data port, all features not available on the standard model.



    Households can receive local broadcast signals, either through a standard television antenna (a traditional rooftop or set-top antenna) or by subscribing to basic cable and can also switch between DBS signals and local programming signals using the remote control. According to the industry


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

research, approximately 76% of DBS households currently receive local programming signals from standard television antennas. Following the launch of EchoStar II, EchoStar also expects to make available a system that will permit subscribers to watch different channels on multiple televisions simultaneously. The suggested retail price for an EchoStar Receiver System is currently between $499 and $599, depending on the model selected, among other factors. EchoStar is currently test marketing a special promotion in a limited number of markets pursuant to which customers are able to purchase a discounted package, including an EchoStar Receiver System and annual programming package, for as low as $499, which is approximately $300 below the suggested retail price. EchoStar believes the suggested retail price of a DSS satellite receiver system for DirecTv programming is currently between approximately $499 and $799, although special dealer incentives and promotions may decrease the cost to the customer. Both service providers currently offer system financing to the consumer.


    Authorization information for subscription programming is expected to be stored on microchips placed on a credit card-sized access, or smart card. The smart card, which can easily be updated or replaced periodically at low cost, provides a simple and effective method to authorize and deauthorize subscription programming. If the receiver's smart card is authorized for a particular channel, the data is decrypted and passed on for audio and video decompression. After decompression, the digital audio and video are reconstructed into analog format for display on a standard television set.

    The EchoStar DBS System integrates a number of technological advances, including digital audio and video compression. The combination of these elements in the EchoStar DBS System is intended to provide the consumer with affordable access to a broad spectrum of entertainment and informational products, home shopping and similar services, educational services and databases.

    EchoStar does not manufacture EchoStar Receiver Systems directly. Instead EchoStar has contracted for the manufacture of EchoStar Receiver Systems with high-volume contract electronics manufacturers. EchoStar has entered into agreements with SCI and Sagem to manufacture MPEG-2 DBS receivers in quantities which EchoStar believes will be adequate to meet anticipated demand during 1996. EchoStar is also in negotiations with several brand name consumer electronics manufacturers to produce receivers for use with the DISH Network.

    EchoStar also acted as an agent for the sale of DBS programming offered by a current DBS competitor through the end of 1995. EchoStar will continue to distribute satellite receivers manufactured for that competitor's DBS system ("Competitor DBS Receivers") in 18 states until all current inventory is sold or returned.

FINANCING

    EchoStar offers consumers the opportunity to lease or finance their EchoStar Receiver Systems, including installation costs and certain programming packages, on competitive terms. EchoStar has agreements with major consumer finance groups to make consumer credit available to EchoStar customers. All EchoStar financing is provided by third parties and is generally non-recourse to EchoStar. Under EchoStar's revolving charge plan, customers are issued a DISHTM private label credit card allowing them to increase service levels at any time.

INSTALLATION

    During 1994, EchoStar began increasing its presence in the DTH and commercial satellite receiver installation business. Approximately 35 employees were hired during 1995, and more are expected to be hired during 1996 if anticipated demand for dependable high volume DTH and commercial satellite installations materializes, and the number of experienced satellite retailers continues to decline. By offering local satellite retailers the opportunity to become associated with a nationwide installation group, EchoStar intends to make installation business available to retailers that they would not otherwise have the ability to obtain. Similarly, based on its industry strength, EchoStar expects that businesses with nationwide installation needs will select EchoStar for installation services.

OTHER COMPONENTS

    SUBSCRIBER MANAGEMENT. EchoStar has entered into an agreement with Cable Services Group, Inc. ("CSG") to provide subscriber management, billing and remittance services for Dish Network-SM- subscribers. Under the terms of the agreement, EchoStar is also provided with access to a subscriber management system maintained by CSG which facilitates the authorization of particular programming and the issuance of updated access cards, and coordinates billing and renewal functions.

    CUSTOMER CARE CALL CENTER. EchoStar has entered into an agreement with EDS to provide customer call center operations. These operations complement those currently managed by EchoStar, while greatly expanding service capacity. Potential and existing subscribers can call a single phone number to receive assistance for hardware, programming, installation or service.

    DIGITAL BROADCAST CENTER. The first step in the delivery of satellite programming to the customer is the uplink of that programming to the satellite. Uplink is the process by which signals are received from either the programming originator or distributor and transmitted to a satellite. EchoStar recently constructed a digital broadcast center in Cheyenne, Wyoming that uplinks programming to EchoStar's satellites. The digital broadcast center contains fiber optic lines and downlink antennas to receive programming and other data at the center, as well as a number of large uplink antennas and other equipment necessary to modulate and demodulate the programming and data signals. The compression and encryption of the programming signals will also be done at this center.

    The real estate underlying the digital broadcast center was deeded to a subsidiary of EchoStar by a quasi-governmental economic development entity for nominal consideration.

    CONDITIONAL ACCESS SYSTEM. EchoStar has contracted with Nagra Plus, SA to provide access control systems, as well as smart cards used with each EchoStar Receiver System necessary to receive the authorization code. The access control system is central to the security network that prevents unauthorized viewing of programming. In the event the equipment or access control systems fail to perform as intended, EchoStar's plan of operations would be adversely affected. EchoStar believes the vendor it has chosen is highly qualified, and has confidence that the access control system will adequately prevent unauthorized access to programming. Further, the receiver has been designed with the flexibility to completely change the access control system in the event of a security breach. However, the technology is still relatively new and success is not an absolute certainty. In the event that such systems or products fail to operate as intended, EchoStar's business would be adversely affected if the vendors could not rapidly implement corrective measures.

    COMPRESSION SYSTEM. EchoStar has entered into an agreement with DiviCom, Inc. to provide the necessary equipment to digitize, compress and encrypt the analog signals transmitted by programmers to EchoStar's digital broadcast center. Digitized signals are then multiplexed and modulated into an MPEG-2 transport stream for transmission to EchoStar's satellites. Once a customer has ordered programming from EchoStar, an authorization code is transmitted to the customer's satellite receiver, allowing the customer to receive the programming within seconds after placing the order.

    TRACKING, TELEMETRY AND CONTROL OF SATELLITES AFTER LAUNCH. Once a satellite is placed at its orbital location, ground stations control it until the end of its in-orbit lifetime. EchoStar has entered into an agreement with AT&T to provide TT&C services with respect to EchoStar I and EchoStar II, including orbital analysis and satellite engineering. The agreement terminates upon the later to occur of December 31, 2005 or the end of the useful life of EchoStar II. The agreement limits the liability of AT&T in the event it negligently performs its services under the agreement or otherwise terminates the agreement prior to the expiration of its term. It is expected that such risks will be covered by in-orbit insurance; however, no assurances can be given that such insurance can be obtained on commercially reasonable terms.

    While TT&C services have not yet been procured for EchoStar III or EchoStar IV, EchoStar believes that these services can be timely obtained from a number of vendors.

DBS AND OTHER PERMITS


    EchoStar's subsidiaries have been assigned 21 DBS frequencies at 119 DEG. WL, one of the three U.S. licensed orbital slots that provide full CONUS coverage. Of these frequencies, eleven are held by EchoStar Satellite Corporation ("ESC"). Eleven of the 16 transponders on EchoStar I will be utilized to operate those frequencies. Ten frequencies were acquired as a result of a merger between DirectSat and a subsidiary of EchoStar, which was consummated in December 1994. Ten of the sixteen transponders on EchoStar II will be utilized to operate these frequencies. In addition, EchoStar has received an STA from the FCC to operate the remaining five frequencies (approximately 30 additional video channels for a total of approximately 100 video channels) on EchoStar I. The STA expires August 31, 1996 unless extended. There can be no assurance that EchoStar will be permitted to operate the additional five transponders after that period.


    In addition to its frequencies at 119 DEG. WL, DirectSat has been assigned 11 frequencies at 175 DEG. WL, and EchoStar expects to be assigned an additional ten frequencies at 175 DEG. WL provided the FCC finds that ESC has a firm contract for the construction of a satellite at this orbital slot, but there can be no assurance in this regard. While a firm business plan has not yet been finalized, these frequencies could be used to provide a high power DBS service to the Western continental U.S., Hawaii and Alaska, and could also be potentially valuable as a link for the provision of programming between the United States and the Pacific Rim, if FCC and ITU coordination can be arranged.


    EchoStar currently owns approximately 40% of the outstanding common stock of DBSC, which holds a conditional satellite construction permit and specific orbital slot assignments for eleven DBS frequencies at each of 61.5 DEG. WL and 175 DEG. WL. EchoStar expects to acquire 100% of DBSC pursuant to the DBSC Merger. The DBSC Merger has been approved by DBSC's shareholders. FCC Approval of the DBSC Merger is also required, and has been applied for. The deadline for filing oppositions to the DBSC Merger with the FCC was March 15, 1996. EchoStar is aware of only one opposition, which was filed by the CPT. EchoStar believes that the FCC has previously considered and rejected issues similar to the arguments raised by CPT and that the filing of the CPT opposition does not materially decrease the likelihood that the FCC will approve the DBSC Merger.


    Assuming FCC approval and consummation of the Merger, EchoStar will hold, through its DBSC subsidiary, the construction permit and slot assignments for these frequencies. In connection with the DBSC Merger, EchoStar expects to issue approximately 658,000 shares of its Class A Common Stock to DBSC shareholders in exchange for all of the DBSC stock that it does not already own.

    ESC's, DirectSat's and DBSC's permits are subject to continuing due diligence requirements imposed by the FCC. See "--Governmental Regulation--FCC Permits and Licenses." Each company's applications to extend their DBS permits have been conditionally approved by the FCC and are subject to further FCC and appellate review, but there can be no assurance that the FCC will determine in the future that ESC, DirectSat or DBSC have complied with the due diligence requirements. Failure to comply with due diligence requirements could result in the revocation of DBS permits.


    During January 1996, the FCC held an auction for 28 frequencies at the 110 DEG. WL orbital slot and 24 frequencies at the 148 DEG. WL orbital slot. At the FCC Auction, EchoStar entered the high bid of $52.3 million to acquire a DBS construction permit for the use of 24 frequencies at the 148 DEG. WL orbital slot. To participate in the FCC Auction, EchoStar deposited $12 million with FCC. If the construction permit is granted, EchoStar will be required to pay the remainder of the purchase price for the 148 DEG. WL orbital slot. EchoStar will be required to complete construction of that satellite within four years of the permit grant, and the satellite must be in operation within six years of the grant.



    EchoStar has an application pending before the FCC for a two satellite U.S. FSS Ka-band system and a two satellite extended Ku-band satellite system. EchoStar has been granted a license for a two satellite FSS Ku-band system, which is conditioned on EchoStar making an additional financial showing. There can be no assurance the FCC will consider EchoStar's additional showing to be adequate. If the pending applications are granted, and EchoStar successfully constructs and launches FSS, extended Ku-band and Ka-band satellites, those satellites might be used to complement EchoStar DBS System programming, or for a variety of other uses. It is possible that the unique FSS Ku-band and Ka-band orbital locations requested by EchoStar and others could permit construction of satellites with sufficient power to allow dish sizes comparable to DBS. All of these projects are in an early stage of development and there is no assurance that EchoStar's applications will be granted by the FCC or that, if granted, EchoStar will successfully exploit the resulting business opportunities. All of these applications are currently being challenged by several companies with interests adverse to EchoStar's.


    An 80% owned subsidiary of EchoStar has applied for construction permits and authorizations to operate a six satellite low earth orbit satellite system. While primary applications for that system are unrelated to DBS, it is possible that the system could serve as a path for wireless communication with EchoStar DBS customers, particularly for periodic polling of units for pay-per-view purchases and relative rapid feedback on viewer pay-per-view buy rates and preferences. This project is in an early stage of development and there is no assurance that EchoStar's application will be granted by the FCC or that, if granted, EchoStar will successfully exploit the resulting business opportunity.

THE SATELLITES

    EchoStar I and EchoStar II are Martin Marietta Series 7000 satellites equipped with 16 Ku-band transponders, each with 130 Watts of power, approximately eight times the power of typical C-band transponders. EchoStar III is a Marietta Series 2100AX satellite equipped with 3,840 Watts of power which can be divided among 16 to 32 Ku-band transponders. Each transponder will be capable of handling analog video channels or multiple digital video, audio and data channels. The satellites have a minimum design life of 12 years and an estimated orbital life of 15 years or more if optimally deployed. The Satellite Contracts provide for the construction and delivery of multiple high powered DBS satellites and related services.

    All pre-launch payments due to Martin Marietta with respect to EchoStar I and EchoStar II were made. The remainder of the aggregate purchase price for each satellite is required to be paid, with interest at the prime rate, over a period of five years after the delivery and launch of each satellite (the "Deferred Payments"); provided, however, if EchoStar II is not launched within 180 days after delivery by Martin Marietta, EchoStar is required under the Satellite Contracts to begin making the Deferred Payments. The majority of the purchase price for EchoStar III is required to be paid in monthly payments during construction. Deferred Payments in an amount approximately equal to 20% of the aggregate Deferred Payments for EchoStar I and EchoStar II, are also available for EchoStar III on similar terms.


    The contracts for construction for EchoStar I and EchoStar II contain clauses providing for penalties for late delivery by Martin Marietta of the satellites. EchoStar is currently negotiating the contract provisions to determine what, if any, penalties will be paid by Martin Marietta for any late delivery.


    Except under limited circumstances, Martin Marietta generally owns each satellite it constructs for EchoStar, and the components thereof, until the launch of each satellite. As security for the portion of the Deferred Payments due to Martin Marietta with respect to EchoStar I and EchoStar II, Dish, Ltd. has: (i) granted to Martin Marietta a security interest in substantially all assets of Dish, Ltd. and its subsidiaries, other than the stock of the subsidiaries and proceeds derived from the sale of the 1994 Notes, subordinate to the first security interest in the assets of ESC granted to the Trustee under the 1994 Indenture, and to the liens granted to any commercial bank which provides a revolving credit facility to Dish, Ltd., except that such security interest ranks pari passu with the security interest in the assets of ESC granted for the benefit of the holders of the 1994 Notes with respect to $30.0 million of the Deferred Payments; and (ii) caused Dish, Ltd. and its subsidiaries to guarantee payment in full of the Deferred Payments. Following any default on the Deferred Payments, Martin Marietta is prohibited from realizing on any of the collateral for a period of at least five years following consummation of the 1994 Notes Offering, and in any event for 180 days following such default. Martin Marietta also has a security interest in certain assets of EchoStar's subsidiaries other than ESC, which lien ranks senior to the lien on such assets granted for the benefit of the holders of the 1994 Notes.

    Thirty days prior to launch, EchoStar will also be required to provide Martin Marietta with adequate security for the EchoStar III Deferred Payments.

SATELLITE LAUNCHES


    EchoStar has entered into a contract for Arianespace to launch EchoStar II from Korou, French Guiana in September 1996 (the "Arianespace Contract"). The Arianespace Contract also provides the potential for the EchoStar launch to occur during August 1996 if earlier scheduled launches are accelerated or delayed. The Arianespace Contract contains provisions entitling either party to delay the launch in limited circumstances, subject to the payment of penalties in some cases. Pursuant to the Arianespace Contract, as of June 7, 1996, EchoStar has paid approximately $43.4 million to Arianespace.


    EchoStar has the right, in its sole discretion, to terminate the Arianespace Contract at any time subject to forfeiture of certain amounts paid to Arianespace. In addition, EchoStar has the right to terminate the Arianespace Contract and receive a full refund of all amounts paid to Arianespace if the total launch delays caused by Arianespace exceed certain periods specified in the Arianespace Contract.


    The launch is nominally scheduled to be performed on a dedicated Ariane-4 launch vehicle. Ariane is generally perceived by the international launch insurance community as being among the most reliable launch providers today and the success rate for Ariane-4 launches is higher than industry norms. This launch vehicle has a success rate of over 90%. The launch of Arianespace's new Ariane-5 launch vehicle, on June 4, 1996, was not successful. The Ariane-5 launch vehicle is significantly different than the Ariane-4 launch vehicle.
Although the specific cause of the Ariane-5 launch failure has not been determined, if it is determined that the launch failure is unrelated to Ariane-4, EchoStar does not believe that the launch failure of the Ariane-5 launch vehicle will delay the launch of EchoStar II. However, any significant delay in the launch of EchoStar II would have an adverse affect on EchoStar.


    EchoStar II was originally schedule to be launched by Great Wall. EchoStar I was successfully launched by Great Wall in December 1995. The total price for the Great Wall launch was approximately 60% of the Ariane launch price. Payments will be due monthly, and in contrast to the Great Wall launch, all payments to Ariane will be due prior to the launch date.


    EchoStar notified Great Wall of its decision to terminate the launch of EchoStar II with Great Wall. EchoStar applied $15.0 million previously paid Great Wall in connection with this launch to the final $15.0 million owed Great Wall related to the launch of EchoStar I. In May 1996, EchoStar received a refund of the remaining $4.5 million previously paid Great Wall in connection with the second launch.



    EchoStar has entered into a contract for launch services with Lockheed for the launch of EchoStar III from Cape Canaveral Air Station, Florida during the period of September 1997 through November of 1997, subject to delay or acceleration in certain circumstances (the "Lockheed Contract"). The Lockheed Contract provides for launch of the satellite utilizing an Atlas IIAS launch vehicle. As of June 7, 1996, EchoStar has made the initial payment of $5.0 million and the remaining price is payable in installments in accordance with the payment schedule set forth in the Lockheed Contract. Under that schedule, substantially all of the price is required to be paid before the launch.

    EchoStar has the right, in its sole discretion, to terminate the Lockheed Contract at any time subject to forfeiture of certain amounts paid to Lockheed. In addition, EchoStar has a right to terminate the Lockheed Contract and receive a full refund for all amounts paid to Lockheed if the total launch delays (except certain excusable delays) caused by Lockheed exceed 12 months.

    EchoStar has contracted with LKE for the launch of an additional satellite during 1998 from the Kazakh Republic, a territory of the former Soviet Union, utilizing a Proton launch vehicle. Either party may request a delay in the relevant launch period, subject to the payment of penalties based on the length of the delay and the proximity of the request to the launch date.

    EchoStar has the right, in its sole discretion, to terminate the LKE Contract at any time, subject to the forfeiture of certain amounts paid to LKE. In addition, EchoStar has the right to terminate the LKE Contract and receive a full refund of all amounts paid to LKE in certain circumstances, including: (i) a launch delay caused by LKE which exceeds nine months from the last day of the original launch period; (ii) an increase in the price or change in payment or other terms necessitated by compliance with, or implementation of, the trade agreement between the United States and Russia; (iii) EchoStar's inability to obtain necessary export licenses; (iv) the failure of Proton launch vehicles; and (v) EchoStar's inability to procure launch insurance on commercially reasonable terms. In the event termination of the LKE Contract is caused by the failure of Proton launch vehicles, however, LKE would be entitled to retain up to $15.0 million, depending on the number and proximity of Proton failures to EchoStar's scheduled launch.


    EchoStar expects to launch on a Proton D-le four stage launch vehicle. Astra 1F, the first commercial launch on a Proton D-le, was successfully launched on March 27, 1996. LKE currently has contracts providing for the launch of at least five non-EchoStar western satellites through 1997.


INSURANCE

    Under the terms of the Satellite Contracts, Martin Marietta bears the risk of loss of the EchoStar satellites during the construction phase up to launch. At launch, title and risk of loss pass to EchoStar, at which time the launch insurance becomes operative. EchoStar contracted for launch insurance coverage for each of EchoStar I and EchoStar II in the amount of $219.3 million and, together with the cash segregated and reserved on its balance sheet, satisfied its current insurance obligations under the 1994 Indenture. While there can be no assurance, EchoStar believes its launch insurers will permit substitution of Arianespace for Great Wall as the launch provider for EchoStar II.

    Thirty days prior to the launch of EchoStar II, EchoStar is required to certify to the Trustee under the 1994 Indenture that it has launch insurance, cash and cash equivalents in an amount at least equal to one-half of the accreted value of the 1994 Notes then outstanding plus the amount of Deferred Payments with respect to the satellite.

    The launch insurance policy covers the period between launch through completion of testing and commencement of commercial operations. The policy protects against losses resulting from the failure of a satellite to achieve its proper orbit parameters or to perform in accordance with the satellite's operational performance parameters. The 1994 Indenture also requires in-orbit insurance to be kept in force for EchoStar I and EchoStar II in specified amounts.

    The launch insurance policy contains, and the insurance policy with respect to in-orbit operation is expected to contain, standard commercial satellite insurance provisions, including a material change condition, that would result in the cancellation of insurance or alter the effective rate depending upon the success or failure of other launches by Arianespace, and customary exclusions, including for: (i) military or similar actions; (ii) laser, directed energy, or nuclear anti-satellite devices; (iii) insurrection and similar acts; (iv) governmental confiscation; (v) nuclear reaction or radiation contamination; (vi) willful or intentional acts of EchoStar or its contractors; (vii) loss of market, loss of revenue, extra expenses, incidental and consequential damages; and (viii) third-party claims against EchoStar.

    EchoStar  has procured insurance for the  launch of EchoStar III or EchoStar
IV. The 1996 Indenture requires EchoStar to obtain in-orbit insurance for EchoStar III, in an amount equal to the cost to construct, launch and insure EchoStar III (in the case of in-orbit insurance with a deductible no greater than 20%).


OTHER PRODUCTS AND RELATED SERVICES

    EchoStar currently offers a broad range of products, from approximately $250 DTH systems in Europe that can receive signals from only one or two co-located satellites, to approximately $3,000 systems at retail that are capable of receiving signals from 20 or more satellites. Principal product lines include EchoStar-Registered Trademark-, HTS Premier-TM- and HTS Tracker-TM- name brands, with good, better and best options typically available for each line and each geographic reception area. EchoStar sold approximately 462,000 satellite receivers worldwide in 1995. EchoStar's sales of DTH products are somewhat seasonal, with higher domestic sales normally occurring in the late summer and fall months in advance of increased consumer programming demand during the fall and winter months.

DOMESTIC

    Satellite retailers have historically sold large C-band satellite receiver systems to consumers in rural areas through store fronts or small home-based businesses. The decline in the number of conventional satellite retailers in the United States, which form the core of EchoStar's distribution system, was significant during 1995 and is expected to continue in 1996 as a result of competition from the sale of DBS systems through consumer electronic outlets. Those satellite retailers which are not marketing DBS systems may be particularly vulnerable. However, new satellite retailers continue to enter the market, which partially offsets the decline.

INTERNATIONAL


    EchoStar's international product line includes a broad range of DTH and commercial satellite equipment and accessories, including satellite receivers, integrated receiver decoders, antennas, actuators, feeds and LNBs. During 1995, the equipment was distributed, primarily with the EchoStar-Registered Trademark-brand name, through EchoStar's distribution centers. EchoStar's products are tailored to each country's standard television formats. In addition, on-screen instructions and pre-programmed channels are available in a variety of languages. EchoStar's international receivers can process C-band and Ku-band signals with both 110- and 240-volt power sources and have been designed to withstand the fluctuating power sources often found in developing countries.


PROGRAMMING

    Since 1986, EchoStar has acquired programming directly from top programmers, and packaged and distributed that programming throughout the United States to C-band system users through EchoStar's independent retailer network. EchoStar has nonexclusive affiliation agreements for the distribution of most top programming available from domestic satellites, including
CNN-Registered Trademark-, USA-Registered Trademark-,
ESPN-Registered Trademark-, TBS-TM-, The Discovery
Channel-Registered Trademark-, TNT-TM-, HBO-Registered Trademark-, Showtime-Registered Trademark-, MTV-Registered Trademark-,
A&E-Registered Trademark-, The Disney Channel-Registered Trademark-, national networks, "Superstations" and other "best of cable" programming.

FINANCING

    Through financing arranged by EchoStar, consumers are able to finance their DTH-related product and service home entertainment purchases in a single package. Credit approval is often granted while customers are still in a dealer's showroom, and funds are customarily forwarded to dealers within 24 hours of receiving the original completed loan documents. EchoStar's consumer financing arrangement allows "one-stop shopping" for equipment, programming and installation services, while avoiding many of the risks inherent in financing consumer receivables.

    EchoStar also offers an option to lease DTH-related equipment for up to a seventy-two month period, and to obtain programming during the lease term, for one fixed monthly payment. The leases contain an annual purchase option allowing the customer to purchase the equipment for a predetermined amount. The lease program helps EchoStar compete more effectively and thereby increase sales and customer loyalty.

SALES AND MARKETING

DBS

    EchoStar has developed a comprehensive marketing strategy designed to promote the EchoStar DBS System under the DISH Network-SM- brand name and distinguish itself from cable and other DBS providers. The first phase of the strategy is designed to build market awareness of the DISH Network-SM-, reinforce EchoStar's historical presence in the satellite industry and focus the market's attention on EchoStar's goal of "A Dish in Every Home."

    EchoStar's marketing strategy includes national and regional broadcast and print advertising, promoting the benefits of the DISH Network-SM-, to support the initial nationwide product rollout. EchoStar has engaged a national advertising agency to develop, produce and place all radio, television and print advertising spots. The media campaign is expected to begin during mid-1996. In addition, comprehensive dealer guides describing all aspects of the DISH Network-SM- and its integrated product lines (programming, hardware, financing and installation) will be delivered to distributors during nationwide educational seminars. EchoStar will continue offering a high level of retail support, and will provide comprehensive point of sale literature, product displays, demonstration kiosks and signage for retail outlets. EchoStar also provides a promotional channel as well as a programming subscription for in-store viewing. EchoStar's mobile sales and marketing team will visit retail outlets on a regular basis to reinforce training and ensure point-of-sale needs are quickly fulfilled. A DISH Network merchandise catalogue will also be available for distributors to add to their promotional materials.

    EchoStar offers a commission program that it believes is competitive with that offered by other DTH operators. The program pays qualified distributors and retailers a percentage of programming revenues generated by subscribers to whom they sell EchoStar Receiver Systems. Commissions will be earned by distributors and retailers over an extended period and will be paid regularly.

    Following the initial nationwide launch of service, EchoStar will continue to place national and regional broadcast and print advertisements, provide retail support, and offer co-operative marketing campaigns with distributors on an ongoing basis. One channel of programming is provided on the DISH Network-SM-to educate subscribers on additional services and promotions.

    EchoStar intends to utilize its existing nationwide network of approximately 3,000 independent distributors and retailers to market and distribute EchoStar Receiver Systems and programming services to its target markets. EchoStar also intends to distribute EchoStar Receiver Systems through consumer electronics outlets in conjunction with brand name consumer electronics manufacturers, or under its own brand name. EchoStar also intends to expand into other, less traditional distribution channels. Based on its knowledge of these distribution channels from its marketing of C-band DTH products and services domestically over the last 15 years and its marketing of DBS products in Europe and the United States, EchoStar believes it will be able to optimize the marketing of its DBS products and services to distinguish itself from other DBS suppliers.

    Considerable consumer education was required to develop the market for DBS service. The initial entrants into the DBS market have incurred the greatest educational burden because they introduced DBS to consumers.

OTHER PRODUCTS AND SERVICES

    EchoStar's DTH sales and marketing efforts are concentrated in three geographic regions: the Americas, Europe and Asia. The corporate marketing department, located at EchoStar's corporate headquarters in Englewood, Colorado, supports regional efforts by coordinating research, strategy, promotion, pricing, advertising and new product development. EchoStar focuses on marketing and distributing its DTH products and services, programming services and consumer financing services through its independent retailer network. EchoStar also provides its independent retailer network with marketing support ranging from cooperative advertising funds to customized advertising campaigns.

RESEARCH AND DEVELOPMENT AND MANUFACTURING

    Satellite receivers designed by EchoStar's research and development group have won numerous awards from dealers, retailers and industry trade publications. EchoStar's research and development personnel focus on shaping the EchoStar and HTS product lines to meet specific consumer needs and to compete effectively against products designed and manufactured by larger consumer electronics companies. In addition to overseeing the manufacture of its own products, EchoStar has also acted as the original equipment manufacturer of satellite receivers for other large retailers and manufacturers. EchoStar's quality assurance standards require all EchoStar product models to undergo extensive testing. EchoStar also sets and enforces product design and quality assurance requirements at non-EchoStar manufacturing facilities in the United States, France, Hong Kong, Korea, China, Malaysia, India and the Philippines.

COMPETITION

    Each of the businesses in which EchoStar operates is highly competitive. EchoStar's existing and potential competitors comprise a broad range of companies offering video, audio, data, programming and entertainment services. EchoStar also faces competition from companies offering products and services that perform similar functions, including companies that offer hardwire cable television products and services, wireless cable products and services, DTH products and services, as well as DBS programming and other satellite programming, and companies developing new technologies. Many of EchoStar's competitors have substantially greater financial and marketing resources than EchoStar. EchoStar expects that quality and variety of programming, quality of picture and service and cost will be the key bases of competition. See "Risk Factors -- Competitive Nature of the Industry."

DBS INDUSTRY

    CABLE TELEVISION. Cable television service is currently available to approximately 90% of the approximately 96 million U.S. television households. The cable television industry in the United States currently serves approximately 61 million subscribers, representing approximately 64% of U.S. television households. As an established provider of programming, cable television is a formidable competitor for many programming services, offering 30 to 80 channels at an average monthly subscription price of approximately $33. While cable companies service a majority of the United States television households today, EchoStar believes the cost to cable companies to upgrade their coaxial systems to offer expanded digital video and audio programming similar to that to be offered by DBS operators will be at least $500 per subscriber, or approximately $30.5 billion nationwide. Upgrading those systems to fiber optic technology could require a substantially greater investment. Such upgrades, if undertaken, are expected to take five to ten years to complete industry-wide. As a result, EchoStar believes that there will be a substantial delay before cable systems can offer programming services equivalent to satellite television providers on a national basis and that many cable systems may never be upgraded. EchoStar intends to specifically target markets served by such systems.

    The DISH Network-SM- will encounter a number of difficulties competing with cable television technology and substantial competition is expected in the overall market for television households. Cable television has an entrenched position in the domestic consumer marketplace. EchoStar believes that anticipated advances of cable television, such as interactivity and expanded channel capacity, may not be widely available in the near term at a reasonable cost to the consumer. If the substantial capital costs of those advances, when available, are passed on to the consumer, it will ultimately enhance the attractiveness of low cost DBS programming.


    Up-front costs are also a potential disadvantage of a DBS system. Although the initial retail price of an EchoStar Receiver System is currently between approximately $499 and $599, depending on the features selected by the customer, among other factors, EchoStar believes that technological advances and market growth of DBS will eventually reduce the retail cost of DBS receiving equipment. EchoStar intends to mitigate this disadvantage by offering lease and finance options structured to produce minimum monthly payments competitive with cable rates. In addition, dealer incentives and EchoStar sponsored promotions may reduce the actual cost of an EchoStar Receiver System below the suggested retail price. While the initial cost required to receive Dish Network-SM- programming may reduce the demand for EchoStar Receiver Systems, EchoStar is currently test marketing a special promotion in a limited number of markets pursuant to which customers are able to purchase a discounted package, including an EchoStar Receiver System and annual programming package for as low as $499, which is approximately $300 below the suggested retail price. If EchoStar elects to expand the promotion nationwide for an extended period, or if market conditions force it to do so, the initial capital investment relative to cable will be greatly reduced, but EchoStar's subscriber acquisition costs will substantially increase.


    Since reception of DBS signals requires line of sight to the satellite, it may not be possible for some households served by cable to receive DBS signals. In addition, the DISH Network-SM- will not be available to households in apartment complexes, or other multiple dwelling units that do not facilitate or allow the installation of the EchoStar Receiver System.

    Many of the largest cable systems in the United States have announced plans to offer access to telephony services through their existing cable equipment, and have entered into agreements with major telephony providers to further these efforts. In some cases, certain cable systems have actually commenced trials. If these trials are successful, many consumers may find cable service to be more attractive than DBS for the reception of programming.

    OTHER DBS OPERATORS. In addition to EchoStar, several other companies have DBS authorizations and are positioned to compete with EchoStar for home satellite subscribers. DirecTv has channel assignments at what is recognized as a strategic orbital slot due to its position over the central United States. DirecTv successfully launched its first DBS satellite in December 1993, its second satellite in August 1994 and a third satellite in June 1995 as an in-orbit spare. That satellite might also be operated by DirecTv to provide additional capacity, thereby making DirecTv more attractive to potential consumers. USSB owns five transponders on DirecTv's first satellite and offers a programming service separate from DirecTv's service, with programming not available from DirecTv. Affiliates of the National Rural Telecommunications Cooperative have acquired territories in rural areas of the United States as distributors of DirecTv programming.

    AT&T and DirecTv have an exclusive agreement for AT&T to market and distribute DirecTv's DBS service. As part of the agreement, AT&T made an initial investment of approximately $137.5 million to acquire 2.5% of the equity of DirecTv with an option to increase its investment to up to 30% over five years. This agreement provides a significant base of potential customers for the DirecTv DBS system and allows AT&T and DirecTv to offer customers a package of digital entertainment and communications services. As a result, EchoStar is at a competitive disadvantage marketing to these customers. AT&T and DirecTv also announced plans to jointly develop new multi-media services for DirecTv under the agreement. The AT&T and DirecTv agreement will increase the competition EchoStar encounters in the overall market for pay television customers.


    In the FCC Auction, MCI entered the winning bid of $682.5 million to acquire the permit for 28 of 32 frequencies at the 110 DEG. WL orbital slot. MCI and News announced that they have formed a joint venture to build and operate a DBS system at 110 DEG. WL. The permit will give MCI and News the capacity to offer over 200 channels of digital video programming. MCI is expected to take responsibility for developing business communication services and News is expected to be responsible for consumer services. MCI and News expect that building and launching the satellites for their system will cost an additional $1 billion and that DBS services will be offered to consumers and businesses in approximately two years. However, if MCI and News acquire satellites which have already been constructed, service could begin sooner. MCI and News have substantially greater resources than EchoStar and their joint venture will increase the competition EchoStar encounters in the overall market for pay television customers.

    PrimeStar currently offers medium power Ku-band programming service to customers using dishes approximately three feet in diameter. In addition, PrimeStar is believed to be the programming operator that will utilize existing DBS authorizations of Tempo DBS, Inc. ("Tempo"). TCI, which is the largest cable television company in the United States, is currently constructing two satellites that will be ready for launch in 1996 and either of which could be utilized to offer DBS service from Tempo's orbital slot at 119 DEG. WL. PrimeStar has the right to offer DBS programming services from these satellites. Alternatively, PrimeStar may offer FSS service via its satellites provided by GE Americom or others. In mid-1994, TCI and Tempo entered into an agreement with Advanced Communications Corporation ("Advanced") whereby Tempo would purchase Advanced's FCC permit at 110 DEG. WL and lease the capacity available under the permit to PrimeStar. In October 1995, however, the FCC revoked Advanced's permit and announced its intention to auction Advanced's DBS channels in January 1996. Appeals are currently pending relating to the FCC's action and EchoStar is unable to predict the outcome of such litigation. It is possible Advanced or other parties may prevail in their appeals challenging the FCC's decision to reclaim Advanced's frequencies at 110 DEG. WL and 148 DEG. WL and, if they do, any award of a construction permit by virtue of the FCC Auction may be rescinded. If PrimeStar successfully launches a high-power DBS satellite, it will become a more significant competitor, as it would have the ability to offer its programming through a high-power DBS system similar to that to be offered by EchoStar. If PrimeStar does not exercise its right, it is expected that TCI will use these satellites to directly enter the DBS programming business, and may launch satellites capable of providing service to the continental United States during 1996. EchoStar is at a competitive disadvantage to PrimeStar with regard to market entry, programming and, possibly, volume discounts for programming offerings, particularly if programming vendors aggregate PrimeStar's DBS customers and cable customers of the PrimeStar partners to obtain volume discounts from programming vendors.

    DirecTv, USSB and PrimeStar have instituted aggressive promotional campaigns marketing their respective DBS and Ku-band service. Their marketing efforts have focused on the breadth of popular programming and cost of service. In the case of DirecTv and USSB, their marketing efforts have been joined by AT&T, RCA, Sony Electronics, Inc. and other manufacturers which market DBS receivers and related components. Several other manufacturers have begun or are expected to begin manufacturing such equipment, including Uniden America Corp., Toshiba America Consumer Products, Inc. and Hughes Network Systems, Inc. PrimeStar currently offers a lease program whereby consumers can lease a PrimeStar system for as little as approximately $1.00 per day (including approximately thirty channels of programming). PrimeStar's lease program is widely credited for the recent success of PrimeStar's Ku-band service. EchoStar currently expects to offer a comparable program to finance or lease an EchoStar Receiver System.

    DirecTv and USSB together offer over 150 channels of DBS video programming. EchoStar currently has the capacity to provide approximately 100 channels of video programming increasing to at least 125 channels of video programming at the time EchoStar II is fully operational. Due to their substantially greater resources, earlier market entry, greater number of channels, manufacturing alliances with low cost, high volume manufacturers with established retail distribution, possible volume discounts for programming offerings, and, in the case of PrimeStar, relationship with cable programmers, EchoStar is at a competitive disadvantage to DirecTv, USSB and PrimeStar. EchoStar believes that it can successfully compete with these companies given, among other things,
EchoStar's:  (i)  lower  cost   structure;  (ii)  programming  strategy;   (iii)
established dealer network; (iv) second generation digital technology, which incorporates world standard full MPEG-2 technology; and (v) intent to license the manufacture of EchoStar Receiver Systems to multiple manufacturers.

    According to trade publications, as of December 31, 1995 DirecTv had approximately 1.2 million subscribers, approximately one-half of whom subscribed to USSB programming, and PrimeStar had approximately 1.0 million subscribers. As a result of the success achieved by each of these programming providers, EchoStar may find it difficult to successfully compete and attract sufficient subscribers to achieve profitability.

    During March 1996, AlphaStar Television Network which is owned by Tee-Comm, began offering DTH programming in the United States on a limited basis, and intends to expand to 120 channels later this year, and 200 channels by the end of 1997. The service uses MPEG-2/DVB digital compression technology to receive medium power Ku-band signals via 24 to 36 inch dishes. Although compliance with certain regulatory requirements is necessary for the commencement of service by a Canadian company, the entry of an additional programming provider will result in additional competition for subscribers.

    The FCC indicated that it intends to apply to the ITU for additional orbital locations for use to provide DBS service to the United States. Canada, Mexico and other countries hold the rights to DBS orbital slots which are capable of providing service to the United States. If the FCC moves forward with this initiative or if other countries authorize DBS providers to utilize their orbital slots to serve the United States, additional competition could be created, and EchoStar's spectrum could become less valuable. At this time, EchoStar cannot predict whether the FCC will move forward with this initiative, whether other countries will authorize DBS providers to utilize their orbital slots to serve the United States or whether the FCC initiative or authorizations by other countries will ultimately result in any additional service to the United States.

    The FCC on January 22, 1996, announced its decision to authorize U.S. licensed FSS operators which currently operate internationally to provide wholly domestic service in the United States. The FCC also announced its intention to address at a later date issues relating to the provision of wholly domestic U.S. service by signals originating in foreign countries, whether via U.S. or non-U.S. satellites. In the event U.S. licensed FSS operators which currently operate internationally decide to provide programming wholly in the United States or that non-U.S. licensed operators are permitted to provide programming to the United States, the number of competitors offering DTH service in the United States may increase.

    WIRELESS CABLE AND OTHER MICROWAVE SYSTEMS. There are approximately 180 wireless cable systems presently operating in the United States. Wireless cable served approximately 710,000 subscribers at the end of 1995. Typically, these systems offer 20 to 40 channels of programming, which may include local programming; however, these systems will require large capital expenditures to upgrade to digital compression technology to compete effectively with DBS. Wireless cable also requires direct line of sight from the receiver to the transmitter tower, which creates the potential for substantial interference from terrain, buildings and foliage in the line of sight. Certain wireless cable companies may become more competitive as a result of recently announced affiliations with telephone companies. Bell Atlantic Corporation and NYNEX
Corporation have invested $100 million in CAI Wireless Systems, Inc. Also, Pacific Telesis Group has purchased 100% of the equity of Cross Country Wireless.

    TELEPHONE COMPANIES. Certain regional telephone operating companies and long distance telephone companies could become significant competitors in the future, as they have expressed an interest in becoming subscription television and information providers. The legislation recently passed by Congress permits these local telephone companies to provide high-power DBS service, although any telephone company desiring to become a high-power DBS broadcaster would still need to obtain an FCC license for an available orbital location. Certain telephone companies have received authorization to begin test marketing video and other services to their customers in limited geographic areas using fiber optic cable and digital compression over existing telephone lines. The legislation recently passed by Congress removes barriers to entry which previously inhibited, or made it more difficult, for telephone companies to compete in the provision of video programming and information services. As more telephone companies begin to provide cable programming and other information and communications services to their customers, additional significant competition for subscribers will develop. Among other things, telephone companies have an existing relationship with substantially every household in their service area, substantial economic resources, and an existing infrastructure and may be able to subsidize the delivery of programming through their position as the sole source of telephone service to the home.

    VHF/UHF BROADCASTERS. Most areas of the United States are covered by traditional terrestrial VHF/UHF broadcasts that typically offer three to ten channels. These broadcasters are often low to medium power operators with a limited coverage area and provide local, network and syndicated programming. The local content nature of the programming may be important to the consumer, and VHF/UHF programming is typically free of charge. Congress is expected to consider the release of additional digital spectrum for use by these broadcasters later this year.

DTH INDUSTRY

    DTH PRODUCTS. EchoStar faces competition in the sale of satellite receivers in North America from other manufacturers and from other distributors. The North American market is dominated by EchoStar, General Instrument Corporation and Uniden America Corp.

    Most major manufacturers of satellite receivers in North America offer a variety of models, from relatively low priced units to more expensive receivers with a greater number of features. There are few patented components in DTH systems. Competition in the sale of DTH products occurs primarily on quality, price, service, marketing and features. EchoStar believes that it generally competes effectively in all of these areas. In recent years, EchoStar has consistently been highly rated in most of these categories by polls conducted by industry trade publications.

    EchoStar also faces competition in the distribution of DTH systems from approximately 30 distributors in North America. The large number of distributors creates intense competition, primarily on price, marketing and service. EchoStar responds to that competition by offering 24-hour turnaround time on repairs, same day order fulfillment and what it believes to be one of the top satellite retailer incentive programs in the industry.

    In  addition,  EchoStar competes  against  DBS technology  and  medium power
Ku-band DTH systems. DBS and medium power Ku-band satellites use Ku-band frequencies that can be received by significantly smaller dishes and less expensive systems than C-band satellite systems. As a result of the smaller dish size, DBS and medium power Ku-band systems are more widely accepted than C-band systems, particularly in urban areas. DBS and medium power Ku-band competition have negatively affected, and will continue to negatively affect, C-band sales. However, EchoStar believes that many consumers may continue to choose to purchase C-band systems for the next several years because of the remaining orbital life of existing C-band satellites, the amount and quality of programming available and the continuing marketing efforts by programmers and others designed to attract and retain C-band subscribers, among other factors. The decline in the number of C-band sales by EchoStar was partially offset in 1994 and 1995 by the sale of Competitor DBS Receivers, which EchoStar distributed in 18 states.

    Internationally, EchoStar competes against a variety of manufacturers and distributors in different countries. In certain regions, EchoStar has a small market share, while in others, such as Africa, EchoStar believes that it has a larger market share than any of its competitors. In some markets, EchoStar cannot effectively compete due to local restrictions on foreign companies and due to the necessity of using proprietary products for which EchoStar does not hold licenses.

    DTH PROGRAMMING. EchoStar competes with many large DTH program packages, some of whom are affiliated with well known, large program originators, and some of whom are affiliated with cable operators. EchoStar competes by offering promotional programming packages in conjunction with its sales of DTH systems. Since a significant portion of EchoStar's programming sales are generated through DTH retailers, EchoStar also competes for retailer relationships on the basis of commission rates and quality of service offered to the retailer and its customers. In addition, the programming market faces competition from cable television as well as emerging technologies such as DBS services, multichannel, multipoint distribution systems and others. The largest competitors of EchoStar in programming distribution include NetLink Satellite USA, owned by TCI, SuperStar

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
Satellite Entertainment, National Programming Service, Turner Home Satellite, Inc., HBO Direct, Inc. and Showtime Satellite Networks. These competitors have substantially greater financial resources than EchoStar, have substantially more subscribers, and are therefore able to obtain more favorable pricing from programmers compared to EchoStar.

    DTH FINANCING AND LEASING. EchoStar currently offers financing and leasing options in conjunction with its DTH products and services. Other equipment manufacturers and distributors also offer financing to consumers who purchase their products and services. At times, certain of EchoStar's competitors have offered consumers longer amortizations of their loans than EchoStar has offered. Long amortizations are popular with DTH retailers, who can then offer the consumer a lower monthly payment, or a more expensive system for the same payment. EchoStar has experienced a decline in financing revenue due partially to the longer loan amortizations offered by some of EchoStar's competitors. With its new financing arrangements with two national banks and a leasing organization, EchoStar is able to make available financing which it believes is competitive with that available from its competitors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

GOVERNMENT REGULATION
GENERAL

    Authorizations and permits issued by the FCC and foreign regulatory agencies performing similar functions are required for the operation of satellites and other components of the EchoStar DBS System, and the sale of satellite receivers and other EchoStar products in the United States and certain foreign countries. In addition, as the prospective operator of a privately owned United States satellite system, EchoStar is subject to the regulatory authority of the FCC and the International Radio Regulations promulgated by the ITU. As a distributor of television programming, EchoStar is also affected by numerous laws and regulations, including the Communications Act. EchoStar believes that it remains free to set prices and serve customers according to its business judgment, without rate regulation or the statutory obligation under Title II of the Communications Act to avoid undue discrimination among customers, but pursuant to the recently passed telecommunications legislation, EchoStar may be classified as a telecommunications carrier subject to Title II. While EchoStar believes that it is unlikely that such reclassification would increase substantially the regulatory burdens imposed on EchoStar or have an adverse impact on EchoStar's DBS operations, there can be no assurance in this regard. EchoStar also requires import and general destination export licenses issued by the United States Department of Commerce for the delivery of its manufactured products to overseas destinations. Finally, because EchoStar has engaged a foreign launch provider for the EchoStar II satellite, and may engage a foreign launch provider for the EchoStar III or EchoStar IV satellites, United States export regulations apply to the delivery of the satellite and to providing related technical information to the launch provider.

    While EchoStar has generally been successful to date in connection with regulatory compliance matters, there can be no assurance that EchoStar will succeed in obtaining or maintaining all requisite regulatory approvals for its operations, or that it will do so without the imposition of conditions or restrictions on EchoStar.

FCC PERMITS AND LICENSES

    As the operator of a DBS system, EchoStar is subject to FCC jurisdiction and review primarily for: (i) authorization of individual satellites (i.e., meeting minimum financial, legal and technical standards) and earth stations; (ii) avoiding interference with other radio frequency emitters; (iii) complying with rules the FCC has established specifically for holders of U.S. DBS satellite authorizations and receivers; and (iv) complying with applicable provisions of the Communications Act. The FCC has granted a conditional satellite construction permit to EchoStar for two satellites. It has assigned eleven specified frequencies for EchoStar I at an orbital slot at 119 DEG. WL. EchoStar's subsidiary DirectSat has a conditional permit for ten additional frequencies at the same orbital location, one frequency at 110 DEG. WL and eleven frequencies at 175 DEG. WL. These permits are conditioned on satisfaction of ongoing construction and related obligations. There can be no assurance that EchoStar and DirectSat will be able to comply with the FCC's due diligence obligations or that the FCC will determine that they have complied with such due diligence obligations. DirectSat's and EchoStar's permits and extension requests have been and may continue to be contested in FCC proceedings and in court by Dominion, PrimeStar, Advanced, Tempo, MCI, DirecTv and others.

    In November 1994, the FCC approved a merger of DirectSat with a wholly owned subsidiary of EchoStar. While Dominion filed what it styled as comments objecting to the merger, the FCC issued an order approving the merger and EchoStar believes that the likelihood of unfavorable reconsideration of the order approving the merger is unlikely.

    The FCC's DBS rules require, among other diligence obligations, that a DBS permittee place its satellite system in operation within six years following the initial grant of a construction permit (originally by August 15, 1995 in the case of EchoStar and DirectSat). EchoStar and DirectSat timely filed requests with the FCC for extensions of these authorizations to conform to EchoStar's and DirectSat's anticipated launch schedules for EchoStar I and EchoStar II. There can be no assurance that EchoStar and DirectSat will be able to comply with the FCC's due diligence obligations or that the FCC will determine that they have complied with such due diligence obligations.

    By an Order released January 11, 1996 in File No. 129-SAT-EXT-95, the International Bureau of the FCC granted an extension of EchoStar's permit to August 15, 1996 with respect to the 119 DEG. WL orbital location. It deferred decision on EchoStar's request for an extension of time with respect to its western satellite pending the FCC's analysis of EchoStar's 1992 due diligence showing for that location. By separate Order released January 11, 1996, File No. DBS-88-1, the FCC's International Bureau conditionally granted EchoStar launch and positioning authority for EchoStar I. On February 12, 1996, EchoStar filed an application for a license to operate EchoStar I. EchoStar certified that the in-orbit operations of the satellite fully conform to the specifications set forth in its application as modified and in the FCC launch authorization, with only one exception: the satellite is currently located at 119.0 DEG. WL instead of 119.2 DEG. WL. By order of the International Bureau released March 4, 1996, EchoStar was granted special temporary authority to operate at that location until the launch of EchoStar II or until August 31, 1996, whichever is earlier, subject to the condition that it cause no harmful interference to other satellites. By order of the International Bureau released on the same date, EchoStar was also granted special temporary authority to operate all 16 transponders on EchoStar I, until August 31, 1996, subject to the same non-interference condition. While the FCC has granted EchoStar conditional authority to use C-band frequencies for TT&C functions for EchoStar I, stating that the required coordination process with Canada and Mexico has been completed, the FCC subsequently received a communication from an official of the Ministry of Communications and Transportation of Mexico stating that EchoStar I's TT&C operations could cause unacceptable interference to Mexican satellites. While EchoStar believes that it is unlikely that the FCC will subsequently require EchoStar to relinquish use of such C-band frequencies for TT&C purposes, there can be no assurances that such objections will not subsequently require EchoStar to relinquish the use of such C-band frequencies for TT&C purposes.

    Among other regulatory requirements, the DBS systems of EchoStar and DirectSat are required to conform to the ITU Region 2 Plan for the Broadcast Satellite Service ("BSS Plan"). Any operations that are not consistent with the BSS Plan (including, among other things, digital transmission), can only be authorized on a non-interference basis pending successful modification of the BSS Plan. Accordingly, unless and until the BSS Plan is modified to include the technical parameters of a DBS applicant's operations, non-standard satellites must not cause harmful electrical interference to, and are not entitled to any protection from, interference caused by other assignments that are in conformance with the BSS Plan.

    By a separate Order released January 11, 1996 in File No. 131-SAT-EXT-95, the International Bureau extended the construction permit of DirectSat to August 15, 1999. This grant was subject to the condition that DirectSat make significant progress toward construction and operation of its DBS system substantially in compliance with the timetable submitted pursuant to Amendment No. 7 of its satellite construction contract, dated June 17, 1995, or with a more expedited timetable. The International Bureau also urged DirectSat to expedite construction and launch of additional satellites for its DBS system. PrimeStar has filed an application for review requesting that the FCC reverse the International Bureau's decision to extend DirectSat's construction permit. See "-- Operation of the EchoStar DBS System -- DBS and Other Permits" and "-- Legal Proceedings."

    The FCC has also declared that it will carefully monitor the semi-annual reports required to be filed by DBS permittees. Failure of EchoStar or DirectSat to file adequate semi-annual reports or to demonstrate progress in the construction of their DBS systems may result in cancellation of their permits.

    With respect to DirectSat, a request for launch authority, as well as for a minor modification to DirectSat's construction permit and removal of conditions, was filed with the FCC prior to the merger with EchoStar and remains pending. An application to change frequencies for TT&C services is also pending and has been opposed by Advanced and Dominion. Additional technical amendments may also be required to be filed with the FCC. While opposition to these applications have been filed, and will be filed in the future in the event of further amendments, EchoStar expects that the necessary approvals for EchoStar II will be timely obtained. EchoStar also intends to file an application for a license to operate EchoStar II in orbit once EchoStar II is launched successfully.

    EchoStar currently owns approximately 40% of the outstanding common stock of DBSC, which holds a conditional satellite construction permit and specific orbital slot assignments for eleven DBS frequencies at each of 61.5 DEG. WL and 175 DEG. WL. EchoStar expects to acquire 100% of DBSC pursuant to the DBSC Merger. The DBSC Merger has been approved by DBSC's shareholders. FCC Approval of the DBSC Merger is also required, and has been applied for. The deadline for filing oppositions to the DBSC Merger with the FCC was March 15, 1996. EchoStar is aware of only one opposition, which was filed by the CPT. EchoStar believes that the FCC has previously considered and rejected issues similar to the arguments raised by CPT and that the filing of the CPT opposition does not materially decrease the likelihood that the FCC will approve the DBSC Merger. Assuming FCC approval and consummation of the Merger, EchoStar will hold, through its DBSC subsidiary, the construction permit and slot assignments for these frequencies. See "-- DBS and Related Services -- DBS and Other Permits."

    The licenses which the FCC issues for an operational DBS system to use frequencies at a specified orbital location are for a term of ten years. At the expiration of the initial license term, the FCC may renew the satellite operator's license or authorize the operator to operate for a period of time on special authority, but there is no assurance that the FCC will take such actions. EchoStar also requires FCC authority to operate earth stations, including the earth stations necessary to uplink programming to its satellites.

FCC AUCTION RULES


    EchoStar submitted the winning bid for the 148 DEG. WL frequencies and has paid the required $10.5 million down payment. EchoStar has also filed the "long-form" application for a construction permit required of the winning bidder. EchoStar's application was placed on public notice on March 6, 1996, triggering a filing window of 30 days for members of the public, including EchoStar's competitors, to file petitions to dismiss or deny the application. No parties have objected to the application, but to date the FCC has not granted the application. EchoStar must submit the balance of its bid within five business days of the grant of its application by the FCC. If the FCC grants EchoStar's application, parties may seek FCC review or reconsideration and/or judicial review of the FCC's action.


    The FCC has imposed stringent disclosure obligations on a winning bidder that seeks to transfer a DBS license acquired through competitive bidding within six years of the initial permit grant. Together with its application seeking approval of such a transfer, the winning bidder must submit all contracts and related documents and full information on all agreed-upon consideration negotiated with the purchase.

DBS RULES

    The FCC has also promulgated the following new rules:

        - The term of DBS licenses has been extended from 5 to 10 years;

        - In addition to the pre-existing construction and operation milestones, holders of new permits must complete construction of the first satellite in their system within four years of authorization and their entire systems within six years;

        - The holders of new authorizations must provide DBS service to Alaska and Hawaii where such service is technically feasible from the acquired orbital locations (service to Alaska and Hawaii from 148 DEG. WL is presumed feasible);

        - Those holding DBS permits as of the effective date of the rules must either provide DBS service to Hawaii or Alaska from at least one of their orbital locations or relinquish their western assignments; and

        - A DBS licensee must begin DBS operations within five years of receipt of its license, but may otherwise make unrestricted use of the spectrum for non-DBS purposes during that time. After the first five years, the licensee may continue to provide non-DBS service so long as at least half of its total capacity at a given orbital location is used each day for DBS.

PENDING APPEALS

    Several parties, including EchoStar, DBSC and DirectSat, have petitioned the U.S. Court of Appeals for the D.C. Circuit to review on a variety of grounds the FCC's Report & Order which determined to auction frequencies at 110 DEG. WL and 148 DEG. WL. Several other parties have also appealed a related Order where the FCC reclaimed the channels that were auctioned from another DBS permittee, Advanced, for failing to construct its satellites in a timely manner. Such review may result in invalidation of the FCC Auction in whole or in part. In such a case, the FCC may be compelled to conduct a new auction, rescind the construction permits for the channels which were auctioned or consider alternative means of assigning available DBS channels.

    An opposition to the DBSC Merger was filed with the FCC by CPT on March 15, 1996, the deadline for filing petitions and oppositions regarding approval by the FCC of the DBSC Merger. EchoStar believes that the FCC has previously considered and rejected issues similar to the arguments made in the oppositions and that the filing of the CPT opposition does not materially decrease the likelihood that the FCC will approve the DBSC Merger. CPT and another public interest organization subsequently filed a joint letter at the FCC challenging the Merger. This letter raises the same issues as CPT's earlier objection.

THE CABLE ACT

    In addition to regulating pricing practices and competition within the franchise cable television industry, the Cable Act was intended to establish and support existing and new multi-channel video services, such as "wireless" cable and DBS, to provide television programming.

    Although EchoStar can provide no assurance as to the impact of the Cable Act and amendments thereto on its businesses, EchoStar believes that the overall effects on its present operations and its proposed DBS operation will be positive. EchoStar expects to benefit from the programming access provision of the Cable Act in that it will be able to gain access to previously unavailable programming services and may obtain reduced costs for certain programming services. Any amendment to, or interpretation of, the Cable Act that permits the cable companies or entities affiliated with cable companies to discriminate against competitors such as EchoStar in making available programming could adversely affect EchoStar's ability to acquire programming on a cost-effective basis. Certain of the restrictions on cable affiliated programmers will expire in 2002 unless the FCC extends them.

EXPORT REGULATION

    From time to time, EchoStar requires import licenses and general destination export licenses to receive and deliver components of DTH systems. Also, EchoStar has contracted with Arianespace for the launch of EchoStar II, and with LKE for the launch of a satellite from the Kazakh Republic, a territory of the former Soviet Union. Export licenses will be required to be obtained from the Department of Commerce for the transport of any satellites to Korou, French Guiana and to the Kazakh Republic. Martin Marietta will be required to obtain technical data exchange licenses from the Department of Commerce permitting the exchange between Martin Marietta and Arianespace and LKE, respectively, of certain information necessary to prepare the satellites for launch. No assurances can be given that the data exchange or export licenses will be granted, or that implementation of the Trade Agreement will not negatively affect EchoStar's ability to launch EchoStar IV on a Proton launch vehicle. LKE has advised EchoStar, however, that, while no assurances can be given, it believes the necessary technical data and hardware export licenses can be obtained in time for the first scheduled launch of an EchoStar satellite. There can be no assurance those licenses can be obtained in a timely manner to avoid a launch delay.

PATENTS AND TRADEMARKS

    EchoStar uses a number of trademarks for its products and services, including "EchoStar-Registered Trademark-," "DISH
Network-Registered Trademark-," "DISH Network-SM-," "America's Top 40-SM-," and others. Many of these trademarks are registered by EchoStar, and those trademarks that are not registered are generally protected by common law and state unfair competition laws. Although EchoStar believes that these trademarks are not essential to EchoStar's business, EchoStar has taken affirmative legal steps to protect its trademarks in the past and intends to actively protect these trademarks in the future.


    EchoStar is the assignee of certain patents for products and product components manufactured and sold by EchoStar, none of which EchoStar considers to be significant to its continuing operations. In addition, EchoStar has obtained and, although no assurances can be given, expects to obtain, licenses for certain patents necessary to the manufacture and sale by EchoStar and others of DBS receivers and related components. EchoStar has been notified that certain features of the EchoStar Receiver System allegedly infringe on patents held by others, and that royalties are therefore required to be paid. EchoStar has rejected the allegations of infringement and intends to vigorously defend against any suit filed by the parties.


EMPLOYEES


    EchoStar had approximately 710 employees at March 31, 1996, approximately 620 of whom worked in EchoStar's domestic operations and approximately 90 of whom worked in EchoStar's international operations. EchoStar is not a party to any collective bargaining agreement and considers its relations with its employees to be good. Additional personnel will be hired to manage and operate the EchoStar DBS System.

PROPERTIES

    EchoStar owns its corporate headquarters, its uplink facility in Cheyenne, Wyoming and three additional locations. The following table sets forth certain information concerning EchoStar's properties.

                                                                               APPROXIMATE
                                                                                  SQUARE      OWNED OR
               DESCRIPTION/USE                            LOCATION               FOOTAGE       LEASED
- ---------------------------------------------  ------------------------------  ------------  -----------
Corporate Headquarters and Warehouse
 Distribution Center                                Englewood, Colorado            155,000        Owned
Office and Distribution Center                     Sacramento, California           78,500        Owned
Digital Broadcast Center                             Cheyenne, Wyoming              55,000        Owned
European Headquarters and Warehouse               Almelo, The Netherlands           53,800        Owned
Warehouse Facility                                    Denver, Colorado              40,000        Owned
Office and Distribution Center                     Bensenville, Illinois            19,000       Leased
Office and Distribution Center                         Miami, Florida               16,500       Leased
Office and Distribution Center                       Norcross, Georgia              16,000       Leased
Office and Distribution Center                         Dallas, Texas                11,200       Leased
Office and Distribution Center                       Columbia, Maryland             13,400       Leased
Office and Distribution Center                        Phoenix, Arizona              10,000       Leased
Asian Distribution Center                                Singapore                   7,000       Leased
Office and Distribution Center                      Anaheim, California              4,300       Leased
Office                                                 Madrid, Spain                 2,100       Leased
Asian Headquarters                                       Singapore                   1,900       Leased
Office                                                Bangalore, India               1,200       Leased
Office                                                 Beijing, China                1,000       Leased

LEGAL PROCEEDINGS


    EchoStar is a party to certain legal proceedings arising in the ordinary course of its business. EchoStar does not believe that any of these proceedings will have a material adverse affect on EchoStar's financial position, results of operations or liquidity.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

    The following table sets forth information concerning the executive officers and directors of EchoStar Communications Corporation. The executive officers and directors of the Issuer, Dish, Ltd., and New DBSC are the same as the executive officers and directors of EchoStar Communications Corporation, except that Alan
M. Angelich and Raymond C. Friedlob do not serve as directors of the Issuer, Dish, Ltd., and New DBSC.

            NAME                  AGE                        POSITION
- ----------------------------      ---      ---------------------------------------------
Charles W. Ergen                      43   Chairman, Chief Executive Officer, President
                                            and Director
Alan M. Angelich                      52   Director
Raymond L. Friedlob                   51   Director
Carl E. Vogel                         38   Chief Operating Officer and Executive Vice
                                            President
James DeFranco                        43   Executive Vice President and Director
R. Scott Zimmer                       39   Vice President and Director
David K. Moskowitz                    38   Senior Vice President, General Counsel and
                                            Secretary
Steven B. Schaver                     42   Chief Financial Officer
J. Allen Fears                        39   Vice President, Treasurer and Controller

    CHARLES W. ERGEN. Mr. Ergen has been Chairman of the Board of Directors, Chief Executive Officer and President of EchoStar since its formation and, during the past five years, has held various positions with EchoStar's subsidiaries, including President and Chief Executive Officer of Echosphere, Echonet Business Network, Inc. ("EBN") and ESC, and Director of Echosphere,
Houston Tracker Systems, Inc. ("HTS"), EchoStar International Corporation ("EIC"), ESC and EBN. Mr. Ergen, along with his spouse and James DeFranco, was a co-founder of EchoStar in 1980. Commencing in March 1995, Mr. Ergen also became a director of SSE Telecom, Inc. ("SSET"), a company principally engaged in the manufacture and sale of satellite telecommunications equipment.

    ALAN M. ANGELICH. Mr. Angelich has been a director of EchoStar and a member of its Audit and Executive Compensation Committees since October 1995. Mr. Angelich is presently a principal with Janco Partners, Inc., an investment banking firm specializing in the telecommunications industry. From May 1982 to October 1993, Mr. Angelich served in various executive capacities with Jones Intercable, Inc., including Vice Chairman of its Board of Directors from December 1988 to October 1993. From August 1990 to October 1993, Mr. Angelich was also the Chief Executive Officer of Jones Capital Markets, Inc.

    RAYMOND L. FRIEDLOB. Mr. Friedlob has been a director of EchoStar and a member of its Audit and Executive Compensation Committees since October 1995. Mr. Friedlob is presently a member of the law firm of Friedlob, Sanderson, Raskin, Paulson & Tourtillot, LLC. Prior to 1995, Mr. Friedlob was a partner of Raskin & Friedlob, where he had practiced since 1970. Mr. Friedlob specializes in federal securities law, corporate law, leveraged acquisitions, mergers and taxation.

    CARL E. VOGEL. Mr. Vogel was named President of EchoStar Satellite in November 1995 and has been EchoStar's Executive Vice President and Chief Operating Officer, and the President of Satellite Source, Inc. ("SSI"), since April 1994. Prior to joining EchoStar, Mr. Vogel served as the Chief Executive Officer of Jones Programming Services, Inc., a company engaged principally in the acquisition and packaging of cable programming services for distribution via cable television systems, from

January  1990 to April  1994, and the  Group Vice President  of Finance of Jones
International,  Ltd.  and  certain   of  its  subsidiaries,  companies   engaged
principally in the cable television industry, from February 1983 to April 1994.


    JAMES DEFRANCO. Mr. DeFranco is an Executive Vice President of EchoStar and has been a Vice President and a Director of EchoStar since its formation and, during the past five years, has held various positions with EchoStar's subsidiaries, including President of HTS, EAC and HT Ventures, Inc. ("HTV"), Executive Vice President of ESC, Senior Vice President of Echosphere and EBN, and Director of SSI, Echosphere, HTS, EAC, EBN and HTV. Mr. DeFranco, along with Mr. Ergen and Mr. Ergen's spouse, was a co-founder of EchoStar in 1980.


    R.  SCOTT ZIMMER.   Mr. Zimmer has been  a Vice President  and a Director of
EchoStar since its formation. For the past five years, Mr. Zimmer has managed the international operations of EchoStar and its subsidiaries.

    DAVID K. MOSKOWITZ. Mr. Moskowitz is the Senior Vice President, Secretary and General Counsel of EchoStar. Mr. Moskowitz joined EchoStar in March 1990. Mr. Moskowitz is responsible for all legal affairs of EchoStar and its subsidiaries.

    STEVEN B. SCHAVER. Mr. Schaver was named Vice President and Chief Financial Officer of EchoStar in February 1996. From November 1993 to February 1996, Mr. Schaver was the Vice President of EchoStar's European and African operations. From July 1992 to November 1993, Mr. Schaver was the Director of Sales and Marketing for EchoStar's largest Spanish customer, Internacional de Telecomunicaciones, S.A. in Madrid, Spain. Prior to July 1992 and since joining EchoStar in 1984, he has held various positions with subsidiaries of EchoStar, including Vice President of European operations. Prior to joining EchoStar Mr. Schaver was a Banking Officer with Continental Illinois National Bank.

    J. ALLEN FEARS. Mr. Fears has been the Vice President, Treasurer and Controller of EchoStar since December 1992. Prior thereto Mr. Fears served as Controller of all of EchoStar's subsidiaries from January 1988 to December 1992, and as Assistant Controller of a subsidiary of EchoStar from October 1985 to January 1988. Mr. Fears is responsible for the finance, accounting, tax and budgeting systems of EchoStar and its subsidiaries.

    The Board of Directors of EchoStar currently has an Audit Committee and an Executive Compensation Committee, both of which were established in October 1995. The present members of the Audit and Executive Compensation Committees are Messrs. Angelich and Friedlob. The principal functions of the Audit Committee are: (i) to recommend to the Board of Directors the selection of independent public accountants; (ii) review management's plan for engaging EchoStar's independent public accountants during the year to perform non-audit services and consider what effect these services will have on the independence of the accountants; (iii) review the annual financial statements and other financial reports which require approval by the Board of Directors; (iv) review the adequacy of EchoStar's system of internal accounting controls; and (v) review the scope of the independent public accountants' audit plans and the results of the audit. The principal function of the Executive Compensation Committee is to award grants under and administer EchoStar's Stock Incentive Plan.

    The Board of Directors of the Issuer consists of Messrs. Ergen, DeFranco and Zimmer. The Board of Directors of the Issuer has no committees. The executive officers of the Issuer are the same as the executive officers of EchoStar.

    There are no family relationships among the executive officers and directors of EchoStar or arrangements or understandings between any executive officer and any other person pursuant to which any executive officer was selected as such. Pursuant to the Bylaws of EchoStar, executive officers serve at the pleasure of the Board of Directors. Executive officers of EchoStar are elected annually to serve until their respective successors are elected and qualified.

EXECUTIVE COMPENSATION

    Executive officers are compensated by certain subsidiaries of the Issuer. The following table sets forth the cash and non-cash compensation for the fiscal years ended December 31, 1995, 1994 and 1993 of the Chief Executive Officer of EchoStar and the next four most highly compensated executive officers of EchoStar (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       NUMBER OF
                                                                      OTHER ANNUAL      OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR       SALARY       BONUS    COMPENSATION (1)    GRANTED    COMPENSATION (2)
- -------------------------------  ---------  -----------  ---------  ----------------  -----------  ----------------
Charles W. Ergen...............       1995  $   190,000  $  --         $   --             14,705      $   15,158
  Chairman, President,                1994      177,578     --             --             53,568             888
  and Chief Executive Officer         1993      156,000     --             --             --              10,557

R. Scott Zimmer................       1995      160,000     --             88,229         14,705          32,390
  Vice President                      1994      148,006     --             74,396         42,855          18,990
                                      1993      132,000     95,452         71,458         --              19,195

James DeFranco.................       1995      156,923     --             --             11,764          15,158
  Vice President                      1994      154,461     --             --             42,855           1,000
                                      1993      144,000     55,778         --             --              10,117

Carl E. Vogel..................       1995      150,000     --             --             21,641          11,346
  Chief Operating Officer             1994      107,308     --             --            375,776             500
  and Executive Vice President        1993      --          --             --             --              --

David K. Moskowitz.............       1995      130,000     10,000         --             28,048          13,270
  Senior Vice President,              1994      125,384     --             --             53,568           1,000
  Secretary and General Counsel       1993      115,000     41,833         --             --               6,497

- ------------------------
(1) With respect to Mr. Zimmer, "Other Annual Compensation" includes housing and car allowances related to Mr. Zimmer's overseas assignment. While each Named Executive Officer enjoys certain other perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of each officer's salary and bonus.

(2) "All Other Compensation" includes amounts contributed to EchoStar's 401(k) plan and premiums paid on health insurance on behalf of the Named Executive Officers. With respect to Mr. Zimmer "All Other Compensation" also includes home leave and education allowances related to his overseas assignment.

    The following table provides information concerning grants of options to purchase Class A Common Stock of EchoStar made in 1995 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED RATES
                                         NUMBER OF     PERCENT OF                                   OF STOCK PRICE
                                        SECURITIES    TOTAL OPTIONS                            APPRECIATION FOR OPTION
                                        UNDERLYING     GRANTED TO      EXERCISE                          TERM
                                          OPTIONS     EXECUTIVE IN     PRICE PER   EXPIRATION  ------------------------
NAME                                      GRANTED         1995           SHARE        DATE         5%           10%
- --------------------------------------  -----------  ---------------  -----------  ----------  -----------  -----------
Charles W. Ergen......................     14,705(1)         3.2%      $   17.00     06-20-05  $   407,199  $   648,397
R. Scott Zimmer.......................     14,705(1)         3.2%          17.00     06-20-05      407,199      648,397
James DeFranco........................     11,764(1)         2.6%          17.00     06-20-05      325,759      518,717
Carl E. Vogel.........................     11,764(1)         2.6%          17.00     06-20-05      325,759      518,717
Carl E. Vogel.........................      9,877(2)         2.2%          20.25     12-22-05      325,794      518,772
David K. Moskowitz....................     13,234(1)         2.9%          17.00     06-20-05      366,466      583,535
David K. Moskowitz....................     14,814(2)         3.3%          20.25     12-22-05      488,642      778,079

- ------------------------
(1) In June 1995, EchoStar granted options to the Named Executive Officers, among other key employees, to purchase shares of Class A Common Stock. The options vest 20% on June 20, 1996, and 20% thereafter on June 20, 1997, 1998, 1999 and 2000. See "-- Executive Compensation -- Stock Incentive Plan." The options expire five years from the date on which each portion of the option first becomes exercisable, subject to early termination in certain circumstances.

(2) In December 1995, EchoStar granted options to the Named Executive Officers, among other key employees, to purchase shares of Class A Common Stock. The options vest 20% on December 22, 1996, and 20% thereafter on December 22, 1997, 1998, 1999 and 2000. See "-- Stock Incentive Plan." The options expire five years from the date on which each portion of the option first becomes exercisable, subject to early termination in certain circumstances.

    The following table provides information as of December 31, 1995, concerning unexercised options to purchase Class A Common Stock. None of the Named Executive Officers exercised any stock options during 1995.

                         FISCAL YEAR END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING              VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                                              DECEMBER 31, 1995          DECEMBER 31, 1995 (1)
                                                          --------------------------  ----------------------------
NAME                                                      EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                          -----------  -------------  -------------  -------------
Charles W. Ergen........................................      10,714        57,559    $     159,821   $   745,864
R. Scott Zimmer.........................................       8,571        48,989          127,854       618,025
James DeFranco..........................................       8,571        46,048          127,854       596,703
Carl E. Vogel...........................................     332,922        64,495        6,973,231       764,050
David K. Moskowitz......................................      10,714        70,902          159,821       794,455

- ------------------------
(1) The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of shares of Class A Common Stock underlying the option by the difference between the exercise price of the option and the closing price (as quoted in the Nasdaq National Market) of a share of Class A Common Stock on December 31, 1995.

    COMPENSATION  COMMITTEE  INTERLOCKS  AND INSIDER  PARTICIPATION.    Prior to
October 1995, EchoStar did not have a Compensation Committee, and its Board of Directors determined all matters concerning executive compensation.

    DIRECTOR COMPENSATION. Directors of EchoStar who are not also executive officers of EchoStar receive $500 for each meeting of the Board of Directors attended and are reimbursed for reasonable travel expenses related to attendance at Board meetings. Directors of EchoStar are elected annually by the stockholders of EchoStar. Directors of the Issuer are not compensated for their services as directors. Directors of the Issuer are elected annually by EchoStar.

    The Board of Directors of EchoStar has approved the Non-Employee Stock Option Incentive Plan (the "Director Plan") pursuant to which directors who are not also employees of EchoStar are granted options to acquire 1,000 shares of Class A Common Stock of EchoStar upon election to the Board. The Director Plan is being submitted to shareholders of EchoStar for approval at the 1996 Annual Meeting of Shareholders. Subject to such approval, the Board approved issuance of options to Messrs. Angelich and Friedlob as of December 22, 1995. These options are 100% vested upon issuance with an exercise price of $20.25 and a term of five years.

    EMPLOYMENT AGREEMENT. In March 1994, EchoStar entered into an employment agreement with Carl E. Vogel, pursuant to which Mr. Vogel acts as Executive Vice President and Chief Operating Officer of EchoStar and receives an annual salary of $150,000. EchoStar has no employment agreements with any of its executive officers other than Mr. Vogel.

    EchoStar may terminate Mr. Vogel's employment at any time, with or without cause, but will be required to compensate Mr. Vogel a specified amount if EchoStar terminates his employment prior to January 1, 1997. Such compensation will depend on the duration of Mr. Vogel's employment with EchoStar. Similarly, Mr. Vogel may voluntarily terminate his employment with EchoStar at any time and receive severance compensation in an amount based on the duration of his employment with EchoStar at the time of such termination. On or after January 1, 1997, Mr. Vogel will have no right to receive any compensation from EchoStar upon termination. For a period of one year following termination of Mr. Vogel's employment with EchoStar, Mr. Vogel may not compete against EchoStar by working, or acting in any other capacity, for a company in the DBS industry. Mr. Vogel may, however, work for an affiliate of a company in the DBS industry, in a role unrelated to that industry. Mr. Vogel also has an option to purchase 322,208 shares of Class A Common Stock of EchoStar for $3.10 per share (the "Vogel Option").

    STOCK INCENTIVE PLAN. EchoStar has adopted a stock incentive plan (the "Incentive Plan") to provide incentives to attract and retain officers and other key employees. EchoStar's Executive Compensation Committee administers the Incentive Plan. Key employees are eligible to receive awards under the Incentive Plan, in the Committee's discretion.

    Awards available under the Incentive Plan include: (i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards. EchoStar has reserved up to ten million shares of Class A Common Stock for granting awards under the Incentive Plan. Under the terms of the Incentive Plan, the Committee retains discretion, subject to plan limits, to modify the terms of outstanding awards and to reprice awards.

    EchoStar has granted to officers and other key employees options under the Incentive Plan for a total of 1,164,357 shares of Class A Common Stock. The options generally vest at the rate of 20% per year commencing one year from the date of grant and 20% thereafter on each anniversary of the date of grant. The exercise prices of these options range between $9.33 and $20.25 per share.

    LAUNCH BONUS PLAN. Effective December 16, 1995, EchoStar granted a performance award of 10 shares of Class A Common Stock to all full time employees with more than 90 days service. The total number of shares granted was approximately 4,870 shares.

    401(K) PLAN. In 1983, EchoStar adopted a defined-contribution tax-qualified 401(k) plan. EchoStar employees become eligible for participation in the 401(k) plan upon completing one-half year of service with EchoStar and reaching age 21. The 401(k) plan participants may contribute an amount equal to not less than 1% and not more than 15% of their compensation in each contribution period. EchoStar may make a 50% matching contribution up to a maximum of $1,000 per participant per calendar year. EchoStar may also make an annual discretionary profit sharing or employer stock contribution to the 401(k) plan with the approval of the Board of Directors.

    The 401(k) plan participants are immediately vested in their voluntary contributions, plus actual earnings thereon. The balance of the vesting in the 401(k) plan participants' accounts is based on years of service. A participant becomes 10% vested after one year of service, 20% vested after two years of service, 30% vested after three years of service, 40% vested after four years of service, 60% vested after five years of service, 80% vested after six years of service and 100% vested after seven years of service.

    Effective December 22, 1995, EchoStar contributed 55,000 shares of Class A Common Stock to the 401(k) plan as a discretionary employer stock contribution. EchoStar recognized expense, and an addition to its paid-in capital, for the fair value (approximately $1.1 million) of the EchoStar shares contributed to the Plan. No employee has voting or any other interest in the Class A Common Stock unless still employed by EchoStar on December 31, 1996. Shares of the Class A Common Stock have been allocated to the 401(k) accounts of the following executive officers of EchoStar in accordance with the Plan: (i) Charles W. Ergen, 699 shares; (ii) R. Scott Zimmer, 699 shares; (iii) James DeFranco, 699 shares; (iv) Carl E. Vogel, 511 shares; (v) David K. Moskowitz, 605 shares; and
(vi) all officers and directors as a group, 5,272 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Certain subsidiaries of EchoStar have agreed to indemnify Charles W. Ergen, Chief Executive Officer and President of EchoStar, James DeFranco, a Vice President of EchoStar, R. Scott Zimmer, a Vice President of EchoStar, and Cantey
M. Ergen, a former Director of HTS and the spouse of Charles W. Ergen, for any adjustments to such individuals' federal, state or local income taxes resulting from adjustments to EchoStar's subsidiaries' taxable income or loss, tax credits or tax credit recapture for years during which such individuals were stockholders of such subsidiaries and such subsidiaries elected to be taxed as Subchapter S corporations. This indemnity agreement also covers interest, penalties and additions to tax, as well as fees and expenses, including attorneys' and accountants' fees, if any.

    Charles W. Ergen beneficially owns 10% of the stock of Wright Travel Corporation ("Wright Travel"), a privately held travel agency which EchoStar uses for its travel arrangements and which leases office space from EchoStar. For the year ended December 31, 1995, EchoStar paid approximately $769,000 to Wright Travel. These payments were primarily related to travel expenses, large events and seminars that were contracted with Wright Travel at rates comparable to those obtainable from independent third parties. In 1995, EchoStar earned approximately $27,000 from the lease by Wright Travel of office space from EchoStar, which amount was offset by approximately $10,000 required to be credited by EchoStar to Wright Travel for the exclusive services of an employee of Wright Travel.

    EchoStar issued a long-term promissory note (the "Ergen Note") payable to Charles W. Ergen in the principal amount of $14.7 million as of December 31,
1993. The proceeds of the Ergen Note were used to make payments toward the construction and launch of EchoStar I (see Note 6 of Notes to EchoStar's Financial Statements). In connection with the 1994 Notes Offering, Dish, Ltd. exchanged shares of its Series A Preferred Stock for the Ergen Note and accrued interest thereon at the rate of 10% per annum. Subsequent to the exchange, Mr. Ergen sold five percent of his Series A Preferred Stock of Dish, Ltd. to James DeFranco for $753,000. In 1995, Series A Preferred Stock of EchoStar was issued in exchange for Series A Preferred Stock of Dish, Ltd. Pursuant to the 1994 Indenture, dividends may be paid on the Series A Preferred Stock of EchoStar only if certain conditions are satisfied. See "Description of Certain Indebtedness--1994 Notes." As of December 31, 1995, dividends accrued but unpaid on the Dish, Ltd. Series A Preferred Stock and the Series A Preferred Stock of EchoStar to Mr. Ergen and Mr. DeFranco, respectively, aggregated $2.0 million and $107,000.

    Since March 1995, Mr. Ergen has served on the Board of Directors of SSET. In 1994, EchoStar provided SSET with $8.75 million of financing through the issuance by SSET to EchoStar of its seven-year, 6.5% subordinated convertible non-recourse debentures, which are convertible into approximately 12% of SSET's outstanding common stock, based on the number of shares of SSET common stock outstanding at December 31, 1995. As of December, 31, 1995, the total amount owed by SSET to EchoStar under the convertible debentures was approximately $9.6 million, including accrued interest. EchoStar also purchased all of SSET's minority interest in DBSC and certain notes and accounts payable by DBSC to SSET for $1.25 million. In connection with these transactions, Mr. Ergen advanced $4.0 million to EchoStar, all of which was used to purchase convertible debentures and certain assets of SSET. These advances were represented by a promissory note bearing interest at 8% per annum and were repaid in June 1994 from the proceeds of the 1994 Notes Offering.

    In December 1994, DirectSat, a subsidiary of SSET, was merged with a wholly owned subsidiary of EchoStar. As a result of this merger, SSET acquired 800,780 shares of EchoStar's Class A Common Stock.


    EchoStar believes that each of the transactions described above between EchoStar and its affiliates were on terms comparable to those which would have been obtainable from unaffiliated third parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table and the accompanying notes set forth information concerning the beneficial ownership of EchoStar's equity securities as of May 31, 1996. The information is presented for: (i) each person known by EchoStar to be the beneficial owner of more than five percent of any class of EchoStar's capital stock; (ii) each director of EchoStar; (iii) each Named Executive Officer; and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person listed in the following table has informed EchoStar that such person has sole voting and investment power with respect to such person's shares of capital stock.



                                                                                                     PERCENTAGE OF
NAME (1)                                                                        NUMBER OF SHARES         CLASS
                                                                                -----------------  -----------------
8% Series A Cumulative Preferred Stock
  Charles W. Ergen............................................................       1,535,847(2)       95.0%
  James DeFranco..............................................................          80,834           5.0%
  All Directors and Executive Officers as a Group (twelve persons)............       1,616,681         100.0%
Class A Common Stock
  Charles W. Ergen............................................................      31,425,449(3)       73.6%(4)(5)
  James DeFranco..............................................................       1,712,588(6)        4.0%(4)
  R. Scott Zimmer.............................................................         827,917(7)        1.9%(4)
  SSE Telecom, Inc............................................................         912,717(8)        2.1%(4)
  Carl E. Vogel...............................................................         346,245(9)          *
  David K. Moskowitz..........................................................          28,692(10)         *
  All Directors and Executive Officers as a Group (twelve persons)............       34,405,683   11)        80.6      %(4)
Class B Common Stock
  Charles W. Ergen............................................................       29,804,401          100.0      %
  All Directors and Executive Officers as a Group (twelve persons)............       29,804,401          100.0      %


- ------------------------
*Less than 1%


(1) Except as otherwise noted, the address of each such person is 90 Inverness Circle East, Englewood, Colorado 80112.


(2) Includes 1,125,000 shares of Series A Preferred Stock held in trust for the benefit of Mr. Ergen's minor children and other members of his family. Mr. Ergen's spouse is the trustee for that trust. All of the Series A Preferred Stock is pledged to Martin Marietta as security for the performance of certain of ESC's obligations under the Satellite Contracts.


(3) Includes: (i) 24,368 shares of Class A Common Stock issuable to Mr. Ergen upon exercise of employee stock options; (ii) 29,804,401 shares of Class A Common Stock issuable upon conversion of Mr. Ergen's Class B Common Stock;
    (iii) 410,847 shares of Class A Common Stock issuable upon conversion of Mr. Ergen's Series A Preferred Stock; (iv) 1,125,000 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock held in trust for the benefit of Mr. Ergen's minor children and other members of his family; and (v) 55,000 shares of Class A Common Stock held by the EchoStar Communications Corporation 401(k) Plan, of which Mr. Ergen is a trustee.



(4) The beneficial ownership percentage was calculated assuming exercise or conversion of all Class B Common Stock, Preferred Stock, Warrants and employee stock options ("Derivative Securities") into Class A Common Stock by all holders of such Derivative Securities. Assuming exercise or conversion of Derivative Securities by such person, and only by such person, the beneficial ownership of Class A Common Stock would be as follows: Mr. Ergen, 74.8%; Mr. DeFranco, 16.2%; Mr. Zimmer, 8.1%; Mr. Vogel, 3.6%; and all officers and directors as a group,

    81.0%. SSE Telecom, Inc. does not own any Derivative Securities. If none of the holders of Derivative Securities exercise or convert such securities, SSE Telecom, Inc. would beneficially own 8.6% of the outstanding Class A Common Stock.


(5) The percentage of total voting power held by Mr. Ergen is 96.1%, after giving effect to the exercise of the Warrants and the employee stock options.


(6) Includes: (i) 19,494 shares of Class A Common Stock issuable to Mr. DeFranco upon exercise of employee stock options; (ii) 80,834 shares of Class A Common Stock issuable upon conversion of Mr. DeFranco's Series A Preferred Stock; (iii) 751 shares of Class A Common Stock held as custodian for his minor children; and (iv) 375,000 shares of Class A Common Stock controlled by Mr. DeFranco as general partner of a partnership.



(7) Includes: (i) 20,083 shares of Class A Common Stock issuable to Mr. Zimmer upon exercise of employee stock options; (ii) 2,300 shares of Class A Common Stock owned jointly with members of his family; and (iii) 100,000 shares of Class A Common Stock held in trust for the benefit of Mr. Zimmer's children and other members of his family. Mr. Zimmer's spouse is the trustee for that trust.


(8) Includes 111,937 shares of Class A Common Stock owned by EchoSat Corporation, a wholly owned subsidiary of SSE Telecom, Inc. The address of SSE Telecom, Inc. is 8230 Leesburg Pike, Suite 710, Vienna, Virginia 22182.


(9) Includes: (i) 345,988 shares of Class A Common Stock issuable to Mr. Vogel upon exercise of employee stock options; and (ii) 247 shares of Class A Common Stock owned jointly with Mr. Vogel's spouse.



(10) Includes: (i) 24,074 shares of Class A Common Stock issuable to Mr. Moskowitz upon exercise of employee stock options; (ii) 3,000 shares of Class A Common Stock owned by Mr. Moskowitz's spouse; (iii) 166 shares of Class A Common Stock held as custodian for his minor children; and (iv) 1,023 shares of Class A Common Stock held as trustee for Mr. Ergen's children.



(11) Includes: (i) 176,334 shares of Class A Common Stock issuable upon exercise of employee stock options; (ii) 55,000 shares held by the 401(k) plan; (iii) 375,000 shares of Class A Common Stock held in a partnership; (iv) 322,208 shares of Class A Common Stock issuable upon exercise of the Vogel Option;
    (v) 1,616,681 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock; (vi) 29,804,401 shares of Class A Common Stock issuable upon conversion of Class B Common Stock; (vii) 101,941 shares of Class A Common Stock held in the name of, or in trust for, minor children and other family members; and (viii) 5,753 shares of Class A Common Stock owned by or jointly with family members.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS


    Set forth below is a summary of certain indebtedness to which the Issuer is subject. This summary describes all material elements of such indebtedness but does not purport to be complete and is qualified in its entirety by reference to the applicable agreements filed as exhibits to the Registration Statement of which this Prospectus is a part.



1994 NOTES


    In June 1994, Dish, Ltd. issued the 1994 Notes, which generated gross proceeds of approximately $335.1 million. Interest on the 1994 Notes accrues at the rate of 12 7/8% per annum, but is not payable in cash prior to June 1, 1999. Thereafter, interest will accrue at the same rate and will be payable in cash semi-annually on June 1 and December 1 of each year. Principal of the 1994 Notes accretes to $624 million in 1999, and matures on June 1, 2004. The 1994 Notes are secured by, among other things: (i) a pledge of all of the issued and outstanding capital stock of certain of EchoStar's subsidiaries; (ii) a first priority security interest in the assets of ESC (subject to the terms of an intercreditor agreement with, among others, Martin Marietta and the Bank) including a first priority security interest in EchoStar I and, when launched, EchoStar II; (iii) a first priority security interest in the 1994 Escrow Account and Dish, Ltd.'s customer lists and related rights with respect to EchoStar I and EchoStar II; (iv) a collateral assignment, insofar as they relate to EchoStar I and EchoStar II, of the Satellite Contracts, the Launch Contracts, all programming contracts, all TT&C contracts and each other contract necessary for the operation of EchoStar I and EchoStar II; and (v) a subordinate lien on the assets of the Credit Agreement Borrowers.

    Except as set forth below, the 1994 Notes are not redeemable at Dish, Ltd.'s option prior to June 1, 1999. Thereafter, the 1994 Notes are subject to redemption at the option of Dish, Ltd., in whole or in part, at the redemption prices set forth in the 1994 Indenture. In addition, at any time prior to June 1, 1997, Dish, Ltd. may redeem the 1994 Notes at a redemption price equal to 111.5% of the accreted value thereof on the repurchase date with the net proceeds of one public or private sale of certain equity interests of Dish, Ltd., provided that: (i) at least two-thirds of the 1994 Notes remain outstanding immediately after the occurrence of such redemption; and (ii) such redemption occurs within 120 days of the date of the closing of any such sale. On each of June 1, 2002 and June 1, 2003, Dish, Ltd. is required to redeem 25% of the original aggregate principal amount of the 1994 Notes at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the redemption date.


    The 1994 Indenture provides that in the event of a "Change of Control," Dish, Ltd. is required to make an offer to purchase all 1994 Notes at 101% of the accreted value thereof (if prior to June 1, 1999) or 101% of the principal amount thereof (if on or after June 1, 1999), plus accrued and unpaid interest to the date of payment. "Change of Control" means: (i) any transaction or series of transactions, the result of which is that the Principals and their Related Parties (as such terms are hereinafter defined), or an entity controlled by the Principals and their Related Parties, cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of at least 30% of the total equity interests of Dish, Ltd. and to have the voting power to elect at least a majority of the Board of Directors of Dish, Ltd.; or (ii) the first day on which a majority of the members of the Board of Directors of Dish, Ltd. are not Continuing Directors. "Continuing Director" means as of any date of determination, any member of the Board of Directors of Dish, Ltd. who: (a) was a member of such Board of Directors on the date of the 1994 Indenture; or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election. "Principals" means Messrs. Ergen, DeFranco, Zimmer, Vogel, Fears and Moskowitz. "Related Parties" means, with respect to any Principal: (y) the spouse and each immediate family member of such Principal; and (z) each trust, corporation, partnership or other entity of which such Principal beneficially holds an 80% or more controlling interest.

    The 1994 Indenture contains restrictive covenants that, among other things, impose limitations on Dish, Ltd. and its subsidiaries with respect to their ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens;
(v) create dividend and other payment restrictions with respect to Dish, Ltd.'s subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and (viii) enter into transactions with affiliates. In addition, Dish, Ltd., may pay dividends on its equity securities only if: (y) no default is continuing under the 1994 Indenture; and (z) after giving effect to such dividend, Dish, Ltd.'s ratio of total indebtedness to cash flow (calculated in accordance with the 1994 Indenture) would not exceed 4.0 to 1. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish, Ltd.'s consolidated net income (calculated in accordance with the 1994 Indenture) from the date of issuance of the 1994 Notes, plus 100% of the aggregate net proceeds to Dish, Ltd. from the issuance and sale of certain equity interests of Dish, Ltd. (including common stock).

                         DESCRIPTION OF EXCHANGE NOTES


    The following summary of certain provisions of: (i) the 1996 Indenture;  and
(ii) the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the 1996 Indenture and the Registration Rights Agreement. All material elements of the 1996 Indenture and the Registration Rights Agreement are set forth below. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." In the following summary, "EchoStar" refers to EchoStar
Communications Corporation only, not including its direct and indirect subsidiaries. Unless the context otherwise requires, all references herein to the "Notes" shall include the Old Notes and the Exchange Notes.


GENERAL

    The Exchange Notes will be issued, and the Old Notes were issued, pursuant to the 1996 Indenture among the Issuer, the Guarantors, EchoStar DBS and First Trust National Association, as trustee (the "Trustee"). The terms of the Exchange Notes are the same in all respects (including principal amount, interest rate, maturity, security and ranking) as the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes (1) are freely transferrable by holders thereof (except as provided below) and (ii) are not entitled to certain registration rights and certain liquidated damages provisions which are applicable to the Old Notes under the Registration Rights Agreement. The Exchange Notes will be issued under the 1996 Indenture governing the Old Notes. The Exchange Notes are subject to all such terms, and holders of Notes are referred to the 1996 Indenture and the Trust Indenture Act for a statement thereof.

    The Notes rank PARI PASSU in right of payment with all senior indebtedness of the Issuer. Although the Notes are titled "Senior": (i) the Issuer has not issued, and does not have any plans to issue, any indebtedness to which the Notes would be senior; and (ii) the Notes are effectively subordinated to all liabilities of EchoStar (except liabilities to general creditors) and its Subsidiaries (except liabilities of the Issuer), including liabilities to general creditors. As of December 31, 1995, the liabilities of EchoStar and its Subsidiaries aggregated approximately $466.4 million. In addition, the cash flow generated by the assets and operations of the Issuer's Subsidiaries will only be available to satisfy the Issuer's obligations on the Notes at any time after payment of all amounts due and payable at such time under the 1994 Notes by Dish, Ltd. The Notes are secured by liens on certain assets of the Issuer and its Affiliates and will be guaranteed on a senior unsecured or subordinated basis, from time to time, by certain Affiliates of the Issuer. See "-- Security," "-- Affiliate Guarantees," "Risk Factors -- Springing Guarantees" and "Risk Factors -- Contingent Collateral."

PRINCIPAL, MATURITY AND INTEREST

    The Old Notes were issued in the aggregate principal amount of $580.0 million which was sufficient to generate gross proceeds to the Issuer of approximately $350.0 million. The Notes will mature on March 15, 2004. Commencing on March 15, 2000, interest will accrue at the rate of 13 % per annum and will be payable semi-annually in cash on each March 15 and September 15, commencing September 15, 2000, to holders of record on the immediately preceding March 1 and September 1. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Exchange Notes will bear interest from March 25, 1996. Holders of the Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to have interest accrete, or to receive any payment in respect of interest on the Old Notes accreted, from March 25, 1996, to the date of issuance of the Exchange Notes.

    The Notes will be payable both as to principal and interest at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes. Until otherwise designated by the Issuer, the Issuer's office or agency will be the office of the Trustee maintained for such purpose. The Exchange Notes will be issued in registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

    Except as provided in the next paragraph, the Notes will not be redeemable at the Issuer's option prior to March 15, 2000. Thereafter, the Notes will be subject to redemption at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:

YEAR                                                          PERCENTAGE
                                                             -------------
2000.......................................................     106.5625%
2001.......................................................     104.3750%
2002.......................................................     102.1875%
2003.......................................................     100.0000%

    Notwithstanding the foregoing, at any time prior to March 15, 1999, the Issuer may redeem Notes at a redemption price equal to 112.125% of the Accreted Value thereof on the repurchase date with the net proceeds of one public or private sale of Equity Interests (other than Disqualified Stock) of EchoStar (other than to EchoStar and its Subsidiaries); PROVIDED that (a) at least two-thirds in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and (b) such redemption occurs within 120 days of the date of the closing of any such sale.

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate, PROVIDED that no Notes with a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrete or accrue on Notes or portions thereof called for redemption.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, the Issuer will be required to make an offer (a "Change of Control Offer") to each holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase (if prior to March 15, 2000) or 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase (if on or after March 15, 2000) (in either case, the "Change of Control Payment"). Within 15 days following any Change of Control, the Issuer shall mail a notice to each holder stating:

        (a) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control";

        (b) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days after the date such notice is mailed (the "Change of Control Payment Date");

        (c) that any Notes not tendered will continue to accrete and accrue interest in accordance with the terms of the 1996 Indenture;

        (d) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date;

        (e) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

        (f) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

        (g) any other information material to such holder's decision to tender Notes.

    The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control. Due to the highly leveraged structure of the Issuer, the Issuer may not be able to repurchase all of the Notes tendered for purchase upon the occurrence of a Change of Control. If the Issuer fails to repurchase all of the Senior Secured Notes tendered for purchase upon the occurrence of a Change of Control, such failure will constitute an Event of Default. See "-- Events of Default and Remedies."

    Except as described above with respect to a Change of Control, the 1996 Indenture does not contain provisions that permit the holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

OFFER TO PURCHASE UPON THE OCCURRENCE OF CERTAIN EVENTS

    In the event that:

        (a) EchoStar and its Subsidiaries do not have the right to use orbital slot authorizations granted by the FCC covering a minimum of 21 transponders at a single full CONUS orbital slot;

        (b) EchoStar and its Subsidiaries at any time fail to timely obtain or maintain any material license or permit that is necessary to operate EchoStar I or EchoStar II in the manner and in accordance with the plan of operations described in this Prospectus (unless: (i) EchoStar or any of its Subsidiaries is contesting the loss of such license or permit in good faith at the FCC and has not exhausted its remedies at the FCC; and (ii) EchoStar (together with any Subsidiary) continue to have the right to use such license or permit if previously obtained);

the Issuer will be required to make an offer (an "Offer to Purchase") to each holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase (if prior to March 15, 2000) or 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase (if on or after March 15, 2000).

    In addition, in the event that:

        (a) EchoStar DBS Corporation fails to obtain authorization from the FCC for frequencies at the 148 WL orbital slot purchased at the FCC Auction, or in the event that such authorization is revoked or rescinded, the Issuer will be required to apply the proceeds of any refund of the purchase price for such frequencies from the FCC to an offer to all holders of the Notes to purchase the maximum principal amount of Notes that may be purchased out of such proceeds;

        (b) on or before March 1, 1997, DBSC has not either: (i) been merged with a Subsidiary of EchoStar (the "DBSC Merger"); or (ii) consummated a transaction or series of transactions (the "Substitute DBSC Transaction") which, in the opinion of a majority of the Board of Directors of EchoStar as evidenced by an Officers' Certificate delivered to the Trustee and an investment banking firm of national standing selected by the Issuer: (A) has the effect of providing EchoStar and its Subsidiaries substantially the same benefits (without materially greater obligations) that would have accrued to EchoStar and its Subsidiaries had the DBSC Merger been consummated; and (B) provides cash flow to EchoStar and its Subsidiaries with substantially similar timing to the cash flows that would have been generated had the DBSC Merger been consummated, the Issuer will be required to apply the greater of: (i) $83.0 million; and (ii) an amount equal to Investments by EchoStar and its Subsidiaries in DBSC Notes, since the date of the 1996 Indenture, to an offer to all holders of the Notes to purchase the maximum principal amount of Notes that may be purchased out of such amount;

        (c) EchoStar and its Subsidiaries, at any time after the DBSC Merger is consummated, fail to timely obtain or maintain any material license necessary to operate EchoStar III in the manner and in accordance with the plan of operations described in this Prospectus (unless: (i) EchoStar or any of its Subsidiaries is contesting the loss of such license or permit in good faith at the FCC and has not exhausted its remedies at the FCC; and (ii) EchoStar (together with any subsidiary) continues to have the right to use such license or permit if previously obtained), the Issuer will be required to apply $83.0 million, minus the total amount of all Offer Payments previously made pursuant to this paragraph (c), to an offer to all holders of the Notes to purchase the maximum principal amount of Notes that may be purchased out of such amount; or

        (d) EchoStar and its Subsidiaries incur more than $7.8 million of expenses (including, without limitation, dissenters' appraisal rights and purchases of fractional shares) in connection with the DBSC Merger, as soon as the DBSC Merger has been consummated and the final appraisal rights of any dissenters have been determined, the Issuer will be required to apply an amount equal to such expenses, minus $7.8 million, to an offer to all holders of the Notes to purchase the maximum principal amount of Notes that may be purchased out of such proceeds;

in any case, at a purchase price of 101% of the Accreted Value thereof on the date of purchase (if prior to March 15, 2000) or 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase (if on or after March 15, 2000) (in any case described in this sentence or the prior sentence, the "Offer Payment").

    Within 15 days following any event described above, the Issuer shall mail a notice to each holder stating, among other things:

        (i) that the Offer to Purchase is being made pursuant to the covenant entitled "Offer to Purchase upon the Occurrence of Certain Events";

        (ii) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days after the date such notice is mailed (the "Offer Payment Date");

       (iii) that any Notes not tendered will continue to accrete and accrue interest in accordance with the terms of the 1996 Indenture;

       (iv) that, unless the Issuer defaults in the payment of the Offer Payment, all Notes accepted for payment pursuant to the Offer to Purchase shall cease to accrete and/or accrue interest after the Offer Payment Date;

        (v) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

       (vi) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

       (vii) any other information material to such holder's decision to tender Notes.

    The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with an Offer to Purchase. Due to the highly leveraged structure of the Issuer, the Issuer may not be able to repurchase all of the Notes required to be purchased by it in connection with an Offer to Purchase. If the Issuer fails to repurchase all of the Notes required to be purchased by it in connection with an Offer to Purchase, such failure will constitute an Event of Default. See "Events of Default and Remedies."

SIGNIFICANT TRANSACTIONS

    EchoStar or any of its Subsidiaries will be permitted to enter into a transaction or series of transactions (a "Significant Transaction") with another entity (a "Strategic Partner"), notwithstanding the fact that such Significant Transaction would otherwise be prohibited under the terms of the 1996 Indenture, in which it: (i) sells, leases, conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction) to such Strategic Partner; or (ii) makes an Investment in such Strategic Partner; PROVIDED that:

        (i) EchoStar or such Subsidiary receives fair market value for any property or assets transferred in such Significant Transaction in the opinion of a majority of the Board of Directors of EchoStar as evidenced by an Officers' Certificate delivered to the Trustee and an investment banking firm of national standing selected by the Issuer; and

        (ii) prior to the consummation of such Significant Transaction, the Issuer makes an offer (a "Special Offer to Purchase") to each holder of Notes to repurchase, within 15 days following the consummation of such Significant Transaction, all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase (if prior to March 15,
    2000) or 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase (if on or after March 15, 2000) (in either case, the "Special Offer Payment"). At least 30 days prior to the consummation of such Significant Transaction, the Issuer shall mail a notice to each holder stating:

           (a) that the Special Offer to Purchase is being made pursuant to the covenant entitled "Significant Transactions";

           (b) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed (the "Special Offer Payment Date");

           (c) that any Notes tendered will only be repurchased in the event that such Significant Transaction is consummated;

           (d) that any Notes not tendered or not repurchased will continue to accrete and accrue interest in accordance with the terms of the 1996 Indenture;

           (e) that, if such Significant Transaction is consummated, unless the Issuer defaults in the payment of the Special Offer Payment, all Notes accepted for payment pursuant to the Special Offer to Purchase shall cease to accrete or accrue interest after the Special Offer Payment Date;

           (f) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Special Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

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           (g) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

           (h) a description of such Significant Transaction, as well as any other information material to such holder's decision to tender Notes.

    The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to a Special Offer to Purchase. Due to the highly leveraged structure of the Issuer, the Issuer may not be able to repurchase all of the Notes tendered for purchase in connection with a Special Offer to Purchase. If a Significant Transaction is consummated and the Issuer fails to repurchase all of the Notes tendered for purchase, such failure will constitute an Event of Default. See "-- Events of Default and Remedies."

    In the event that EchoStar or any of its Subsidiaries sells, transfers or disposes of any of the Collateral in a Significant Transaction, the Issuer's payment obligations under the Notes will be secured by a first priority security interest in the pro rata portion of the net proceeds of such Significant Transaction attributable to such Collateral, as determined by an investment banking firm of national standing selected by the Issuer.

DISBURSEMENT OF FUNDS -- ESCROW ACCOUNT


    The 1996 Indenture provides that the Issuer initially place such proceeds of the Offering as are designated in "Use of Proceeds" in the Prospectus to be applied for purchase of the frequencies at the 148 DEG. WL orbital slot purchased at the FCC Auction or for construction, launch or insurance of EchoStar III and EchoStar IV in the Escrow Account held by the Escrow Agent for the benefit of the holders of the Senior Secured Notes. The Issuer will enter into the Escrow and Disbursement Agreement, which will provide, among other things, that funds may be disbursed from the Escrow Account only upon satisfaction of certain conditions set forth in the Escrow and Disbursement Agreement. The purchase price of frequencies at the 148 DEG. WL orbital slot (and related costs) in the amount of $52.3 million will not be disbursed until the Issuer delivers an Officers' Certificate to the Trustee and the Escrow Agent certifying that the purchase price for the conditional construction permit for use of 24 channels at the 148 DEG. WL orbital slot purchased in the FCC Auction is due and payable within five or fewer days. The Escrow Agent will not be permitted to disburse any proceeds of the Offering from the Escrow Account towards costs related to construction, launch and insurance of EchoStar III and EchoStar IV, unless the Issuer delivers an Officers' Certificate, prior to such disbursement, to the Trustee and the Escrow Agent certifying that such funds will be applied toward required payments under the Satellite Contracts or Launch Contracts relating to EchoStar III or EchoStar IV or toward a down payment on Launch Insurance or In-Orbit Insurance for EchoStar III or EchoStar IV.


    Pending the disbursement of funds from the Escrow Account, the Issuer will cause such funds to be invested in Marketable Securities. The Notes are secured by, among other things, a first priority security interest in the Escrow Account.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS. The 1996 Indenture provides that neither EchoStar nor any of its Subsidiaries may, directly or indirectly:

        (a) declare or pay any dividend or make any distribution on account of any Equity Interests of EchoStar or any of its Subsidiaries, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of EchoStar or dividends or distributions payable to any Wholly Owned Subsidiary of EchoStar (other than Unrestricted Subsidiaries of the Issuer);

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        (b) purchase,  redeem  or otherwise  acquire  or retire  for  value  any outstanding Equity Interests of EchoStar, any of its Subsidiaries or any other Affiliate of EchoStar, other than any such Equity Interests owned by EchoStar or any of its Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries of the Issuer);

        (c) voluntarily purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Notes, except in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; or

        (d) make any Restricted Investment

(all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

        (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (ii) after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Indebtedness to Cash Flow Ratio of the Issuer (if before the date upon which the DBSC Merger is consummated) or of the Issuer and DBSC, taken as a single entity (if on or after the date upon which the DBSC Merger is consummated), would not have exceeded 5.0 to 1; and

       (iii) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Issuer after the date of the 1996 Indenture, is less than the sum of: (A) 50% of the Consolidated Net Income of EchoStar for the period (taken as one accounting period) from January 1, 1996 to the end of EchoStar's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus (B) an amount equal to 100% of the aggregate net cash proceeds received by EchoStar and its Subsidiaries from the issue or sale of Equity Interests (other than Disqualified Stock) of EchoStar (other than Equity Interests sold to a Subsidiary of EchoStar and other than Disqualified Stock), since the date of the 1996 Indenture.

    The foregoing provisions will not prohibit:

        (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the 1996 Indenture;

        (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of EchoStar or the Issuer in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of EchoStar) of other Equity Interests of EchoStar or the Issuer (other than Disqualified Stock);

        (3) the payment of dividends on, or the redemption of, Dish Preferred Stock;

        (4) Investments in an aggregate amount not to exceed $20 million; provided that such Investments are in businesses of the type described under "-- Activities of EchoStar";


        (5) Investments as the result of financing activity of EAC or Dish Network Credit Corporation in the ordinary course of their respective businesses;


        (6) the purchase of employee stock options, or capital stock issued pursuant to the exercise of employee stock options, in an aggregate amount not to exceed $2 million in any calendar year and in an aggregate amount not to exceed $10 million since the date of the 1996 Indenture;

        (7) a Permitted Refinancing (as defined below in "-- Incurrence of Indebtedness and Issuance of Preferred Stock");

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        (8)  Investments  in an  amount equal  to the  net proceeds  received by
    EchoStar from the issue and sale of Equity Interests of EchoStar (other than
    Equity  Interests  sold  to  a   Subsidiary  of  EchoStar  and  other   than
    Disqualified Stock), since the date of the 1996 Indenture;

        (9) expenses incurred in connection with the DBSC Merger (including, without limitation, dissenters' appraisal rights and purchases of fractional shares);

        (10) the purchase of odd-lots of Equity Interests of EchoStar, in an amount not to exceed $1 million in the aggregate; or

        (11) Investments in DBSC Notes.

Restricted Payments made pursuant to clauses (1) and (8) shall be included as Restricted Payments in any computation made pursuant to clause (iii) above.

    Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations shall be based upon the Issuer's latest available financial statements.

    INCURRENCE  OF  INDEBTEDNESS  AND ISSUANCE  OF  PREFERRED STOCK.    The 1996
Indenture provides that:

        (a) none of DBSC (on or after the date on which the DBSC Merger is consummated), the Issuer or any Restricted Subsidiary of the Issuer may, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt); and


        (b) none of DBSC (on or after the date on which the DBSC Merger is consummated), the Issuer or any Restricted Subsidiary of the Issuer may issue any Disqualified Stock or any shares of preferred stock;


PROVIDED, HOWEVER, that: (i) if prior to the date upon which the DBSC Merger is consummated, the Issuer and each of its Restricted Subsidiaries may incur Indebtedness or issue shares of preferred stock if, after giving effect to the incurrence of such Indebtedness or the issuance of such preferred stock and the application of the proceeds thereof, the Issuer's Indebtedness to Cash Flow Ratio would not have exceeded 5.0 to 1; or (ii) if on or after the date upon which the DBSC Merger is consummated, DBSC, the Issuer and each of its Restricted Subsidiaries may incur Indebtedness or issue shares of preferred stock if, after giving effect to the incurrence of such Indebtedness or the issuance of such preferred stock and the application of the proceeds thereof, the Indebtedness to Cash Flow Ratio of the Issuer and DBSC, taken as a single entity, would not have exceeded 5.0 to 1.

    The foregoing limitation will not apply to:

        (i) the incurrence of the Deferred Payments and letters of credit with respect thereto;

        (ii) the incurrence of Bank Debt;

       (iii) the incurrence of Indebtedness in an aggregate amount not to exceed $15 million upon a finding by the Issuer (evidenced by a resolution of the Board of Directors of EchoStar set forth in an Officers' Certificate delivered to the Trustee) that such Indebtedness is necessary to finance costs in connection with the development, construction, launch or insurance of EchoStar II (or any permitted replacements thereof), PROVIDED that such Indebtedness is subordinated by its terms in right and priority to the Notes;

       (iv) Indebtedness between and among the Issuer and each of its Restricted Subsidiaries;

        (v) Acquired Debt of a person incurred prior to the date upon which such person was acquired by the Issuer or any of its Subsidiaries (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired) in an aggregate principal amount not to exceed $15 million, PROVIDED

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    that  such Indebtedness  and the  holders thereof  do not  at any  time have direct or indirect recourse to any property or assets of the Issuer or any of its Subsidiaries other than the property and assets of such acquired entity and its Subsidiaries;

       (vi) Existing Indebtedness;

       (vii) additional Indebtedness in an aggregate amount not to exceed $15 million at any one time outstanding;

      (viii) the incurrence of Purchase Money Indebtedness by the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $20 million at any one time outstanding; or

       (ix) the incurrence by the Issuer or any of its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund Indebtedness referred to in clauses (i), (iii), (v), (vi), (vii) and (viii) above ("Refinancing Indebtedness"); PROVIDED, HOWEVER, that: (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded; (B) the Refinancing Indebtedness shall have a final maturity later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (C) the Refinancing Indebtedness shall be subordinated in right of payment to the Notes, if at all, on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced or refunded (a "Permitted Refinancing").

    ASSET SALES. If DBSC (on or after the date on which the DBSC Merger is consummated), the Issuer or any Restricted Subsidiary of the Issuer, in a single transaction or a series of related transactions:

        (a) sells, leases, conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction), other than: (i) sales of inventory in the ordinary course of business; (ii) sales to the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer by any Restricted Subsidiary of the Issuer; (iii) sales of accounts receivable by EAC for cash in an amount at least equal to the fair market value of such accounts receivable; and (iv) sales of rights to satellite launches (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer shall be governed by the provisions of the 1996 Indenture described below under the caption "Merger, Consolidation, or Sale of Assets"); or

        (b) issues or sells equity securities of any Subsidiary of the Issuer,

in either case, which assets or securities: (i) have a fair market value in excess of $10 million (as determined in good faith by the Board of Directors of EchoStar evidenced by a resolution of the Board of Directors of EchoStar and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that if the fair market value of such assets exceeds $20 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Issuer); or (ii) are sold or otherwise disposed of for net proceeds in excess of $10 million (each of the foregoing, an "Asset Sale"), then:

        (A) DBSC, the Issuer or such Restricted Subsidiary, as the case may be, must receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of EchoStar evidenced by a resolution of the Board of Directors of EchoStar and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that if the fair market value of such assets exceeds $20 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Issuer) of the assets sold or otherwise disposed of; and

        (B) at least 80% of the consideration therefor received by DBSC, the Issuer or such Subsidiary, as the case may be, must be in the form of cash or Cash Equivalents; PROVIDED, HOWEVER, that

                                      108
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    up to $15 million of non-cash assets at any one time may be considered to be cash for purposes of this clause (B), PROVIDED that the provisions of the next paragraph are complied with as such non-cash assets are converted to cash.

    The 1996 Indenture also provides that the Net Proceeds from such Asset Sale shall be placed in the Escrow Account, and shall be disbursed only: (i) to make Receiver Subsidies, to buy or lease satellite frequencies at orbital slots or to purchase tangible assets to be used in the business of EchoStar as described under "-- Activities of EchoStar," or if the Issuer sells any of its satellites after launch, only to purchase a replacement satellite; or (ii) as set forth in the next sentence. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the preceding sentence within 180 days after such Asset Sale, and not applied to an offer to repurchase 1994 Notes required by the 1994 Indenture, shall constitute "Excess Proceeds" and shall be applied to an offer to purchase Notes as set forth under "-- Excess Proceeds Offer."

    Notwithstanding the foregoing provisions, DBSC may transfer its right and interest in any permits and licenses relating to the use of channels at the 175 DEG. WL orbital slot, or any portions thereof, without receiving any consideration.

    LIENS. The 1996 Indenture provides that none of EchoStar DBS Corporation (at any time at which the Notes are secured by a pledge of all of its issued and outstanding Capital Stock), DBSC (on or after the date on which the DBSC Merger or a Substitute DBSC Transaction is consummated), the Issuer or any Restricted Subsidiary of the Issuer may directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

    MAINTENANCE OF INSURANCE.  The 1996 Indenture provides that:

        (a) prior to the launch of EchoStar III (or any permitted replacement thereof), the Issuer will obtain or cause to be obtained, Launch Insurance with respect to each such satellite; and

        (b) at all times subsequent to 180 days following the launch of EchoStar III (and any permitted replacement thereof), the Issuer will maintain In-Orbit Insurance with respect to such satellite.

The 1996 Indenture provides that EchoStar III (or any replacement thereof) may not be launched unless Launch Insurance has been obtained.

    In the event that the Trustee receives proceeds from any Launch Insurance or In-Orbit Insurance covering EchoStar III (or any replacement thereof), or in the event that the Issuer or any of its Subsidiaries receives proceeds from any insurance maintained by Martin Marietta or any launch provider covering EchoStar III, all such proceeds (including any cash or Cash Equivalents deemed to be proceeds of Launch Insurance or In-Orbit Insurance pursuant to the respective definition thereof) shall be placed in the Escrow Account and shall be disbursed only: (i) to purchase a replacement satellite, provided that if such replacement satellite is of lesser value compared to the insured satellite, any insurance proceeds remaining after purchase of such replacement satellite must be applied to the construction, launch and insurance of a satellite of equal or greater value as compared to the insured satellite (or in accordance with (ii) below); or (ii) to the extent that such proceeds are not: (A) applied or contractually committed to be applied as described in (i) above within 180 days of the receipt of such proceeds or (B) applied to an offer to repurchase 1994 Notes required by the 1994 Indenture, as "Excess Proceeds" to be applied to an offer to purchase Notes as set forth under "-- Excess Proceeds Offer."

    The 1996 Indenture provides that the  holders of the Notes will be  granted:
(i) a first priority security interest in each satellite constructed, launched or insured with any portion of the proceeds of Launch or In-Orbit Insurance covering EchoStar III (or any replacement thereof); and (ii) a collateral assignment of all contracts relating to the construction, launch, insurance and TT&C of each such satellite.

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    TRANSFER  OF ORBITAL SLOTS.  The 1996 Indenture provides that for as long as the Notes are secured by a pledge of all of the issued and outstanding Capital Stock of EchoStar DBS Corporation, EchoStar DBS Corporation may not transfer, sell, assign or otherwise dispose of any of its right or interest in the permits and licenses relating to the use of channels at the 148 DEG. WL orbital slot, PROVIDED, HOWEVER, that the foregoing shall not prohibit transfers to a Wholly Owned Subsidiary of EchoStar (other than an Unrestricted Subsidiary) all of whose issued and outstanding stock is pledged to secure the Notes.

    In addition, the 1996 Indenture provides that on or after the date that the DBSC Merger is consummated, DBSC may not transfer, sell, assign or otherwise dispose of any of its right or interest in the permits and licenses relating to the use of channels at the 61.5 DEG. WL orbital slot, PROVIDED, HOWEVER, that the foregoing shall not prohibit transfers to a Wholly Owned Subsidiary of EchoStar (other than an Unrestricted Subsidiary) all of whose issued and outstanding stock is pledged to secure the Notes.

    CONSTRUCTION OF ECHOSTAR III. The 1996 Indenture provides that EchoStar and the Issuer will cause the construction and launch of EchoStar III (and any replacements thereof) to be prosecuted with diligence and continuity in a good and workmanlike manner in accordance with the Satellite Contracts and the Launch Contracts.

    ACTIVITIES OF ECHOSTAR. The 1996 Indenture provides that neither EchoStar nor any of its Subsidiaries may engage in any business other than developing, owning, engaging in and dealing with all or any part of the business of domestic and international satellite communications, and reasonably related extensions thereof, including but not limited to the purchase, ownership, operation, leasing and selling of, and generally dealing in or with, one or more communications satellites and the transponders thereon, the acquisition, transmission, broadcast, production and other provision of programming therewith and the manufacturing, distribution and financing of equipment (including consumer electronic equipment) relating thereto.

    ADDITIONAL SUBSIDIARY GUARANTEES. The 1996 Indenture provides that if the Issuer or any Guarantor transfers or causes to be transferred, in one or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) having a fair market value (as determined in good faith by the Board of Directors of EchoStar evidenced by a resolution of the Board of Directors of EchoStar and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that if the fair market value exceeds $10 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Issuer) exceeding $500,000 to any Subsidiary of the Issuer that is neither a Subsidiary of Dish, Ltd. nor a Guarantor, or if such Subsidiary incurs any Indebtedness or issues any preferred stock, EchoStar shall, or shall cause the owner of such Subsidiary to: (a) enter into a pledge agreement in order to pledge all of the issued and outstanding Capital Stock of such Subsidiary as Security to the Trustee for the benefit of the holders of the Notes; and (b) cause such Subsidiary to: (i) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally Guarantee all of the Issuer's obligations under the Notes on the terms set forth in the 1996 Indenture; and
(ii) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such pledge agreement and such supplemental indenture have been duly authorized, executed and delivered by and are valid and binding obligations of such Subsidiary or such owner, as the case may be; PROVIDED, HOWEVER, that the foregoing provisions shall not apply to transfers of property or assets (other than cash) by the Issuer or any Guarantor in exchange for cash or Cash Equivalents in an amount equal to the fair market value (as determined in good faith by the Board of Directors of EchoStar evidenced by a resolution of the Board of Directors of EchoStar and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that if the fair market value exceeds $10 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Issuer) of such property or assets.

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    DIVIDEND  AND OTHER PAYMENT  RESTRICTIONS AFFECTING SUBSIDIARIES.   The 1996
Indenture provides that the Issuer shall not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

        (a) pay dividends or make any other distribution to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Subsidiaries;

        (b) make loans or advances to the Issuer or any of its Subsidiaries; or


        (c) transfer any of its properties or assets to the Issuer or any of its Subsidiaries; except for such encumbrances or restrictions existing under or by reasons of:


           (i) Existing Indebtedness and existing agreements as in effect on the date of the 1996 Indenture;

           (ii) the Credit Agreement as in effect on the date of the 1996 Indenture, and any amendments, extensions, refinancings, renewals, restatements, replacements or refundings thereof that are no more restrictive with respect to the provisions set forth in clauses (a), (b) and (c) above than the Credit Agreement as in effect on the date of the 1996 Indenture;

          (iii) applicable law or regulation;

          (iv) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, PROVIDED that the Consolidated Cash Flow of such person shall not be taken into account in determining whether such acquisition was permitted by the terms of the 1996 Indenture;

           (v) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; or

          (vi) Refinancing Indebtedness (as defined in "-- Incurrence of Indebtedness and Issuance of Preferred Stock"), PROVIDED that the restrictions contained in the agreements governing such Refinancing
       Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

    MERGER, CONSOLIDATION, OR SALE OF ASSETS. The 1996 Indenture provides that the Issuer may not consolidate or merge with or into (whether or not the Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another person unless:


        (a) the Issuer is the surviving person or the person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;


        (b) the person formed by or surviving any such consolidation or merger (if other than the Issuer) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Issuer, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and the 1996 Indenture;

        (c) immediately after such transaction, no Default or Event of Default exists; and


        (d) the Issuer or the person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other


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    disposition  will  have  been made:  (i)  will have  Consolidated  Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of the Issuer immediately preceding the transaction; and (ii) would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock."

    Notwithstanding the foregoing, the Issuer may merge with another person if:


        (a) the Issuer is the surviving person;


        (b) the consideration issued or paid by the Issuer in such merger consists solely of Equity Interests (other than Disqualified Stock) of the Issuer; and

        (c) immediately after giving effect to such merger, the Issuer's Indebtedness to Cash Flow Ratio does not exceed the Issuer's Indebtedness to Cash Flow Ratio, immediately prior to such merger.

    TRANSACTIONS WITH AFFILIATES. The 1996 Indenture provides that neither EchoStar nor any of its Subsidiaries may sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an "Affiliate Transaction"), unless:

        (a) such Affiliate Transaction is on terms that are no less favorable to EchoStar or such Subsidiary than those that would have been obtained in a comparable transaction by EchoStar or such Subsidiary with an unrelated person;

        (b) if such Affiliate Transaction involves aggregate payments in excess of $500,000 the Issuer delivers to the Trustee a resolution of the Board of Directors of EchoStar set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors of EchoStar; and

        (c) if such Affiliate Transaction involves aggregate payments in excess of $15 million, the Issuer delivers to the Trustee an opinion as to the fairness to EchoStar or such Subsidiary from a financial point of view of such Affiliate Transaction issued by an investment banking firm of national standing:

    PROVIDED, HOWEVER, that: (i) the payment of compensation to directors and management of EchoStar in amounts approved by the Compensation Committee of the Board of Directors of EchoStar (which shall consist of a majority of outside directors); (ii) the payment of dividends on, or the redemption of, the Dish Preferred Stock to the extent otherwise permitted by the 1996 Indenture; (iii) transactions between or among EchoStar and its Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries of the Issuer); (iv) the transfer of rights and interests in any permits or licenses relating to the use of channels at the 175 DEG. WL orbital slot; and (v) transactions permitted by the provisions of the 1996 Indenture described above under the covenant "Restricted Payments" shall not be deemed Affiliate Transactions.

    REPORTS. Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Issuer will file with the Commission and furnish to the holders of Notes all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a "Management's Discussion and Analysis of

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Financial Condition and Results of Operations"  and, with respect to the  annual information only, a report thereon by the Issuer's certified public accountants. In addition, such information will be provided for the Issuer and DBSC, taken as a single entity.

    PAYMENTS FOR CONSENT. Neither EchoStar nor any of its Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of a Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the 1996 Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    EXCESS PROCEEDS OFFER. When the cumulative amount of Excess Proceeds that have not been applied in accordance with the covenants entitled "Asset Sales" and "Maintenance of Insurance" or this paragraph exceeds $5 million, the Issuer will be obligated to make an offer to all holders of the Notes (an "Excess Proceeds Offer") to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 101% of the Accreted Value thereof on the date fixed for the closing of such offer (if prior to March 15, 2000) or 101% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer (if on or after March 15, 2000), in either case in accordance with the procedures set forth in the 1996 Indenture. If the aggregate Accreted Value or principal amount, as the case may be, of Notes surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. To the extent that the aggregate Accreted Value or principal amount, as the case may be, of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

SECURITY

    Initially, the Notes have been secured by: (i) a pledge of all of the issued and outstanding Capital Stock of EchoStar DBS Corporation (which Lien will be released at such time as the DBSC Merger or the Substitute DBSC Transaction has been consummated and all security interests, collateral assignments and pledges required to be granted in connection with such consummation have been granted) and Dish, Ltd.; (ii) a pledge of all of the Capital Stock of DBSC held by EchoStar or any of its Subsidiaries (including any such Capital Stock acquired subsequent to the date of the 1996 Indenture); (iii) a pledge of all DBSC Notes held by EchoStar or any Subsidiary of EchoStar (including DBSC Notes executed subsequent to the date of the 1996 Indenture); and (iv) a first priority security interest in the Escrow Account (collectively, together with any additional security described in the second, sixth and eighth paragraphs of this section, the "Collateral").

    In addition, the Notes may be secured by certain Collateral relating to DBSC and EchoStar III as further described in this paragraph. Upon consummation of the DBSC Merger, the Notes will be secured by: (i) a first priority security interest, when launched, in EchoStar III; (ii) a collateral assignment (as soon as practicable, but no more than 60 days after the date upon which the DBSC Merger is consummated), of all contracts relating to the construction, launch (other than the Launch Contract with Great Wall, PROVIDED that at least one other contract has been entered into for launch of EchoStar III), insurance and TT&C of EchoStar III; and (iii) a pledge of all of the issued and outstanding Capital Stock of DBSC. In the event that the DBSC Merger is not consummated and the Substitute DBSC Transaction is consummated the Notes will be secured by a collateral assignment of all contracts and agreements relating to the Substitute DBSC Transaction. In the event that neither the DBSC Merger nor the Substitute DBSC Transaction is consummated, no additional Collateral will be provided to secure the Notes, however, the Issuer will be required to apply the greater of:
(i) $83.0 million; and (ii) an amount equal to Investments by EchoStar and its Subsidiaries in DBSC Notes, since the date of the 1996 Indenture, to an offer to all holders of the Notes to purchase the maximum principal amount of Notes that may be purchased out of such amount. See "-- Offer to Purchase upon

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
the Occurrence of Certain Events." There can be no assurance that the FCC will approve the DBSC Merger or that the DBSC Merger or the Substitute DBSC Transaction will be consummated. See "Risk Factors -- Contingent Collateral."

    The Issuer and certain of its Affiliates have entered into one or more pledge agreements (the "Pledge Agreements") and one or more security agreements (the "Security Agreements") providing for the grant by the Issuer and such Affiliates to the Trustee, as collateral agent for the holders of the Notes, of security interests in the Collateral. All such security interests will secure the payment and performance when due of all of the Obligations of the Issuer under the Notes and the 1996 Indenture.

    Martin Marietta may, after launch, have a PARI PASSU lien on, and will be entitled, upon disposition, to share ratably in the proceeds of EchoStar III, up to an aggregate of $20 million. There can be no assurance that, upon any disposition of such Collateral, such Collateral will generate sufficient proceeds to satisfy all amounts due with respect to the Notes.

    EchoStar and its Subsidiaries may not sell, transfer or dispose of EchoStar III after it is launched, unless, prior to such sale transfer or disposition, the holders of the Notes are granted: (i) a first priority security interest in an operational substitute satellite, in geosynchronous orbit, of equal or greater value; and (ii) a collateral assignment of all contracts relating to the construction, launch, insurance or TT&C of such Substitute Satellite.

    EchoStar and its Subsidiaries may not incur or suffer to exist Liens on EchoStar III (or any replacement thereof), except: (i) prior to launch, Liens in favor of satellite contractors; (ii) after launch, Liens not to exceed $20 million securing the Deferred Payments, ranking PARI PASSU with the Liens on EchoStar III (or such replacement) in favor of the holders of the Notes; and
(iii) additional Liens securing the Deferred Payments, subordinated to the Liens on EchoStar III (or such replacement) in favor of the holders of the Notes.

    In the event that the proceeds of Launch Insurance or In-Orbit Insurance are applied to the purchase of one or more replacement satellites in accordance with the covenant entitled "Maintenance of Insurance," the Notes will be secured by:
(i)  a first priority security interest  in each such replacement satellite; and
(ii) a collateral assignment, of all contracts relating to the construction, launch, insurance or TT&C of each such replacement satellite.

    Upon the occurrence and during the continuance of an Event of Default: (i) all rights of EchoStar and its Subsidiaries to exercise voting or other consensual rights with respect to any stock pledged to secure the Notes shall cease, and all such rights shall become vested in the Trustee, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights; (ii) all rights of EchoStar and its Subsidiaries to receive cash dividends, interest and other payments made upon or with respect to such pledged stock shall cease and such cash dividends, interest and other payments shall be paid to the Trustee; and (iii) the Trustee may sell the Collateral or any part thereof in accordance with the terms of the Pledge Agreements and the Security Agreements. All funds distributed under the Pledge Agreements, the Security Agreements or the Escrow and Disbursement Agreement and received by the Trustee for the benefit of the holders of the Notes shall be distributed by the Trustee in accordance with the provisions of the 1996 Indenture.

    Under the terms of the Pledge Agreements and the Security Agreements, the Trustee will determine the circumstances and manner in which the Collateral shall be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Pledge Agreements or the Security Agreements and whether to foreclose on the Collateral following an Event of Default. Moreover, upon the full and final payment and performance of all Obligations of the Issuer under the Notes and the 1996 Indenture, or upon defeasance of the Notes, the Pledge Agreements and the Security Agreements shall terminate and the Collateral shall be released. In addition, in the event that any Collateral is sold and the Net Proceeds thereof are applied in accordance with the terms of the covenant entitled "Asset Sales," the Trustee shall release

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the Liens in favor of the Trustee in the assets sold; PROVIDED, that the Trustee shall have received from the Issuer an Officers' Certificate and an Opinion of Counsel that such Net Proceeds have been or will be so applied.

    In the event that EchoStar or any of its Subsidiaries sells, transfers or disposes of any of the Collateral, which sale, transfer or disposition is not otherwise provided for above, the Issuer's payment obligations under the Notes will be secured by a first priority security interest in the pro rata portion of the net proceeds of such sale, transfer or disposition attributable to such Collateral, as determined by an investment banking firm of national standing selected by the Issuer.

AFFILIATE GUARANTEES

    Initially, the Issuer's payment obligations under the Notes have been guaranteed on a subordinated basis by EchoStar.

    On and after the Dish Guarantee Date, the Issuer's payment obligations under the Notes and the 1996 Indenture will be guaranteed by Dish, Ltd. (the "Dish
Guarantee"), which Guarantee will rank PARI PASSU with all senior unsecured Indebtedness of Dish, Ltd. The Dish Guarantee will not be effected until the earlier of: (i) the first date upon which Dish Ltd. is permitted, pursuant to the terms of the 1994 Indenture to Guarantee the Issuer's total payment obligations under all of the then-outstanding Notes; and (ii) the first date upon which the 1994 Notes are no longer outstanding or have been defeased. There can be no assurance that such conditions will be satisfied at any time. See "Risk Factors -- Springing Guarantees."

    On and after the date upon which the DBSC Merger is consummated, the Issuer's payment obligations under the Notes and the 1996 Indenture will be guaranteed by DBSC, which guarantee will rank PARI PASSU with all senior unsecured Indebtedness of DBSC. There can be no assurance that the DBSC Merger will be approved by the FCC or consummated. See "Risk Factors -- Springing Guarantees."

    The obligations of each Guarantor under its Guarantee will be limited, if necessary, to such amount as will not constitute a fraudulent conveyance under applicable law. Investors should note that the assets and equity represented by Dish, Ltd. currently constitute substantially all of the total assets and substantially all of the total equity of the Issuer and its Subsidiaries taken as a whole.

    The 1996 Indenture provides that, subject to the next paragraph, no Guarantor may consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another person unless:

        (a) such Guarantor is the surviving person or the person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

        (b) the person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and the 1996 Indenture;

        (c) immediately after such transaction, no Default or Event of Default exists; and

        (d) such Guarantor or the person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made: (i) will have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (ii) will have an Indebtedness to Cash Flow Ratio immediately after the transaction that does not exceed such Guarantor's Indebtedness to Cash Flow Ratio immediately preceding the transaction.

    Except as set forth in the provisions entitled "-- Certain Covenants" and "-- Merger, Consolidation, or Sale of Assets," nothing contained in the 1996 Indenture shall prevent any consolidation or merger of a Guarantor with or into the Issuer or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer.

    The 1996 Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the person acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee, PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the provisions described under "-- Certain Covenants -- Asset Sales."

    The Guarantee executed by Dish, Ltd. will provide that prior to the Dish Guarantee Date:

        (a) neither Dish, Ltd. nor any of its Subsidiaries may, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt);

        (b) Dish, Ltd. may not issue any Disqualified Stock; and

        (c) none of Dish, Ltd.'s Subsidiaries may issue any shares of preferred stock.

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
    The foregoing limitation will not apply to: (i) any Permitted Refinancing; or (ii) the incurrence of any Indebtedness by Dish, Ltd. that would be permitted under the terms of the 1994 Indenture, notwithstanding the fact that Dish, Ltd.'s Indebtedness to Cash Flow Ratio exceeded 5.0 to 1 (before June 1, 1998) or 4.0 to 1 (on or after June 1, 1998).

EVENTS OF DEFAULT AND REMEDIES

    The 1996 Indenture provides that each of the following constitutes an Event of Default (unless the provisions described under "-- Significant Transactions" are applicable and the Issuer complies with such provisions):

        (a) default for 30 days in the payment when due of interest on the Notes;

        (b) default in payment when due of principal on the Notes at maturity, upon redemption or otherwise;

        (c) failure to comply with the provisions described under "-- Offer to Purchase upon Change of Control," "-- Offer to Purchase upon the Occurrence of Certain Events," "-- Significant Transactions," "-- Certain Covenants -- Maintenance of Insurance," "-- Certain Covenants -- Transactions with Affiliates," "-- Disbursement of Funds -- Escrow Account" or "-- Certain Covenants -- Asset Sales" or the failure by the Issuer to comply with the third paragraph under "-- Security";

        (d) default under the provisions described under "-- Certain Covenants -- Restricted Payments" or "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" or under any of the Collateral Documents, which default remains uncured for 15 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Issuer pursuant to the 1996 Indenture or the Collateral Documents;

        (e) failure by the Issuer for 60 days after notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding to comply with its other agreements in the 1996 Indenture or the Notes;

        (f) a continuing default after expiration of any applicable grace period by the Issuer or any of its Affiliates under any of the Satellite Contracts or the Launch Contracts, which default would permit a party other than the Issuer or its Affiliates to terminate its obligations under such contract;

        (g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by EchoStar or any of its Subsidiaries (or the payment of which is guaranteed by EchoStar or any of its Subsidiaries), other than the Credit Agreement, which default is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $5 million or more;

        (h) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by EchoStar or any of its Subsidiaries (or the payment of which is guaranteed by EchoStar or any of its Subsidiaries), other than Credit Agreement, which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

        (i) failure by EchoStar, EchoStar DBS Corporation (at any time at which the Notes are secured by a pledge of all of its issued and outstanding Capital Stock), DBSC (on or after the date

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    of the DBSC Merger), the Issuer or  any of the Issuer's Subsidiaries to  pay
    final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $2 million, which judgments are not stayed within 60 days after their entry;

        (j) certain events of bankruptcy or insolvency with respect to EchoStar or certain of its Subsidiaries (including the filing of a voluntary case, the consent to an order of relief in an involuntary case, the consent to the appointment of a custodian, a general assignment for the benefit of creditors or an order of a court for relief in an involuntary case, appointing a custodian or ordering liquidation, which order remains unstayed for 60 days); and

        (k) any Guarantee of the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of any Notes.

    If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately (plus, in the case of an Event of Default that is the result of an action by EchoStar or any of its Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Notes contained in the 1996 Indenture or the Notes, an amount of premium that would have been applicable pursuant to the Notes or as set forth in the 1996 Indenture). Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to or any of its Subsidiaries described in (j) above, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the 1996 Indenture or the Notes except as provided in the 1996 Indenture. Subject to certain limitation, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders' interest.

    The holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the 1996 Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.

    The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the 1996 Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATOR AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of EchoStar or any of its Affiliates, as such, shall have any liability for any obligations of EchoStar or any of its Affiliates under the Notes or the 1996 Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Issuer may, at its option and at any time, elect to have all obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such legal defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for: (a) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, or on the redemption date, as the case may be; (b) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an

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office or agency for payment and money for security payments held in trust;  (c)
the rights, powers, trust, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and (d) the Legal Defeasance provisions of the 1996 Indenture. In addition, the Issuer may, at its option and at any time, elect to have all obligations released with respect to certain covenants that are described in the 1996 Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance: (i) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable optional redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the 1996 Indenture, there has been a change in the applicable Federal income tax law, in each case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance, and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the 1996 Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which EchoStar or any of its Subsidiaries is bound; (vi) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of such Notes over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and (vii) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next paragraph, the 1996 Indenture, the Notes and the Collateral Documents may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the 1996 Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

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    Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any Note held by a non-consenting holder):

        (a) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

        (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

        (c) reduce the rate of or change the time for payment of interest on any Notes;

        (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

        (e) make any Note payable in money other than that stated in the Notes;

        (f) make any change in the provisions of the 1996 Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

        (g) waive a redemption payment with respect to any Note; or

        (h) make any change in the foregoing amendment and waiver provisions.

    In addition, without the consent of at least 66 2/3% of the Notes then outstanding, an amendment or a waiver may not make any change to the covenants in the 1996 Indenture entitled "Offer to Purchase upon Change of Control," "Offer to Purchase upon the Occurrence of Certain Events," "Asset Sales" and "Excess Proceeds Offer" (including, in each case, the related definitions).

    Notwithstanding the foregoing, without the consent of any holder of Notes, the Issuer and the Trustee may amend or supplement the 1996 Indenture, the Notes, the Pledge Agreement, the Security Agreement or the Escrow and
Disbursement Agreement to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the 1996 Indenture of any such holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the 1996 Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The 1996 Indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Issuer; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

    The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The 1996 Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. The Trustee will not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that: (i) this sentence shall not limit the preceding sentence of this paragraph; (ii) the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable

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with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the first sentence of this paragraph. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the 1996 Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

NOTES BOOK-ENTRY, DELIVERY AND FORM

    Old Notes initially purchased by qualified institutional buyers were initially issued in the form of [three] global Notes (collectively the "Global Old Note") and was deposited on the date of the closing of the sale of the Old Notes offered hereby (the "Closing Date") with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein the "Global Note Holder"). Except as set forth in the next paragraph, the Exchange Notes exchanged for Old Notes represented by the Global Old Note will be represented by one or more global Exchange Notes in registered form (collectively, the "Global Exchange Note" and, together with the Global Old Note, the "Global Note"), deposited with the Depositary and registered in the name of the Global Noteholder.

    Exchange Notes that are issued as described below under "-- Certificated Notes" will be issued in the form of registered definitive certificates (the "Certificated Notes"). Such Certificated Notes may, unless the Global Note has previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of Exchange Notes being transferred.

    The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

    The  Issuer  expects  that  pursuant   to  procedures  established  by   the
Depositary: (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Note; and (ii) ownership of the Exchange Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests in the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Exchange Notes evidenced by the Global Note will be limited to such extent.

    So long as the Global Note Holder is the registered owner of any Exchange Notes, the Global Note Holder will be considered the sole holder under the 1996 Indenture of any Exchange Notes evidenced by the Global Note. Beneficial owners of Exchange Notes evidenced by the Global Note will not be considered the owners or holders thereof under the 1996 Indenture for any purpose, including with respect to the giving of any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Exchange Notes.

    Payments in respect of the principal of, premium, if any, and interest, and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered holder under the 1996 Indenture. Under the terms of the 1996 Indenture, the Issuer and the Trustee may treat the persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Issuer nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Issuer believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts

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proportionate  to  their  respective  holders  of  beneficial  interests  in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and
customary   practice  and  will  be   the  responsibility  of  the  Depositary's
Participants or the Depositary's Indirect Participants.

    CERTIFICATED NOTES

    Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Exchange Notes in the form of Certificated Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if: (i) the Issuer notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depository and the Issuer is unable to locate a qualified successor within 90 days; or (ii) The Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in the form of Certificated Notes under the 1996 Indenture, then, upon surrender by the Global Note Holder of its Global Note, Exchange Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Exchange Notes.

    Neither the Issuer nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of the Exchange Notes and the Issuer and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

    SAME-DAY SETTLEMENT AND PAYMENT

    The 1996 Indenture requires that payments in respect of the Exchange Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note. With respect to Certificated Notes, the Issuer will make all payments of principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Notes represented by the Global Note are expected to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds.

ADDITIONAL INFORMATION

    Anyone who receives this Prospectus may obtain a copy of the 1996 Indenture without charge by writing to the Issuer, 90 Inverness Circle East, Englewood, Colorado 80112, attention David K. Moskowitz, facsimile (303) 799-0354.

OLD NOTES' REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The Issuer, the Guarantors and the Initial Purchasers entered into a registration rights agreement dated March 25, 1996 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Issuer and the Guarantors agreed to file with the Commission the Registration Statement with respect to this Exchange Offer for the Exchange Notes. Pursuant to the Exchange Offer, the Issuer and the Guarantors are offering to the holders of Transfer Restricted Notes who are able to make certain representations the opportunity to exchange their Transfer Restricted Notes for Exchange Notes. If: (i) the Issuer is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or (ii) any holder of Transfer Restricted Notes notifies the Issuer within the specified time period that: (A) it is prohibited by law or Commission policy from participating in the Exchange Offer; (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the

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prospectus  contained  in  the  Exchange  Offer  Registration  Statement  is not
appropriate or available for such resales; or (C) that it is a broker-dealer and owns Old Notes acquired directly from the Issuer or an affiliate of the Issuer, the Issuer and the Guarantors will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Old Notes by the holders thereof who satisfy certain conditions relating to the provisions of information in connection with the Shelf Registration Statement. The Issuer and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Notes" means each Old Note until: (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer;
(ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Registration Statement; (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Act.

    The Registration Rights Agreement provides that: (i) the Issuer and the Guarantors will file the Registration Statement with the Commission on or prior to April 24, 1996; (ii) the Issuer and the Guarantors will use their best efforts to have the Registration Statement declared effective by the Commission on or prior to June 23, 1996; (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuer and the Guarantors will commence the Exchange Offer and use their best efforts to issue, on or prior to 30 business days after the date on which the Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer; and (iv) if obligated to file the Shelf Registration Statement, the Issuer and the Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises (and in any event on or before June 23, 1996, and to use their best efforts cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises. If: (a) the Issuer and the Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing; (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date");
(c) the Issuer and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the
Registration Statement; or (d) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Issuer and the Guarantors jointly and severally agree to pay liquidated damages to each holder of Old Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Old Notes held by such holder ("Liquidated Damages"). The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Old Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.40 per week per $1,000 principal amount of Old Notes constituting Transfer Restricted Notes. All accrued Liquidated Damages will be paid by the Issuer on each Damages Payment Date to the Global Note Holder by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

    Holders of Old Notes will be required to make certain representations to the Issuer (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to

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provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the 1996 Indenture. Reference is made to the 1996 Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACCRETED VALUE" means, as of any date of determination prior to March 15, 2000, the sum of: (a) the initial offering price of each Note; and (b) the portion of the excess of the principal amount of each Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate per annum disclosed on the cover page of the Prospectus of the initial offering price of the Notes, compounded semi-annually on each March 15 and September 15 from the date of issuance of the Notes through the date of determination.

    "ACQUIRED DEBT" means, with respect to any specified person, Indebtedness of any other person existing at the time such other person merges with or into or becomes a Subsidiary of such specified person, or Indebtedness incurred by such person in connection with the acquisition of assets, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person or the acquisition of such assets, as the case may be.

    "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control; PROVIDED FURTHER that no individual, other than a director of EchoStar or an officer of EchoStar with a policy making function, shall be deemed an Affiliate of EchoStar or any of its Subsidiaries, solely by reason of such individual's employment, position or responsibilities by or with respect to EchoStar or any of its Subsidiaries.

    "BANK DEBT" means Indebtedness incurred pursuant to the Credit Agreement in an aggregate amount not to exceed 90% of the accounts receivable of the Credit Agreement Borrowers eligible for inclusion in the borrowing base under the Credit Agreement, plus 75% of the inventory of the Credit Agreement Borrowers eligible for inclusion in the borrowing base under the Credit Agreement, plus 100% of the cash collateral and marketable securities of the Credit Agreement Borrowers eligible for inclusion in the borrowing base under the Credit Agreement.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership interests, whether common or preferred.

    "CASH EQUIVALENTS" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and

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(c) entered  into  with any  financial  institution meeting  the  qualifications specified in clause (c) above; and (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, and in each case maturing within six months after the date of acquisition.

    "CHANGE OF CONTROL" means: (a) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that the Principals and their Related Parties or an entity controlled by the Principals and their Related Parties cease to be the "beneficial owners" (as defined in Rule 13(d)(3) under the Exchange Act) of at least 30% of the total Equity Interests in EchoStar and to have the voting power to elect at least a majority of the Board of Directors of EchoStar; (b) the first day on which a majority of the members of the Board of Directors of EchoStar are not Continuing Directors; (c) any transaction or series of
transactions   (including,  without  limitation,  a   tender  offer,  merger  or
consolidation) the result of which is that the Principals and their Related Parties or an entity controlled by the Principals and their Related Parties cease to be the "beneficial owners" (as defined in Rule 13(d)(3) under the Exchange Act) of at least 30% of the total Equity Interests in the Issuer and to have the voting power to elect at least a majority of the Board of Directors of the Issuer; or (d) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

    "COLLATERAL DOCUMENTS" means the Escrow and Disbursement Agreement, the Pledge Agreements and the Security Agreements.

    "CONSOLIDATED CASH FLOW" means, with respect to any person for any period, the Consolidated Net Income of such person for such period, plus, to the extent deducted in computing Consolidated Net Income: (a) provision for taxes based on income or profits; (b) consolidated interest expense of such person for such period, whether paid or accrued (including amortization of original issue discount and  deferred  financing  costs, non-cash  interest  payments  and  the interest component of Capital Lease Obligations); (c) depreciation and amortization (including amortization of goodwill and other intangibles) of such person for such period; and (d) any extraordinary loss and any net loss realized in connection with any Asset Sale, in each case, on a consolidated basis determined in accordance with GAAP, provided that Consolidated Cash Flow shall not include interest income derived from the net proceeds of the Offering.

    "CONSOLIDATED NET INCOME" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that: (a) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent person, in the case of a gain, or to the extent of any contributions or other payments by the referent person, in the case of a loss; (b) the Net Income of any person that is a Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent of the amount of dividends or distributions paid to the referent person; (c) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (d) the Net Income of any Subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; and (e) the cumulative effect of a change in accounting principles shall be excluded.

    "CONSOLIDATED NET WORTH" means the sum of: (a) the stockholders' equity of such person; plus (b) the amount reported on such person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less: (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12

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months  after the acquisition  of such business)  subsequent to the  date of the
1996 Indenture in the book value of any asset owned by such person or a consolidated Subsidiary of such person; and (ii) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

    "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors of EchoStar or the Issuer, as the case may be, who: (a) was a member of such Board of Directors on the date of the 1996 Indenture; or
(b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "CREDIT AGREEMENT" means the Credit Agreement dated as of May 6, 1994 between Bank of America Illinois and certain of the Credit Agreement Borrowers, as such agreement may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time, PROVIDED that the lenders party to the Credit Agreement may not be Affiliates of EchoStar.


    "CREDIT AGREEMENT BORROWERS" means Echo Acceptance Corporation, Echosphere Corporation, EchoStar International Corporation, Houston Tracker Systems, Inc., Satellite Source, Inc, Dish Network Credit Corporation and EchoStar Satellite Corporation.


    "DBSC" means Direct Broadcasting Satellite Corporation and its successors and assigns, as appropriate under the circumstances.

    "DBSC NOTES" means notes of DBSC representing Indebtedness to EchoStar or any of its Subsidiaries for amounts applied to construction, launch and insurance of EchoStar III and no more than $2 million of other expenses.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "DEFERRED PAYMENTS" means Indebtedness to satellite contractors incurred in connection with the construction and launch of EchoStar I, EchoStar II, EchoStar III and EchoStar IV in an amount not to exceed $108 million.

    "DISH GUARANTEE DATE" means the earlier of: (i) the first date upon which Dish Ltd. is permitted, pursuant to the terms of the 1994 Indenture, to Guarantee the Issuer's total payment obligations under all of the then-outstanding Notes; and (ii) the first date upon which the 1994 Notes are no longer outstanding or have been defeased.

    "DISH PREFERRED STOCK" means Dish Ltd.'s 8% Series A Cumulative Preferred Stock having an aggregate liquidation preference not in excess of $15.1 million.

    "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to date on which the Notes mature.

    "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXISTING INDEBTEDNESS" means the Notes and any other Indebtedness of the Issuer and its Subsidiaries in existence on the date of the 1996 Indenture until such amounts are repaid.

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    "GAAP"  means  generally accepted  accounting  principles set  forth  in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; PROVIDED, HOWEVER, that these definitions and all ratios and calculations contained in the covenants "Restricted Payments," "Incurrence of Indebtedness and Issuance of Preferred Stock," "Asset Sales" and "Dividend and Other Payment Restrictions Affecting Subsidiaries" shall be determined in accordance with GAAP as in effect and applied by EchoStar and its Subsidiaries on the date of the 1996 Indenture, consistently applied; PROVIDED, FURTHER, that in the event of any change in GAAP or in any change by EchoStar or any of its Subsidiaries in GAAP applied that would result in any change in any such ratio or calculation, the Issuer shall deliver to the Trustee, each time any such ratio or calculation is required to be determined or made, an Officers' Certificate setting forth the computations showing the effect of such change or application on such ratio or calculation.

    "GOVERNMENT   SECURITIES"  means  direct   obligations  of,  or  obligations
guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "GUARANTOR" means EchoStar, Dish, Ltd. and (from and after the date upon which the DBSC Merger is consummated) DBSC, and any other entity that executes a Guarantee of the obligations of the Issuer under the Notes, and their respective successors and assigns.

    "HEDGING OBLIGATIONS" means, with respect to any person, the obligations of such person under: (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (b) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

    "IN-ORBIT INSURANCE" means, with respect to a satellite, In-Orbit insurance providing coverage beginning 180 days after the launch of such satellite in an amount which, together with cash and Cash Equivalents (not including cash and Cash Equivalents in the Escrow Account) segregated and reserved on the balance sheet of the Issuer, for the duration of the useful life of the satellite or until applied in accordance with the covenant entitled "Maintenance of Insurance," in an amount equal to or greater than the cost of construction, launch and insurance of such satellite, which insurance shall provide pro rata benefits to the insured upon a loss of more than 20% of the capacity of such satellite and shall compensate the insured for a total loss upon a loss of more than 50% of the capacity of such satellite. For purposes of the 1996 Indenture, the proceeds of any In-Orbit Insurance shall be deemed to include the amount of cash and Cash Equivalents segregated and reserved by the Issuer for purposes of the preceding sentence.

    "INDEBTEDNESS" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition.

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
    "INDEBTEDNESS TO CASH FLOW RATIO" means, with respect to any person, the ratio of: (a) the Indebtedness of such Person and its Subsidiaries as of end of the most recently ended fiscal quarter, plus the amount of any Indebtedness incurred subsequent to the end of such fiscal quarter; to (b) such person's Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the "Measurement Period"); PROVIDED, HOWEVER, that: (i) in making such computation, Indebtedness shall include the total amount of funds outstanding and available under any revolving credit facilities; and (ii) in the event that the Issuer or any of its Subsidiaries consummates a material acquisition or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period but prior to the event for which the calculation of the Indebtedness to Cash Flow Ratio is made, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets, as if the same had occurred at the beginning of the applicable period.

    "INVESTMENT GRADE" means with respect to a security, that such security is rated, by at least two nationally recognized statistical rating organizations, in one of each such organization's four highest generic rating categories.

    "INVESTMENTS" means, with respect to any person, all investments by such person in other persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

    "LAUNCH INSURANCE" means, with respect to a satellite, launch insurance (including, at the option of the Issuer, reflight coverage for any launch by Arianespace or Lockheed Martin, PROVIDED that such coverage permits assignment of the right to any subsequent launch, without consent of the launch provider) covering the period of the launch of such satellite to 180 days after such launch in an amount which, together with cash and Cash Equivalents segregated and reserved on the balance sheet of the Issuer until the successful launch of such satellite or until applied in accordance with the covenant entitled "Maintenance of Insurance," is equal to or greater than the cost of construction, launch and insurance of such satellite, which insurance shall provide pro rata benefits to the insured upon a loss of more than 20% of the capacity of such satellite and shall compensate the insured for a total loss upon a loss of more than 50% of the capacity of such satellite; PROVIDED, HOWEVER, that the amount of cash and Cash Equivalents that may be used by the Issuer for purposes of this definition may include cash and Cash Equivalents contained in the Escrow Account only for purposes of Launch Insurance with respect to EchoStar III, but only to the extent that the Issuer certifies, in an Officer's Certificate delivered to the Trustee, that such cash and Cash Equivalents are reasonably not expected to be necessary for the completion of the development, construction, launch and operation of the relevant satellite. For purposes of the 1996 Indenture, the proceeds of any Launch Insurance shall be deemed to include the amount of cash and Cash Equivalents segregated and reserved by the Issuer for purposes of the preceding sentence.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent status) of any jurisdiction).

    "MARKETABLE SECURITIES" means: (a) Government Securities; (b) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Issuer) with an Investment Grade rating, at the time as

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of  which  any investment  therein is  made,  issued or  offered by  an Eligible
Institution; (d) any bankers acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

    "NET INCOME" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

    "NET PROCEEDS" means the aggregate cash proceeds received by DBSC, the Issuer or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred, as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Issuer or any Restricted Subsidiary to cash.

    "1994 INDENTURE" means the Indenture relating to the 1994 Notes.

    "1994 NOTES" means the 12 7/8% Senior Secured Discount Notes due 2004 of Dish, Ltd.

    "NON-RECOURSE INDEBTEDNESS" of any person means Indebtedness of such person that: (i) is not guaranteed by any other person (except a Wholly Owned Subsidiary of the referent person); (ii) is not recourse to and does not obligate any other person (except a Wholly Owned Subsidiary of the referent person) in any way; (iii) does not subject any property or assets of any other person (except a Wholly Owned Subsidiary of the referent person), directly or indirectly, contingently or otherwise, to the satisfaction thereof; and (iv) is not required by GAAP to be reflected on the financial statements of any other person (other than a Subsidiary of the referent person) prepared in accordance with GAAP.

    "OBLIGATIONS"   means    any   principal,    interest,   penalties,    fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED INVESTMENTS" means: (a) Investments in EchoStar or in a Wholly Owned Subsidiary of EchoStar, other than Unrestricted Subsidiaries of the Issuer; (b) Investments in Cash Equivalents and Marketable Securities; (c) conversion of debentures of SSET and DBS Industries, Inc. ("DBSI"), in accordance with their terms, into Equity Interests of SSET and DBSI; and (d) Investments by EchoStar or any Subsidiary of EchoStar in a person if, as a result of such Investment: (i) such person becomes a Wholly Owned Restricted Subsidiary of the Issuer or a Wholly Owned Subsidiary of EchoStar that is not a Subsidiary of the Issuer; or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, EchoStar or a Wholly Owned Subsidiary of EchoStar that is not an Unrestricted Subsidiary of the Issuer.

    "PERMITTED LIENS" means: (a) Liens securing the Notes; (b) Liens securing the Deferred Payments; (c) Liens on EchoStar III to the extent permitted under "-- Security"; (d) Liens securing the Bank Debt on assets of the Issuer's Restricted Subsidiaries; (e) Liens securing the 1994 Notes; (f) Liens securing Purchase Money Indebtedness, PROVIDED that such Indebtedness was permitted to be incurred by the terms of the 1996 Indenture and such Liens do not extend to any assets of the Issuer or its Restricted Subsidiaries other than the assets so acquired; (g) Liens securing Indebtedness the proceeds of which are used to develop, construct, launch or insure any satellites other than EchoStar I, EchoStar II or EchoStar III (or any permitted replacements thereof), PROVIDED that such Indebtedness was permitted to be incurred by the terms of the 1996 Indenture and such Liens do not

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extend  to any assets of  DBSC, the Issuer or  its Restricted Subsidiaries other than such satellites being developed, constructed, launched or insured and to the related licenses, permits and construction, launch and TT&C contracts; (h) Liens on orbital slots, licenses and other assets and rights of the Issuer, PROVIDED that such orbital slots, licenses and other assets and rights relate solely to the satellites referred to in clause (g) of this definition; (i) Liens on property of a person existing at the time such person is merged into or consolidated with DBSC, the Issuer or any Restricted Subsidiary of the Issuer, PROVIDED, that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other than in the ordinary course of business; (j) Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of "Unrestricted Subsidiary," PROVIDED that such liens were not incurred in connection with, or contemplation of, such designation; (k) Liens on property existing at the time of acquisition thereof by DBSC, the Issuer or any Restricted Subsidiary of the Issuer; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of DBSC, the Issuer or any of its Restricted Subsidiaries other than the property so acquired; (l) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefore; (m) Liens existing on the date of the 1996 Indenture; (n) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith
by  appropriate  proceedings  promptly  instituted  and  diligently   concluded;
PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (o) Liens incurred in the ordinary course of business of DBSC, the Issuer or any Restricted Subsidiary of the Issuer (including, without limitation, Liens securing Purchase Money Indebtedness) with respect to obligations that do not exceed $2 million in principal amount in the aggregate at any one time outstanding; and (p) extensions, renewals or refundings of any Liens referred to in clauses (a) through (o) above, provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced.

    "PRINCIPALS"  means Charles W. Ergen, James  DeFranco, R. Scott Zimmer, Carl
E. Vogel, Steven B. Schaver, J. Allen Fears and David K. Moskowitz.

    "PURCHASE MONEY INDEBTEDNESS" means indebtedness of the Issuer or any of its Restricted Subsidiaries incurred (within 180 days of such purchase) to finance the purchase of any assets of the Issuer or any of its Restricted Subsidiaries:
(a) to the extent the amount of Indebtedness thereunder does not exceed 80% of the purchase cost of such assets; (b) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP; (c) to the extent that such Indebtedness is not recourse to the Issuer or any of its Restricted Subsidiaries or any of their respective assets, other than the assets so purchased; and (d) if the purchase of such assets is not part of an acquisition of any Person.

    "RECEIVER SUBSIDY" means a subsidy, rebate or other similar payment by EchoStar or any of its Subsidiaries, in the ordinary course of business, to subscribers, vendors or distributors, relating to an EchoStar Receiver System, not to exceed the cost of such EchoStar Receiver System, together with the cost of installation of such EchoStar Receiver System.

    "RELATED PARTY" means, with respect to any Principal, (a) the spouse and each immediate family member of such Principal and (b) each trust, corporation, partnership or other entity of which such Principal beneficially holds an 80% or more controlling interest.

    "RESTRICTED  INVESTMENT"   means   an  Investment   other   than   Permitted
Investments.

    "RESTRICTED   SUBSIDIARY"  means,  any  corporation,  association  or  other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the

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occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Issuer or one or more Subsidiaries of the Issuer or a combination thereof, other than Unrestricted Subsidiaries.

    "SUBSIDIARY" means, with respect to any person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof.

    "UNRESTRICTED SUBSIDIARY" means; (A) EchoStar Real Estate Corporation, EchoStar International (Mauritius) Ltd., EchoStar Manufacturing and Distribution Pvt. Ltd. and Satrec Mauritius Ltd.; and (B) any Subsidiary of the Issuer designated as an Unrestricted Subsidiary in a resolution of the Board of Directors of the Issuer: (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, at the time of such designation:
(i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (other than another Unrestricted Subsidiary); (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer (other than another Unrestricted Subsidiary) in any way; or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof; (b) with which neither the Issuer nor any other Subsidiary of the Issuer (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement, understanding or is subject to an obligation of any kind, written or oral, other than on terms no less favorable to the Issuer or such other Subsidiary than those that might be obtained at the time from persons who are not Affiliates of the Issuer; and (c) with which neither the Issuer nor any other Subsidiary of the Issuer (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock or other equity interests therein; or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results PROVIDED, HOWEVER, that none of Dish, Ltd., EchoStar Satellite Corporation, DirectSat Corporation, Echo Acceptance Corporation, Houston Tracker Systems, Inc., EchoStar International Corporation and Echosphere Corporation may be designated as Unrestricted Subsidiaries. At the time that the Issuer designates a Subsidiary as an Unrestricted Subsidiary, the Issuer will be deemed to have made a Restricted Investment in an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Issuer evidenced by a resolution of the Board of Directors of the Issuer and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that if the fair market value of such Subsidiary exceeds $10 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Issuer) of such Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary of the Issuer if, at the time of such designation after giving pro forma effect thereto as if such designation had occurred at the beginning of the applicable four-quarter period, the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test set forth in the covenant entitled "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" means a Wholly Owned Subsidiary of the Issuer that is a Restricted Subsidiary of the Issuer.

    "WHOLLY OWNED SUBSIDIARY" means, with respect to any person, any Subsidiary all of the outstanding voting stock (other than directors' qualifying shares) of which is owned by such person, directly or indirectly.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following summary describes the principal United States federal income tax consequences of the ownership and disposition of Notes. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described below. This summary addresses only initial holders of Notes who acquire such Notes at their "issue price," as defined below, and discusses only Notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or persons holding the Notes as part of a straddle or a hedging arrangement.

    HOLDERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE UNITED STATED FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS WITH REGARD TO ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION.

ORIGINAL ISSUE DISCOUNT

    The Old Notes were, and the Exchange Notes will be, issued with original issue discount ("OID") equal to the difference between their "issue price" and their "stated redemption price at maturity", as such terms are defined in the Code and Treasury Regulations. The "issue price" of a Note will be the first price at which a substantial amount of the Notes is sold to the public. For this purpose, the public does not include bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

    The "stated redemption price at maturity" of a Note will be equal to the sum of all payments required under the Note other than payments of "qualified stated interest" within the meaning of the Treasury Regulations. To have "qualified stated interest," an instrument must, among other requirements, pay interest at least annually during the entire term of the Notes. Because the Notes will not pay interest until September 15, 2000, none of the interest on the Notes will be qualified stated interest. As a result, all payments made under the Notes will be treated as part of the stated redemption price at maturity and interest paid on the Notes will not be taxable upon receipt, but the OID rules described below will apply. The total OID on a Note will be equal to the difference between the sum of all payments required under the Note and the issue price of the Note.

    A holder of Notes will be required to include OID in income for U.S. federal income tax purposes as it accrues, whether or not such holder uses the accrual method of accounting. OID will accrue in accordance with a constant yield method based on a compounding of interest. Under this method, holders of Notes will be required to include in income increasingly greater amounts of OID in successive accrual periods. OID allocable to any accrual period will equal the product of the "adjusted issue price" of the Notes as of the beginning of such period and the Notes' yield to maturity. The "adjusted issue price" of the Notes as of the beginning of any accrual period will equal the issue price of the Notes increased by OID previously includable in income and decreased by any payments under the Notes. Because OID will accrue and be includable in income at least annually and no payments will be made under the Notes until September 15, 2000, the adjusted issue price of the Notes will increase until March 15, 2000. OID includable in income will therefore increase during each accrual period until March 15, 2000. Thereafter, OID includable in income for each six-month accrual period will approximate the amount of cash interest due at the end of such period.

APPLICABLE HIGH YIELD DISCOUNT RULES

    The Old Notes are, and the Exchange Notes will be, "applicable high yield discount obligations" ("AHYDOs"), as defined in the Code. Under the rules applicable to AHYDOs, because the yield to maturity of the Notes will exceed the "applicable federal rate" in effect at the time of their issuance (the "AFR") plus six percentage points, a portion of the OID that accrues on the Notes will not be

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
deductible by the Issuer at any time. The non-deductible portion of the OID will be an amount that bears the same ratio to such OID as (i) the excess of the yield to maturity of the Notes over the AFR plus six percentage points bears to
(ii) the yield to maturity of the Notes. To the extent that the non-deductible portion of OID would have been treated as a dividend if it had been distributed with respect to the Issuer's stock, it will be treated for some purposes as a dividend to holders of the Notes. Amounts of OID treated as dividends may qualify for the dividends received deduction for corporate holders. OID that accrues on the Notes and for which the Issuer's deductions are allowable (the OID portion equal to or less than the AFR plus six percentage points) will not be deductible by the Issuer until cash interest payments are made to Noteholders.

EXCHANGE OFFER

    The exchange of Exchange Notes for Old Notes pursuant to the Exchange Offer will not be treated as a taxable exchange for federal income tax purposes because the terms of the Exchange Notes will be identical to the terms of the Old Notes other than the fact that the Exchange Notes will be registered.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

    Upon the sale, exchange or retirement of a Note, a holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such holder's adjusted tax basis in the Note. A holder's adjusted tax basis in a Note will equal the initial tax basis of the Note, increased by the amounts of any OID previously included in income by the holder with respect to such Note and reduced by the amounts of any payments on the Note received by such holder.

    Gain or loss realized on the sale, exchange or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Note exceeds one year as of the date of the sale, exchange or retirement. Under current law, the excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitation on the deductibility of capital losses.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Certain noncorporate holders may be subject to backup withholding at a rate of 31% on payments of principal and interest (including OID) and premium on, and the proceeds of disposition of, a Note. Backup withholding will apply only if the holder: (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his or her Social Security number; (ii) furnishes an incorrect TIN; (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends; or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Holders of the Notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

    The amount of any backup withholding from a payment to a holder of a Note will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

OTHER TAX CONSEQUENCES

    In addition to the federal income tax considerations described above, holders of Notes should consider potential state, local, income, franchise, personal property and other taxation in any state or locality and the tax effect of ownership, sale, exchange, or retirement of Notes in any state or locality. Holders of Notes are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property or other tax consequences arising out of their ownership of Notes.

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
    THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF NOTES SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OF HOLDING, EXCHANGING OR SELLING THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN INCOME TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                              PLAN OF DISTRIBUTION

    Based on interpretation by the Staff set forth in no-action letters issued to third parties, the Issuer believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an affiliate of the Issuer, (ii) a broker-dealer who acquired Old Notes directly from the Issuer or (iii) a broker-dealer who acquired Old Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes; provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Exchange Notes. To date, the Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Old Notes to the Initial Purchasers) with the prospectus contained in the Registration Statement. Pursuant to the Registration Rights Agreement, the Issuer has agreed to permit Participating Broker Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such Exchange Notes. The Issuer has agreed that, for a period of 180 days after the Exchange Date, it will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

    Each holder of the Old Notes who wishes to exchange its Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Issuer as set forth in "The Exchange Offer -- Terms and Conditions of the Letter of Transmittal." In addition, each holder who is a broker-dealer and who receives Exchange Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making activities or other trading activities will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Exchange Notes.

    The Issuer will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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
    The Issuer has agreed to pay all expenses incidental to the Exchange Offer other than commissions and concession of any brokers or dealers and will indemnify holders of the Notes (including any brokers-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                              NOTICE TO INVESTORS

    Because the following instructions will apply to any Old Notes held by holders who do not participate in the Exchange Offer, holders of the Old Notes are advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Old Notes.

    The Old Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to U.S. Persons (as such terms as defined under the Securities Act) except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act. Accordingly, the Old Notes were offered only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A, and to a limited number of institutional "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) and (7) under the Securities Act.

    Each purchaser of Old Notes purchased in a sale made in reliance on Rule 144A has been deemed to have represented and agreed as follows (terms used in this paragraph that are defined in Rule 144A are used herein as defined therein):

        (1) The purchaser is either (A) a qualified institutional buyer and is aware that the sale to it is being made in reliance on Rule 144A, and such qualified institutional buyer has acquired such Old Notes for its own account or for the account of another qualified institutional buyer or, (B) an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
    (7) under the Securities Act (an "accredited investor") or, (C) if the Old Notes are to be purchased for one or more accounts ("investor accounts") for which it is acting as fiduciary or agent, each such account is an accredited investor on a like basis.

        (2) The purchaser understands that the Old Notes were offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Old Notes have not been registered under the Securities Act and that: (A) the Old Notes may be offered, resold, pledged or otherwise transferred only: (i) to a person who the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States to a foreign person in a transaction meeting the requirement of Rule 904 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuer so requests); (ii) to the Issuer; or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction; and (B) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (A) above.

        (3) The purchaser understands that the certificates evidencing the Old Notes bear, and if not exchanged pursuant to the Exchange Offer will continue to bear, a legend substantially to the following effect unless otherwise agreed by the Issuer and the holder thereof:

    THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A
    "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR"

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
    (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
    (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE OR THE LAST DATE ON WHICH THIS NOTE WAS HELD BY AN AFFILIATE OF THE COMPANY, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN
    INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

        (4) The purchaser acknowledged that none of the Issuer, the Initial Purchasers or any person representing the Issuer or the Initial Purchasers made any representations to it with respect to the Issuer or the offering or sale of the Old Notes, other than the information contained in the Offering Memorandum, dated March 19, 1996, relating to the Old Notes (the "Offering Memorandum"), which was delivered to it and upon which it relied in making its investment decision with respect to the Old Notes. The purchaser had access to such financial and other information concerning the Issuer and the Old Notes as it deemed necessary in connection with its decision to purchase the Old Notes, including an opportunity to ask questions of and request information from the Issuer and the Initial Purchasers.

        (5) The purchaser acknowledged that the Issuer and the Initial Purchasers and others relied upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that, if any of the foregoing acknowledgements, representations or agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Initial Purchasers. If such purchaser acquired Old Notes as a fiduciary or agent for one or more investor accounts, such purchaser represented that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

    Each purchaser of Old Notes that is an institutional accredited investor executed and delivered a purchaser's letter for the benefit of the Initial Purchasers and the Issuer, substantially in the form included as Appendix A to the Offering Memorandum, whereby such institutional accredited investor (a) agreed to the restrictions on transfer set forth in clause (2) above, (b) confirmed that it: (i) acquired Old Notes having a minimum purchase price of at least $100,000 for its own account and for each separate account for which it is acting; (ii) acquired such Old Notes for its own account or for certain qualified institutional accounts, as specified therein; and (iii) did not acquire the Notes with a view to distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; and (c) acknowledged that the registrar and transfer agent for the Old Notes will not be required to accept for registration of transfer any Old Notes acquired by them, except upon presentation of evidence satisfactory to the Issuer that the restrictions on transfer set forth in clause (2) above have been complied with, and that any such Old Notes will be in the form of definitive physical certificates bearing the legend set forth in clause (3) above.

    The Old Notes may not be sold or transferred to, and each purchaser, by its purchase of the Old Notes has been deemed to have represented and covenanted that it did not acquire the Old Notes for or on behalf of, and will not transfer the Old Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974; "ERISA") except that such a purchase for or on behalf of a pension or welfare plan shall be permitted:

        (1) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and the conditions of Section III of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

        (2) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Old Notes are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and the conditions of Section III of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

        (3) to the extent such purchase is made on behalf of a plan by: (i) an investment advisor registered under the Investment Advisers Act of 1940 that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50 million and had stockholders' or partners' equity in excess of $0.75 million, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles; or (ii) a bank as defined in Section 202(a)(2) of the Investment Advisers Act of 1940 with equity capital in excess of $1 million as of the last day of its most recent fiscal year; or (iii) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a plan, which insurance company has as of the last day of its most recent fiscal year, net worth in excess of $1 million and which is subject to supervision and examination by a state authority having supervision over insurance companies and, in any case, such investment advisor, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment advisor, bank or insurance company, do not represent more than 20% of the total client assets managed by such investment advisor, bank or insurance company, and the conditions of Section I of such exemption are otherwise satisfied; or

        (4) to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA of Section 401 of the Internal Revenue Code.

                                    EXPERTS

    The audited financial statements of Dish, Ltd., the Issuer, EchoStar DBS Corporation, and Direct Broadcasting Satellite Corporation (Colorado) included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of such firm as experts in giving such reports.

                                 LEGAL MATTERS

    The validity of the Notes will be passed upon for the Issuer by Baker & Hostetler, Cleveland, Ohio.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                           ---------
DISH, LTD.
- ---------------------------------------------------------------------------------------------------------
Report of Independent Public Accountants.................................................................        F-3
Consolidated Balance Sheets at December 31, 1994 and 1995................................................        F-4
Combined and Consolidated Statements of Income for the Years Ended December 31, 1993, 1994 and 1995......        F-5
Combined and Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1993, 1994
 and 1995................................................................................................        F-6
Combined and Consolidated Statements of Cash Flows for the Years Ended December 31, 1993, 1994 and
 1995....................................................................................................        F-7
Notes to Combined and Consolidated Financial Statements..................................................        F-9


ECHOSTAR COMMUNICATIONS CORPORATION
- ---------------------------------------------------------------------------------------------------------
Report of Independent Public Accountants.................................................................       F-35
Consolidated Balance Sheets at December 31, 1994 and 1995................................................       F-36
Combined and Consolidated Statements of Income for the Years Ended December 31, 1993,1994 and 1995.......       F-37
Combined and Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1993, 1994
 and 1995................................................................................................       F-38
Combined and Consolidated Statements of Cash Flows for the Years Ended December 31, 1993, 1994 and
 1995....................................................................................................       F-39
Notes to Combined and Consolidated Financial Statements..................................................       F-41

ECHOSTAR SATELLITE BROADCASTING CORPORATION
- ---------------------------------------------------------------------------------------------------------
Report of Independent Public Accountants.................................................................       F-66
Balance Sheet at January 24, 1996........................................................................       F-67

ECHOSTAR DBS CORPORATION
- ---------------------------------------------------------------------------------------------------------
Report of Independent Public Accountants.................................................................       F-68
Balance Sheet at January 19, 1996........................................................................       F-69

DIRECT BROADCASTING SATELLITE CORPORATION (COLORADO)
- ---------------------------------------------------------------------------------------------------------
Report of Independent Public Accountants.................................................................       F-70
Balance Sheet at December 31, 1995.......................................................................       F-71

DIRECT BROADCASTING SATELLITE CORPORATION (DELAWARE)
- ---------------------------------------------------------------------------------------------------------
Report of Independent Public Accountants.................................................................       F-73
Balance Sheets at March 31, 1995 and December 31, 1995...................................................       F-74
Statements of Income for the Years Ended March 31, 1994 and 1995, and the nine months ended December 31,
 1995....................................................................................................       F-75
Statements of Stockholders' Equity for the Five Years ended March 31, 1995, and the nine months ended
 December 31, 1995.......................................................................................       F-76
Statements of Cash Flows for the Years Ended March 31, 1994 and 1995, and the nine months ended December
 31, 1995................................................................................................       F-77
Notes to Financial Statements............................................................................       F-78

                                                                                                             PAGE
                                                                                                           ---------
SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION
DISH, LTD.
- ---------------------------------------------------------------------------------------------------------
Consolidated Balance Sheets at December 31, 1995 and March 31, 1996 (Unaudited)..........................       F-83
Consolidated Statements of Income for the three months ended March 31, 1995 and 1996 (Unaudited).........       F-84
Consolidated Statements of Cash Flows for the three months ended March 31, 1995 and 1996 (Unaudited).....       F-85
Condensed Notes to Consolidated Financial Statements (Unaudited).........................................       F-87

ECHOSTAR COMMUNICATIONS CORPORATION
- ---------------------------------------------------------------------------------------------------------
Consolidated Balance Sheets at December 31, 1995 and March 31, 1996 (Unaudited)..........................       F-96
Consolidated Statements of Income for the three months ended March 31, 1995 and 1996 (Unaudited).........       F-97
Consolidated Statements of Cash Flows for the three months ended March 31, 1995 and 1996 (Unaudited).....       F-98
Condensed Notes to Consolidated Financial Statements (Unaudited).........................................      F-100

ECHOSTAR SATELLITE BROADCASTING CORPORATION
- ---------------------------------------------------------------------------------------------------------
Consolidated Balance Sheets at December 31, 1995 and March 31, 1996 (Unaudited)..........................      F-110
Consolidated Statements of Income for the three months ended March 31, 1995 and 1996 (Unaudited).........      F-111
Consolidated Statements of Cash Flows for the three months ended March 31, 1995 and 1996 (Unaudited).....      F-112
Condensed Notes to Consolidated Financial Statements (Unaudited).........................................      F-114

DIRECT BROADCASTING SATELLITE CORPORATION (DELAWARE)
- ------------------------------------------------
Balance Sheets at December 31, 1995 and March 31, 1996 (Unaudited).......................................      F-124
Statements of Income for the three months ended March 31, 1995 and 1996 (Unaudited)......................      F-125
Statements of Cash Flows for the three months ended March 31, 1995 and 1996 (Unaudited)..................      F-126
Condensed Notes to Financial Statements (Unaudited)......................................................      F-127

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Dish, Ltd:

    We have audited the accompanying consolidated balance sheets of DISH, LTD. (a Nevada corporation and wholly owned subsidiary of EchoStar Communications Corporation) and affiliates and subsidiaries, as described in Note 1, as of December 31, 1994 and 1995, and the related combined and consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Companies as of December 31, 1994 and 1995, and the combined and consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado,
February 23, 1996.

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1994, AND 1995

                                       ASSETS


                                                                                             1994         1995
                                                                                          -----------  -----------
                                                                                               (IN THOUSANDS)
CURRENT ASSETS:
  Cash and cash equivalents.............................................................  $    17,506  $    13,949
  Marketable investment securities......................................................       31,038          210
  Trade accounts receivable, net........................................................        8,097       10,435
  Inventories...........................................................................       20,327       38,769
  Income tax receivable.................................................................      --             3,870
  Deferred tax assets...................................................................        1,840        1,834
  Other current assets..................................................................        2,573       12,791
                                                                                          -----------  -----------
    Total current assets................................................................       81,381       81,858
RESTRICTED CASH AND MARKETABLE SECURITIES:
  Escrow................................................................................      185,431       73,291
  Other.................................................................................       11,400       26,400
PROPERTY AND EQUIPMENT, net.............................................................      151,240      333,199
OTHER NONCURRENT ASSETS.................................................................       43,040       44,547
                                                                                          -----------  -----------
    Total assets........................................................................  $   472,492  $   559,295
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable................................................................  $    14,895  $    19,063
  Deferred programming revenue..........................................................        6,572        5,563
  Accrued expenses and other current liabilities........................................        6,965       21,335
  Notes payable and current portion of long-term debt...................................          238        4,782
                                                                                          -----------  -----------
    Total current liabilities...........................................................       28,670       50,743
1994 NOTES, net.........................................................................      334,206      382,218
LONG-TERM MORTGAGE DEBT AND NOTE PAYABLE, excluding current portion.....................        5,393       33,444
OTHER LONG-TERM LIABILITIES.............................................................          415      --
                                                                                          -----------  -----------
    Total liabilities...................................................................      368,684      466,405
                                                                                          -----------  -----------

COMMITMENTS AND CONTINGENCIES (Notes 1 and 11)

STOCKHOLDERS' EQUITY:
  Preferred Stock, 20,000,000 shares authorized, 1,616,681 shares of Series A Cumulative
   Preferred Stock issued and outstanding, including accrued dividends of $938,000 and
   $1,555,000, respectively.............................................................       15,990       16,607
  Class A Common Stock, $.01 par value, 200,000,000 shares authorized, 3,739,400 and
   6,470,599 shares issued and outstanding, respectively................................           38           65
  Class B Common Stock, $.01 par value, 100,000,000 shares authorized, 29,804,401 shares
   issued and outstanding...............................................................          298          298
  Common Stock Purchase Warrants........................................................       26,133      --
  Additional paid-in capital............................................................       62,197       89,495
  Unrealized holding gains on available-for-sale securities, net of deferred taxes......      --               251
  Retained earnings (deficit)...........................................................         (848)     (13,826)
                                                                                          -----------  -----------
    Total stockholders' equity..........................................................      103,808       92,890
                                                                                          -----------  -----------
    Total liabilities and stockholders' equity..........................................  $   472,492  $   559,295
                                                                                          -----------  -----------
                                                                                          -----------  -----------


         The accompanying notes to combined and consolidated financial statements are an integral part of these balance sheets.

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES
                 COMBINED AND CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                                                1993         1994         1995
                                                                             -----------  -----------  -----------
                                                                                        (IN THOUSANDS)
REVENUE:
  DTH products and technical services......................................  $   206,311  $   172,753  $   146,852
  Programming..............................................................       10,770       14,540       15,096
  Loan origination and participation income................................        3,860        3,690        1,942
                                                                             -----------  -----------  -----------
    Total revenue..........................................................      220,941      190,983      163,890
                                                                             -----------  -----------  -----------

EXPENSES:
  DTH products and technical services......................................      161,447      133,635      120,178
  Programming..............................................................        9,378       11,670       13,610
  Selling, general and administrative......................................       30,235       30,219       34,993
  Depreciation.............................................................        1,677        2,243        3,058
                                                                             -----------  -----------  -----------
    Total expenses.........................................................      202,737      177,767      171,839
                                                                             -----------  -----------  -----------

OPERATING INCOME (LOSS)....................................................       18,204       13,216       (7,949)
                                                                             -----------  -----------  -----------

OTHER INCOME (EXPENSE):
  Interest income..........................................................        1,173        8,420       12,545
  Interest expense, net of amounts capitalized.............................         (632)     (21,408)     (23,985)
  Losses on investments in joint ventures..................................          (50)        (492)     --
  Minority interest in loss of consolidated joint venture and other........           39          753          837
                                                                             -----------  -----------  -----------
    Total other income (expense)...........................................          530      (12,727)     (10,603)
                                                                             -----------  -----------  -----------
NET INCOME (LOSS) BEFORE INCOME TAXES......................................       18,734          489      (18,552)
BENEFIT (PROVISION) FOR INCOME TAXES.......................................        1,384         (399)       6,191
                                                                             -----------  -----------  -----------
NET INCOME (LOSS)..........................................................  $    20,118  $        90  $   (12,361)
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
PRO FORMA (UNAUDITED) NET INCOME (Note 7)
  Historical net income before income taxes................................  $    18,734
  Historical (provision) benefit for income taxes..........................        1,384
  Pro forma income tax effects.............................................       (7,846)
                                                                             -----------
  Pro forma net income.....................................................  $    12,272
                                                                             -----------
                                                                             -----------

         The accompanying notes to combined and consolidated financial statements are an integral part of these statements.

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES
          COMBINED AND CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995


                                                                                     COMMON STOCK
                                                                                          OF
                                                                                     SUBSIDIARIES      RETAINED
                                                                           COMMON        AND           EARNINGS
                                      SHARES OF                            STOCK      ADDITIONAL     (DEFICIT) AND        TOTAL
                                    COMMON STOCK     PREFERRED   COMMON   PURCHASE     PAID-IN        UNREALIZED      STOCKHOLDERS'
                                     OUTSTANDING       STOCK      STOCK   WARRANTS     CAPITAL       HOLDING GAINS       EQUITY
                                   ---------------   ---------   -------  --------   ------------   ---------------   -------------
                                   (NOTES 1 AND 9)                            (IN THOUSANDS)
BALANCES, at December 31, 1992...                                                      $ 6,881         $ 45,447         $ 52,328
  Cash contributions to
   capital.......................                                                        2,497                             2,497
  Dividends declared.............                                                                       (25,243)         (25,243)
  Net income.....................                                                                        20,118           20,118
  Reorganization effective
   December 31, 1993 --
    Class A Common Stock.........       2,417                    $   24                    (24)                           --
    Class B Common Stock.........      29,804                       298                   (298)                           --
  Termination of Subchapter S
   Status of subsidiaries........                                                       40,322          (40,322)          --
                                      -------        ---------   -------  --------   ------------   ---------------   -------------
BALANCES, at December 31, 1993...      32,221           --          322     --          49,378          --                49,700
  Issuance of Class A Common
   Stock:
    For acquisition of DirectSat,
     Inc.........................         999                        11                  8,989                             9,000
    For cash.....................         324                         3                  3,830                             3,833
  Issuance of 1,616,681 shares of
   8% Series A Cumulative
   Preferred Stock...............                     $15,052                                                             15,052
  Issuance of Common Stock
   Purchase Warrants.............                                         $26,133                                         26,133
  Series A Cumulative Preferred
   Stock dividends...............                         938                                              (938)          --
  Net income.....................                                                                            90               90
                                      -------        ---------   -------  --------   ------------   ---------------   -------------
BALANCES, at December 31, 1994...      33,544          15,990       336    26,133       62,197             (848)         103,808
  Series A Cumulative Preferred
   Stock dividends...............                         617                                              (617)          --
  Common Stock Purchase Warrants
   exercised.....................       2,731                        27   (25,419)      25,392                            --
  Common Stock Purchase Warrants
   exchanged for ECC Warrants....                                            (714)         714                            --
  Employee Savings Plan
   Contribution and Launch
   Bonuses Funded by Issuance of
   ECC Common Stock..............                                                        1,192                             1,192
  Unrealized holding gains on
   available-for-sale securities,
   net...........................                                                                           251              251
  Net loss.......................                                                                       (12,361)         (12,361)
                                      -------        ---------   -------  --------   ------------   ---------------   -------------
BALANCES, at December 31, 1995...      36,275         $16,607    $  363   $ --         $89,495         $(13,575)        $ 92,890
                                      -------        ---------   -------  --------   ------------   ---------------   -------------
                                      -------        ---------   -------  --------   ------------   ---------------   -------------


         The accompanying notes to combined and consolidated financial statements are an integral part of these statements.

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES
               COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                                                 1993        1994         1995
                                                                              ----------  -----------  -----------
                                                                                         (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................................  $   20,118  $        90  $   (12,361)
  Adjustments to reconcile net income (loss) to net cash flows from operating activities --
    Depreciation............................................................       1,677        2,243        3,058
    Provision for doubtful accounts.........................................         254         (160)         920
    Benefit for deferred taxes..............................................      (1,941)      (7,330)      (4,825)
    Amortization of deferred debt issuance costs............................      --              719        1,279
    Amortization of discount on 1994 Notes, net of amounts capitalized......      --            9,943       22,249
    Equity in losses in joint ventures......................................      --              492      --
    Employee benefits funded with ECC Stock.................................      --          --             1,192
    Loss on dispositions of fixed assets....................................      --              133      --
    Change in reserve for excess and obsolete inventory.....................         (22)         502        1,212
    Other, net..............................................................         (30)        (941)        (528)
    Changes in working capital items--
      Trade accounts receivable.............................................      (3,439)         532       (2,456)
      Inventories...........................................................      14,919        3,049      (19,654)
      Income tax receivable.................................................      --          --            (3,870)
      Other current assets..................................................      (1,659)        (183)      10,218)
      Liability under cash management program...............................      (4,018)      (2,310)         (57)
      Trade accounts payable................................................       1,156        4,958        4,168
      Deferred programming revenue..........................................       1,795          564       (1,009)
      Accrued expenses......................................................       1,637          611       (1,232)
      Reserve for warranty costs............................................        (250)          50         (387)
      Other current liabilities.............................................          18        1,009          631
      Other, net............................................................      --              234      --
                                                                              ----------  -----------  -----------
        Net cash flows from operating activities............................      30,215       24,205      (21,888)
                                                                              ----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable investment securities.............................     (18,227)     (15,100)      (3,004)
  Sales of marketable investment securities.................................      16,132        4,439       33,816
  Purchases of restricted marketable investment securities..................      --          (11,400)     (15,000)
  Purchases of property and equipment.......................................     (19,225)      (4,030)      (4,077)
  Proceeds from sale of property and equipment..............................         383          523           29
  Offering proceeds and investment earnings placed in escrow................      --         (329,831)      (9,589)
  Funds released from escrow account........................................      --          144,400      122,149
  Accrued satellite contract costs..........................................      --           (3,700)     --
  Investment in SSET........................................................      --           (8,750)     --
  Investment in DBSC........................................................      --           (4,210)       4,210
  Investments in joint ventures.............................................         (65)       1,614      --
  Expenditures for satellite system under construction......................      --         (112,052)    (109,507)
  Expenditures from escrow for FCC authorization............................      --             (159)     --
  Expenditures for FCC authorizations.......................................      --          --              (458)
  Other.....................................................................          92         (309)     --
                                                                              ----------  -----------  -----------
        Net cash flows from investing activities............................     (20,910)    (338,565)      18,569
                                                                              ----------  -----------  -----------

         The accompanying notes to combined and consolidated financial statements are an integral part of these statements.

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES
         COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                                                 1993        1994         1995
                                                                              ----------  -----------  -----------
                                                                                         (IN THOUSANDS)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Short-term loans from banks...............................................  $    6,000  $   --       $   --
  Repayments of short-term loans from banks.................................      (7,256)     --           --
  Minority investor investment in and loan to consolidated joint venture....       2,504        1,000      --
  Net proceeds from issuance of 1994 Notes
   and Common Stock Purchase Warrants.......................................      --          323,325      --
  Expenditures from escrow for offering costs...............................      --             (837)     --
  Proceeds from refinancing of mortgage indebtedness........................      --            4,200      --
  Repayments of mortgage indebtedness.......................................        (152)      (3,435)        (238)
  Loans from stockholder, net...............................................      12,451        4,000      --
  Repayment of loans from stockholders......................................      --           (4,075)     --
  Net proceeds from issuance of Class A Common Stock........................      --            3,833      --
  Capital contributions.....................................................       2,497      --           --
  Dividends paid............................................................     (22,243)       3,000)     --
                                                                              ----------  -----------  -----------
    Net cash flows from financing activities................................      (6,199)     325,011         (238)
                                                                              ----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........................       3,106       10,651       (3,557)
CASH AND CASH EQUIVALENTS, beginning of period..............................       3,749        6,855       17,506
                                                                              ----------  -----------  -----------
CASH AND CASH EQUIVALENTS, end of period....................................  $    6,855  $    17,506  $    13,949
                                                                              ----------  -----------  -----------
                                                                              ----------  -----------  -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest, net of amounts capitalized........................  $      633  $       436  $       461
  Cash paid for income taxes................................................         251        7,140        3,203
  Cumulative Series A Preferred Stock dividends.............................      --              938          617
  Dividends declared but not paid until 1994................................       3,000      --           --
  Accrued satellite contract costs..........................................       3,700      --            15,000
  Exchange of note payable to stockholder, and interest thereon, for Series
   A Preferred Stock........................................................      --           15,052      --
  Issuance of Class A Common Stock to acquire investment in DirectSat
   Corporation..............................................................      --            9,000      --
  Property and equipment acquired under capital leases......................      --              934      --
  Note payable issued for deferred satellite construction payments..........      --          --            32,833
  Employee Savings Plan Contribution and launch bonuses funded by issuance
   of ECC Common Stock......................................................      --          --             1,192

         The accompanying notes to combined and consolidated financial statements are an integral part of these statements.

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

            NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1993, 1994 AND 1995

(1) ORGANIZATION AND BUSINESS ACTIVITIES
    Certain copmanies principally owned and controlled by Mr. Charles Ergen were reorganized in 1993 into Dish, Ltd., formerly known as EchoStar Communications Corporation (together with its subsidiaries, "Dish, Ltd.").

    The principal reorganized entities, Echosphere Corporation (formed in 1980) and Houston Tracker Systems, Inc. (acquired in 1986), are primarily engaged in the design, assembly, marketing and worldwide distribution of direct to home ("DTH") satellite television products. Satellite Source, Inc. contracts for rights to purchase satellite delivered television programming for resale to consumers and other DTH retailers. Echo Acceptance Corporation ("EAC") arranges nationwide consumer financing for purchasers of DTH systems and programming. The FCC has granted EchoStar Satellite Corporation ("ESC") a conditional satellite construction permit and frequency assignments for eleven odd-numbered frequencies at 119 DEG. West Longitude ("WL"). The reorganized group also includes other less significant domestic enterprises and several foreign entities involved in related activities outside the United States.

    In January 1994, Dish, Ltd. announced its intention to merge a subsidiary of Dish, Ltd. with DirectSat Corporation ("DirectSat"), an approximately 80% owned subsidiary of SSE Telecom, Inc. ("SSET") at that time. The merger was approved by the FCC and consummated in December 1994. DirectSat stockholders received an approximate 3% equity interest in Dish, Ltd. in exchange for all of DirectSat's outstanding stock. DirectSat's principal assets are a conditional satellite construction permit and frequency assignments for ten even-numbered frequencies at 119 DEG. WL granted by the FCC.

    Dish, Ltd. has contracted for the construction and launch of communications satellites. EchoStar I, a high powered direct broadcast satellite ("DBS"), was launched on December 28, 1995. EchoStar II is currently under construction and scheduled for launch during 1996.

    In June 1994, Dish, Ltd. completed an offering of 12 7/8% Senior Secured Discount Notes due 2004 (the "1994 Notes") (Note 5) and Common Stock Purchase Warrants (the "Warrants") (collectively, the "Notes Offering"), receiving net proceeds of approximately $323.3 million. Dish, Ltd. and its subsidiaries are subject to the terms and conditions of the Indenture related to the 1994 Notes (the "1994 Indenture").

EXCHANGE AND MERGER

    In April 1995, a new company, EchoStar Communications Corporation (same name as the original name of Dish, Ltd.), was formed to conduct a public offering of its Class A Common Stock and to become the parent of Dish, Ltd. as described below. The new company is described below as "ECC". Elsewhere in these footnotes, unless otherwise indicated, "EchoStar" or the "Company" refers to ECC and its subsidiaries, including Dish, Ltd. The assets of ECC, other than its investment in Dish, Ltd., are not subject to the 1994 Indenture (Note 16). Further, the 1994 Indenture places significant restrictions on the payment of dividends or other transfers by Dish, Ltd. to ECC.

    ECC completed an offering of its Class A Common Stock on June 26, 1995, and received net proceeds of approximately $63.0 million. Concurrently, Charles W. Ergen, President and Chief Executive Officer of both ECC and Dish, Ltd., exchanged all of his shares of Class B Common Stock and Series A Preferred Stock of Dish, Ltd. for like shares of ECC (the "Exchange") in the ratio of 0.75 shares of ECC for each share of Dish, Ltd. capital stock (the "Exchange Ratio"). All employee stock options of Dish, Ltd. were also assumed by ECC, adjusted for the Exchange Ratio. In December 1995, ECC merged Dish, Ltd. with a wholly owned subsidiary of ECC (the "Merger") and all

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(1) ORGANIZATION AND BUSINESS ACTIVITIES (CONTINUED) outstanding shares of Dish, Ltd. Class A Common Stock and Series A Preferred Stock (other than those held by ECC) were automatically converted into the right to receive like shares of ECC in accordance with the Exchange Ratio. Also effective with the Merger, all outstanding Warrants for the purchase of Dish, Ltd. Class A Common Stock automatically became exercisable for shares of ECC's Class A Common Stock, adjusted for the Exchange Ratio (Note 16).

    As the result of the Exchange and Merger, ECC owns all outstanding shares of Dish, Ltd. capital stock. All share information included in the Dish Ltd. financial statements is presented on the basis of the number of ECC shares into which the Dish, Ltd. shares were converted. Additionally, the change in authorized capital, the stock splits and the redesignation of common stock as Class A and Class B shares described in Note 9 have been retroactively reflected in the accompanying combined and consolidated financial statements.

    The accompanying combined and consolidated financial statements include only the accounts of Dish, Ltd. and its subsidiaries and exclude all accounts of Dish, Ltd.'s parent, ECC. Separate parent only financial information for ECC is supplementally provided in Note 16.

SIGNIFICANT RISKS AND UNCERTAINTIES

    Execution of its business strategy to launch and operate DBS satellites has dramatically changed the Company's operating results and financial position. At December 31, 1993, Dish, Ltd.'s long-term debt, exclusive of amounts related to its DBS projects, consisted of less than $5.0 million in mortgage indebtedness and its investments in property and equipment, other than DBS satellite payments, aggregated less than $20.0 million. At December 31, 1995, the Company is committed to expend approximately $450 million to build and launch its first two satellites and has completed the sale of the 1994 Notes for that purpose (Notes 5 and 11). Annual interest expense on the 1994 Notes and depreciation of the investment in the first two satellites will each be of a magnitude that exceeds historical levels of income before taxes and the Company has reported significant net losses beginning in 1995 and expects net losses to continue for the foreseeable future. The Company's plans also include the construction and launch of additional satellites and marketing programs to promote its DBS products and services. The Company will need to raise significant additional funds for those purposes and there can be no assurance that necessary funds will be available or, if available, available on terms favorable to the Company. However, management believes, but has no assurance, that demand for its DBS products and services will develop to provide cash flow from operation of EchoStar's DISH Network-SM- which, together with other sources of capital, will be sufficient to satisfy future planned expenditures. Significant delays in commencing operations of the EchoStar DBS System, or significant delays or mission failures in the Company's satellite launch program, may subject the Company to significant monetary penalties and would have significant adverse consequences to its operating results and financial condition.

    The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION AND CONSOLIDATION

    The accompanying financial statements combine the historical cost financial statements of all reorganized entities for all periods presented and such entities are consolidated in the balance sheet as of December 31, 1994 and 1995. All significant intercompany transactions have been eliminated in the combined and consolidated financial statements.

    Effective June 1993, the Company acquired a fifty-one percent joint venture interest in FlexTracker Sdn. Bhd. ("FlexTracker"), a Malaysian limited liability company. A Singapore electronics manufacturing company owned the forty-nine percent minority interest. FlexTracker manufactured integrated and stand-alone receivers and positioners exclusively for the Company. In December 1994, the Company terminated the FlexTracker joint venture and effectively sold its interest in the joint venture's net assets to the Singapore company for $1.8 million. The Company's share of FlexTracker's losses for 1993 and 1994 amounted to approximately $50,000 and $1.3 million, respectively, and an additional $492,000 of loss was recognized upon sale of the net assets. FlexTracker's financial statements have been consolidated in the accompanying combined and consolidated financial statements from the date of acquisition through the date of disposition.

    The Company accounts for investments in fifty percent or less owned entities using the equity method. At December 31, 1994 and 1995, these investments were not material to the combined and consolidated financial statements of the Company.

FOREIGN CURRENCY TRANSACTION GAINS AND LOSSES

    The functional currency of the Company's foreign subsidiaries is the U.S. dollar because their sales and purchases are predominantly denominated in that currency. Transactions denominated in currencies other than U.S. dollars are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period end translation) or realized (upon settlement of the transaction). Net transaction gains (losses) for 1993, 1994 and 1995 were $19,000, $40,000 and $70,000 respectively.

CASH AND CASH EQUIVALENTS

    The Company considers all liquid investments purchased with an original maturity of ninety days or less to be cash equivalents. Cash equivalents as of December 31, 1994 and 1995 consist of money market funds, corporate notes and commercial paper stated at cost which equates to market value.

MARKETABLE INVESTMENT SECURITIES AND RESTRICTED CASH AND MARKETABLE SECURITIES

    At December 31, 1994 marketable investment securities were recorded in the financial statements at amortized cost and were generally held to maturity. At December 31, 1995, the Company has classified all marketable investment securities as available-for-sale. Accordingly, these investments are reflected at market value based on quoted market prices. Related unrealized gains and losses are reported as a separate component of stockholders' equity, net of related deferred income taxes of

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

$153,000 at December 31, 1995. The specific identification method is used to determine cost in computing realized gains and losses. The major components of marketable investment securities as of December 31, 1994 and 1995 are as follows (in thousands):


                                                                                DECEMBER 31, 1995
                                               DECEMBER 31, 1994     ---------------------------------------
                                             ----------------------                UNREALIZED
                                              AMORTIZED    MARKET     AMORTIZED   HOLDING GAIN     MARKET
                                                COST        VALUE       COST         (LOSS)         VALUE
                                             -----------  ---------  -----------  -------------  -----------
Commercial paper...........................   $  19,976   $  20,233   $  --         $  --         $  --
Corporate notes............................      10,992      10,987      --            --            --
Municipal bonds............................          70          70      --            --            --
Government bonds...........................      --          --              38        --                38
Mutual funds...............................      --          --             188           (16)          172
                                             -----------  ---------       -----           ---         -----
                                              $  31,038   $  31,290   $     226     $     (16)    $     210
                                             -----------  ---------       -----           ---         -----
                                             -----------  ---------       -----           ---         -----

    Restricted Cash and Marketable Securities in Escrow as reflected on the accompanying balance sheets represent net proceeds received from the Notes Offering, plus interest earned, less amounts expended to date in connection with the development, construction and launch of EchoStar's DISH Network-SM-. The escrow funds are held by an escrow agent in an account (the "Escrow Account") for the benefit of the holders of the 1994 Notes and are invested in certain debt and other marketable securities, as permitted by the 1994 Indenture, until disbursed for the express purposes identified in the Notes Offering prospectus. The major components of Restricted Cash and Marketable Securities as of December 31, 1994 and 1995 are as follows (in thousands):

                                                                            DECEMBER 31, 1995
                                            DECEMBER 31, 1994      -----------------------------------
                                         ------------------------               UNREALIZED
                                          AMORTIZED     MARKET      AMORTIZED     HOLDING     MARKET
                                            COST         VALUE        COST         GAIN        VALUE
                                         -----------  -----------  -----------  -----------  ---------
Commercial paper.......................  $    94,315  $    94,909   $  66,214    $  --       $  66,214
Corporate notes........................        8,954        8,954      --           --          --
Government bonds.......................      --           --           32,904          420      33,324
Municipal bonds........................       92,513       93,010      --           --          --
Accrued interest.......................        1,049        1,049         153       --             153
                                         -----------  -----------  -----------       -----   ---------
                                         $   196,831  $   197,922   $  99,271    $     420   $  99,691
                                         -----------  -----------  -----------       -----   ---------
                                         -----------  -----------  -----------       -----   ---------

    Other Restricted Cash includes $11.4 million to satisfy certain covenants regarding launch insurance required by the 1994 Indenture. The Company is required to maintain launch insurance and restricted cash totaling $225.0 million for each of EchoStar I and EchoStar II. The Company has obtained $219.3 million of launch insurance on each satellite, and, together with the cash segregated and reserved on the accompanying balance sheets, has satisfied its insurance obligations under the 1994 Indenture. In addition, as of December 31, 1995, $15.0 million was in an escrow account established pursuant to a manufacturing contract for payment to the manufacturer as certain milestones are reached.

REVENUE RECOGNITION AND TRADE ACCOUNTS RECEIVABLE

    Revenue from sales of DTH products is recognized upon shipment to customers. The Company maintains a reserve for potential losses in collection of its trade accounts receivable based upon estimates of amounts that may ultimately be uncollectible. The allowance for doubtful accounts was $186,000 and $1.1 million as of December 31, 1994 and 1995, respectively.

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INVENTORIES

    Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out ("FIFO") method. Proprietary products are manufactured by outside suppliers to the Company's specifications; however, final testing and assembly is performed by the Company. The Company also distributes non-proprietary products purchased from other manufacturers. Manufactured inventories include materials, labor and manufacturing overhead. Cost of other inventories includes parts, contract manufacturers' delivered price, assembly and testing labor, and related overhead, including handling and storage costs. The major components of inventory were as follows (in thousands):

                                                                                       DECEMBER 31,
                                                                                   --------------------
                                                                                     1994       1995
                                                                                   ---------  ---------
DBS receiver components..........................................................  $  --      $   9,615
Spare parts......................................................................      2,759      2,089
Competitor DBS Receivers.........................................................      2,207      9,404
Finished goods...................................................................     16,946     20,458
Reserve for excess and obsolete inventory........................................     (1,585)    (2,797)
                                                                                   ---------  ---------
                                                                                   $  20,327  $  38,769
                                                                                   ---------  ---------
                                                                                   ---------  ---------

OTHER CURRENT ASSETS

    Other current assets consisted of the following (in thousands):

                                                                                        DECEMBER 31,
                                                                                    --------------------
                                                                                      1994       1995
                                                                                    ---------  ---------
DBS inventory deposit.............................................................  $  --      $  10,000
Receivables for funded loans......................................................        257        437
Other.............................................................................      2,316      2,354
                                                                                    ---------  ---------
                                                                                    $   2,573  $  12,791
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    In conjunction with its commitments to purchase DBS satellite receivers (Note 11), the Company has paid a deposit of $10.0 million to one of its manufacturers. The deposit will be applied towards future payments for the DBS satellite receivers as they are delivered during 1996.

    Other current assets include receivables for consumer loans funded by EAC but expected to be reimbursed to EAC on a nonrecourse basis by two unrelated finance companies, normally within two business days after the credit is accepted by those companies. Unreimbursed fundings were $257,000 and $437,000 as of December 31, 1994 and 1995, respectively, all of which were subsequently reimbursed. Total loans sourced by EAC during 1993, 1994 and 1995 were $85.6 million, $64.7 million and $50.1 million, respectively. In addition, EAC sourced $8.6 million of leases in 1995.

    Loan origination fees charged to the applicable DTH dealers are recognized in income upon receipt of funding reimbursement from the purchaser of the loans. EAC also receives a percentage of monthly finance charges billed by the purchaser of the loans which is recognized in income as it becomes due to EAC.

FCC AUTHORIZATIONS AND ORGANIZATIONAL COSTS


    FCC authorizations and  organizational costs  are recorded at  cost and  are
amortized   using  the  straight-line  method.   Amortization  periods  for  FCC
authorization costs are determined at the time

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

the services related to the applicable FCC authorization commence, or capitalized costs are written off at the time efforts to provide services are abandoned. FCC authorization costs are expected to have a useful life of approximately 12 years. Organizational costs are being amortized over five years.


DEFERRED DEBT ISSUANCE COSTS AND DEBT DISCOUNT

    Costs of completing the Notes Offering have been deferred (Note 4) and are being amortized to interest expense over the term of the 1994 Notes. Amortization of the original issue discount related to the Notes Offering (Note
5) is also being amortized and included in interest cost incurred so as to reflect a constant rate of interest on the accreted balance of the 1994 Notes.

DEFERRED PROGRAMMING REVENUE

    Deferred programming revenue consists of payments received from consumers and dealers for satellite television programming to be provided. The revenue is recognized on a straight-line basis over the period the programming is provided, which generally does not exceed one year.

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

    The composition of accrued expenses and other current liabilities is as follows (in thousands):

                                                                                        DECEMBER 31,
                                                                                    --------------------
                                                                                      1994       1995
                                                                                    ---------  ---------
Accrued satellite contract costs..................................................  $  --      $  15,000
Liability under cash management program                                                    57     --
Accrued expenses..................................................................      4,667      3,850
Reserve for warranty costs........................................................      1,400      1,013
Other.............................................................................        841      1,472
                                                                                    ---------  ---------
                                                                                    $   6,965  $  21,335
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    The liability under cash management program represents checks written and released in excess of balances presently on deposit with certain banks. As checks clear these bank accounts, the resulting overdrafts are funded daily from funds available in a concentration account at another bank.

    The Company's proprietary products are under warranty against defects in material and workmanship for one year from the date of original retail purchase. The reserve for warranty costs is based upon historical units sold and expected repair costs.

ADVERTISING COSTS

    Advertising costs are expensed as incurred and totaled $3.2 million, $2.3 million and $1.9 million for the years ended December 31, 1993, 1994 and 1995, respectively.

RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are expensed as incurred. Research and development costs totaled $5.1 million, $5.9 million and $5.0 million for the years ended December 31, 1993, 1994 and 1995, respectively.

INCOME TAXES

    Prior to the December 31, 1993 reorganization (Note 1), the principal combined entities were Subchapter S corporations and their income was taxable to the stockholders rather than the companies. The provision for income taxes reflected only amounts payable to states and foreign tax jurisdictions that did not recognize Subchapter S status. Effective December 31, 1993, Subchapter S status terminated and the Company will prospectively file consolidated corporate federal and state income tax returns. As required by Statement of Financial Accounting Standards No. 109, "Accounting for

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Income Taxes" ("SFAS No. 109"), this change in tax status was recognized by establishing deferred tax assets and liabilities for temporary differences between the tax basis and amounts reported in the accompanying combined and consolidated balance sheets (Note 7).

    Under SFAS No. 109, the current provision for income taxes represents actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of: (a) temporary differences between the tax basis of assets and liabilities and amounts reported in the combined and consolidated balance sheets, and (b) operating loss and tax credit carry forwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. The measurement of deferred tax assets may be reduced by a valuation allowance based on judgmental assessment of available evidence if deemed more likely than not that some or all of the deferred tax assets will not be realized.

EARNINGS PER SHARE

    Earnings per share information is not presented in the combined and consolidated financial statements of Dish, Ltd. because, as described in Note 1, Dish, Ltd. is a wholly owned subsidiary of ECC. The Class A Common Stock of ECC is quoted on the NASDAQ National Market. Earnings per share and weighted average shares outstanding for ECC is presented in Note 16.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"). The Company will be required to adopt SFAS No. 121 in 1996 and expects that its ultimate adoption will not have a significant impact on the Company's financial position, results of operations or cash flows.

    Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), issued by the FASB in October 1995 and effective for fiscal years beginning after December 15, 1995, encourages, but does not require, a fair value based method of accounting for employee stock options or similar equity instruments. It also allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25"), but requires pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. The Company expects to adopt SFAS No. 123 in 1996. While the Company is still evaluating SFAS No. 123, it currently expects to elect to measure compensation cost under APB No. 25 and comply with the pro forma disclosure requirements. If the Company makes this election, this statement will have no impact on the Company's results of operations.

RECLASSIFICATIONS

    Certain reclassifications have been made to the prior year's financial statements to conform to the current year's financial statement presentation.

(3) PROPERTY AND EQUIPMENT
    Property and equipment are stated at cost less accumulated depreciation. Cost includes interest capitalized of $370,000, $5.7 million and $25.0 million during the years ended December 31, 1993,

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(3) PROPERTY AND EQUIPMENT (CONTINUED)
1994 and 1995, respectively on the EchoStar DBS System during construction at the Company's effective borrowing rate. The major components of property and equipment were as follows (in thousands):

                                                                     ESTIMATED          DECEMBER 31,
                                                                    USEFUL LIFE   ------------------------
                                                                    (IN YEARS)       1994         1995
                                                                   -------------  -----------  -----------
Construction in progress.........................................       --        $   139,500  $   282,373
Land.............................................................       --              1,613        1,613
Buildings and improvements.......................................      7-40             8,936       21,006
Furniture, fixtures and equipment................................      2-12             6,081       17,163
Vehicles.........................................................        7                992        1,310
Tooling..........................................................        2              1,339        2,039
Furniture and equipment held for sale............................                     --            17,062
Computer equipment held for sale.................................                     --               902
                                                                                  -----------  -----------
Total property and equipment.....................................                     158,461      343,468
Less-Accumulated depreciation....................................                      (7,221)     (10,269)
                                                                                  -----------  -----------
    Net property and equipment...................................                 $   151,240  $   333,199
                                                                                  -----------  -----------
                                                                                  -----------  -----------

    Construction in progress includes capitalized costs related to the construction and launch (Note 11) of EchoStar I, which was launched in late December 1995, and EchoStar II, which is scheduled for launch prior to the end of 1996.

    Construction in progress consisted of the following (in thousands):

                                                                                      DECEMBER 31,
                                                                                ------------------------
                                                                                   1994         1995
                                                                                -----------  -----------
Progress amounts for satellite construction and launch, capitalized interest, launch insurance, launch and in-orbit tracking, telemetry and control services:
    EchoStar I................................................................  $    75,613  $   193,629
    EchoStar II...............................................................       62,438       88,634
    Uplink facility...........................................................        1,449      --
    Other.....................................................................      --               110
                                                                                -----------  -----------
                                                                                $   139,500  $   282,373
                                                                                -----------  -----------
                                                                                -----------  -----------

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(4) OTHER NONCURRENT ASSETS
    The major components of other noncurrent assets were as follows (in thousands):

                                                                                       DECEMBER 31,
                                                                                   --------------------
                                                                                     1994       1995
                                                                                   ---------  ---------
Deferred debt issuance costs, net of amortization................................  $  11,891  $  10,622
FCC authorizations...............................................................      9,519     11,309
SSET convertible subordinated debentures and accrued interest....................      9,029      9,610
Deferred tax assets, net.........................................................      7,431     12,109
Investment in DBSC...............................................................      4,210     --
Warehousing bond.................................................................        432        468
Prepaid travel...................................................................        315        293
Other............................................................................        213        136
                                                                                   ---------  ---------
                                                                                   $  43,040  $  44,547
                                                                                   ---------  ---------
                                                                                   ---------  ---------

    The merger with DirectSat described in Note 1 was accounted for as a purchase. DirectSat's assets were valued at $9.0 million by the Company at the time of the merger and are included in FCC authorizations in the above summary. DirectSat has been granted a conditional satellite construction permit, specific orbital slot assignments and frequency assignments by the FCC. The DirectSat permits conditionally authorize DirectSat to provide DBS service utilizing: (i) ten even-numbered channels at 119 DEG. WL, the same orbital location that has been assigned to ESC; (ii) one channel at 110 DEG. WL; and (iii) 11 odd-numbered channels at 175 DEG. WL. The Company expects to use DirectSat's approved frequencies at 119 DEG. WL for the EchoStar II satellite.

    The Company also purchased $8.75 million of SSET's 6.5% convertible subordinated debentures which, if converted, would represent approximately 11.6% of SSET's common stock, based on the number of shares of SSET common stock outstanding at December 31, 1995. Management estimates that the fair value of the SSET debentures approximates their carrying value in the accompanying financial statements based on current interest rates and the conversion features contained in the debentures. SSET is a reporting company under the Securities Exchange Act of 1934 engaged in the manufacture and sale of satellite telecommunications equipment. In March 1994, SSET also sold to the Company for $1.25 million an approximate 6% ownership interest in the stock of Direct Broadcasting Satellite Corporation ("DBSC") and certain notes and accounts receivable from DBSC.

    In November 1994, the Company resolved a suit brought by the Company against DBSC regarding enforceability of the notes and accounts receivable. The receivables were exchanged for shares of DBSC common stock and the Company purchased additional DBSC shares for $2,960,000 so that, together with the shares of DBSC acquired from SSET, the Company presently owns approximately 40% of the outstanding common stock of DBSC. DBSC's principal assets include an FCC conditional satellite construction permit and specific orbital slot assignments for eleven DBS frequencies at 61.5 DEG. WL and eleven DBS frequencies at 175 DEG. WL.

    In December 1995, ECC acquired Dish, Ltd.'s interest in DBSC for approximately $4.2 million, representing the cost of the DBSC shares to Dish, Ltd. The merger of DBSC with a subsidiary of ECC has been approved by DBSC shareholders but may not be completed until the FCC has approved the merger. Assuming FCC approval for consummation of this merger, ECC will hold, through its DBSC subsidiary, the permit and slot assignments for these frequencies. In connection with the merger, ECC expects to issue approximately 675,000 shares of its Class A Common Stock to DBSC shareholders in exchange for all remaining DBSC stock.

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(5) SENIOR SECURED NOTES
    On June 7, 1994, Dish, Ltd. completed the Notes Offering of 624,000 units consisting of $624 million aggregate principal amount of the 12 7/8% Senior Secured Notes (the "1994 Notes") and 3,744,000 Warrants for the purchase of
Dish, Ltd. Class A Common Stock. Effective with the Merger (Note 1), these Warrants became exercisable for 2,808,000 Shares of ECC's Class A Common Stock (Note 9). The Notes Offering resulted in net proceeds to Dish, Ltd. of $323.3 million. At December 31, 1994, the 1994 Notes were reflected in the financial statements at $334.2 million, net of unamortized discount of $289.8 million. At December 31, 1995, the 1994 Notes totaled $382.2 million, net of unamortized discount of $241.8 million. A limited trading market exists for the 1994 Notes. However, based on information available to the Company, the 1994 Notes traded for approximately $690 per bond near December 31, 1995. This suggests a current aggregate market value of the 1994 Notes of approximately $430.6 million.

    The 1994 Notes rank senior in right of payment to all subordinated indebtedness of Dish, Ltd. and PARI PASSU in right of payment with all other senior indebtedness of Dish, Ltd., subject to the terms of an Intercreditor Agreement between Dish, Ltd., certain of its principal subsidiaries and certain creditors thereof. The 1994 Notes are secured by liens on certain assets of Dish, Ltd., including EchoStar I and EchoStar II and all other components of the EchoStar DBS System owned by Dish, Ltd. and its subsidiaries. The 1994 Notes are guaranteed by each material direct subsidiary of Dish, Ltd. (Note 12). Although the 1994 Notes are titled "Senior": (i) Dish, Ltd. has not issued, and does not have any current arrangements to issue, any significant indebtedness to which the 1994 Notes would be senior, however, Senior Secured Notes being offered for sale subsequent to December 31, 1995, by EchoStar Satellite Broadcasting Corporation, another wholly owned subsidiary of ECC, will effectively be subordinated to the 1994 Notes and all other liabilities of Dish, Ltd. and its subsidiaries; and (ii) at December 31, 1994 and 1995, the 1994 Notes were effectively subordinated to approximately $5.6 million and $5.4 million of mortgage indebtedness, respectively, with respect to certain assets of Dish, Ltd.'s subsidiaries, not including the EchoStar DBS System. Further, the 1994 Notes are subordinate to advances under the Credit Facility (Note 6), and will be ranked PARI PASSU with the security interest of approximately $30.0 million of contractor financing.

    Interest on the 1994 Notes currently is not payable in cash but accrues through June 1, 1999, with the 1994 Notes accreting to $624.0 million by that date. Thereafter, interest on the 1994 Notes will be payable in cash semi-annually on June 1 and December 1 of each year, commencing December 1, 1999. Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1994 Notes are not redeemable at Dish, Ltd.'s option prior to June 1, 1999. Thereafter, the 1994 Notes will be subject to redemption, at the option of Dish, Ltd., in whole or in part, at redemption prices ranging from 104.828% during the year commencing June 1, 1999 to 100% on or after June 1, 2002 of principal, together with accrued and unpaid interest thereon to the redemption date. On each of June 1, 2002 and June 1, 2003, Dish, Ltd. will be required to redeem 25% of the original aggregate principal amount of 1994 Notes at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date. The remaining principal of the 1994 Notes will mature on June 1, 2004.

    In the event of a change of control and upon the occurrence of certain other events, as described in the 1994 Indenture, Dish, Ltd. will be required to make an offer to each holder of 1994 Notes to repurchase all or any part of such holder's 1994 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to June 1, 1999, or 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after June 1, 1999.

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(5) SENIOR SECURED NOTES (CONTINUED)
    The 1994 Indenture contains restrictive covenants that, among other things, impose limitations on Dish, Ltd. and its subsidiaries with respect to their ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens;
(v) create dividend and other payment restrictions with respect to Dish, Ltd.'s subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and (viii) enter into transactions with affiliates. In addition, Dish, Ltd., may pay dividends on its equity securities only if (1) no default is continuing under the 1994 Indenture; and (2) after giving effect to such dividend, Dish, Ltd.'s ratio of total indebtedness to cash flow (calculated in accordance with the 1994 Indenture) would not exceed 4.0 to 1. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish, Ltd.'s consolidated net income (calculated in accordance with the 1994 Indenture) from the date of issuance of the 1994 Notes, plus 100% of the aggregate net proceeds to Dish, Ltd. from the issuance and sale of certain equity interests of Dish, Ltd. (including common stock).

(6) SHORT-TERM AND LONG-TERM DEBT

LONG-TERM MORTGAGE DEBT

    In addition to the 1994 Notes (Note 5), long-term debt consists of the following as of December 31, 1994 and 1995 (in thousands):

                                                                                      1994       1995
                                                                                    ---------  ---------
8.75% note payable for deferred satellite contract payments due in equal monthly installments of $677,590, including interest, through February 2001; secured by
 substantially all assets of Dish, Ltd., and Dish, Ltd.'s subsidiaries............  $  --      $  32,833
8.0% mortgage note payable due in equal monthly installments of $41,635, including
 interest, through May 2008; secured by land and office building..................      4,088      3,909
10.5% mortgage note payable due in equal monthly installments of $9,442, including interest, through November 1998; final payment of $854,000 due November 1998;
 secured by land and warehouse building...........................................        927        910
9.9375% mortgage note payable due in equal quarterly principal installments of
 $10,625, plus interest, through April 2009; secured by land and office
 building.........................................................................        616        574
                                                                                    ---------  ---------
Total long-term debt, excluding the 1994 Notes....................................      5,631     38,226
Less current installments.........................................................       (238)    (4,782)
                                                                                    ---------  ---------
Long-term debt, excluding current installments....................................  $   5,393  $  33,444
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    Aggregate  maturities of the  above long-term mortgage  debt are as follows:
1996, $4.8 million; 1997, $6.2 million; 1998, $7.6 million; 1999, $7.3  million;
2000, $8.0 million; and thereafter, $4.3 million. In addition, contractor financing of $28.0 million at the prime rate is available for EchoStar II payable in installments over five years following the launch (Note 11).

DEFERRED SATELLITE CONTRACT PAYMENTS

    The majority of the purchase price for the satellites is required to be paid in progress payments, with the remainder payable in the form of non-contingent payments deferred until EchoStar I and EchoStar II are in orbit, with interest at the prime rate over a period of five years after the delivery

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(6) SHORT-TERM AND LONG-TERM DEBT (CONTINUED) and launch of each such satellite (the "Deferred Payments"). As security for the portion of the Deferred Payments due to the contractor (Martin Marietta), Dish, Ltd. has: (i) granted a security interest in substantially all assets of Dish, Ltd. and Dish, Ltd.'s subsidiaries (the "Dish, Ltd. subsidiaries"), other than the stock of the EchoStar subsidiaries and the proceeds derived from the sale of the 1994 Notes, subordinate to the first security interest in the assets of ESC granted to the Trustee under the 1994 Indenture (Note 5), and to the liens granted to any commercial bank which provides a revolving credit facility to Dish, Ltd., except that such security interest ranks PARI PASSU with the security interest in the assets of ESC granted for the benefit of the holders of the 1994 Notes with respect to $30.0 million of the Deferred Payments; and (ii) caused Dish, Ltd. and its subsidiaries to guarantee payment in full of such Deferred Payments.

    Martin Marietta has a security interest in the EchoStar DBS System which, with respect to $30.0 million of the Deferred Payments, ranks PARI PASSU with the lien on such assets granted for the benefit of the holders of the 1994 Notes, and, with respect to the remainder of the Deferred Payments, is subordinated to the lien on such assets granted for the benefit of the holders of the 1994 Notes. However, following any default on the Deferred Payments, Martin Marietta is prohibited from realizing on any of such collateral for a period of at least five years following consummation of the Notes Offering, and in any event for 180 days following such default. Martin Marietta also has a security interest in the assets of the Dish, Ltd. subsidiaries other than ESC which lien, with respect to the assets of certain of the Dish, Ltd. subsidiaries, ranks senior to the lien on such assets granted for the benefit of the holders of the 1994 Notes.

LONG-TERM NOTES PAYABLE TO STOCKHOLDER

    As of December 31, 1993, ESC had a long-term note payable to its principal stockholder, including cumulative accrued interest at prime, of $14.7 million. The loan proceeds were used to make payments due pursuant to the satellite construction project (Note 11). The note accrued interest at 10% per annum from January 1, 1994 to March 21, 1994. The stockholder exchanged the note together with accrued but unpaid interest for Series A Preferred Stock on May 6, 1994 (Note 16). The principal stockholder also advanced $4.0 million to EchoStar in 1994 used to fund transactions with SSET (Note 4) which was repaid from proceeds of the 1994 Notes.

    The Company also had a noninterest-bearing note payable to its principal stockholder at December 31, 1993 of $75,000 which was repaid in January 1994.

BANK CREDIT FACILITY

    On May 6, 1994, the principal subsidiaries of Dish, Ltd., except ESC (the "Borrowers"), entered into an agreement with Bank of America Illinois (the "Bank"), to provide a revolving credit facility (the "Credit Facility") for working capital advances and for letters of credit necessary for inventory purchases and satellite construction payments. The maximum amount available to the Borrowers under the Credit Facility is the lesser of the "Borrowing Base" (as defined in the Credit Facility) or $17.0 million, if prior to March 6, 1996, or $14.5 million, if on or after March 6, 1996. The Borrowing Base includes specified percentages of eligible receivables, inventory and marketable investment securities. At December 31, 1995 the Borrowing Base exceeded $17.0 million. Advances under the Credit Facility bear interest at: (i) the Bank's Reference Rate (as defined in the Credit Facility); (ii) Eurodollar rate plus 2% per annum or (iii) the secondary CD bid rate plus 2.25% per annum, at the Borrowers' choice. Advances pursuant to the Credit Facility are secured by substantially all of the assets of the Borrowers. At December 31, 1995, standby letters of credit totaled $15.5 million, and there were no documentary letters of credit or advances outstanding.

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(6) SHORT-TERM AND LONG-TERM DEBT (CONTINUED)
    The Credit Facility contains customary representations, covenants and conditions to borrowing. The Credit Facility also contains a number of negative covenants that restrict the Borrowers from, among other things, incurring additional indebtedness, creating liens on their assets, providing guarantees, entering into merger or consolidation transactions, or disposing of their assets outside the ordinary course of business. Except in certain circumstances specified in the Credit Facility, the Borrowers are able to pay dividends to Dish, Ltd. in an amount not to exceed 50% of excess cash flow (as defined in the Credit Facility) in 1995 and 1996.

(7) INCOME TAXES
    As stated in Note 2, the combined entities terminated their Subchapter S status on December 31, 1993. This change in tax status was recognized by establishing a net deferred tax asset of $1.9 million on that date for temporary differences between tax basis and amounts reported in the accompanying combined and consolidated balance sheet. The current provision for income taxes for 1993 reflects only amounts payable to certain states and foreign tax jurisdictions that do not recognize Subchapter S status. Beginning in 1994, the group filed consolidated corporate federal and state income tax returns.

    The components of the (provision) benefit for income taxes are as follows (in thousands):

                                                                              YEAR ENDED DECEMBER 31,
                                                                          -------------------------------
                                                                            1993       1994       1995
                                                                          ---------  ---------  ---------
Current (provision) benefit
    Federal.............................................................  $  --      $  (5,951) $   1,711
    State...............................................................       (128)      (853)       (44)
    Foreign.............................................................       (429)      (925)      (301)
                                                                          ---------  ---------  ---------
                                                                               (557)    (7,729)     1,366
                                                                          ---------  ---------  ---------

Deferred benefit
    Federal.............................................................      1,686      6,342      4,440
    State...............................................................        255        988        385
                                                                          ---------  ---------  ---------
                                                                              1,941      7,330      4,825
                                                                          ---------  ---------  ---------
        Total benefit (provision).......................................  $   1,384  $    (399) $   6,191
                                                                          ---------  ---------  ---------
                                                                          ---------  ---------  ---------

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(7) INCOME TAXES (CONTINUED)
    The types of temporary differences that give rise to a significant portion of net deferred tax assets and their approximate tax effects as of December 31, 1994 and 1995 are as follows (in thousands):

                                                                                      1994       1995
                                                                                    ---------  ---------
Current deferred tax assets
  Inventory reserves and cost methods.............................................  $     438  $     834
  Reserve for warranty costs......................................................        532        385
  Accrued customer incentives.....................................................        234     --
  Accrued employee incentives.....................................................        418        168
  Allowance for doubtful accounts.................................................        106        456
  Unrealized holding gain on marketable investment securities.....................     --           (153)
  Other...........................................................................        112        144
                                                                                    ---------  ---------
        Net current deferred tax assets...........................................      1,840      1,834
                                                                                    ---------  ---------

Noncurrent deferred tax assets
  Amortization of original issue discount (included in other noncurrent assets)...      7,431     15,439
  Other...........................................................................     --              7
                                                                                    ---------  ---------
                                                                                        7,431     15,446
                                                                                    ---------  ---------

Noncurrent deferred tax liabilities
  Capitalized costs deducted for tax..............................................     --         (2,351)
  Depreciation....................................................................     --           (986)
                                                                                    ---------  ---------
                                                                                       --         (3,337)
                                                                                    ---------  ---------
        Noncurrent net deferred tax assets........................................      7,431     12,109
                                                                                    ---------  ---------
        Net deferred tax assets...................................................  $   9,271  $  13,943
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    No valuation allowance has been provided for the above deferred tax assets because the Company currently believes it is more likely than not that these assets will be realized. If future operating results differ materially and adversely from the Company's current expectations, its judgment regarding the need for a valuation allowance may change.

PRO FORMA TAX EFFECTS

    The combined and consolidated statements of income present, on an unaudited pro forma basis, net income for 1993 as if the Company had filed consolidated C Corporation federal and state income tax returns for that year. The pro forma tax effects assume foreign taxes paid would have been fully creditable against United States federal taxes payable and that the deferred tax assets established on December 31, 1993 as described above, would have been provided for as the related temporary differences arose. The pro forma provisions for income taxes for 1993 and the actual tax provisions for 1994 and 1995 are reconciled to the amounts computed by applying the statutory federal tax rate to income before taxes as follows (amounts in thousands).

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES
      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                               1993                    1994                    1995
                                                      ----------------------  ----------------------  ----------------------
                                                       AMOUNT      PERCENT     AMOUNT      PERCENT     AMOUNT      PERCENT
                                                      ---------  -----------  ---------  -----------  ---------  -----------
Statutory rate......................................  $  (6,557)      (35.0)% $    (166)      (34.0)% $   6,493        35.0%
State income taxes, net of federal benefit..........       (450)       (2.4)        (88)      (18.0)        222         1.2
Tax exempt interest income..........................        350         1.9          60        12.3          10         0.1
Research and development credits....................        195         1.0         156        31.9          31         0.2
Non-deductible interest expense.....................     --          --            (258)      (52.7)       (293)       (1.7)
Other...............................................     --          --            (103)      (21.1)       (272)       (1.4)
                                                      ---------       -----   ---------       -----   ---------       -----
  Total (provision) benefit for income taxes (pro
   forma in 1993)...................................     (6,462)      (34.5)% $    (399)      (81.6)% $   6,191        33.4%
                                                                      -----   ---------       -----   ---------       -----
                                                                      -----   ---------       -----   ---------       -----
Less: Historical benefit for income taxes...........      1,384
                                                      ---------
Pro forma tax effects...............................  $  (7,846)
                                                      ---------
                                                      ---------

(8) EMPLOYEE BENEFIT PLAN AND EXECUTIVE INCENTIVE BONUS PLANS
    The Company has a 401(k) Employee Savings Plan (the "401(k) Plan") for eligible employees. Voluntary employee contributions to the 401(k) Plan may be matched 50% by the Company, subject to a maximum annual contribution by the Company of $1,000 per employee. The Company may also make an annual discretionary contribution to the plan with approval by the Company's Board of Directors, subject to the maximum deductible limit provided by the Internal Revenue Code of 1986, as amended. The Company's total cash contributions to the 401(k) Plan were $572,000, $170,000 and $177,000 for 1993, 1994 and 1995,
respectively. For 1995, ECC contributed 55,000 shares of its Class A Common Stock to the 401(k) Plan as a discretionary contribution. Dish, Ltd. recognized expense, and an addition to its paid in capital, for the fair value (approximately $1.1 million) of the ECC shares contributed to the 401(k) Plan by ECC.

    During the years ended December 31, 1993, 1994 and 1995, the Company's Board of Directors declared discretionary bonuses totaling $834,000, $711,000 and $75,000 respectively. ECC also funded a launch bonus award of 10 shares of ECC Class A Common Stock to all full time employees with more than 90 days service as of December 16, 1995. Dish, Ltd. recognized expense, and an addition to its paid in capital, for the fair value (approximately $78,000) of the ECC shares issued to employees.

(9) STOCKHOLDERS' EQUITY
    Ownership of each of the subsidiaries was generally uniform at the time of formation of Dish, Ltd. described in Note 1. As of December 31, 1993, the stockholders contributed their shares in the subsidiaries for an aggregate of 7,500 shares of Common Stock of Dish, Ltd. Retained earnings that had not been distributed prior to the reorganization and related termination of Subchapter S status were constructively distributed to the stockholders and contributed to Dish, Ltd. as additional paid-in capital.

    Effective March 10, 1994, the stockholders approved measures necessary to increase the authorized capital of Dish, Ltd. to include 200 million shares of Class A Common Stock, 100 million shares of Class B Common Stock, and 20 million shares of Preferred Stock and determined to split all outstanding shares of common stock on the basis of approximately 4,296 to 1.

    Dividends declared and paid during the three years ended December 31, 1994, included amounts to allow the stockholders to pay taxes on Subchapter S income and for investment in and advances to ESC related to construction of EchoStar I and EchoStar II (Notes 2, 3 and 6).

    All accrued dividends payable to Mr. Ergen on his Dish, Ltd. Series A Preferred Stock through the date of the Exchange ($1.4 million), and all accrued dividends payable to the remaining holder of Dish,

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(9) STOCKHOLDERS' EQUITY (CONTINUED)
Ltd. Series A Preferred Stock through the date of the Merger ($107,000), will remain obligations of Dish, Ltd. (Note 1); however, no additional dividends will accrue with respect to the Dish, Ltd. Series A Preferred Stock. The 1994 Indenture places significant restrictions on payment of those dividends, and dividends are not expected to be paid in the foreseeable future. Through December 31, 1995, additional accrued dividends payable to Mr. Ergen by ECC on the ECC Series A Preferred Stock totaled $588,000.

(10) STOCK OPTIONS
    In April 1994, the Company adopted a stock incentive plan (the "Stock Incentive Plan") to provide incentive to attract and retain officers, directors and key employees. ECC assumed all outstanding options for the purchase of Dish, Ltd. common stock effective with the Exchange and Merger and has reserved up to
10.0 million shares of its Class A Common Stock for granting awards under the Stock Incentive Plan. Awards available under the Stock Incentive Plan include:
(i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards. All options granted through December 31, 1995 have included exercise prices not less than the fair market value of the Shares at the date of grant and vest as determined by the Company's Board of Directors, generally at the rate of 20% per year.

    The following summarizes the activity relating to options for the years ended December 31, 1994 and 1995:

                                                                                                      1994        1995
                                                                                                      -----  ---------------
                                                                                                       (IN THOUSANDS EXCEPT
                                                                                                       FOR PER SHARE DATA)
Incentive stock options --
  Options outstanding at beginning of year..........................................................   --                745
  Granted...........................................................................................    745              420
  Exercised.........................................................................................   --                (4)
  Terminated........................................................................................   --               (44)
                                                                                                      -----  ---------------
  Options outstanding at end of year................................................................    745            1,117
                                                                                                      -----  ---------------
                                                                                                      -----  ---------------
  Options exercisable at end of year................................................................   --                141
                                                                                                      -----  ---------------
                                                                                                      -----  ---------------
  Price of granted options..........................................................................  $9.33  $11.87 - $20.25
                                                                                                      -----  ---------------
                                                                                                      -----  ---------------
  Price range of outstanding options................................................................  $9.33   $9.33 - $20.25
                                                                                                      -----  ---------------
                                                                                                      -----  ---------------
  Price of terminated options.......................................................................  $--     $9.33 - $17.00
                                                                                                      -----  ---------------
                                                                                                      -----  ---------------

    In March 1994, the Company entered into an employment agreement with one of its executive officers. The officer was granted an option, containing certain conditions to vesting, to purchase 322,208 shares of Class A Common Stock of the Company for $1.0 million at any time prior to December 31, 1999, subject to certain limitations. One-half of this option became exercisable on December 31, 1994 and the remainder became exercisable on December 31, 1995. The option was not granted pursuant to the Stock Incentive Plan.

    Effective March 1995, the Company granted an additional option to a key employee to purchase 33,000 shares of Class A Common Stock, which vests 50% in March 1996 and 50% in March 1997. The exercise price for each share of Class A Common Stock is $11.87 per share. The option was not granted pursuant to the Stock Incentive Plan.

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(11) OTHER COMMITMENTS AND CONTINGENCIES

SATELLITE CONTRACTS

    The Company has contracted with Martin Marietta Corporation ("Martin Marietta") for the construction and delivery of high powered DBS satellites, and for related services. EchoStar I was shipped to China on November 16, 1995 and EchoStar II is expected to be delivered in the summer of 1996. Penalties of up to $5.0 million are payable by Martin Marietta in the event of delays in the delivery of EchoStar I by Martin Marietta. As of December 31, 1995, those penalties totaled $3.2 million, which amount has been deducted from the Company's deferred satellite payment obligation (Note 6).

    The Company also has contracts with China Great Wall Industry Corporation ("Great Wall") for the launch of up to seven satellites, using LM-2E or LM-3C launch vehicles, from a launch base in China. EchoStar I was launched on December 28, 1995. The EchoStar I and EchoStar II launch contract (the "Great Wall Launch Contract") calls for the launch of EchoStar II during July through September 1996.

    A significant delay in the delivery or launch of EchoStar II would adversely affect the Company's operations. In June 1995, another subsidiary of ECC contracted with Lockheed-Khrunichev-Energia-International, Inc. ("LKE") for the launch of a satellite, using a Proton launch vehicle, from a launch base in the Russian Federation.

    The Company has filed applications with the Federal Communications Commission ("FCC") for authorization to construct, launch and operate a domestic fixed satellite service system ("FSS System") and a two satellite Ka-band satellite system. No assurances can be given that the Company applications will be approved by the FCC or that, if approved, the Company will successfully develop the FSS System or the Ka-band satellite system. The Company believes that establishment of the FSS System or the Ka-band system would enhance its competitive position in the DTH industry. In the event the Company's FSS or Ka-band satellite system applications are approved by the FCC, or if the Company commits to a third launch with Great Wall, additional debt or equity financing would be required. Financing alternatives related to the FSS and Ka-band satellite systems are currently being pursued by the Company. No assurances can be given that financing will be available, or that it will be available on terms favorable to the Company.

LEASES

    Future minimum lease payments under noncancelable operating leases as of December 31, 1995, are as follows (in thousands):

Year ending December 31 --
  1996.........................................................  $   1,061
  1997.........................................................        686
  1998.........................................................        275
  1999.........................................................        147
  2000.........................................................         24
  Thereafter...................................................          2
                                                                 ---------
    Total minimum lease payments...............................  $   2,195
                                                                 ---------
                                                                 ---------

    Total rental expense for operating leases was $1.2 million in 1993, $1.4 million in 1994 and $1.2 million in 1995.

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(11) OTHER COMMITMENTS AND CONTINGENCIES (CONTINUED)
PURCHASE COMMITMENTS

    The Company has entered into agreements with various manufacturers to purchase DBS satellite receivers and related components manufactured based on Dish, Ltd. supplied specifications and necessary to receive DBS programming proposed to be offered by the Company upon commencement of operations of EchoStar's DISH Network-SM-. As of December 31, 1995, the remaining commitments total approximately $502.9 million. At December 31, 1995, the total of all outstanding purchase order commitments with domestic and foreign suppliers was $515.8 million. All but $11.1 million of the purchases related to these commitments are expected to be made during 1996 and the remainder is expected to be made during 1997. The Company expects to finance these purchases from available cash and sales of inventory, including the sale of DBS receiver systems and related products.

OTHER RISKS AND CONTINGENCIES

    Equipment   sold  by  the  Company   includes,  as  an  integral  component,
descrambler modules purchased from an unrelated entity under a nonexclusive right and license which expires in 2001.

    The Company has agreed to indemnify its stockholders for any adjustments to their individual income tax returns resulting from adjustments to taxable income or tax credits for years prior to 1994 during which the Company elected to be taxed as Subchapter S corporations. The indemnities cover additions to tax, interest and penalties, as well as attorneys' and accountants' fees and expenses, if any.


    The Company is subject to other legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(12) SUMMARY FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS
    The 1994 Notes are fully, unconditionally and jointly and severally guaranteed by all subsidiaries of Dish, Ltd., except FlexTracker and certain de minimis domestic and foreign subsidiaries. Summarized financial information for Dish, Ltd. and the subsidiary guarantors is as follows (in thousands):

                                                                                    YEAR ENDED DECEMBER 31,
                                                                             -------------------------------------
                                                                                1993         1994         1995
                                                                             -----------  -----------  -----------
Income Statement Data --
  Revenue..................................................................  $   217,360  $   187,044  $   163,228
  Expenses.................................................................      199,398      174,164      171,646
                                                                             -----------  -----------  -----------
  Operating income (loss)..................................................       17,962       12,880       (8,418)
  Other income (expense)...................................................          543      (12,707)      (9,911)
                                                                             -----------  -----------  -----------
  Net income (loss) before income taxes....................................       18,505          173      (18,329)
  (Provision) benefit for income taxes.....................................        1,384         (433)       6,182
                                                                             -----------  -----------  -----------
    Net income (loss)......................................................  $    19,889  $      (260) $   (12,147)
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

                                                                                 DECEMBER 31,  DECEMBER 31,
                                                                                     1994          1995
                                                                                 ------------  ------------
Balance Sheet Data --
  Current assets...............................................................   $   80,914    $   81,959
  Property and equipment, net..................................................      151,211       333,160
  Other noncurrent assets......................................................      239,560       143,866
                                                                                 ------------  ------------
  Total assets.................................................................   $  471,685    $  558,985
                                                                                 ------------  ------------
                                                                                 ------------  ------------
  Current liabilities..........................................................   $   28,094    $   50,710
  Long-term liabilities........................................................      340,014       415,662
  Stockholders' equity.........................................................      103,577        92,613
                                                                                 ------------  ------------
  Total liabilities and stockholders' equity...................................   $  471,685    $  558,985
                                                                                 ------------  ------------
                                                                                 ------------  ------------

    Upon consummation of the merger with DirectSat, DirectSat became, by virtue of the merger, a guarantor of the 1994 Notes on a full, unconditional and joint and several basis, in addition to the guarantees of the previous subsidiaries.

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(13) OPERATIONS IN GEOGRAPHIC AREAS
    The Company sells its products on a worldwide basis and has established operations in Europe and the Pacific Rim. Information about the Company's operations in different geographic areas as of December 31, 1993, 1994 and 1995 and for the years then ended, were as follows (in thousands):

                                                                  UNITED                   OTHER
                             1993                                 STATES      EUROPE    INTERNATIONAL    TOTAL
- --------------------------------------------------------------  -----------  ---------  ------------  -----------
Total revenue.................................................  $   175,453  $  25,825   $   19,663   $   220,941
                                                                -----------  ---------  ------------  -----------
                                                                -----------  ---------  ------------  -----------
Export sales..................................................  $     8,005
                                                                -----------
                                                                -----------
Operating income..............................................  $    16,551  $      96   $    1,557   $    18,204
                                                                -----------  ---------  ------------
                                                                -----------  ---------  ------------
Other income (expense), net...................................                                                530
                                                                                                      -----------
Net income before income taxes................................                                        $    18,734
                                                                                                      -----------
                                                                                                      -----------
Identifiable assets...........................................  $    84,656  $   7,272   $   10,478   $   102,406
                                                                -----------  ---------  ------------
                                                                -----------  ---------  ------------
Corporate assets..............................................                                              4,070
                                                                                                      -----------
Total assets..................................................                                        $   106,476
                                                                                                      -----------
                                                                                                      -----------

                             1994
- --------------------------------------------------------------
Total revenue.................................................  $   137,233  $  24,072   $   29,678   $   190,983
                                                                -----------  ---------  ------------  -----------
                                                                -----------  ---------  ------------  -----------
Export sales..................................................  $     7,188
                                                                -----------
                                                                -----------
Operating income..............................................  $    10,811  $   1,244   $    1,161   $    13,216
                                                                -----------  ---------  ------------
                                                                -----------  ---------  ------------
Other income (expense), net...................................                                            (12,727)
                                                                                                      -----------
Net income before income taxes................................                                        $       489
                                                                                                      -----------
                                                                                                      -----------
Identifiable assets...........................................  $    77,172  $   6,397   $    2,359   $    85,928
                                                                -----------  ---------  ------------
                                                                -----------  ---------  ------------
Corporate assets..............................................                                            386,564
                                                                                                      -----------
Total assets..................................................                                        $   472,492
                                                                                                      -----------
                                                                                                      -----------

                             1995
- --------------------------------------------------------------
Total revenue.................................................  $   110,629  $  31,351   $   21,910   $   163,890
                                                                -----------  ---------  ------------  -----------
                                                                -----------  ---------  ------------  -----------
Export sales..................................................  $     6,317
                                                                -----------
                                                                -----------
Operating income (loss).......................................  $    (7,838) $     146   $     (257)  $    (7,949)
                                                                -----------  ---------  ------------
                                                                -----------  ---------  ------------
Other income (expense), net...................................                                            (10,603)
                                                                                                      -----------
Net income before income taxes................................                                        $   (18,552)
                                                                                                      -----------
                                                                                                      -----------
Identifiable assets...........................................  $    63,136  $  10,088   $    3,788   $    77,012
                                                                -----------  ---------  ------------
                                                                -----------  ---------  ------------
Corporate assets..............................................                                            482,283
                                                                                                      -----------
Total assets..................................................                                        $   559,295
                                                                                                      -----------
                                                                                                      -----------

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(14) VALUATION AND QUALIFYING ACCOUNTS
    The Company's valuation and qualifying accounts as of December 31, 1993, 1994 and 1995 are as follows (in thousands):

                                                                         ADDITIONS
                                                                 --------------------------
                                                    BALANCE AT   CHARGED TO    CHARGED TO
                                                   BEGINNING OF   COSTS AND       OTHER                   BALANCE AT
                                                       YEAR       EXPENSES      ACCOUNTS     DEDUCTIONS   END OF YEAR
                                                   ------------  -----------  -------------  -----------  -----------
Year ended December 31, 1993:
  Assets:
    Allowance for doubtful accounts..............   $       92    $     305     $  --         $     (51)   $     346
    Loan loss reserve............................           25           52            29           (56)          50
    Reserve for inventory........................        1,425          136        --              (158)       1,403
  Liabilities:
    Reserve for warranty costs...................        1,600          326        --              (576)       1,350
    Other reserves...............................          110       --            --               (17)          93
Year ended December 31, 1994:
  Assets:
    Allowance for doubtful accounts..............   $      346    $       8     $  --         $    (168)   $     186
    Loan loss reserve............................           50           75        --               (30)          95
    Reserve for inventory........................        1,403          329        --              (147)       1,585
  Liabilities:
    Reserve for warranty costs...................        1,350          508        --              (458)       1,400
    Other reserves...............................           93       --            --            --               93
Year ended December 31, 1995:
  Assets:
    Allowance for doubtful accounts..............   $      186    $   1,160     $  --         $    (240)   $   1,106
    Loan loss reserve............................           95           19        --               (36)          78
    Reserve for inventory........................        1,585        1,511        --              (299)       2,797
  Liabilities:
    Reserve for warranty costs...................        1,400          562        --              (949)       1,013
    Other reserves...............................           93       --            --                (1)          92

(15) QUARTERLY FINANCIAL DATA (UNAUDITED)
    The Company's quarterly results of operations are summarized as follows (in thousands):

                                                                                 QUARTER ENDED
                                                              ---------------------------------------------------
                                                               MARCH 31,   JUNE 30,   SEPTEMBER 30,  DECEMBER 31,
                                                                 1994        1994         1994           1994
                                                              -----------  ---------  -------------  ------------
Total revenue...............................................   $  46,993   $  42,748   $    48,958    $   52,284
Operating income............................................       4,359       2,573         3,481         2,803
Net income (loss)...........................................       2,893         678        (1,619)       (1,862)

                                                                                 QUARTER ENDED
                                                              ---------------------------------------------------
                                                               MARCH 31,   JUNE 30,   SEPTEMBER 30,  DECEMBER 31,
                                                                 1995        1995         1995           1995
                                                              -----------  ---------  -------------  ------------
Total revenue...............................................   $  40,413   $  39,252   $    43,606    $   40,619
Operating (loss) income.....................................        (698)        768           341        (8,360)
Net loss....................................................      (2,240)     (1,813)         (916)       (7,392)

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(15) QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)
    In the fourth quarter of 1995, the Company incurred operating and net losses principally as a result of expenses incurred related to development of the EchoStar DBS System and lower sales volumes at reduced gross margins. The Company also increased reserves related to inventory and trade accounts receivable in the fourth quarter of 1995.

(16) PARENT ONLY FINANCIAL INFORMATION
    The following financial information reflects the condensed parent only balance sheets, statements of income and cash flows for ECC, reflecting the assumed consummation of the Exchange and Merger retroactive to January 1, 1993. The Exchange and Merger described in Note 1 was accounted for as a reorganization of entities under common control.

                                                                                    YEAR ENDED DECEMBER 31,
                                                                                --------------------------------
                                                                                  1993       1994        1995
                                                                                ---------  ---------  ----------
                                                                                (IN THOUSANDS, EXCEPT SHARES AND
                                                                                        PER SHARE DATA)
Income Statement Data --
  Equity in earnings (losses) of subsidiaries.................................  $  20,118  $      90  $  (12,361)
  Other income................................................................     --         --           1,321
                                                                                ---------  ---------  ----------
  Net income (loss) before income taxes.......................................     20,118         90     (11,040)
  Provision for income taxes..................................................     --         --            (446)
                                                                                ---------  ---------  ----------
    Net income (loss).........................................................  $  20,118  $      90  $  (11,486)
                                                                                ---------  ---------  ----------
                                                                                ---------  ---------  ----------
Loss Attributable to Common Shares............................................             $    (848) $  (12,691)
                                                                                           ---------  ----------
                                                                                           ---------  ----------
Weighted Average Common Shares Outstanding....................................                32,442      35,562
                                                                                           ---------  ----------
                                                                                           ---------  ----------
Loss Per Common and Common Equivalent Share...................................             $   (0.03) $    (0.36)
                                                                                           ---------  ----------
                                                                                           ---------  ----------
Pro Forma (Unaudited) Net Income and Earnings Per Common Share (Note 7)
  Historical net income before income taxes...................................  $  20,118
    Pro forma income tax effects..............................................     (7,846)
                                                                                ---------
    Pro forma net income......................................................  $  12,272
                                                                                ---------
                                                                                ---------
    Pro forma common shares outstanding.......................................     32,221
                                                                                ---------
                                                                                ---------
    Pro forma earnings per common share.......................................  $    0.38
                                                                                ---------
                                                                                ---------

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(16) PARENT ONLY FINANCIAL INFORMATION (CONTINUED)

                                                                                          DECEMBER 31,
                                                                                    ------------------------
                                                                                       1994         1995
                                                                                    -----------  -----------
                                                                                         (IN THOUSANDS)
Balance Sheet Data --
Current assets:
  Cash and cash equivalents.......................................................  $   --       $     7,802
  Marketable investment securities................................................      --            15,460
  Advances to affiliates..........................................................      --            19,545
  Other current assets............................................................      --               191
                                                                                    -----------  -----------
    Total current assets..........................................................      --            42,998
                                                                                    -----------  -----------
Investments in subsidiaries:
  Restricted (Note 12)............................................................      103,577       92,613
  Unrestricted....................................................................          231          280
                                                                                    -----------  -----------
                                                                                        103,808       92,893
Other non current assets..........................................................      --            21,111
                                                                                    -----------  -----------
    Total assets..................................................................  $   103,808  $   157,002
                                                                                    -----------  -----------
                                                                                    -----------  -----------
Current liabilities...............................................................  $   --       $       316

Stockholders' Equity:
  Preferred Stock, 20,000,000 shares authorized, 1,616,681 shares of Series A
   Cumulative Preferred Stock issued and outstanding, including accrued dividends
   of $938,000 and $2,143,000, respectively.......................................       15,990       17,195
  Class A Common Stock, $.01 par value, 200,000,000 shares authorized, 3,739,400
   and 10,535,003 shares issued and outstanding, respectively.....................           38          105
  Class B Common Stock, $.01 par value, 100,000,000 shares authorized, 29,804,401
   shares issued and outstanding..................................................          298          298
  Class C Common Stock, $.01 par value, 100,000,000 shares authorized, none
   outstanding....................................................................      --           --
  Common Stock Purchase Warrants..................................................       26,133          714
  Additional paid-in capital......................................................       62,197      151,674
  Unrealized holding gain on available-for-sale securities, net...................      --               239
  Retained earnings (deficit).....................................................         (848)     (13,539)
                                                                                    -----------  -----------
    Total stockholders' equity....................................................      103,808      156,686
                                                                                    -----------  -----------
    Total liabilities and stockholders' equity....................................  $   103,808  $   157,002
                                                                                    -----------  -----------
                                                                                    -----------  -----------

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(16) PARENT ONLY FINANCIAL INFORMATION (CONTINUED)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                 --------------------------------
                                                                                   1993       1994        1995
                                                                                 ---------  ---------  ----------
Cash Flows Data --
  Cash flows from operating activities:
    Net income (loss)..........................................................  $  20,118  $      90  $  (11,486)
    Adjustments -
      Equity in (earnings) losses of subsidiaries..............................    (20,118)       (90)     12,361
      Changes in -
        Other current assets...................................................     --         --            (191)
        Current liabilities....................................................     --         --             316
                                                                                 ---------  ---------  ----------
          Net cash flows from operating activities.............................     --         --           1,000
                                                                                 ---------  ---------  ----------
  Cash flows from investing activities:
    Advances to affiliates.....................................................     --         --         (19,545)
    Purchases of marketable investment securities, net.........................     --         --         (15,475)
    Increase in noncurrent assets..............................................     --         --         (21,111)
                                                                                 ---------  ---------  ----------
          Net cash flows from investing activities.............................     --         --         (56,131)
                                                                                 ---------  ---------  ----------
  Cash flows from financing activities:
    Net proceeds from issuance of Class A Common Stock.........................     --         --          62,933
                                                                                 ---------  ---------  ----------
  NET INCREASE IN CASH AND CASH EQUIVALENTS....................................     --         --           7,802
  CASH AND CASH EQUIVALENTS, beginning of period...............................     --         --          --
                                                                                 ---------  ---------  ----------
  CASH AND CASH EQUIVALENTS, end of period.....................................  $  --      $  --      $    7,802
                                                                                 ---------  ---------  ----------
                                                                                 ---------  ---------  ----------

EARNINGS PER SHARE

    Earnings per share has been calculated based on the weighted average number of shares of ECC common stock issued and outstanding and, if dilutive, common stock equivalents (warrants and employee stock options) during the years ended December 31, 1994 and 1995 and net income has been adjusted for cumulative dividends on the 8% Series A Cumulative Preferred Stock (the "Series A Preferred Stock"). Earnings per share for the year ended December 31, 1993 has been calculated and presented on a pro forma basis as if the shares issued to effect the December 31, 1993 reorganization (Note 1) were outstanding during each period.

ECC COMMON STOCK

    The Class A, Class B and Class C Common Stock are equivalent in all respects except voting rights. Holders of Class A and Class C Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. Each share of Class B and Class C Common Stock is convertible, at the option of the holder, into one share of Class A Common Stock. Upon a change in control of ECC, each holder of outstanding shares of Class C Common Stock is entitled to ten votes for each share of Class C Common Stock held by the holder. ECC's principal stockholder owns all outstanding Class B Common Stock and all other stockholders own Class A Common Stock.

ECC SERIES A PREFERRED STOCK

    On May 6, 1994, the Company exchanged 1,616,681 shares of its Preferred Stock with its principal stockholder in consideration for the cancellation of a note, plus accrued and unpaid interest thereon. Approximately 5%, or 80,834 shares, of the Preferred Stock were subsequently sold to another stockholder and officer of the Company. The principal stockholder has pledged all of his Preferred Stock to Martin Marietta as collateral security for contractor financing (Note 6).

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(16) PARENT ONLY FINANCIAL INFORMATION (CONTINUED)
    Each share of the Preferred Stock is convertible, at the option of the holder, into one share of Class A Common Stock, subject to adjustment from time to time upon the occurrence of certain events, including, among other things:
(i) dividends or distributions on Class A Common Stock payable in Class A Common Stock or certain other capital stock; (ii) subdivisions, combinations or certain reclassifications of Class A Common Stock; and (iii) issuances of Class A Common Stock or rights, warrants or options to purchase Class A Common Stock at a price per share less than the liquidation preference per share. In the event of the liquidation, dissolution or winding up of EchoStar, the holders of Preferred Stock would be entitled to receive an amount equal to approximately $10.64 per share as of December 31, 1995.

    The aggregate liquidation preference for all outstanding shares of Series A Preferred Stock is limited to the principal amount represented by the note, plus accrued and unpaid dividends thereon. Each share of Series A Preferred Stock is entitled to receive dividends equal to eight percent per annum of the initial liquidation preference for such share. Each share of Series A Preferred Stock automatically converts into shares of Class A Common Stock in the event they are transferred to any person other than certain permitted transferees and is entitled to the equivalent of ten votes for each share of Class A Common Stock into which it is convertible. Except as otherwise required by law, holders of Series A Preferred Stock vote together with the holders of Class A and Class B Common Stock as a single class. Cumulative but unpaid dividends totaled $938,000 and approximately $2.1 million at December 31, 1994 and 1995, respectively, including amounts which remain the obligation of Dish, Ltd. (Note 9).

WARRANTS

    The Warrants issued in connection with the Notes Offering were valued at $26.1 million. The 1994 Notes and the Warrants became separately transferable and exercisable effective December 1, 1994.

    Each Warrant entitles the registered holder thereof, at such holder's option, to purchase from ECC one share of Class A Common Stock at a purchase price of $0.01 per share (the "Exercise Price"). The Exercise Price with respect to all of the Warrants was paid in advance and, therefore, no additional amounts are payable upon exercise of the Warrants.

    Effective with the Merger (Note 1), or subsequently, all Warrants were exercised and 2,808,000 Shares (as adjusted for the Exchange Ratio) of ECC's Class A Common Stock were issued.

SUBSEQUENT EVENTS

    In March 1996, ECC announced that its wholly owned subsidiary EchoStar Satellite Broadcasting Corporation ("ESB"), is considering a private offering (the "Offering") pursuant to Rule 144A under the Securities Act of 1933 of Senior Secured Discount Notes due 2004 (the "Senior Secured Notes") expected to provide net proceeds to ESB of $250.0 million. ESB was formed on January 24, 1996, for the purpose of the Offering. ECC will contribute all of the outstanding capital stock of its wholly owned subsidiary, Dish, Ltd., to ESB.

    EchoStar DBS Corporation ("EDC") was formed under Colorado law in January 1996 for purposes of participating in a Federal Communications Commission auction ("FCC Auction") held on January 24 through January 26, 1996. EDC was required to post a $10.0 million deposit to participate in the FCC Auction for 28 DBS frequencies at 110 DEG. WL and post a $2.0 million deposit to participate in the FCC Auction for 24 DBS frequencies at 148 DEG. WL. EDC is a wholly owned subsidiary of ECC.

                   DISH, LTD. AND AFFILIATES AND SUBSIDIARIES

(16) PARENT ONLY FINANCIAL INFORMATION (CONTINUED)
    On January 26, 1996, EDC submitted the winning bid of $52.3 million dollars for 24 DBS frequencies at 148 DEG. WL. Previous deposits made with the FCC were applied to satisfy the 20% down payment. The balance of the bid price must be remitted to the FCC upon grant of the construction permit, which could occur as early as April 1996.

    Funds necessary to pay the balance of the purchase price are expected to be provided by ECC from the proceeds of the Senior Secured Notes.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To EchoStar Communications Corporation:

    We have audited the accompanying consolidated balance sheets of EchoStar Communications Corporation (a Nevada corporation) and affiliates and subsidiaries, as described in Note 1, as of December 31, 1994 and 1995, and the related combined and consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Companies as of December 31, 1994 and 1995, and the combined and consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado,
February 23, 1996.

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                          DECEMBER 31, 1994, AND 1995

                                 (IN THOUSANDS)

                                     ASSETS


                                                                                                 1994        1995
                                                                                              ----------  ----------
CURRENT ASSETS:
  Cash and cash equivalents.................................................................  $   17,506  $   21,754
  Marketable investment securities..........................................................      31,038      15,670
  Trade accounts receivable, net............................................................       8,097       9,179
  Inventories...............................................................................      20,327      38,769
  Income tax receivable.....................................................................      --           3,554
  Deferred tax assets.......................................................................       1,840       1,779
  Other current assets......................................................................       2,573      13,037
                                                                                              ----------  ----------
      Total current assets..................................................................      81,381     103,742
RESTRICTED CASH AND MARKETABLE SECURITIES:
  Escrow....................................................................................     185,431      73,291
  Other.....................................................................................      11,400      26,400
PROPERTY AND EQUIPMENT, net.................................................................     151,240     354,000
OTHER NONCURRENT ASSETS.....................................................................      43,040      65,658
                                                                                              ----------  ----------
      Total assets..........................................................................  $  472,492  $  623,091
                                                                                              ----------  ----------
                                                                                              ----------  ----------

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable....................................................................  $   14,895  $   19,063
  Deferred programming revenue..............................................................       6,572       5,563
  Accrued expenses and other current liabilities............................................       6,965      21,335
  Notes payable and current portion of long-term debt.......................................         238       4,782
                                                                                              ----------  ----------
      Total current liabilities.............................................................      28,670      50,743
1994 NOTES, net.............................................................................     334,206     382,218
LONG-TERM MORTGAGE DEBT AND NOTE PAYABLE, excluding current portion.........................       5,393      33,444
OTHER LONG-TERM LIABILITIES.................................................................         415      --
                                                                                              ----------  ----------
      Total liabilities.....................................................................     368,684     466,405
                                                                                              ----------  ----------
COMMITMENTS AND CONTINGENCIES (Notes 1 and 11)

STOCKHOLDERS' EQUITY:
  Preferred Stock, 20,000,000 shares authorized, 1,616,681 shares of Series A Cumulative
   Preferred Stock issued and outstanding, including accrued dividends of $938,000 and
   $2,143,000, respectively.................................................................      15,990      17,195
  Class A Common Stock, $.01 par value, 200,000,000 shares authorized, 3,739,400 and
   10,535,003 shares issued and outstanding, respectively...................................          38         105
  Class B Common Stock, $.01 par value, 100,000,000 shares authorized, 29,804,401 shares
   issued and outstanding...................................................................         298         298
  Common Stock Purchase Warrants............................................................      26,133         714
  Class C Common Stock, 100,000,000 shares authorized, none outstanding.....................      --          --
  Additional paid-in capital................................................................      62,197     151,674
  Unrealized holding gains on available-for-sale securities, net of deferred taxes..........      --             239
  Retained earnings (deficit)...............................................................        (848)    (13,539)
                                                                                              ----------  ----------
      Total stockholders' equity............................................................     103,808     156,686
                                                                                              ----------  ----------
      Total liabilities and stockholders' equity............................................  $  472,492  $  623,091
                                                                                              ----------  ----------
                                                                                              ----------  ----------


         The accompanying notes to combined and consolidated financial statements are an integral part of these balance sheets.

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                 COMBINED AND CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                 (IN THOUSANDS)


                                                                                1993         1994         1995
                                                                             -----------  -----------  -----------
REVENUE:
  DTH products and technical services......................................  $   206,311  $   172,753  $   146,852
  Programming..............................................................       10,770       14,540       15,096
  Loan origination and participation income................................        3,860        3,690        1,942
                                                                             -----------  -----------  -----------
      Total revenue........................................................      220,941      190,983      163,890
                                                                             -----------  -----------  -----------
EXPENSES:
  DTH products and technical services......................................      161,447      133,635      120,178
  Programming..............................................................        9,378       11,670       13,610
  Selling, general and administrative......................................       30,235       30,219       35,015
  Depreciation.............................................................        1,677        2,243        3,058
                                                                             -----------  -----------  -----------
      Total expenses.......................................................      202,737      177,767      171,861
                                                                             -----------  -----------  -----------
OPERATING INCOME (LOSS)....................................................       18,204       13,216       (7,971)
                                                                             -----------  -----------  -----------
OTHER INCOME (EXPENSE):
  Interest income..........................................................        1,173        8,420       14,059
  Interest expense, net of amounts capitalized.............................         (632)     (21,408)     (23,985)
  Losses on investments in joint ventures..................................          (50)        (492)     --
  Minority interest in loss of consolidated joint venture and other........           39          753          666
                                                                             -----------  -----------  -----------
      Total other income (expense).........................................          530      (12,727)      (9,260)
                                                                             -----------  -----------  -----------
NET INCOME (LOSS) BEFORE INCOME TAXES......................................       18,734          489      (17,231)
BENEFIT (PROVISION) FOR INCOME TAXES.......................................        1,384         (399)       5,745
                                                                             -----------  -----------  -----------
NET INCOME (LOSS)..........................................................  $    20,118  $        90  $   (11,486)
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
NET LOSS ATTRIBUTABLE TO COMMON SHARES.....................................               $      (848) $   (12,691)
                                                                                          -----------  -----------
                                                                                          -----------  -----------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING.................................                    32,442       35,562
                                                                                          -----------  -----------
                                                                                          -----------  -----------
LOSS PER COMMON AND COMMON EQUIVALENT SHARE................................               $     (0.03) $     (0.36)
                                                                                          -----------  -----------
                                                                                          -----------  -----------
PRO FORMA (UNAUDITED) NET INCOME (Note 7)
  Historical net income before income taxes................................  $    18,734
  Historical (provision) benefit for income taxes..........................        1,384
  Pro forma income tax effects.............................................       (7,846)
                                                                             -----------
  Pro forma net income.....................................................  $    12,272
                                                                             -----------
                                                                             -----------
  Pro forma common shares outstanding......................................       32,221
                                                                             -----------
                                                                             -----------
  Pro forma earnings per common share......................................  $      0.38
                                                                             -----------
                                                                             -----------


         The accompanying notes to combined and consolidated financial statements are an integral part of these statements.

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

          COMBINED AND CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                 (IN THOUSANDS)

                                                                                       COMMON STOCK
                                                                                            OF
                                                                                       SUBSIDIARIES     RETAINED
                                                                              COMMON       AND          EARNINGS
                                          SHARES OF                           STOCK     ADDITIONAL    (DEFICIT) AND       TOTAL
                                        COMMON STOCK     PREFERRED   COMMON  PURCHASE    PAID-IN       UNREALIZED     STOCKHOLDERS'
                                         OUTSTANDING       STOCK     STOCK   WARRANTS    CAPITAL      HOLDING GAINS      EQUITY
                                       ---------------   ---------   ------  --------  ------------   -------------   -------------
                                       (NOTES 1 AND 9)
BALANCES, at December 31, 1992.......                                                    $  6,881       $ 45,447        $ 52,328
  Cash contributions to capital......                                                       2,497                          2,497
  Dividends declared.................                                                                    (25,243)        (25,243)
  Net income.........................                                                                     20,118          20,118
  Reorganization effective December
   31, 1993 --
    Class A Common Stock.............        2,417                   $  24                    (24)                        --
    Class B Common Stock.............       29,804                     298                   (298)                        --
  Termination of Subchapter S Status
   of subsidiaries...................                                                      40,322        (40,322)         --
                                       ---------------   ---------   ------  --------  ------------   -------------   -------------
BALANCES, at December 31, 1993.......       32,221          --         322     --          49,378         --              49,700
  Issuance of Class A Common Stock:
    For acquisition of DirectSat,
     Inc.............................          999                      11                  8,989                          9,000
    For cash.........................          324                       3                  3,830                          3,833
  Issuance of 1,616,681 shares of 8%
   Series A Cumulative Preferred
   Stock.............................                     $15,052                                                         15,052
  Issuance of Common Stock Purchase
   Warrants..........................                                        $26,133                                      26,133
  Series A Cumulative Preferred Stock
   dividends.........................                         938                                           (938)         --
  Net income.........................                                                                         90              90
                                       ---------------   ---------   ------  --------  ------------   -------------   -------------
BALANCES, at December 31, 1994.......       33,544         15,990      336    26,133       62,197           (848)        103,808
  Series A Cumulative Preferred Stock
   dividends.........................                       1,205                                         (1,205)         --
  Issuance of Class A Common Stock...        4,004                      40                 62,893                         62,933
  Common Stock Purchase Warrants
   exercised.........................        2,731                      26   (25,419 )     25,393                         --
  Employee Savings Plan Contribution
   and Launch Bonuses Funded by
   Issuance of Class A Common
   Stock.............................           60                       1                  1,191                          1,192
  Unrealized holding gains on
   available-for-sale securities,
   net...............................                                                                        239             239
  Net loss...........................                                                                    (11,486)        (11,486)
                                       ---------------   ---------   ------  --------  ------------   -------------   -------------
BALANCES, at December 31, 1995.......       40,339        $17,195    $ 403   $   714     $151,674       $(13,300)       $156,686
                                       ---------------   ---------   ------  --------  ------------   -------------   -------------
                                       ---------------   ---------   ------  --------  ------------   -------------   -------------

         The accompanying notes to combined and consolidated financial statements are an integral part of these statements.

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

               COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                 (IN THOUSANDS)

                                                                                    1993       1994       1995
                                                                                  ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).............................................................  $  20,118  $      90  $ (11,486)
  Adjustments to reconcile net income (loss) to net cash flows from operating activities --
    Depreciation................................................................      1,677      2,243      3,058
    Provision for doubtful accounts.............................................        254       (160)       920
    Benefit for deferred taxes..................................................     (1,941)    (7,330)    (4,763)
    Amortization of deferred debt issuance costs................................     --            719      1,279
    Amortization of discount on 1994 Notes, net of amounts capitalized..........     --         19,943     22,249
    Equity in losses in joint ventures..........................................     --            492         99
    Employee benefits funded with Class A Common Stock..........................     --         --          1,192
    Loss on dispositions of fixed assets........................................     --            133     --
    Change in reserve for excess and obsolete inventory.........................        (22)       502      1,212
    Other, net..................................................................        (30)      (941)      (528)
    Changes in working capital items --
      Trade accounts receivable.................................................     (3,439)       532     (2,002)
      Inventories...............................................................     14,919      3,049    (19,654)
      Income tax receivable.....................................................     --         --         (3,554)
      Other current assets......................................................     (1,659)      (183)   (10,464)
      Liability under cash management program...................................     (4,018)    (2,310)       (57)
      Trade accounts payable....................................................      1,156      4,958      4,168
      Deferred programming revenue..............................................      1,795        564     (1,009)
      Accrued expenses..........................................................      1,637        611     (1,232)
      Reserve for warranty costs................................................       (250)        50       (387)
      Other current liabilities.................................................         18      1,009        631
      Other, net................................................................     --            234     --
                                                                                  ---------  ---------  ---------
        Net cash flows from operating activities................................     30,215     24,205    (20,328)
                                                                                  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable investment securities.................................    (18,227)   (15,100)   (25,230)
  Sales of marketable investment securities.....................................     16,132      4,439     40,563
  Purchases of restricted marketable investment securities......................     --        (11,400)   (15,000)
  Purchases of property and equipment...........................................    (19,225)    (4,030)    (4,077)
  Proceeds from sale of property and equipment..................................        383        523         29
  Offering proceeds and investment earnings placed in escrow....................     --       (329,831)    (9,589)
  Funds released from escrow account............................................     --        144,400    122,149
  Accrued satellite contract cost...............................................     --         (3,700)    --
  Investment in SSET............................................................     --         (8,750)    --
  Investment in DBSC............................................................     --         (4,210)    --
  Investment in DBSI............................................................     --         --         (1,000)
  Long-term note receivable from DBSC...........................................     --         --        (16,000)
  Investments in joint ventures.................................................        (65)     1,614     --
  Expenditures for satellite system under construction..........................     --       (112,052)  (129,506)
  Expenditures from escrow for FCC authorization................................     --           (159)    --
  Expenditures for FCC authorizations...........................................     --         --           (458)
  Other.........................................................................         92       (309)    --
                                                                                  ---------  ---------  ---------
        Net cash flows from investing activities................................    (20,910)  (338,565)   (38,119)
                                                                                  ---------  ---------  ---------

         The accompanying notes to combined and consolidated financial statements are an integral part of these statements.

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

               COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                 (IN THOUSANDS)


                                                                                  1993        1994        1995
                                                                               ----------  -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Short-term loans from banks................................................  $    6,000  $   --       $  --
  Repayments of short-term loans from banks..................................      (7,256)     --          --
  Minority investor investment in and loan to consolidated joint venture.....       2,504        1,000     --
  Net proceeds from issuance of 1994 Notes and Common Stock Purchase
   Warrants..................................................................      --          323,325     --
  Expenditures from escrow for offering costs................................      --             (837)    --
  Proceeds from refinancing of mortgage indebtedness.........................      --            4,200     --
  Repayments of mortgage indebtedness........................................        (152)      (3,435)      (238)
  Loans from stockholder, net................................................      12,451        4,000     --
  Repayment of loans from stockholders.......................................      --           (4,075)    --
  Net proceeds from issuance of Class A Common Stock.........................      --            3,833     62,933
  Capital contributions......................................................       2,497      --          --
  Dividends paid.............................................................     (22,243)      (3,000)    --
                                                                               ----------  -----------  ---------
    Net cash flows from financing activities.................................      (6,199)     325,011     62,695
                                                                               ----------  -----------  ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS....................................       3,106       10,651      4,248
CASH AND CASH EQUIVALENTS, beginning of period...............................       3,749        6,855     17,506
                                                                               ----------  -----------  ---------
CASH AND CASH EQUIVALENTS, end of period.....................................  $    6,855  $    17,506  $  21,754
                                                                               ----------  -----------  ---------
                                                                               ----------  -----------  ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest, net of amounts capitalized.........................  $      633  $       436  $     461
  Cash paid for income taxes.................................................         251        7,140      3,203
  Cumulative Series A Preferred Stock dividends..............................      --              938      1,205
  Dividends declared but not paid until 1994.................................       3,000      --          --
  Accrued satellite contract costs...........................................       3,700      --          15,000
  Exchange of note payable to stockholder, and interest thereon, for Series A
   Preferred Stock...........................................................      --           15,052     --
  Issuance of Class A Common Stock to acquire investment in DirectSat
   Corporation...............................................................      --            9,000     --
  Property and equipment acquired under capital leases.......................      --              934     --
  Note payable issued for deferred satellite construction payments...........      --          --          32,833
  Employee Savings Plan Contribution and launch bonuses funded by issuance of
   Class A Common Stock......................................................      --          --           1,192


         The accompanying notes to combined and consolidated financial statements are an integral part of these statements.

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

            NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1993, 1994 AND 1995

(1) ORGANIZATION AND BUSINESS ACTIVITIES
    Certain companies principally owned and controlled by Mr. Charles Ergen were reorganized in 1993 into Dish, Ltd., formerly known as EchoStar Communications Corporation (together with its subsidiaries, "Dish, Ltd.").

    The principal reorganized entities, Echosphere Corporation (formed in 1980) and Houston Tracker Systems, Inc. (acquired in 1986), are primarily engaged in the design, assembly, marketing and worldwide distribution of direct to home ("DTH") satellite television products. Satellite Source, Inc. contracts for rights to purchase satellite delivered television programming for resale to consumers and other DTH retailers. Echo Acceptance Corporation ("EAC") arranges nationwide consumer financing for purchasers of DTH systems and programming. The FCC has granted EchoStar Satellite Corporation ("ESC") a conditional satellite construction permit and frequency assignments for eleven odd-numbered frequencies at 119 DEG. West Longitude ("WL"). The reorganized group also includes other less significant domestic enterprises and several foreign entities involved in related activities outside the United States.

    In January 1994, Dish, Ltd. announced its intention to merge a subsidiary of Dish, Ltd. with DirectSat Corporation ("DirectSat"), an approximately 80% owned subsidiary of SSE Telecom, Inc. ("SSET") at that time. The merger was approved by the FCC and consummated in December 1994. DirectSat stockholders received an approximate 3% equity interest in Dish, Ltd. in exchange for all of DirectSat's outstanding stock. DirectSat's principal assets are a conditional satellite construction permit and frequency assignments for ten even-numbered frequencies at 119 DEG. WL granted by the FCC.

    Dish, Ltd. has contracted for the construction and launch of communications satellites. EchoStar I, a high powered direct broadcast satellite ("DBS"), was launched on December 28, 1995. EchoStar II is currently under construction and scheduled for launch during 1996.

    In June 1994, Dish, Ltd. completed an offering of 12 7/8% Senior Secured Discount Notes due 2004 (the "1994 Notes") (Note 5) and Common Stock Purchase Warrants (the "Warrants") (collectively, the "Notes Offering"), receiving net proceeds of approximately $323.3 million. Dish, Ltd. and its subsidiaries are subject to the terms and conditions of the Indenture related to the 1994 Notes (the "1994 Indenture").

EXCHANGE AND MERGER

    In April 1995, a new company, EchoStar Communications Corporation (same name as the original name of Dish, Ltd.), was formed to conduct a public offering of its Class A Common Stock and to become the parent of Dish, Ltd. as described below. The new company is described below as "ECC". Elsewhere in these footnotes, unless otherwise indicated, "EchoStar" or the "Company" refers to ECC and its subsidiaries, including Dish, Ltd. The assets of ECC, other than its investment in Dish, Ltd., are not subject to the 1994 Indenture. Separate parent only financial information for ECC is supplementally provided in Note 16. Further, the 1994 Indenture places significant restrictions on the payment of dividends or other transfers by Dish, Ltd. to ECC.

    ECC completed an offering of its Class A Common Stock on June 26, 1995, and received net proceeds of approximately $63.0 million. Concurrently, Charles W. Ergen, President and Chief Executive Officer of both ECC and Dish, Ltd., exchanged all of his shares of Class B Common Stock and Series A Preferred Stock of Dish, Ltd. for like shares of ECC (the "Exchange") in the ratio of 0.75 shares of ECC for each share of Dish, Ltd. capital stock (the "Exchange Ratio"). All employee stock options of Dish, Ltd. were also assumed by ECC, adjusted for the Exchange Ratio. In December 1995,

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(1) ORGANIZATION AND BUSINESS ACTIVITIES (CONTINUED)
ECC merged Dish, Ltd. with a wholly owned subsidiary of ECC (the "Merger") and all outstanding shares of Dish, Ltd. Class A Common Stock and Series A Preferred Stock (other than those held by ECC) were automatically converted into the right to receive like shares of ECC in accordance with the Exchange Ratio. Also effective with the Merger, all outstanding Warrants for the purchase of Dish, Ltd. Class A Common Stock automatically became exercisable for shares of ECC's Class A Common Stock, adjusted for the Exchange Ratio. As the result of the Exchange and Merger, ECC owns all outstanding shares of Dish, Ltd. capital stock.

SIGNIFICANT RISKS AND UNCERTAINTIES

    Execution of its business strategy to launch and operate DBS satellites has dramatically changed the Company's operating results and financial position. At December 31, 1993, Dish, Ltd.'s long-term debt, exclusive of amounts related to its DBS projects, consisted of less than $5.0 million in mortgage indebtedness and its investments in property and equipment, other than DBS satellite payments, aggregated less than $20.0 million. At December 31, 1995, the Company is committed to expend approximately $450 million to build and launch its first two satellites and has completed the sale of the 1994 Notes for that purpose (Notes 5 and 11). Annual interest expense on the 1994 Notes and depreciation of the investment in the first two satellites will each be of a magnitude that exceeds historical levels of income before taxes and the Company has reported net losses beginning in 1995 and expects net losses to continue for the foreseeable future. The Company's plans also include the construction and launch of additional satellites and marketing programs to promote its DBS products and services. The Company will need to raise significant additional funds for those purposes and there can be no assurance that necessary funds will be available or, if available, available on terms favorable to the Company. However, management believes, but has no assurance, that demand for its DBS products and services will develop to provide cash flow from operation of EchoStar's Dish Network-SM- which, together with other sources of capital, will be sufficient to satisfy future planned expenditures. Significant delays in commencing operations of the EchoStar DBS System, or significant delays or mission failures in the Company's satellite launch program, may subject the Company to significant monetary penalties and would have significant adverse consequences to its operating results and financial condition.

    The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION AND CONSOLIDATION

    The accompanying financial statements for 1993 combine the historical cost financial statements of all reorganized entities. The financial statements for 1994 and 1995 present the consolidation of Dish, Ltd. and its subsidiaries through the date of the Exchange (Note 1) and the consolidation of ECC and its subsidiaries, including Dish, Ltd, thereafter. The Exchange and Merger was accounted for as a reorganization of entities under common control and the historical cost basis of consolidated assets and liabilities was not affected by the transaction. All significant intercompany transactions have been eliminated in the combined and consolidated financial statements.

    Effective June 1993, the Company acquired a fifty-one percent joint venture interest in FlexTracker Sdn. Bhd. ("FlexTracker"), a Malaysian limited liability company. A Singapore electronics

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
manufacturing company owned the forty-nine percent minority interest. FlexTracker manufactured integrated and stand-alone receivers and positioners exclusively for the Company. In December 1994, the Company terminated the FlexTracker joint venture and effectively sold its interest in the joint venture's net assets to the Singapore company for $1.8 million. The Company's share of FlexTracker's losses for 1993 and 1994 amounted to approximately $50,000 and $1.3 million, respectively, and an additional $492,000 of loss was recognized upon sale of the net assets. FlexTracker's financial statements have been consolidated in the accompanying combined and consolidated financial statements from the date of acquisition through the date of disposition.

    The Company accounts for investments in fifty percent or less owned entities using the equity method. At December 31, 1994 and 1995, these investments were not material to the combined and consolidated financial statements of the Company.

FOREIGN CURRENCY TRANSACTION GAINS AND LOSSES

    The functional currency of the Company's foreign subsidiaries is the U.S. dollar because their sales and purchases are predominantly denominated in that currency. Transactions denominated in currencies other than U.S. dollars are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period end translation) or realized (upon settlement of the transaction). Net transaction gains (losses) for 1993, 1994 and 1995 were $19,000, $40,000 and $70,000 respectively.

CASH AND CASH EQUIVALENTS

    The Company considers all liquid investments purchased with an original maturity of ninety days or less to be cash equivalents. Cash equivalents as of December 31, 1994 and 1995 consist of money market funds, corporate notes and commercial paper stated at cost which equates to market value.

MARKETABLE INVESTMENT SECURITIES AND RESTRICTED CASH AND MARKETABLE SECURITIES

    At December 31, 1994 marketable investment securities were recorded in the financial statements at amortized cost and were generally held to maturity. At December 31, 1995, the Company has classified all marketable investment securities as available-for-sale. Accordingly, these investments are reflected at market value based on quoted market prices. Related unrealized gains and losses are reported as a separate component of stockholders' equity, net of related deferred income taxes of $146,000 at December 31, 1995. The specific identification method is used to determine cost in computing realized gains and losses. The major components of marketable investment securities as of December 31, 1994 and 1995 are as follows (in thousands):

                                                                              DECEMBER 31, 1995
                                               DECEMBER 31, 1994     -----------------------------------
                                             ----------------------               UNREALIZED
                                              AMORTIZED    MARKET     AMORTIZED     HOLDING     MARKET
                                                COST        VALUE       COST      GAIN (LOSS)    VALUE
                                             -----------  ---------  -----------  -----------  ---------
Commercial paper...........................   $  19,976   $  20,233   $   1,126    $  --       $   1,126
Corporate notes............................      10,992      10,987      12,353          (19)     12,334
Municipal bonds............................          70          70      --           --          --
Government bonds...........................      --          --           2,038       --           2,038
Mutual funds...............................      --          --             188          (16)        172
                                             -----------  ---------  -----------  -----------  ---------
                                              $  31,038   $  31,290   $  15,705    $     (35)  $  15,670
                                             -----------  ---------  -----------  -----------  ---------
                                             -----------  ---------  -----------  -----------  ---------

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Restricted Cash and Marketable Securities in Escrow as reflected on the accompanying balance sheets represent net proceeds received from the Notes Offering, plus interest earned, less amounts expended to date in connection with the development, construction and launch of EchoStar's Dish Network-SM-. The escrow funds are held by an escrow agent in an account (the "Escrow Account") for the benefit of the holders of the 1994 Notes and are invested in certain debt and other marketable securities, as permitted by the 1994 Indenture, until disbursed for the express purposes identified in the Notes Offering prospectus. The major components of Restricted Cash and Marketable Securities as of December 31, 1994 and 1995 are as follows (in thousands):

                                                                               DECEMBER 31, 1995
                                               DECEMBER 31, 1994      -----------------------------------
                                            ------------------------               UNREALIZED
                                             AMORTIZED     MARKET      AMORTIZED     HOLDING     MARKET
                                               COST         VALUE        COST         GAIN        VALUE
                                            -----------  -----------  -----------  -----------  ---------
Commercial paper..........................  $    94,315  $    94,909   $  66,214    $  --       $  66,214
Corporate notes...........................        8,954        8,954      --           --          --
Government bonds..........................      --           --           32,904          420      33,324
Municipal bonds...........................       92,513       93,010      --           --          --
Accrued interest..........................        1,049        1,049         153       --             153
                                            -----------  -----------  -----------       -----   ---------
                                            $   196,831  $   197,922   $  99,271    $     420   $  99,691
                                            -----------  -----------  -----------       -----   ---------
                                            -----------  -----------  -----------       -----   ---------

    Other Restricted Cash includes $11.4 million to satisfy certain covenants regarding launch insurance required by the 1994 Indenture. The Company is required to maintain launch insurance and restricted cash totaling $225.0 million for each of EchoStar I and EchoStar II. The Company has obtained $219.3 million of launch insurance on each satellite, and, together with the cash segregated and reserved on the accompanying balance sheets, has satisfied its insurance obligations under the 1994 Indenture. In addition, as of December 31, 1995, $15.0 million was in an escrow account established pursuant to a manufacturing contract for payment to the manufacturer as certain milestones are reached.

REVENUE RECOGNITION AND TRADE ACCOUNTS RECEIVABLE

    Revenue from sales of DTH products is recognized upon shipment to customers. The Company maintains a reserve for potential losses in collection of its trade accounts receivable based upon estimates of amounts that may ultimately be uncollectible. The allowance for doubtful accounts was $186,000 and $1.1 million as of December 31, 1994 and 1995, respectively.

INVENTORIES

    Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out ("FIFO") method. Proprietary products are manufactured by outside suppliers to the Company's specifications; however, final testing and assembly is performed by the Company. The Company

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

also distributes non-proprietary products purchased from other manufacturers. Manufactured inventories include materials, labor and manufacturing overhead. Cost of other inventories includes parts, contract manufacturers' delivered price, assembly and testing labor, and related overhead, including handling and storage costs. The major components of inventory were as follows (in thousands):


                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1994       1995
                                                                                ---------  ---------
DBS receiver components.......................................................  $  --      $   9,615
Spare parts...................................................................      2,759      2,089
Competitor DBS Receivers......................................................      2,207      9,404
Finished goods................................................................     16,946     20,458
Reserve for excess and obsolete inventory.....................................     (1,585)    (2,797)
                                                                                ---------  ---------
                                                                                $  20,327  $  38,769
                                                                                ---------  ---------
                                                                                ---------  ---------

OTHER CURRENT ASSETS

    Other current assets consisted of the following (in thousands):

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1994       1995
                                                                                ---------  ---------
DBS inventory deposit.........................................................  $  --      $  10,000
Receivables for funded loans..................................................        257        437
Other.........................................................................      2,316      2,600
                                                                                ---------  ---------
                                                                                $   2,573  $  13,037
                                                                                ---------  ---------
                                                                                ---------  ---------

    In conjunction with its commitments to purchase DBS satellite receivers (Note 11), the Company has paid a deposit of $10.0 million to one of its manufacturers. The deposit will be applied towards future payments for the DBS satellite receivers as they are delivered during 1996.

    Other current assets include receivables for consumer loans funded by EAC but expected to be reimbursed to EAC on a nonrecourse basis by two unrelated finance companies, normally within two business days after the credit is accepted by those companies. Unreimbursed fundings were $257,000 and $437,000 as of December 31, 1994 and 1995, respectively, all of which were subsequently reimbursed. Total loans sourced by EAC during 1993, 1994 and 1995 were $85.6 million, $64.7 million and $50.1 million, respectively. In addition, EAC sourced $8.6 million of leases in 1995.

    Loan origination fees charged to the applicable DTH dealers are recognized in income upon receipt of funding reimbursement from the purchaser of the loans. EAC also receives a percentage of monthly finance charges billed by the purchaser of the loans which is recognized in income as it becomes due to EAC.

FCC AUTHORIZATIONS AND ORGANIZATIONAL COSTS


    FCC authorizations and organizational costs are recorded at cost and are amortized using the straight-line method. Amortization periods for FCC authorization costs are determined at the time the services related to the applicable FCC authorization commences, or capitalized costs are written off at the time efforts to provide services are abandoned. FCC authorization costs are expected to have a useful life of approximately 12 years. Organizational costs are being amortized over five years.

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DEFERRED DEBT ISSUANCE COSTS AND DEBT DISCOUNT

    Costs of completing the Notes Offering have been deferred (Note 4) and are being amortized to interest expense over the term of the 1994 Notes. Amortization of the original issue discount related to the Notes Offering (Note
5) is also being amortized and included in interest cost incurred so as to reflect a constant rate of interest on the accredited balance of the 1994 Notes.

DEFERRED PROGRAMMING REVENUE

    Deferred programming revenue consists of payments received from consumers and dealers for satellite television programming to be provided. The revenue is recognized on a straight-line basis over the period the programming is provided, which generally does not exceed one year.

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

    The composition of accrued expenses and other current liabilities is as follows (in thousands):

                                                                                     DECEMBER 31,
                                                                                 --------------------
                                                                                   1994       1995
                                                                                 ---------  ---------
Accrued satellite contract costs...............................................  $  --      $  15,000
Liability under cash management program........................................         57     --
Accrued expenses...............................................................      4,667      3,850
Reserve for warranty costs.....................................................      1,400      1,013
Other..........................................................................        841      1,472
                                                                                 ---------  ---------
                                                                                 $   6,965  $  21,335
                                                                                 ---------  ---------
                                                                                 ---------  ---------

    The liability under cash management program represents checks written and released in excess of balances presently on deposit with certain banks. As checks clear these bank accounts, the resulting overdrafts are funded daily from funds available in a concentration account at another bank.

    The Company's proprietary products are under warranty against defects in material and workmanship for one year from the date of original retail purchase. The reserve for warranty costs is based upon historical units sold and expected repair costs.

ADVERTISING COSTS

    Advertising costs are expensed as incurred and totaled $3.2 million, $2.3 million and $1.9 million for the years ended December 31, 1993, 1994 and 1995, respectively.

RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are expensed as incurred. Research and development costs totaled $5.1 million, $5.9 million and $5.0 million for the years ended December 31, 1993, 1994 and 1995, respectively.

INCOME TAXES

    Prior to the December 31, 1993 reorganization (Note 1), the principal combined entities were Subchapter S corporations and their income was taxable to the stockholders rather than the companies. The provision for income taxes reflected only amounts payable to states and foreign tax jurisdictions that did not recognize Subchapter S status. Effective December 31, 1993, Subchapter S status terminated and the Company will prospectively file consolidated corporate federal and state income tax returns. As required by Statement of Financial Accounting Standards No. 109, "Accounting for

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Income Taxes" ("SFAS No. 109"), this change in tax status was recognized by establishing deferred tax assets and liabilities for temporary differences between the tax basis and amounts reported in the accompanying combined and consolidated balance sheets (Note 7).

    Under SFAS No. 109, the current provision for income taxes represents actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of: (a) temporary differences between the tax basis of assets and liabilities and amounts reported in the combined and consolidated balance sheets, and (b) operating loss and tax credit carry forwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. The measurement of deferred tax assets may be reduced by a valuation allowance based on judgmental assessment of available evidence if deemed more likely than not that some or all of the deferred tax assets will not be realized.

EARNINGS PER SHARE

    Earnings per share has been calculated based on the weighted average number of shares of common stock issued and outstanding and, if dilutive, common stock equivalents (warrants and employee stock options) during the years ended December 31, 1994 and 1995; and net income has been adjusted for cumulative dividends on the 8% Series A Cumulative Preferred Stock (the "Series A Preferred Stock"). Earnings per share for the year ended December 31, 1993 has been calculated and presented on a pro forma basis as if the shares issued to effect the December 31, 1993 reorganization (Note 1) were outstanding during each period.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"). The Company will be required to adopt SFAS No. 121 in 1996 and expects that its ultimate adoption will not have a significant impact on the Company's financial position, results of operations or cash flows.

    Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), issued by the FASB in October 1995 and effective for fiscal years beginning after December 15, 1995, encourages, but does not require, a fair value based method of accounting for employee stock options or similar equity instruments. It also allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), but requires pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. The Company expects to adopt SFAS No. 123 in 1996. While the Company is still evaluating SFAS No. 123, it currently expects to elect to measure compensation cost under APB No. 25 and comply with the pro forma disclosure requirements. If the Company makes this election, this statement will have no impact on the Company's results of operations.

RECLASSIFICATIONS

    Certain reclassifications have been made to the prior year's financial statements to conform to the current year's financial statement presentation.

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(3) PROPERTY AND EQUIPMENT
    Property and equipment are stated at cost less accumulated depreciation. Cost includes interest capitalized of $370,000, $5.7 million and $25.8 million during the years ended December 31, 1993, 1994 and 1995, respectively on the EchoStar DBS System during construction at the Company's effective borrowing rate. The major components of property and equipment were as follows (in thousands):

                                                                   ESTIMATED
                                                                     USEFUL          DECEMBER 31,
                                                                    LIFE (IN   ------------------------
                                                                     YEARS)       1994         1995
                                                                   ----------  -----------  -----------
Construction in progress.........................................      --      $   139,500  $   303,174
Land.............................................................      --            1,613        1,613
Buildings and improvements.......................................     7-40           8,936       21,006
Furniture, fixtures and equipment................................     2-12           6,081       17,163
Vehicles.........................................................      7               992        1,310
Tooling..........................................................      2             1,339        2,039
Furniture and equipment held for sale............................                  --            17,062
Computer equipment held for sale.................................                  --               902
                                                                               -----------  -----------
Total property and equipment.....................................                  158,461      364,269
Less -- Accumulated depreciation.................................                   (7,221)     (10,269)
                                                                               -----------  -----------
Net property and equipment.......................................              $   151,240  $   354,000
                                                                               -----------  -----------
                                                                               -----------  -----------

    Construction in progress includes capitalized costs related to the construction and launch (Note 11) of EchoStar I, which was launched in late December 1995, EchoStar II, which is scheduled for launch prior to the end of 1996 and EchoStar III.

    Construction in progress consisted of the following (in thousands):

                                                                                   DECEMBER 31,
                                                                             ------------------------
                                                                                1994         1995
                                                                             -----------  -----------
Progress amounts for satellite construction and launch, capitalized interest, launch insurance, launch and in-orbit tracking, telemetry and control services:
  EchoStar I...............................................................  $    75,613  $   193,629
  EchoStar II..............................................................       62,438       88,634
  EchoStar III.............................................................      --            20,801
  Uplink facility..........................................................        1,449      --
  Other....................................................................      --               110
                                                                             -----------  -----------
                                                                             $   139,500  $   303,174
                                                                             -----------  -----------
                                                                             -----------  -----------

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(4) OTHER NONCURRENT ASSETS
    The major components of other noncurrent assets were as follows (in thousands):

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1994       1995
                                                                                ---------  ---------
Deferred debt issuance costs, net of amortization.............................  $  11,891  $  10,622
FCC authorizations............................................................      9,519     11,309
SSET convertible subordinated debentures and accrued interest.................      9,029      9,610
DBSI convertible subordinated debentures......................................     --          1,000
Deferred tax assets, net......................................................      7,431     12,109
Investment in DBSC............................................................      4,210      4,111
Long-term note receivable from DBSC...........................................     --         16,000
Warehousing bond..............................................................        432        468
Prepaid travel................................................................        315        293
Other.........................................................................        213        136
                                                                                ---------  ---------
                                                                                $  43,040  $  65,658
                                                                                ---------  ---------
                                                                                ---------  ---------

    The merger with DirectSat described in Note 1 was accounted for as a purchase. DirectSat's assets were valued at $9.0 million by the Company at the time of the merger and are included in FCC authorizations in the above summary. DirectSat has been granted a conditional satellite construction permit, specific orbital slot assignments and frequency assignments by the FCC. The DirectSat permits conditionally authorize DirectSat to provide DBS service utilizing: (i) ten even-numbered channels at 119 DEG. WL, the same orbital location that has been assigned to ESC; (ii) one channel at 110 DEG. WL; and (iii) 11 odd-numbered channels at 175 DEG. WL. The Company expects to use DirectSat's approved frequencies at 119 DEG. WL for the EchoStar II satellite.

    The Company also purchased $8.75 million of SSET's 6.5% convertible subordinated debentures which, if converted, would represent approximately 11.6% of SSET's common stock, based on the number of shares of SSET common stock outstanding at December 31, 1995. Management estimates that the fair value of the SSET debentures approximates their carrying value in the accompanying financial statements based on current interest rates and the conversion features contained in the debentures. SSET is a reporting company under the Securities Exchange Act of 1934 engaged in the manufacture and sale of satellite telecommunications equipment. In March 1994, SSET also sold to the Company for $1.25 million an approximate 6% ownership interest in the stock of Direct Broadcasting Satellite Corporation ("DBSC") and certain notes and accounts receivable from DBSC.

    In November 1994, the Company resolved a suit brought by the Company against DBSC regarding enforceability of the notes and accounts receivable. The receivables were exchanged for shares of DBSC common stock and the Company purchased additional DBSC shares for $2,960,000 so that, together with the shares of DBSC acquired from SSET, the Company presently owns approximately 40% of the outstanding common stock of DBSC. DBSC's principal assets include an FCC conditional satellite construction permit and specific orbital slot assignments for eleven DBS frequencies at 61.5 DEG. WL and eleven DBS frequencies at 175 DEG. WL.

    The Company has negotiated the merger of DBSC with a subsidiary of the Company. The merger has been approved by DBSC shareholders but may not be completed until the FCC has approved the merger. Assuming FCC approval for
consummation   of   this   merger,   the   Company   will   hold,   through  its

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(4) OTHER NONCURRENT ASSETS (CONTINUED)
DBSC subsidiary, the permit and slot assignments for these frequencies. In connection with the merger, the Company expects to issue approximately 675,000 shares of its Class A Common Stock to DBSC shareholders in exchange for all remaining DBSC stock.

    In December 1995, the Company advanced DBSC $16.0 million to make payments under their satellite construction contract. The Company has a note receivable from DBSC which bears interest at 11.5% and matures December 29, 2003. Under the terms of the promissory note, equal installments of principal and interest are due annually commencing in December 1997. This note is secured by all the assets of DBSC as defined in the Security Agreement. Management estimates that the fair value of this note approximates its carrying value in the accompanying financial statements based on current risk adjusted interest rates.

    In 1995 the Company also purchased $1.0 million of DBS Industries, Inc.'s ("DBSI") convertible subordinated debentures which, if converted, would represent less than 5% of DBSI's common stock, based on the number of shares of DBSI common stock outstanding at December 31, 1995. The debentures bear interest at prime plus 2%, adjusted and payable quarterly (10.5% at December 31, 1995), and mature July 1, 1998. The debentures are secured by 125,000 shares of DBSC's common stock and 2,000 shares of common stock of E-SAT Corporation which is currently owned 80% by the Company. DBSI owns a minority interest in DBSC, is a reporting company under the Securities Exchange Act of 1934 and is engaged in the development of satellite and radio systems for use in automating the control and distribution of gas and electric power by utility companies. Management estimates that the fair value of the DBSI's debentures approximates their carrying value in the accompanying financial statements based on current interest rates and the conversion features contained in the debentures. In January 1996, the Company purchased an additional $3 million of DBSI's convertible subordinated debentures.

(5) SENIOR SECURED NOTES
    On June 7, 1994, Dish, Ltd. completed the Notes Offering of 624,000 units consisting of $624 million aggregate principal amount of the 12 7/8% Senior Secured Notes (the "1994 Notes") and 3,744,000 Warrants for the purchase of
Dish, Ltd. Class A Common Stock. Effective with the Merger (Note 1), these Warrants became exercisable for 2,808,000 Shares of ECC's Class A Common Stock (Note 9). The Notes Offering resulted in net proceeds to Dish, Ltd. of $323.3 million. At December 31, 1994, the 1994 Notes were reflected in the financial statements at $334.2 million, net of unamortized discount of $289.8 million. At December 31, 1995, the 1994 Notes totaled $382.2 million, net of unamortized discount of $241.8 million. A limited trading market exists for the 1994 Notes. However, based on information available to the Company, the 1994 Notes traded for approximately $690 per bond near December 31, 1995. This suggests a current aggregate market value of the 1994 Notes of approximately $430.6 million.

    The 1994 Notes rank senior in right of payment to all subordinated indebtedness of Dish, Ltd. and PARI PASSU in right of payment with all other senior indebtedness of Dish, Ltd., subject to the terms of an Intercreditor Agreement between Dish, Ltd., certain of its principal subsidiaries and certain creditors thereof. The 1994 Notes are secured by liens on certain assets of Dish, Ltd., including EchoStar I and EchoStar II and all other components of the EchoStar DBS System owned by Dish, Ltd. and its subsidiaries. The 1994 Notes are guaranteed by each material direct subsidiary of Dish, Ltd. (Note 12). Although the 1994 Notes are titled "Senior": (i) Dish, Ltd. has not issued, and does not have any current arrangements to issue, any significant indebtedness to which the 1994 Notes would be senior, however, Senior Secured Notes being offered for sale subsequent to December 31, 1995, by

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(5) SENIOR SECURED NOTES (CONTINUED)
EchoStar Satellite Broadcasting Corporation, another wholly owned subsidiary of ECC, will effectively be subordinated to the 1994 Notes and all other liabilities of Dish, Ltd. and its subsidiaries; and (ii) at December 31, 1994 and 1995, the 1994 Notes were effectively subordinated to approximately $5.6 million and $5.4 million of mortgage indebtedness, respectively, with respect to certain assets of Dish, Ltd.'s subsidiaries, not including the EchoStar DBS System. Further, the 1994 Notes are subordinate to advances under the Credit Facility (Note 6), and will be ranked PARI PASSU with the security interest of approximately $30.0 million of contractor financing.

    Interest on the 1994 Notes currently is not payable in cash but accrues through June 1, 1999, with the 1994 Notes accrediting to $624.0 million by that date. Thereafter, interest on the 1994 Notes will be payable in cash semi-annually on June 1 and December 1 of each year, commencing December 1, 1999. Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1994 Notes are not redeemable at Dish, Ltd.'s option prior to June 1, 1999. Thereafter, the 1994 Notes will be subject to redemption, at the option of Dish, Ltd., in whole or in part, at redemption prices ranging from 104.828% during the year commencing June 1, 1999 to 100% on or after June 1, 2002 of principal, together with accrued and unpaid interest thereon to the redemption date. On each of June 1, 2002 and June 1, 2003, Dish, Ltd. will be required to redeem 25% of the original aggregate principal amount of 1994 Notes at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date. The remaining principal of the 1994 Notes will mature on June 1, 2004.

    In the event of a change of control and upon the occurrence of certain other events, as described in the 1994 Indenture, Dish, Ltd. will be required to make an offer to each holder of 1994 Notes to repurchase all or any part of such holder's 1994 Notes at a purchase price equal to 101% of the accredited value thereof on the date of purchase, if prior to June 1, 1999, or 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after June 1, 1999.

    The 1994 Indenture contains restrictive covenants that, among other things, impose limitations on Dish, Ltd. and its subsidiaries with respect to their ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens;
(v) create dividend and other payment restrictions with respect to Dish, Ltd.'s subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and (viii) enter into transactions with affiliates. In addition, Dish, Ltd., may pay dividends on its equity securities only if (1) no default is continuing under the 1994 Indenture; and (2) after giving effect to such dividend, Dish, Ltd.'s ratio of total indebtedness to cash flow (calculated in accordance with the 1994 Indenture) would not exceed 4.0 to 1. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish, Ltd.'s consolidated net income (calculated in accordance with the 1994 Indenture) from the date of issuance of the 1994 Notes, plus 100% of the aggregate net proceeds to Dish, Ltd. from the issuance and sale of certain equity interests of Dish, Ltd. (including common stock).

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(6) SHORT-TERM AND LONG-TERM DEBT

LONG-TERM MORTGAGE DEBT

    In addition to the 1994 Notes (Note 5), long-term debt consists of the following as of December 31, 1994 and 1995 (in thousands):

                                                                                   1994       1995
                                                                                 ---------  ---------
8.75% note payable for deferred satellite contract payments due in equal monthly installments of $677,590, including interest, through February 2001;
 secured by substantially all assets of Dish, Ltd., and Dish, Ltd.'s
 subsidiaries..................................................................  $  --      $  32,833
8.0% mortgage note payable due in equal monthly installments of $41,635,
 including interest, through May 2008; secured by land and office building.....      4,088      3,909
10.5% mortgage note payable due in equal monthly installments of $9,442, including interest, through November 1998; final payment of $854,000 due
 November 1998; secured by land and warehouse building.........................        927        910
9.9375% mortgage note payable due in equal quarterly principal installments of
 $10,625, plus interest, through April 2009; secured by land and office
 building......................................................................        616        574
                                                                                 ---------  ---------
Total long-term debt, excluding the 1994 Notes.................................      5,631     38,226
Less current installments......................................................       (238)    (4,782)
                                                                                 ---------  ---------
Long-term debt, excluding current installments.................................  $   5,393  $  33,444
                                                                                 ---------  ---------
                                                                                 ---------  ---------

    Aggregate  maturities of the  above long-term mortgage  debt are as follows:
1996, $4.8 million; 1997, $6.2 million; 1998, $7.6 million; 1999, $7.3  million;
2000, $8.0 million; and thereafter, $4.3 million. In addition, contractor financing of $28.0 million at the prime rate is available for EchoStar II payable in installments over five years following the launch (Note 11).

DEFERRED SATELLITE CONTRACT PAYMENTS

    The majority of the purchase price for the satellites is required to be paid in progress payments, with the remainder payable in the form of non-contingent payments deferred until EchoStar I and EchoStar II are in orbit, with interest at the prime rate over a period of five years after the delivery and launch of each such satellite (the "Deferred Payments"). As security for the portion of the Deferred Payments due to the contractor (Martin Marietta), Dish, Ltd. has:
(i) granted a security interest in substantially all assets of Dish, Ltd. and Dish, Ltd.'s subsidiaries (the "Dish, Ltd. subsidiaries"), other than the stock of the EchoStar subsidiaries and the proceeds derived from the sale of the 1994 Notes, subordinate to the first security interest in the assets of ESC granted to the Trustee under the 1994 Indenture (Note 5), and to the liens granted to any commercial bank which provides a revolving credit facility to Dish, Ltd., except that such security interest ranks PARI PASSU with the security interest in the assets of ESC granted for the benefit of the holders of the 1994 Notes with respect to $30.0 million of the Deferred Payments; and (ii) caused Dish, Ltd. and its subsidiaries to guarantee payment in full of such Deferred Payments.

    Martin Marietta has a security interest in the EchoStar DBS System which, with respect to $30.0 million of the Deferred Payments, ranks PARI PASSU with the lien on such assets granted for the benefit of the holders of the 1994 Notes, and, with respect to the remainder of the Deferred Payments, is subordinated to the lien on such assets granted for the benefit of the holders of the 1994 Notes.

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(6) SHORT-TERM AND LONG-TERM DEBT (CONTINUED)
However, following any default on the Deferred Payments, Martin Marietta is prohibited from realizing on any of such collateral for a period of at least five years following consummation of the Notes Offering, and in any event for 180 days following such default. Martin Marietta also has a security interest in the assets of the Dish, Ltd. subsidiaries other than ESC which lien, with respect to the assets of certain of the Dish, Ltd. subsidiaries, ranks senior to the lien on such assets granted for the benefit of the holders of the 1994 Notes.

LONG-TERM NOTES PAYABLE TO STOCKHOLDER

    As of December 31, 1993, ESC had a long-term note payable to its principal stockholder, including cumulative accrued interest at prime, of $14.7 million. The loan proceeds were used to make payments due pursuant to the satellite construction project (Note 11). The note accrued interest at 10% per annum from January 1, 1994 to March 21, 1994. The stockholder exchanged the note together with accrued but unpaid interest for Series A Preferred Stock on May 6, 1994 (Note 16). The principal stockholder also advanced $4.0 million to EchoStar in 1994 used to fund transactions with SSET (Note 4) which was repaid from proceeds of the 1994 Notes.

    The Company also had a noninterest-bearing note payable to its principal stockholder at December 31, 1993 of $75,000 which was repaid in January 1994.

BANK CREDIT FACILITY

    On May 6, 1994, the principal subsidiaries of Dish, Ltd., except ESC (the "Borrowers"), entered into an agreement with Bank of America Illinois (the "Bank"), to provide a revolving credit facility (the "Credit Facility") for working capital advances and for letters of credit necessary for inventory purchases and satellite construction payments. The maximum amount available to the Borrowers under the Credit Facility is the lesser of the "Borrowing Base" (as defined in the Credit Facility) or $17.0 million, if prior to March 6, 1996, or $14.5 million, if on or after March 6, 1996. The Borrowing Base includes specified percentages of eligible receivables, inventory and marketable investment securities. At December 31, 1995 the Borrowing Base exceeded $17.0 million. Advances under the Credit Facility bear interest at: (i) the Bank's Reference Rate (as defined in the Credit Facility); (ii) Eurodollar rate plus 2% per annum or (iii) the secondary CD bid rate plus 2.25% per annum, at the Borrowers' choice. Advances pursuant to the Credit Facility are secured by substantially all of the assets of the Borrowers. At December 31, 1995, standby letters of credit totaled $15.5 million, and there were no documentary letters of credit or advances outstanding.

    The Credit Facility contains customary representations, covenants and conditions to borrowing. The Credit Facility also contains a number of negative covenants that restrict the Borrowers from, among other things, incurring additional indebtedness, creating liens on their assets, providing guarantees, entering into merger or consolidation transactions, or disposing of their assets outside the ordinary course of business. Except in certain circumstances specified in the Credit Facility, the Borrowers are able to pay dividends to Dish, Ltd. in an amount not to exceed 50% of excess cash flow (as defined in the Credit Facility) in 1995 and 1996.

(7) INCOME TAXES
    As stated in Note 2, the combined entities terminated their Subchapter S status on December 31, 1993. This change in tax status was recognized by establishing a net deferred tax asset of $1.9 million on that date for temporary differences between tax basis and amounts reported in the accompanying combined and consolidated balance sheet. The current provision for income taxes for 1993 reflects

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(7) INCOME TAXES (CONTINUED)
only amounts payable to certain states and foreign tax jurisdictions that do not recognize Subchapter S status. Beginning in 1994, the group filed consolidated corporate federal and state income tax returns.

    The components of the (provision) benefit for income taxes are as follows (in thousands):

                                                                              YEAR ENDED DECEMBER 31,
                                                                          -------------------------------
                                                                            1993       1994       1995
                                                                          ---------  ---------  ---------
Current (provision) benefit
  Federal...............................................................  $  --      $  (5,951) $   1,350
  State.................................................................       (128)      (853)       (67)
  Foreign...............................................................       (429)      (925)      (301)
                                                                          ---------  ---------  ---------
                                                                               (557)    (7,729)       982
                                                                          ---------  ---------  ---------
Deferred benefit
  Federal...............................................................      1,686      6,342      4,383
  State.................................................................        255        988        380
                                                                          ---------  ---------  ---------
                                                                              1,941      7,330      4,763
                                                                          ---------  ---------  ---------
    Total benefit (provision)...........................................  $   1,384  $    (399) $   5,745
                                                                          ---------  ---------  ---------
                                                                          ---------  ---------  ---------

    The types of temporary differences that give rise to a significant portion of net deferred tax assets and their approximate tax effects as of December 31, 1994 and 1995 are as follows (in thousands):

                                                                                   1994       1995
                                                                                 ---------  ---------
Current deferred tax assets
  Inventory reserves and cost methods..........................................  $     438  $     834
  Reserve for warranty costs...................................................        532        385
  Accrued customer incentives..................................................        234     --
  Accrued employee incentives..................................................        418        168
  Allowance for doubtful accounts..............................................        106        456
  Unrealized holding gain on marketable investment securities..................     --           (153)
  Other........................................................................        112         89
                                                                                 ---------  ---------
    Net current deferred tax assets............................................      1,840      1,779
                                                                                 ---------  ---------

Noncurrent deferred tax assets
  Amortization of original issue discount (included in other noncurrent
   assets).....................................................................      7,431     15,439
  Other........................................................................     --              7
                                                                                 ---------  ---------
                                                                                     7,431     15,446
                                                                                 ---------  ---------

Noncurrent deferred tax liabilities
  Capitalized costs deducted for tax...........................................     --         (2,351)
  Depreciation.................................................................     --           (986)
                                                                                 ---------  ---------
                                                                                    --         (3,337)
                                                                                 ---------  ---------
    Noncurrent net deferred tax assets.........................................      7,431     12,109
                                                                                 ---------  ---------
    Net deferred tax assets....................................................  $   9,271  $  13,888
                                                                                 ---------  ---------
                                                                                 ---------  ---------

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(7) INCOME TAXES (CONTINUED)
    No valuation allowance has been provided for the above deferred tax assets because the Company currently believes it is more likely than not that these assets will be realized. If future operating results differ materially and adversely from the Company's current expectations, its judgment regarding the need for a valuation allowance may change.

PRO FORMA TAX EFFECTS


    The combined and consolidated statements of income present, on an unaudited pro forma basis, net income for 1993 as if the Company had filed consolidated C Corporation federal and state income tax returns for that year. The pro forma tax effects assume foreign taxes paid would have been fully creditable against United States federal taxes payable and that the deferred tax assets established on December 31, 1993 as described above, would have been provided for as the related temporary differences arose. The pro forma provisions for income taxes for 1993 and the actual tax provisions for 1994 and 1995 are reconciled to the amounts computed by applying the statutory federal tax rate to income before taxes as follows (amounts in thousands):


                                                                                    1993               1994              1995
                                                                              ----------------   ----------------   ---------------
                                                                              AMOUNT   PERCENT   AMOUNT   PERCENT   AMOUNT  PERCENT
                                                                              -------  -------   ------   -------   ------  -------
Statutory rate..............................................................  $(6,557)  (35.0)%  $(166)     (34.0)% $6,031   35.0%
State income taxes, net of federal benefit..................................     (450)   (2.4)     (88)     (18.0)     203    1.2
Tax exempt interest income..................................................      350     1.9       60       12.3       10    0.1
Research and development credits............................................      195     1.0      156       31.9       31    0.2
Non-deductible interest expense.............................................    --       --       (258)     (52.7)    (293)  (1.7)
Other.......................................................................    --       --       (103)     (21.1)    (237)  (1.5)
                                                                              -------  -------   ------   -------   ------  -------
    Total (provision) benefit for income taxes (pro forma in 1993)..........   (6,462)  (34.5)%  $(399)     (81.6)% $5,745   33.3%
                                                                                       -------   ------   -------   ------  -------
                                                                                       -------   ------   -------   ------  -------
Less: Historical benefit for income taxes...................................    1,384
                                                                              -------
Pro forma tax effects.......................................................  $(7,846)
                                                                              -------
                                                                              -------

(8) EMPLOYEE BENEFIT PLAN AND EXECUTIVE INCENTIVE BONUS PLANS
    The Company has a 401(k) Employee Savings Plan (the "401(k) Plan") for eligible employees. Voluntary employee contributions to the 401(k) Plan may be matched 50% by the Company, subject to a maximum annual contribution by the Company of $1,000 per employee. The Company may also make an annual discretionary contribution to the plan with approval by the Company's Board of Directors, subject to the maximum deductible limit provided by the Internal Revenue Code of 1986, as amended. The Company's total cash contributions to the 401(k) Plan were $572,000, $170,000 and $177,000 for 1993, 1994 and 1995,
respectively. Also in 1995, the Company contributed 55,000 shares of its Class A Common Stock (fair value of approximately $1.1 million) to the 401(k) Plan as a discretionary contribution.

    During the years ended December 31, 1993, 1994 and 1995, the Company's Board of Directors declared discretionary bonuses totaling $834,000, $711,000 and $75,000 respectively. Also, a launch bonus award of 10 shares of the Company's Class A Common Stock to all full time employees with more than 90 days service as of December 16, 1995 was awarded. A total of approximately 4,900 shares with an aggregate value of approximately $78,000 was issued.

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(9) STOCKHOLDERS' EQUITY
    Ownership of each of the subsidiaries was generally uniform at the time of formation of Dish, Ltd. described in Note 1. As of December 31, 1993, the stockholders contributed their shares in the subsidiaries for an aggregate of 7,500 shares of Common Stock of Dish, Ltd. Retained earnings that had not been distributed prior to the reorganization and related termination of Subchapter S status were constructively distributed to the stockholders and contributed to Dish, Ltd. as additional paid-in capital.

    Dividends declared and paid during the three years ended December 31, 1994, included amounts to allow the stockholders to pay taxes on Subchapter S income and for investment in and advances to ESC related to construction of EchoStar I and EchoStar II (Notes 2, 3 and 6).

COMMON STOCK

    The Class A, Class B and Class C Common Stock are equivalent in all respects except voting rights. Holders of Class A and Class C Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. Each share of Class B and Class C Common Stock is convertible, at the option of the holder, into one share of Class A Common Stock. Upon a change in control of ECC, each holder of outstanding shares of Class C Common Stock is entitled to ten votes for each share of Class C Common Stock held by the holder. ECC's principal stockholder owns all outstanding Class B Common Stock and all other stockholders own Class A Common Stock.

SERIES A PREFERRED STOCK

    On May 6, 1994, the Company exchanged 1,616,681 shares of its Preferred Stock with its principal stockholder in consideration for the cancellation of a note, plus accrued and unpaid interest thereon. Approximately 5%, or 80,834 shares, of the Preferred Stock were subsequently sold to another stockholder and officer of the Company. The principal stockholder has pledged all of his Preferred Stock to Martin Marietta as collateral security for contractor financing (Note 6).

    Each share of the Preferred Stock is convertible, at the option of the holder, into one share of Class A Common Stock, subject to adjustment from time to time upon the occurrence of certain events, including, among other things:
(i) dividends or distributions on Class A Common Stock payable in Class A Common Stock or certain other capital stock; (ii) subdivisions, combinations or certain reclassifications of Class A Common Stock; and (iii) issuances of Class A Common Stock or rights, warrants or options to purchase Class A Common Stock at a price per share less than the liquidation preference per share. In the event of the liquidation, dissolution or winding up of EchoStar, the holders of Preferred Stock would be entitled to receive an amount equal to approximately $10.64 per share as of December 31, 1995.

    The aggregate liquidation preference for all outstanding shares of Series A Preferred Stock is limited to the principal amount represented by the note, plus accrued and unpaid dividends thereon. Each share of Series A Preferred Stock is entitled to receive dividends equal to eight percent per annum of the initial liquidation preference for such share. Each share of Series A Preferred Stock automatically converts into shares of Class A Common Stock in the event they are transferred to any person other than certain permitted transferees and is entitled to the equivalent of ten votes for each share of Class A Common Stock into which it is convertible. Except as otherwise required by law, holders of Series A Preferred Stock vote together with the holders of Class A and Class B Common Stock as a single class.

    All accrued dividends payable to Mr. Ergen on his Dish, Ltd. Series A Preferred Stock through the date of the Exchange ($1.4 million), and all accrued dividends payable to the remaining holder of Dish,

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(9) STOCKHOLDERS' EQUITY (CONTINUED)
Ltd. Series A Preferred Stock through the date of the Merger ($107,000), will remain obligations of Dish, Ltd. (Note 1); however, no additional dividends will accrue with respect to the Dish, Ltd. Series A Preferred Stock. The 1994 Indenture places significant restrictions of payment of those dividends, and dividends are not expected to be paid in the foreseeable future. Through December 31, 1995, additional accrued dividends payable to Mr. Ergen by ECC on the ECC Series A Preferred Stock totaled $588,000.

    Cumulative but unpaid dividends totaled $938,000 and approximately $2.1 million at December 31, 1994 and 1995, respectively, including amounts which remain the obligation of Dish, Ltd.

WARRANTS

    The Warrants issued in connection with the Notes Offering were valued at $26.1 million. The 1994 Notes and the Warrants became separately transferable and exercisable effective December 1, 1994.

    Each Warrant entitles the registered holder thereof, at such holder's option, to purchase from ECC one share of Class A Common Stock at a purchase price of $0.01 per share (the "Exercise Price"). The Exercise Price with respect to all of the Warrants was paid in advance and, therefore, no additional amounts are payable upon exercise of the Warrants.

    Effective with the Merger (Note 1), or subsequently, all Warrants were exercised and 2,808,000 Shares (as adjusted for the Exchange Ratio) of ECC's Class A Common Stock were issued.

(10) STOCK OPTIONS
    In April 1994, the Company adopted a stock incentive plan (the "Stock Incentive Plan") to provide incentive to attract and retain officers, directors and key employees. ECC assumed all outstanding options for the purchase of Dish, Ltd. common stock effective with the Exchange and Merger and has reserved up to
10.0 million shares of its Class A Common Stock for granting awards under the Stock Incentive Plan. Awards available under the Stock Incentive Plan include:
(i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards. All options granted through December 31, 1995 have included exercise prices not less than the fair market value of the Shares at the date of grant and vest as determined by the Company's Board of Directors, generally at the rate of 20% per year.

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(10) STOCK OPTIONS (CONTINUED)
    The following summarizes the activity relating to options for the years ended December 31, 1994 and 1995:

                                                                              1994         1995
                                                                             -------  ---------------
                                                                               (IN THOUSANDS EXCEPT
                                                                               FOR PER SHARE DATA)
Incentive stock options --
  Options outstanding at beginning of year.................................    --                 745
  Granted..................................................................      745              420
  Exercised................................................................    --                  (4)
  Terminated...............................................................    --                 (44)
                                                                             -------  ---------------
  Options outstanding at end of year.......................................      745            1,117
                                                                             -------  ---------------
                                                                             -------  ---------------
  Options exercisable at end of year.......................................    --                 141
                                                                             -------  ---------------
                                                                             -------  ---------------
  Price of granted options.................................................  $  9.33  $11.87 - $20.25
                                                                             -------  ---------------
                                                                             -------  ---------------
  Price range of outstanding options.......................................  $  9.33  $ 9.33 - $20.25
                                                                             -------  ---------------
                                                                             -------  ---------------
  Price of terminated options..............................................  $ --     $ 9.33 - $20.25
                                                                             -------  ---------------
                                                                             -------  ---------------

    In March 1994, the Company entered into an employment agreement with one of its executive officers. The officer was granted an option, containing certain conditions to vesting, to purchase 322,208 shares of Class A Common Stock of the Company for $1.0 million at any time prior to December 31, 1999, subject to certain limitations. One-half of this option became exercisable on December 31, 1994 and the remainder became exercisable on December 31, 1995. The option was not granted pursuant to the Stock Incentive Plan.

    Effective March 1995, the Company granted an additional option to a key employee to purchase 33,000 shares of Class A Common Stock, which vests 50% in March 1996 and 50% in March 1997. The exercise price for each share of Class A Common Stock is $11.87 per share. The option was not granted pursuant to the Stock Incentive Plan.

(11) OTHER COMMITMENTS AND CONTINGENCIES

SATELLITE CONTRACTS

    The Company has contracted with Martin Marietta Corporation ("Martin Marietta") for the construction and delivery of high powered DBS satellites, and for related services. EchoStar I was shipped to China on November 16, 1995 and EchoStar II is expected to be delivered in the summer of 1996. Penalties of up to $5.0 million are payable by Martin Marietta in the event of delays in the delivery of EchoStar I by Martin Marietta. As of December 31, 1995, those penalties totaled $3.2 million, which amount has been deducted from the Company's deferred satellite payment obligation (Note 6).

    The Company also has contracts with China Great Wall Industry Corporation ("Great Wall") for the launch of up to seven satellites, using LM-2E or LM-3C launch vehicles, from a launch base in China. EchoStar I was launched on December 28, 1995. The EchoStar I and EchoStar II launch contract (the "Great Wall Launch Contract") calls for the launch of EchoStar II during July through September 1996.

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(11) OTHER COMMITMENTS AND CONTINGENCIES (CONTINUED)
    A significant delay in the delivery or launch of EchoStar II would adversely affect the Company's operations. In June 1995, another subsidiary of ECC contracted with Lockheed-Khrunichev-Energia-International, Inc. ("LKE") for the launch of a satellite, using a Proton launch vehicle, from a launch base in the Russian Federation.

    The Company has filed applications with the Federal Communications Commission ("FCC") for authorization to construct, launch and operate a domestic fixed satellite service system ("FSS System") and a two satellite Ka-band satellite system. No assurances can be given that the Company applications will be approved by the FCC or that, if approved, the Company will successfully develop the FSS System or the Ka-band satellite system. The Company believes that establishment of the FSS System or the Ka-band system would enhance its competitive position in the DTH industry. In the event the Company's FSS or Ka-band satellite system applications are approved by the FCC, or if the Company commits to a third launch with Great Wall, additional debt or equity financing would be required. Financing alternatives related to the FSS and Ka-band satellite systems are currently being pursued by the Company. No assurances can be given that financing will be available, or that it will be available on terms favorable to the Company.

LEASES

    Future minimum lease payments under noncancelable operating leases as of December 31, 1995, are as follows (in thousands):

Year ending December 31 --
  1996.....................................................  $   1,061
  1997.....................................................        686
  1998.....................................................        275
  1999.....................................................        147
  2000.....................................................         24
  Thereafter...............................................          2
                                                             ---------
    Total minimum lease payments...........................  $   2,195
                                                             ---------
                                                             ---------

    Total rental expense for operating leases was $1.2 million in 1993, $1.4 million in 1994 and $1.2 million in 1995.

PURCHASE COMMITMENTS

    The Company has entered into agreements with various manufacturers to purchase DBS satellite receivers and related components manufactured based on Dish, Ltd. supplied specifications and necessary to receive DBS programming proposed to be offered by the Company upon commencement of operations of EchoStar's Dish Network-SM-. As of December 31, 1995, the remaining commitments total approximately $502.9 million. At December 31, 1995, the total of all outstanding purchase order commitments with domestic and foreign suppliers was $515.8 million. All but $11.1 million of the purchases related to these commitments are expected to be made during 1996 and the remainder is expected to be made during 1997. The Company expects to finance these purchases from available cash and sales of inventory, including the sale of DBS receiver systems and related products.

OTHER RISKS AND CONTINGENCIES

    Equipment  sold  by  the  Company   includes,  as  an  integral   component,
descrambler modules purchased from an unrelated entity under a nonexclusive right and license which expires in 2001.

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(11) OTHER COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Company has agreed to indemnify its stockholders for any adjustments to their individual income tax returns resulting from adjustments to taxable income or tax credits for years prior to 1994 during which the Company elected to be taxed as Subchapter S corporations. The indemnities cover additions to tax, interest and penalties, as well as attorneys' and accountants' fees and expenses, if any.


    The Company is subject to other legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.


(12) SUMMARY FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS
    The 1994 Notes are fully, unconditionally and jointly and severally guaranteed by all subsidiaries of Dish, Ltd., except FlexTracker and certain de minimis domestic and foreign subsidiaries. Summarized financial information for Dish, Ltd. and the subsidiary guarantors is as follows (in thousands):

                                                                          YEAR ENDED DECEMBER 31,
                                                                   -------------------------------------
                                                                      1993         1994         1995
                                                                   -----------  -----------  -----------
Income Statement Data --
  Revenue........................................................  $   217,360  $   187,044  $   163,228
  Expenses.......................................................      199,398      174,164      171,646
                                                                   -----------  -----------  -----------
  Operating income (loss)........................................       17,962       12,880       (8,418)
  Other income (expense).........................................          543      (12,707)      (9,911)
                                                                   -----------  -----------  -----------
  Net income (loss) before income taxes..........................       18,505          173      (18,329)
  (Provision) benefit for income taxes...........................        1,384         (433)       6,182
                                                                   -----------  -----------  -----------
    Net income (loss)............................................  $    19,889  $      (260) $   (12,147)
                                                                   -----------  -----------  -----------
                                                                   -----------  -----------  -----------

                                                                          DECEMBER 31,  DECEMBER 31,
                                                                              1994          1995
                                                                          ------------  ------------
Balance Sheet Data --
  Current assets........................................................   $   80,914    $   81,959
  Property and equipment, net...........................................      151,211       333,160
  Other noncurrent assets...............................................      239,560       143,866
                                                                          ------------  ------------
    Total assets........................................................   $  471,685    $  558,985
                                                                          ------------  ------------
                                                                          ------------  ------------
  Current liabilities...................................................   $   28,094    $   50,710
  Long-term liabilities.................................................      340,014       415,662
  Stockholders' equity..................................................      103,577        92,613
                                                                          ------------  ------------
    Total liabilities and stockholders' equity..........................   $  471,685    $  558,985
                                                                          ------------  ------------
                                                                          ------------  ------------

    Upon consummation of the merger with DirectSat, DirectSat became, by virtue of the merger, a guarantor of the 1994 Notes on a full, unconditional and joint and several basis, in addition to the guarantees of the previous subsidiaries.

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(13) OPERATIONS IN GEOGRAPHIC AREAS
    The Company sells its products on a worldwide basis and has established operations in Europe and the Pacific Rim. Information about the Company's operations in different geographic areas as of December 31, 1993, 1994 and 1995 and for the years then ended, were as follows (in thousands):

                                                UNITED               OTHER
                    1993                        STATES     EUROPE   INTERNATIONAL  TOTAL
- ---------------------------------------------  ---------   -------  --------   --------
Total revenue................................  $175,453    $25,825  $19,663    $220,941
                                               ---------   -------  --------   --------
                                               ---------   -------  --------
Export sales.................................  $  8,005
                                               ---------
                                               ---------
Operating income.............................  $ 16,551    $    96  $ 1,557    $ 18,204
                                               ---------   -------  --------
                                               ---------   -------  --------
Other income (expense), net..................                                       530
                                                                               --------
Net income before income taxes...............                                  $ 18,734
                                                                               --------
                                                                               --------
Identifiable assets..........................  $ 84,656    $ 7,272  $10,478    $102,406
                                               ---------   -------  --------
                                               ---------   -------  --------
Corporate assets.............................                                     4,070
                                                                               --------
Total assets.................................                                  $106,476
                                                                               --------
                                                                               --------

                    1994
- ---------------------------------------------
Total revenue................................  $137,233    $24,072  $29,678    $190,983
                                               ---------   -------  --------   --------
                                               ---------   -------  --------   --------
Export sales.................................  $  7,188
                                               ---------
                                               ---------
Operating income.............................  $ 10,811    $ 1,244  $ 1,161    $ 13,216
                                               ---------   -------  --------
                                               ---------   -------  --------
Other income (expense), net..................                                   (12,727)
                                                                               --------
Net income before income taxes...............                                  $    489
                                                                               --------
                                                                               --------
Identifiable assets..........................  $ 77,172    $ 6,397  $ 2,359    $ 85,928
                                               ---------   -------  --------
                                               ---------   -------  --------
Corporate assets.............................                                   386,564
                                                                               --------
Total assets.................................                                  $472,492
                                                                               --------
                                                                               --------
                    1995
- ---------------------------------------------
Total revenue................................  $110,629    $31,351  $21,910    $163,890
                                               ---------   -------  --------   --------
                                               ---------   -------  --------   --------
Export sales.................................  $  6,317
                                               ---------
                                               ---------
Operating income (loss)......................  $ (7,860)   $   146  $  (257)   $ (7,971)
                                               ---------   -------  --------
                                               ---------   -------  --------
Other income (expense), net..................                                    (9,260)
                                                                               --------
Net income before income taxes...............                                  $(17,231)
                                                                               --------
                                                                               --------
Identifiable assets..........................  $ 63,136    $10,088  $ 3,788    $ 77,012
                                               ---------   -------  --------
                                               ---------   -------  --------
Corporate assets.............................                                   546,079
                                                                               --------
Total assets.................................                                  $623,091
                                                                               --------
                                                                               --------

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(14) VALUATION AND QUALIFYING ACCOUNTS
    The Company's valuation and qualifying accounts as of December 31, 1993, 1994 and 1995 are as follows (in thousands):

                                                                        ADDITIONS
                                                                 ------------------------
                                                    BALANCE AT   CHARGED TO   CHARGED TO
                                                   BEGINNING OF   COSTS AND      OTHER                  BALANCE AT
                                                       YEAR       EXPENSES     ACCOUNTS    DEDUCTIONS   END OF YEAR
                                                   ------------  -----------  -----------  -----------  -----------
Year ended December 31, 1993:
  Assets:
    Allowance for doubtful accounts..............   $       92    $     305    $  --        $     (51)   $     346
    Loan loss reserve............................           25           52           29          (56)          50
    Reserve for inventory........................        1,425          136       --             (158)       1,403
  Liabilities:
    Reserve for warranty costs...................        1,600          326       --             (576)       1,350
    Other reserves...............................          110       --           --              (17)          93
Year ended December 31, 1994:
  Assets:
    Allowance for doubtful accounts..............   $      346    $       8    $  --        $    (168)   $     186
    Loan loss reserve............................           50           75       --              (30)          95
    Reserve for inventory........................        1,403          329       --             (147)       1,585
  Liabilities:
    Reserve for warranty costs...................        1,350          508       --             (458)       1,400
    Other reserves...............................           93       --           --           --               93
Year ended December 31, 1995:
  Assets:
    Allowance for doubtful accounts..............   $      186    $   1,160    $  --        $    (240)   $   1,106
    Loan loss reserve............................           95           19       --              (36)          78
    Reserve for inventory........................        1,585        1,511       --             (299)       2,797
  Liabilities:
    Reserve for warranty costs...................        1,400          562       --             (949)       1,013
    Other reserves...............................           93       --           --               (1)          92

(15) QUARTERLY FINANCIAL DATA (UNAUDITED)
    The Company's quarterly results of operations are summarized as follows (in thousands):

                                                                       QUARTER ENDED
                                                    ---------------------------------------------------
                                                     MARCH 31,   JUNE 30,   SEPTEMBER 30,  DECEMBER 31,
                                                       1994        1994         1994           1994
                                                    -----------  ---------  -------------  ------------
Total revenue.....................................   $  46,993   $  42,748   $    48,958    $   52,284
Operating income..................................       4,359       2,573         3,481         2,803
Net income (loss).................................       2,893         678        (1,619)       (1,862)

                                                                       QUARTER ENDED
                                                    ---------------------------------------------------
                                                     MARCH 31,   JUNE 30,   SEPTEMBER 30,  DECEMBER 31,
                                                       1995        1995         1995           1995
                                                    -----------  ---------  -------------  ------------
Total revenue.....................................   $  40,413   $  39,252   $    43,606    $   40,619
Operating (loss) income...........................        (698)        768           341        (8,382)
Net loss..........................................      (2,240)     (1,787)         (360)       (7,099)

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(15) QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)
    In the fourth quarter of 1995, the Company incurred operating and net losses principally as a result of expenses incurred related to development of the EchoStar DBS System and lower sales volumes at reduced gross margins. The
Company also increased reserves related to inventory and trade accounts receivable in the fourth quarter of 1995.

(16) PARENT ONLY FINANCIAL INFORMATION
    The following financial information reflects the condensed parent only balance sheets, statements of income and cash flows for ECC, reflecting the assumed consummation of the Exchange and Merger retroactive to January 1, 1993. The Exchange and Merger described in Note 1 was accounted for as a reorganization of entities under common control.

                                                                                    YEAR ENDED DECEMBER 31,
                                                                                --------------------------------
                                                                                  1993       1994        1995
                                                                                ---------  ---------  ----------
                                                                                (IN THOUSANDS, EXCEPT SHARES AND
                                                                                        PER SHARE DATA)
Income Statement Data --
  Equity in earnings (losses) of subsidiaries.................................  $  20,118  $      90  $  (12,361)
  Other income................................................................     --         --           1,321
                                                                                ---------  ---------  ----------
  Net income (loss) before income taxes.......................................     20,118         90     (11,040)
  Provision for income taxes..................................................     --         --            (446)
                                                                                ---------  ---------  ----------
    Net income (loss).........................................................  $  20,118  $      90  $  (11,486)
                                                                                ---------  ---------  ----------
                                                                                ---------  ---------  ----------
Loss Attributable to Common Shares............................................             $    (848) $  (12,691)
                                                                                           ---------  ----------
                                                                                           ---------  ----------
Weighted Average Common Shares Outstanding....................................                32,442      35,562
                                                                                           ---------  ----------
                                                                                           ---------  ----------
Loss Per Common and Common Equivalent Share...................................             $   (0.03) $    (0.36)
                                                                                           ---------  ----------
                                                                                           ---------  ----------
Pro Forma (Unaudited) Net Income and Earnings
  Per Common Share (Note 7)
  Historical net income before income taxes...................................  $  20,118
    Pro forma income tax effects..............................................     (7,846)
                                                                                ---------
    Pro forma net income......................................................  $  12,272
                                                                                ---------
                                                                                ---------
    Pro forma common shares outstanding.......................................     32,221
                                                                                ---------
                                                                                ---------
    Pro forma earnings per common share.......................................  $    0.38
                                                                                ---------
                                                                                ---------

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(16) PARENT ONLY FINANCIAL INFORMATION (CONTINUED)

                                                                                             DECEMBER 31,
                                                                                       ------------------------
                                                                                          1994         1995
                                                                                       -----------  -----------
                                                                                            (IN THOUSANDS)
Balance Sheet Data --
Current assets:
  Cash and cash equivalents..........................................................  $   --       $     7,802
  Marketable investment securities...................................................      --            15,460
  Advances to affiliates.............................................................      --            19,545
  Other current assets...............................................................      --               191
                                                                                       -----------  -----------
    Total current assets.............................................................      --            42,998
                                                                                       -----------  -----------
Investments in subsidiaries:
  Restricted (Note 12)...............................................................      103,577       92,613
  Unrestricted.......................................................................          231          280
                                                                                       -----------  -----------
                                                                                           103,808       92,893
Other non current assets.............................................................      --            21,111
                                                                                       -----------  -----------
    Total assets.....................................................................  $   103,808  $   157,002
                                                                                       -----------  -----------
                                                                                       -----------  -----------
Current liabilities..................................................................  $   --       $       316

Stockholders' Equity:
  Preferred Stock, 20,000,000 shares authorized, 1,616,681 shares of Series A
   Cumulative Preferred Stock issued and outstanding, including accrued dividends of
   $938,000 and $2,143,000, respectively.............................................       15,990       17,195
  Class A Common Stock, $.01 par value, 200,000,000 shares authorized, 3,739,400 and
   10,535,003 shares issued and outstanding, respectively............................           38          105
  Class B Common Stock, $.01 par value, 100,000,000 shares authorized, 29,804,401,
   shares issued and outstanding.....................................................          298          298
  Class C Common Stock, $.01 par value, 100,000,000 shares authorized, none
   outstanding.......................................................................      --           --
  Common Stock Purchase Warrants.....................................................       26,133          714
  Additional paid-in capital.........................................................       62,197      151,674
  Unrealized holding gain on available-for-sale securities, net......................      --               239
  Retained earnings (deficit)........................................................         (848)     (13,539)
                                                                                       -----------  -----------
    Total stockholders' equity.......................................................      103,808      156,686
                                                                                       -----------  -----------
    Total liabilities and stockholders' equity.......................................  $   103,808  $   157,002
                                                                                       -----------  -----------
                                                                                       -----------  -----------

      ECHOSTAR COMMUNICATIONS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1994 AND 1995

(16) PARENT ONLY FINANCIAL INFORMATION (CONTINUED)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ---------------------------------
                                                                                   1993       1994        1995
                                                                                ----------  ---------  ----------
Cash Flows Data --
  Cash flows from operating activities:
    Net income (loss).........................................................  $   20,118  $      90  $  (11,486)
    Adjustments --
      Equity in (earnings) losses of subsidiaries.............................     (20,118)       (90)     12,361
      Changes in --
        Other current assets..................................................      --         --            (191)
        Current liabilities...................................................      --         --             316
                                                                                ----------  ---------  ----------
            Net cash flows from operating activities..........................      --         --           1,000
                                                                                ----------  ---------  ----------
Cash flows from investing activities:
  Advances to affiliates......................................................      --         --         (19,545)
  Purchases of marketable investment securities, net..........................      --         --         (15,475)
  Increase in noncurrent assets...............................................      --         --         (21,111)
                                                                                ----------  ---------  ----------
            Net cash flows from investing activities..........................      --         --         (56,131)
                                                                                ----------  ---------  ----------
Cash flows from financing activities:
  Net proceeds from issuance of Class A Common Stock..........................      --         --          62,933
                                                                                ----------  ---------  ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS.....................................      --         --           7,802
CASH AND CASH EQUIVALENTS, beginning of period................................      --         --          --
                                                                                ----------  ---------  ----------
CASH AND CASH EQUIVALENTS, end of period......................................  $   --      $  --      $    7,802
                                                                                ----------  ---------  ----------
                                                                                ----------  ---------  ----------

(17) SUBSEQUENT EVENTS
    In March 1996, ECC announced that its wholly owned subsidiary, EchoStar Satellite Broadcasting Corporation ("ESB"), is considering a private offering (the "Offering") pursuant to Rule 144A under the Securities Act of 1933 of Senior Secured Discount Notes due 2004 (the "Senior Secured Notes") expected to provide net proceeds to ESB of $250.0 million. ESB was formed on January 24, 1996 for the purpose of the Offering. ECC will contribute all of the outstanding capital stock of its wholly owned subsidiary, Dish, Ltd., to ESB.

    EchoStar DBS Corporation ("EDC") was formed under Colorado law in January 1996 for purposes of participating in a Federal Communications Commission auction ("FCC Auction") held on January 24 through January 26, 1996. EDC was required to post a $10.0 million deposit to participate in the FCC Auction for 28 DBS frequencies at 110 DEG. WL and post a $2.0 million deposit to participate in the FCC Auction for 24 DBS frequencies at 148 DEG. WL. EDC is a wholly owned subsidiary of ECC.

    On January 26, 1996, EDC submitted the winning bid of $52.3 million dollars for 24 DBS frequencies at 148 DEG. WL. Previous deposits made with the FCC were applied to satisfy the 20% down payment. The balance of the bid price must be remitted to the FCC upon grant of the construction permit, which could occur as early as April 1996.

    Funds necessary to pay the balance of the purchase price are expected to be provided by ECC from the proceeds of the Senior Secured Notes.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To EchoStar Satellite Broadcasting Corporation:

    We have audited the accompanying balance sheet of ECHOSTAR SATELLITE BROADCASTING CORPORATION (a Colorado corporation and wholly owned subsidiary of EchoStar Communications Corporation) as of January 24, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of EchoStar Satellite Broadcasting Corporation as of January 24, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado,
February 23, 1996.

                  ECHOSTAR SATELLITE BROADCASTING CORPORATION
                                 BALANCE SHEET
                                JANUARY 24, 1996

                                     ASSETS

Cash...............................................................................  $   1,000
                                                                                     ---------
                                                                                     ---------

                                     STOCKHOLDER'S EQUITY

Common stock, $.01 par value, 1,000 shares authorized, issued and outstanding......  $   1,000
Retained earnings..................................................................     --
                                                                                     ---------
    Total stockholder's equity.....................................................  $   1,000
                                                                                     ---------

    EchoStar Satellite Broadcasting Corporation (the "Issuer") was formed under Colorado law in January 1996 for purposes of effecting an offering of Senior Secured Discount Notes (the "Offering"), and is a wholly owned subsidiary of EchoStar Communications Corporation ("ECC"). ECC will transfer to the Issuer all of the capital stock of its wholly owned subsidiary Dish, Ltd. Dish, Ltd. is primarily engaged in the design, assembly, marketing and worldwide distribution of direct to home ("DTH") satellite television products. Dish, Ltd. is currently developing a high powered direct broadcast satellite ("DBS") system.

    As of January 24, 1996, the only transaction of the Issuer was the issuance of 1,000 shares of common stock to ECC for $1,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To EchoStar DBS Corporation:

    We have audited the accompanying balance sheet of ECHOSTAR DBS CORPORATION (a Colorado corporation and wholly owned subsidiary of EchoStar Communications Corporation) as of January 19, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of EchoStar DBS Corporation as of January 19, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado,
February 23, 1996.

                            ECHOSTAR DBS CORPORATION
                                 BALANCE SHEET
                                JANUARY 19, 1996

                                     ASSETS

Cash..........................................................................  $     1,000
FCC Auction deposits..........................................................   12,000,000
                                                                                -----------
    Total assets..............................................................  $12,001,000
                                                                                -----------
                                                                                -----------

                           LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
  Note payable to EchoStar Communications Corporation.........................  $12,000,000
STOCKHOLDER'S EQUITY:
  Common stock, $.01 par value, 1,000 shares authorized, issued and
   outstanding................................................................        1,000
  Retained earnings...........................................................      --
                                                                                -----------
    Total liabilities and stockholder's equity................................  $12,001,000
                                                                                -----------
                                                                                -----------

FORMATION OF ECHOSTAR DBS CORPORATION

    EchoStar DBS Corporation ("EDC") was formed under Colorado law in January 1996 for purposes of participating in a Federal Communications Commission auction ("FCC Auction") held on January 24 through January 26, 1996. EDC was required to post a $10.0 million deposit to participate in the FCC Auction for 28 Direct Broadcast Satellite ("DBS") frequencies at 110 DEG. WL and post a $2.0 million deposit to participate in the FCC Auction for 24 DBS frequencies at 148 DEG. WL. EDC is a wholly owned subsidiary of EchoStar Communications Corporation ("ECC").

    As of January 18, 1996, the only transactions of EDC were the sale of 1,000 shares of common stock to ECC, the execution of the note payable described below, and the deposit of the loan proceeds with the FCC.

    On January 26, 1996, EDC submitted the winning bid of $52.3 million for 24 DBS frequencies at 148 DEG. WL. Previous deposits made with the FCC will be applied to satisfy the 20% down payment. The balance of the bid price must be remitted to the FCC upon grant of the construction permit, which could occur as early as April 1996.

    Funds necessary to pay the balance of the purchase price are expected to be provided by ECC from an Offering of Senior Secured Discount Notes by EchoStar Satellite Broadcasting Corporation, another wholly owned subsidiary of ECC. EDC's common stock will be pledged as part of the collateral for the Senior Secured Discount Notes and EDC will be a guarantor of the Senior Secured Discount Notes.

NOTE PAYABLE TO ECHOSTAR

    On January 19, 1996, EDC borrowed $12.0 million from ECC. The loan proceeds were used to make deposits on January 19, 1996, related to the FCC Auction described above. The note payable is due December 31, 1996, with interest payable quarterly to ECC at the prime rate.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Direct Broadcasting Satellite Corporation (Colorado):

    We have audited the accompanying balance sheet of DIRECT BROADCASTING SATELLITE CORPORATION (a Colorado corporation and wholly owned subsidiary of EchoStar Communications Corporation) as of December 31, 1995. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Direct Broadcasting Satellite Corporation (Colorado) as of December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado,
February 23, 1996.

              DIRECT BROADCASTING SATELLITE CORPORATION (COLORADO)

                                 BALANCE SHEET

                               DECEMBER 31, 1995

                                     ASSETS

Cash...............................................................................  $   1,000
                                                                                     ---------
                                                                                     ---------

                                     STOCKHOLDER'S EQUITY

Common stock, $.01 par value, 1,000 shares authorized, issued and outstanding......  $   1,000
Retained earnings..................................................................     --
                                                                                     ---------
    Total stockholder's equity.....................................................  $   1,000
                                                                                     ---------
                                                                                     ---------

    Direct Broadcasting Satellite Corporation (Colorado) ("DBSC (Colorado)") was formed in December 1995 by EchoStar Communications Corporation ("ECC") for purposes of effecting a merger with Direct Broadcasting Satellite Corporation ("DBSC"), a Delaware corporation. In December 1995, ECC acquired approximately 40% of the outstanding common stock of DBSC from ECC's wholly owned subsidiary, Dish, Ltd., for $4,210,000. This amount represented the cost to Dish, Ltd. of the DBSC common stock. DBSC holds a conditional satellite construction permit and specific orbital slot assignments for 11 DBS frequencies at each of
61.5 DEG. WL and 175 DEG. WL.

    In 1996, ECC expects to acquire the remaining 60% interest in DBSC in exchange for the issuance of approximately 675,000 shares of its Class A Common Stock to DBSC shareholders. This acquisition will be accounted for as a purchase and recorded at the fair value of the ECC Class A Common Stock issued to the DBSC shareholders. In connection with the acquisition, ECC will merge DBSC with DBSC (Colorado). The merger has been approved by DBSC shareholders but may not be completed until the FCC has approved the merger.

    As of January 24, 1996, the only transaction of DBSC (Colorado) was the issuance of 1,000 shares of common stock to ECC for $1,000.

    Following the merger, ECC will also assign to DBSC the construction contract for EchoStar III, a high powered DBS satellite scheduled for launch in 1997. DBSC will provide a non-recourse guarantee of Senior Secured Notes to be offered by EchoStar Satellite Broadcasting Corporation, another wholly owned subsidiary of ECC.

    The following financial statements of Direct Broadcasting Satellite Corporation ("DBSC") are included as part of the Registration Statement in connection with a pending merger of DBSC with a wholly owned subsidiary of EchoStar Communications Corporation (the "Merger"), and are included for informational purposes only. No assurances can be given that the Merger will be consummated, or if consummated, the date that such consummation will occur.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors


Direct Broadcasting Satellite Corporation


Washington, D.C.



    We have audited the accompanying balance sheets of Direct Broadcasting Satellite Corporation, a development stage company, as of March 31, 1995, and December 31, 1995, and the related statements of income and cash flows for each of the two years ended March 31, 1995 and the nine months ended December 31, 1995 and the statements of stockholders' equity for each of the five years ended March 31, 1995 and the nine months ended December 31, 1995. See Note 2. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Broadcasting Satellite Corporation, as of March 31, 1995 and December 31, 1995, and the results of its operations and its cash flows for the two years in the period ended March 31, 1995 and the nine months ended December 31, 1995, in conformity with generally accepted accounting principles.



    The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. The Corporation's recurring operating losses raise substantial doubt about its ability to continue as a going concern at December 31, 1995. Management's plans in regard to these matters are described in Note 1 of the notes to financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                      REGARDIE, BROOKS & LEWIS,
                                      CHARTERED CERTIFIED PUBLIC ACCOUNTANTS



Bethesda, Maryland,


January 23, 1996.

                   DIRECT BROADCASTING SATELLITE CORPORATION


                         (A DEVELOPMENT STAGE COMPANY)



                                 BALANCE SHEETS



                                     ASSETS



                                                                                                     DECEMBER 31,
                                                                                    MARCH 31, 1995       1995
                                                                                    --------------  --------------
CURRENT ASSETS:
  Cash............................................................................  $      119,892  $       72,950
  Money Market Funds --
    Crestfunds, Inc. -- Cash Reserves Fund........................................       2,131,988         285,978
    Pacific Horizon Prime Fund....................................................        --                 7,081
                                                                                    --------------  --------------
      Total current assets........................................................       2,251,880         366,009
                                                                                    --------------  --------------
PROPERTY AND EQUIPMENT, AT COST:
  Satellite development in process (Note 4).......................................         372,625      17,882,707
  Computer equipment..............................................................           5,073           5,073
  Less: Accumulated depreciation..................................................          (1,725)         (2,730)
                                                                                    --------------  --------------
    Cost less accumulated depreciation............................................         375,973      17,885,050
                                                                                    --------------  --------------
OTHER ASSETS:
  FCC license (Note 3)............................................................         687,136         865,571
  Unamortized loan costs..........................................................        --                67,058
  Deferred tax benefit (Note 7)...................................................        --              --
  Security deposits...............................................................           2,575           2,575
                                                                                    --------------  --------------
    Total other assets............................................................         689,711         935,204
                                                                                    --------------  --------------
      Total assets................................................................  $    3,317,564  $   19,186,263
                                                                                    --------------  --------------
                                                                                    --------------  --------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable................................................................  $       79,589  $      140,958
  Unsecured notes payable (Note 6A)...............................................        --               500,000
  Accrued interest................................................................        --               237,226
  Unsecured note payable (Note 6B) (in arrears)...................................         350,000         325,000
  Accrued interest in arrears (Note 6)............................................         340,537         341,074
  Due to shareholder..............................................................           7,380           3,024
                                                                                    --------------  --------------
      Total current liabilities...................................................         777,506       1,547,282
                                                                                    --------------  --------------
LONG-TERM DEBT:
  Secured note payable (Note 5)...................................................        --            16,000,000
  Unsecured notes payable (Note 6A)...............................................         500,000        --
  Accrued interest (Notes 5 & 6)..................................................         199,680          10,082
                                                                                    --------------  --------------
    Total long-term debt..........................................................         699,680      16,010,082
                                                                                    --------------  --------------
      Total liabilities...........................................................       1,477,186      17,557,364
                                                                                    --------------  --------------
COMMITMENTS (Note 4)
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value, 3,000,000 shares authorized; shares issued and
   outstanding, 1,618,138 and 1,620,138, respectively.............................          16,181          16,201
  Additional paid in capital......................................................       5,708,066       5,724,046
  Accumulated deficit (Note 1)....................................................      (2,755,808)     (2,755,808)
  Accumulated deficit during development stage....................................      (1,128,061)     (1,355,540)
                                                                                    --------------  --------------
    Total stockholders' equity....................................................       1,840,378       1,628,899
                                                                                    --------------  --------------
      Total liabilities and stockholders' equity..................................  $    3,317,564  $   19,186,263
                                                                                    --------------  --------------
                                                                                    --------------  --------------



         See the accompanying report of independent public accountants.


   The accompanying notes are an integral part of these financial statements.

                   DIRECT BROADCASTING SATELLITE CORPORATION


                         (A DEVELOPMENT STAGE COMPANY)



                              STATEMENTS OF INCOME



                                                    YEARS ENDED MARCH 31                          APRIL 1, 1990
                                                 --------------------------  NINE MONTHS ENDED   (INCEPTION) TO
                                                     1994          1995      DECEMBER 31, 1995  DECEMBER 31, 1995
                                                 ------------  ------------  -----------------  -----------------
                                                                                 (NOTE 2)           (NOTE 1)
REVENUE:
  Gain on settlement of indebtedness...........  $    --       $    --         $      31,656     $        31,656
  Investment income............................       --             31,988           56,071              88,059
                                                 ------------  ------------  -----------------  -----------------
    Total revenue..............................       --             31,988           87,727             119,715
                                                 ------------  ------------  -----------------  -----------------
OPERATING EXPENSES:
  Interest expense.............................       131,103        85,031           59,739             612,256
  Legal fees...................................        12,769        26,972           23,251             260,892
  Consulting fees..............................        36,370       148,303          167,654             417,327
  Professional services........................         1,800        16,210            6,566              34,021
  Rent.........................................         2,206        19,369           24,975              46,550
  Taxes and licenses...........................         3,722           520              455               7,034
  Other administrative expenses................        13,440        32,765           31,561              94,445
  Depreciation.................................           154         1,571            1,005               2,730
                                                 ------------  ------------  -----------------  -----------------
      Total operating expenses.................       201,564       330,741          315,206           1,475,255
                                                 ------------  ------------  -----------------  -----------------
NET LOSS BEFORE INCOME TAXES...................      (201,564)     (298,753)        (227,479)         (1,355,540)
PROVISION FOR INCOME TAXES (Note 7)............       --            --              --                 --
                                                 ------------  ------------  -----------------  -----------------
NET LOSS.......................................  $   (201,564) $   (298,753)   $    (227,479)    $    (1,355,540)
                                                 ------------  ------------  -----------------  -----------------
                                                 ------------  ------------  -----------------  -----------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING.....       901,555     1,272,701        1,618,583           1,024,845
                                                 ------------  ------------  -----------------  -----------------
                                                 ------------  ------------  -----------------  -----------------
LOSS PER COMMON SHARE..........................  $      (0.23) $      (0.24)   $       (0.14)    $         (1.32)
                                                 ------------  ------------  -----------------  -----------------
                                                 ------------  ------------  -----------------  -----------------



         See the accompanying report of independent public accountants.


   The accompanying notes are an integral part of these financial statements.

                   DIRECT BROADCASTING SATELLITE CORPORATION


                         (A DEVELOPMENT STAGE COMPANY)



                       STATEMENTS OF STOCKHOLDERS' EQUITY



                    FOR THE FIVE YEARS ENDED MARCH 31, 1995


               AND THE NINE MONTH PERIOD ENDED DECEMBER 31, 1995



                                                                                             ACCUMULATED
                                                                                               DEFICIT
                                                COMMON STOCK       ADDITIONAL                   DURING        TOTAL
                                           ----------------------   PAID IN    ACCUMULATED   DEVELOPMENT   STOCKHOLDERS'
                                            SHARES     PAR VALUE    CAPITAL      DEFICIT        STAGE         EQUITY
                                           ---------  -----------  ----------  ------------  ------------  ------------
                                                                                 (NOTE 1)
Balance at March 31, 1990................    709,888   $   7,099   $1,127,742   $(2,755,808)  $   --        $(1,620,967)
  Issuance of common stock --
    October 15, 1990 at $0.01 per
     share...............................    150,000       1,500       (1,500)      --            --            --
  Net loss for the period April 1, 1990
   through March 31, 1991................     --          --           --           --          (384,427)     (384,427)
                                           ---------  -----------  ----------  ------------  ------------  ------------
Balance at March 31, 1991................    859,888       8,599    1,126,242   (2,755,808)     (384,427)   (2,005,394)
                                           ---------  -----------  ----------  ------------  ------------  ------------
  Net loss for the period April 1, 1991
   through March 31, 1992................     --          --           --           --          (125,826)     (125,826)
                                           ---------  -----------  ----------  ------------  ------------  ------------
Balance at March 31, 1992................    859,888       8,599    1,126,242   (2,755,808)     (510,253)   (2,131,220)
                                           ---------  -----------  ----------  ------------  ------------  ------------
  Net loss for the period April 1, 1992
   through March 31, 1993................     --          --           --           --          (117,491)     (117,491)
                                           ---------  -----------  ----------  ------------  ------------  ------------
Balance at March 31, 1993................    859,888       8,599    1,126,242   (2,755,808)     (627,744)   (2,248,711)
                                           ---------  -----------  ----------  ------------  ------------  ------------
  Issuance of common stock --
    December 21, 1993 at $2.00 per
     share...............................    125,000       1,250      248,750       --            --           250,000
  Net loss for the period April 1, 1993
   through March 31, 1994................     --          --           --           --          (201,564)     (201,564)
                                           ---------  -----------  ----------  ------------  ------------  ------------
Balance at March 31, 1994................    984,888       9,849    1,374,992   (2,755,808)     (829,308)   (2,200,275)
                                           ---------  -----------  ----------  ------------  ------------  ------------
  Issuance of common stock --
    April 12, 1994 at $3.00 per share....     25,000         250       74,750       --            --            75,000
    June 13, 1994 at $4.00 per share.....     18,750         187       74,813       --            --            75,000
    August 5, 1994 at $4.00 per share....      6,250          63       24,937       --            --            25,000
    November 15, 1994 at $7.14 per share,
     net.................................    583,250       5,832    4,158,574       --            --         4,164,406
  Net loss for the period April 1, 1994
   through March 31, 1995................     --          --           --           --          (298,753)     (298,753)
                                           ---------  -----------  ----------  ------------  ------------  ------------
Balance at March 31, 1995................  1,618,138      16,181    5,708,066   (2,755,808)   (1,128,061)    1,840,378
                                           ---------  -----------  ----------  ------------  ------------  ------------
  Issuance of Common Stock --
    November 16, 1995 at $8.00 per
     share...............................      2,000          20       15,980       --            --            16,000
    Net loss for the period April 1, 1995
     through December 31, 1995...........     --          --           --           --          (227,479)     (227,479)
                                           ---------  -----------  ----------  ------------  ------------  ------------
Balance at December 31, 1995.............  1,620,138   $  16,201   $5,724,046   $(2,755,808)  $(1,355,540)  $1,628,899
                                           ---------  -----------  ----------  ------------  ------------  ------------
                                           ---------  -----------  ----------  ------------  ------------  ------------



         See the accompanying report of independent public accountants.


   The accompanying notes are an integral part of these financial statements.

                   DIRECT BROADCASTING SATELLITE CORPORATION


                         (A DEVELOPMENT STAGE COMPANY)



                            STATEMENTS OF CASH FLOWS



                  FOR THE YEARS ENDED MARCH 31, 1994 AND 1995,


               AND THE NINE MONTH PERIOD ENDED DECEMBER 31, 1995



                                                         YEARS ENDED MARCH 31,                       APRIL 1, 1990
                                                         ---------------------  NINE MONTHS ENDED   (INCEPTION) TO
                                                           1994        1995     DECEMBER 31, 1995  DECEMBER 31, 1995
                                                         ---------  ----------  -----------------  -----------------
                                                                                    (NOTE 2)           (NOTE 1)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.............................................  $(201,564) $ (298,753)   $    (227,479)     $  (1,355,540)
  Adjustments to reconcile net loss to net cash applied
   to operating activities:
    Depreciation.......................................        154       1,571            1,005              2,730
    Gain on settlement of indebtedness.................     --          --              (31,656)           (31,656)
    Noncash consulting fees............................     --          --               16,000             16,000
    (Decrease) increase in accounts payable............    (51,331)      5,416            3,268            (49,074)
    Increase in accrued interest payable...............    131,103      64,311           59,739            589,297
    Increase (decrease) due to shareholders............      1,667       4,378           (4,356)            (5,230)
                                                         ---------  ----------  -----------------  -----------------
      Net cash applied to operating activities.........   (119,971)   (223,077)        (183,479)          (833,473)
                                                         ---------  ----------  -----------------  -----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of furniture and equipment...............     (3,089)     (1,984)        --                   (5,073)
  Increase in satellite development costs..............    (63,500)    (41,750)     (17,517,375)       (17,872,625)
  Increase in FCC license..............................   (106,097)   (371,630)        (170,017)          (665,244)
                                                         ---------  ----------  -----------------  -----------------
      Net cash used in investing activities............   (172,686)   (415,364)     (17,687,392)       (18,542,942)
                                                         ---------  ----------  -----------------  -----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in secured notes payable....................     --          --           16,000,000         16,000,000
  Issuance of common stock.............................    250,000   3,009,999         --                3,259,999
  Increase notes payable...............................     76,250      --             --                  652,500
  Increase in contract payable.........................     --          --             --                   62,500
  Payment of contract payable..........................     --          --             --                  (62,500)
  Payment of note payable..............................     --        (152,500)         (15,000)          (167,500)
  Increase in security deposit.........................     (1,463)     (1,112)        --                   (2,575)
                                                         ---------  ----------  -----------------  -----------------
      Net cash provided by financing activities........    324,787   2,856,387       15,985,000         19,742,424
                                                         ---------  ----------  -----------------  -----------------
NET INCREASE (DECREASE) IN CASH........................     32,130   2,217,946       (1,885,871)           366,009
CASH AT BEGINNING OF YEAR..............................      1,804      33,934        2,251,880           --
                                                         ---------  ----------  -----------------  -----------------
CASH AT END OF YEAR....................................  $  33,934  $2,251,880    $     366,009      $     366,009
                                                         ---------  ----------  -----------------  -----------------
                                                         ---------  ----------  -----------------  -----------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest...............  $  --      $   20,719    $    --            $      22,958
                                                         ---------  ----------  -----------------  -----------------
                                                         ---------  ----------  -----------------  -----------------
SUPPLEMENTAL SCHEDULE OF NONCASH AND FINANCING
 ACTIVITIES:
  Additional common stock was issued upon the
   conversion of notes payable in the amount of
   $700,000, plus related accrued interest totaling
   $629,406............................................  $  --      $1,329,406  $     --           $     1,329,406
  Additional common stock was issued in exchange for
   consulting services.................................     --          --               16,000             16,000
Disclosure of accounting policy:
  For the purposes of the statement of cash flows, the
   Company considers money market funds to be cash
   equivalents



         See the accompanying report of independent public accountants.


   The accompanying notes are an integral part of these financial statements.

                   DIRECT BROADCASTING SATELLITE CORPORATION


                         (A DEVELOPMENT STAGE COMPANY)



                         NOTES TO FINANCIAL STATEMENTS



                      MARCH 31, 1995 AND DECEMBER 31, 1995



(1) ORGANIZATION


    Direct Broadcasting Satellite Corporation (the "Company" or "DBSC"), a development stage company, was incorporated January 23, 1981 in the state of Delaware. It is constructing satellites, and plans to operate a direct-to-home, multi-channel satellite broadcast television service. Funding of the Company's operations has been obtained through the private placement of common stock and issuance of convertible debt, demand notes and accounts payable.



    On December 21, 1995, the Company and EchoStar Communications Corporation ("EchoStar"), a 39.8% shareholder, agreed to a merger, subject to receipt of requisite government approval. EchoStar holds direct broadcasting satellite authorizations for 21 channels at 119 DEG. W.L. Under the terms of the Merger Agreement, (1) the Company and EchoStar agreed to merge DBSC into a wholly-owned subsidiary of EchoStar, and (2) the Company's shareholders will be entitled to receive at their option $7.99 in cash or .67417 EchoStar shares for each of the Company's 975,148 shares not already owned by EchoStar.



    EchoStar also agreed, at its sole discretion, to loan the Company up to $150,000,000 for expenses associated with the construction, launch, and insurance of the Company's spacecraft. On December 29, 1995, the Company drew down $16 million under its loan purchase agreement with EchoStar and paid Lockheed Martin Corporation $16 million on the same day.



    Without the EchoStar or other financing, the Company's ability to meet its existing obligations and proceed with the construction of the satellite is doubtful. In such case, the ultimate realization of the capitalized FCC license application costs, as well as the deferred satellite development costs, are doubtful, and the continuance of the Company as an operating entity would be uncertain.



    The Company's development activities were dormant for a period of years ended March 31, 1990. During the year ended March 31, 1991, the Company began development of two new satellites. In accordance with SFAS No. 7, development stage activities for presentation purposes on the statements of income and statements of stockholders' equity are for the period April 1, 1990 to December 31, 1995. Prior development stage activity losses amounting to $2,755,808 are reflected in stockholders' equity as accumulated deficit.



(2) SIGNIFICANT ACCOUNTING POLICIES


    Effective April 1, 1995, the Company changed its fiscal year to December 31 from March 31. All balances for the nine months ended December 31, 1995 include activity from April 1, 1995 to December 31, 1995.



    Loan costs will be amortized over the 8-year life of the $16 million secured note, effective January 1, 1996.



    Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.



(3) FCC LICENSE


    The Company's application for authority to construct and operate a direct broadcast satellite system was approved by the Federal Communications Commission ("FCC") and a conditional construction permit for two spacecraft was released on August 15, 1989. On November 10, 1993, the FCC found that the Company had complied with the necessary due diligence requirements and assigned

                   DIRECT BROADCASTING SATELLITE CORPORATION


                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



                      MARCH 31, 1995 AND DECEMBER 31, 1995



(3) FCC LICENSE (CONTINUED)


specific orbit/spectrum resources to the Company. On December 8, 1995, the FCC staff granted the Company an extension of time through November 1998, to construct and launch two spacecrafts. Pursuant to a FCC request, on January 31, 1994 the Company submitted certain technical data to the FCC and asked for launch authority.



    On June 30, 1995, the Company notified the FCC that it had signed a spacecraft contract modification and sought approval thereof. The FCC has not yet acted on either request. Certain costs incurred in connection with filing the FCC license application and maintaining the authority have been capitalized.



(4) SATELLITE DEVELOPMENT COSTS


    The Company has entered into a contract for the construction of two satellites. The contract, as amended May 31, 1995, provides for periodic, non-refundable payments over a period extending to October 30, 2003, as well as cancellation penalties if the contract is terminated before the satellites are launched. As of December 31, 1995, payments made under the terms of the contract totaled $17,838,500. The contract calls for additional payments of $30,000,000 in the year ending December 31, 1996. The total commitment under the contract is in excess of $160 million.



    At December 31, 1995, total satellite development costs amounted to $17,882,707, including capitalized interest of $10,082.



    During construction and prior to launch, the Company has granted to the Contractor a full security interest in all hardware, software and work in process (collectively "Security") related to the two satellites. In the event of certain defaults by the Company, the Contractor shall immediately assume ownership of the entire Security.



(5) SECURED NOTE PAYABLE


    On December 29, 1995, the Company borrowed $16,000,000, per the terms of a note purchase agreement and a security agreement between EchoStar and the Company. The promissory note is secured by an assignment, pledge and grant of security interest in all the estate, right, title, and interest of the Company, whether now owned or hereafter acquired, in, to and under (1) the Satellites and DBS Rights, (2) all agreements, contracts and documents related to the Satellites, DBS Rights, and business of the Company, (3) all income and revenues from all business operations, and (4) all tangible and/or intangible property of the Company, including the Satellites. However, the security in the Satellites is subordinate to the security interest in and to the Satellites held by Martin Marietta.



    Interest accrues at Chase Manhattan Bank prime rate plus 3 percent as of the date of the loan. Principal and interest is payable in equal installments beginning on December 29, 1997, and ending on December 29, 2003. The December 29, 1997 installment related to the $16,000,000 loan will be approximately $3,713,300, including interest at 11.5%.



(6) UNSECURED NOTES PAYABLE



A.  UNSECURED NOTE PAYABLE



    Note payable in the amount of $500,000 is payable 90 days after the successful launch and check-out of the Company's first Direct Broadcast Satellite-Broadcast Satellite System, or on demand in certain other limited circumstances. Interest is payable at Chase Manhattan Bank prime rate plus 1% per annum or 4% after maturity, or in the event of default. At December 31, 1995, the note payable and

                   DIRECT BROADCASTING SATELLITE CORPORATION


                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



                      MARCH 31, 1995 AND DECEMBER 31, 1995



(6) UNSECURED NOTES PAYABLE (CONTINUED)


the related accrued interest were payable on demand. At March 31, 1995, both the principal and interest were classified as long-term debt since the launching of the satellite was not within one year of the balance sheet date.



B.  CONVERTIBLE NOTES PAYABLE



    Convertible notes payable at December 31, 1995 amounted to $325,000, and at March 31, 1995 amounted to $350,000. At December 31, 1995, notes totalling $100,000 accrue interest at 75% of Chase Manhattan Bank prime rate, and notes totalling $225,000 accrue interest at 100% of the prime rate.



    Until November 15, 1994, notes totalling $475,000 accrue interest at 75% of Chase Manhattan Bank prime rate, and notes totalling $500,000 accrue interest at 100% of the prime rate. The notes were issued on various dates from October 1, 1982 to March 6, 1984 and were due 24 months from date of issue. Interest payments have not been made over the years. However, interest has been accrued and is reflected in the accompanying financial statements. Both the principal and interest are classified as currently payable since the notes are in arrears.



    The notes provide that until they are paid in full, a note holder at his option may convert principal into shares of the authorized common stock of the Company as follows: $100,000 of principal at $6.67 per share, and $225,000 of principal at $8.33 per share. On November 15, 1994, certain notes were converted to common stock.



(7) INCOME TAXES


    Effective April 1, 1992, the Company adopted SFAS No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax bases of assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period, plus or minus the net change in the deferred tax assets and liabilities.



    The adoption of SFAS No. 109 did not have an effect on the Company's financial statements because the deferred income tax benefit has been offset by a valuation allowance of equal amount. The valuation allowance was established to reduce the deferred tax benefit to the amount that will more likely than not be realized. This reduction is necessary due to the uncertainty of the Company's ability to utilize all of the future tax deduction resulting from net operating losses.



    The gross deferred income tax benefit was approximately $849,382 at December 31, 1995, and $781,002 at March 31, 1995.



    The deferred income tax benefit results primarily from net operating losses for tax purposes. The net operating loss carryover to future years is $2,202,393 at December 31, 1995, none of which will expire until the year 1999. In addition, the Company has not claimed as a tax deduction accrued interest payable of $578,300. For income tax purposes, the Company reports its net income
(loss) on the cash basis.

                   DIRECT BROADCASTING SATELLITE CORPORATION


                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



                      MARCH 31, 1995 AND DECEMBER 31, 1995



(8) CONTINGENT LIABILITIES


    In 1982, the Company entered into agreements with two French corporations pursuant to which each corporation, in exchange for the Company's commitment to procure satellite hardware, paid to a satellite launch provider, for the benefit of the Company, a launch reservation fee of $100,000. The first agreement, as amended, specified that payment of the $100,000 plus interest of 13% per annum was due on December 31, 1983. The second agreement provided that the Company was obligated to issue 6,000 (as adjusted) shares of common stock no later than two years from the date of the agreement.



    No equipment was procured from either corporation, no shares of common stock have been issued nor has the Company returned the $100,000 payment to either corporation. The Company has not determined whether either obligation is currently enforceable under French law. The Company is unaware of any request for payment or for the issuance of the Company's shares from August 3, 1987 to date.



(9) STOCKHOLDERS' EQUITY


    In November 1994, the Company resolved a suit brought by EchoStar against the Company regarding enforceability of certain notes and accounts payable of the Company. Pursuant to the settlement, the payables were exchanged for shares of the Company's common stock and EchoStar purchased additional shares of the Company for $2,960,000 so that, together with the shares of DBSC previously acquired, EchoStar presently owns approximately 40% of the outstanding common stock of DBSC. As part of this settlement the Company issued an option to sell at a fixed price of $2,000,000 the greater of 11.3% of its issued and outstanding common stock at the date of exercise, or 333,333 shares of common stock, and an Optional Merger Election, whereby the Company or the Purchaser's wholly owned subsidiary can elect to merge with each other provided certain conditions precedent have been met. On December 21, 1995, the Company and EchoStar entered into a Merger Agreement. See Note 1.



    The "Additional paid in capital" account has been charged $125,000 for costs incurred in connection with the above transaction.



(10) RELATED PARTY TRANSACTIONS


    Consulting fees are paid to certain shareholders and officers.

                  SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION


                                  (UNAUDITED)



                 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 1996



                          DISH, LTD. AND SUBSIDIARIES

                          DISH, LTD. AND SUBSIDIARIES



                          CONSOLIDATED BALANCE SHEETS



                                 (IN THOUSANDS)



                                     ASSETS



                                                              DECEMBER 31,    MARCH 31,
                                                                  1995          1996
                                                              ------------   -----------
                                                                             (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.................................    $ 13,949      $  2,155
  Marketable investment securities..........................         210           212
  Trade accounts receivable, net............................      10,435        13,131
  Inventories...............................................      38,769        27,298
  Income tax receivable.....................................       3,870         4,504
  Deferred tax assets.......................................       1,834         4,415
  Other current assets......................................      12,791        12,429
                                                              ------------   -----------
      Total current assets..................................      81,858        64,144
RESTRICTED CASH AND MARKETABLE SECURITIES:
  1994 Notes escrow.........................................      73,291        63,617
  Other.....................................................      26,400        41,900
PROPERTY AND EQUIPMENT, net.................................     333,199       333,231
OTHER NONCURRENT ASSETS.....................................      44,547        45,142
                                                              ------------   -----------
      Total assets..........................................    $559,295      $548,034
                                                              ------------   -----------
                                                              ------------   -----------

                          LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Trade accounts payable....................................    $ 19,063      $ 12,280
  Deferred programming revenue..............................       5,563         7,416
  Accrued expenses and other current liabilities............      21,335         6,688
  Notes payable and current portion of long-term debt.......       4,782         4,783
                                                              ------------   -----------
      Total current liabilities.............................      50,743        31,167
LONG-TERM DEFERRED PROGRAMMING REVENUE......................      --             3,790
1994 NOTES, net.............................................     382,218       395,333
LONG-TERM MORTGAGE DEBT AND NOTE PAYABLE, excluding current
 portion....................................................      33,444        32,421
                                                              ------------   -----------
      Total liabilities.....................................     466,405       462,711
                                                              ------------   -----------
COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDER'S EQUITY (Note 1):
  Preferred Stock, 20,000,000 and no shares authorized,
   1,616,681 and no shares of Series A Cumulative Preferred
   Stock issued and outstanding, including accrued dividends
   of $1,555,000 and $0, respectively.......................      16,607        --
  Class A Common Stock, $.01 par value, 200,000,000 and no
   shares authorized, 6,470,599 and no shares issued and
   outstanding, respectively................................          65        --
  Class B Common Stock, $.01 par value, 100,000,000 and no
   shares authorized, 29,804,401 and no shares issued and
   outstanding, respectively .                                       298        --
  Common Stock, $.01 par value, none and 1,000 shares
   authorized, issued and outstanding, respectively.........      --            --
  Additional paid-in capital................................      89,495       106,465
  Unrealized holding gains on available-for-sale securities,
   net of deferred taxes....................................         251           (26)
  Retained earnings (deficit)...............................     (13,826)      (21,116)
                                                              ------------   -----------
      Total stockholder's equity............................      92,890        85,323
                                                              ------------   -----------
      Total liabilities and stockholder's equity............    $559,295      $548,034
                                                              ------------   -----------
                                                              ------------   -----------



          The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                          DISH, LTD. AND SUBSIDIARIES



                       CONSOLIDATED STATEMENTS OF INCOME



                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                  (UNAUDITED)



                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                             --------------------
                                                                                               1995       1996
                                                                                             ---------  ---------
REVENUE:
  DTH products and technical services......................................................  $  36,277  $  36,741
  Programming..............................................................................      3,871      3,913
  Loan origination and participation income................................................        265        372
                                                                                             ---------  ---------
      Total revenue........................................................................     40,413     41,026
                                                                                             ---------  ---------
EXPENSES:
  DTH products and technical services......................................................     29,445     32,750
  Programming..............................................................................      3,432      3,283
  Selling, general and administrative......................................................      7,871     10,571
  Depreciation.............................................................................        363      3,330
                                                                                             ---------  ---------
      Total expenses.......................................................................     41,111     49,934
                                                                                             ---------  ---------
OPERATING LOSS.............................................................................       (698)    (8,908)
                                                                                             ---------  ---------
OTHER INCOME (EXPENSE):
  Interest income..........................................................................      3,638      1,708
  Interest expense, net of amounts capitalized.............................................     (6,563)    (4,941)
  Other, net...............................................................................         28         (1)
                                                                                             ---------  ---------
      Total other income (expense).........................................................     (2,897)    (3,234)
                                                                                             ---------  ---------
NET LOSS BEFORE INCOME TAXES...............................................................     (3,595)   (12,142)
BENEFIT FOR INCOME TAXES...................................................................      1,355      4,852
                                                                                             ---------  ---------
NET LOSS...................................................................................  $  (2,240) $  (7,290)
                                                                                             ---------  ---------
                                                                                             ---------  ---------



          The accompanying notes to consolidated financial statements are an integral part of these statements.

                          DISH, LTD. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                 (IN THOUSANDS)


                                  (UNAUDITED)



                                                                                             THREE MONTHS ENDED
                                                                                                 MARCH 31,
                                                                                           ----------------------
                                                                                              1995        1996
                                                                                           ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...............................................................................  $   (2,240) $   (7,290)
  Adjustments to reconcile net loss to net cash flows from operating activities --
    Depreciation.........................................................................         363       3,330
    Provision for doubtful accounts......................................................         111         610
    Benefit for deferred taxes...........................................................      (2,493)     (2,800)
    Amortization of deferred debt issuance costs on 1994 Notes...........................         315         315
    Amortization of discount on 1994 Notes, net of amounts capitalized...................       6,131       4,189
    Equity in earnings of joint venture..................................................         (15)     --
    Change in reserve for excess and obsolete inventory..................................         233         227
    Long-term deferred programming revenue...............................................      --           3,790
    Other, net...........................................................................          26        (170)
    Changes in working capital items --
      Trade accounts receivable..........................................................        (728)     (2,081)
      Inventories........................................................................      (4,238)     11,244
      Income tax receivable..............................................................      --            (634)
      Other current assets...............................................................        (730)        362
      Liability under cash management program............................................         (57)     --
      Trade accounts payable.............................................................      (1,061)     (6,783)
      Deferred programming revenue.......................................................        (657)      1,853
      Accrued expenses...................................................................       1,221         109
      Other current liabilities..........................................................          38         244
                                                                                           ----------  ----------
          Net cash flows from operating activities.......................................      (3,781)      6,515
                                                                                           ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable investment securities..........................................     (15,211)         (2)
  Sales of marketable investment securities..............................................      27,777      --
  Purchases of restricted marketable investment securities...............................      --         (15,500)
  Purchases of property and equipment....................................................        (538)     (2,715)
  Investment earnings placed in escrow...................................................      (2,714)     (1,057)
  Funds released from escrow account.....................................................      16,257      10,285
  Expenditures for satellite systems under construction..................................     (19,621)     (7,928)
  Expenditures for FCC authorizations....................................................      --            (370)
                                                                                           ----------  ----------
          Net cash flows from investing activities.......................................       5,950     (17,287)
                                                                                           ----------  ----------



          The accompanying notes to consolidated financial statements are an integral part of these statements.

                          DISH, LTD. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                 (IN THOUSANDS)


                                  (UNAUDITED)



                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                             --------------------
                                                                                               1995       1996
                                                                                             ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of mortgage indebtedness and note payable.....................................  $     (57) $  (1,022)
                                                                                             ---------  ---------
      Net cash flows from financing activities.............................................        (57)    (1,022)
                                                                                             ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......................................      2,112    (11,794)
CASH AND CASH EQUIVALENTS, beginning of period.............................................     17,506     13,949
                                                                                             ---------  ---------
CASH AND CASH EQUIVALENTS, end of period...................................................  $  19,618  $   2,155
                                                                                             ---------  ---------
                                                                                             ---------  ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest, net of amounts capitalized.......................................  $     106  $     354
  Cash paid for income taxes...............................................................         39     --
  Cumulative Series A Preferred Stock dividends............................................        301     --
  Satellite launch payment for EchoStar II applied to EchoStar I launch....................     --         15,000



          The accompanying notes to consolidated financial statements are an integral part of these statements.

                          DISH, LTD. AND SUBSIDIARIES



              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                      DECEMBER 31, 1995 AND MARCH 31, 1996



(1) ORGANIZATION AND PRESENTATION OF FINANCIAL STATEMENTS


    Dish, Ltd. ("Dish") successfully launched its first direct broadcast satellite ("DBS"), EchoStar I, in December 1995 and, on March 4, 1996, began broadcasting its DBS programming (the "Dish Network-SM-") to the entire continental United States. The Dish Network-SM- currently includes over 100 channels of high quality digital video and audio programming and will expand to approximately 200 digital video and audio channels following the successful launch of a second DBS satellite, DirectSat I ("EchoStar II"), currently scheduled in the fall of 1996.



    In addition to its DBS business, Dish is engaged in the design, manufacture, distribution and installation of satellite direct to home ("DTH") products, domestic distribution of DTH programming and consumer financing of Dish's domestic DTH products and services. In the first quarter of 1996, Dish's ultimate parent corporation, EchoStar Communications Corporation ("EchoStar") formed a wholly owned subsidiary, Dish Network Credit Corporation ("DNCC"), for the purpose of providing consumer financing for EchoStar's domestic DTH products and services. At that time, Dish's subsidiary that previously provided these services ceased new loan origination activities. In future periods, Dish's revenue from loan origination and participation income will decline.



    In January 1996, Dish's Articles of Incorporation were amended whereby EchoStar exchanged all previously outstanding capital stock of Dish for 1,000 shares of Dish's new $.01 par value Common Stock. The accompanying March 31, 1996 balance sheet reflects this exchange.



    In January 1996, EchoStar formed a wholly owned subsidiary, EchoStar Satellite Broadcasting Corporation ("ESB"), for the purpose of completing a private offering (the "1996 Notes Offering"), pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), of 13 1/8% Senior Secured Discount Notes due 2004 (the "1996 Notes"), resulting in net proceeds of approximately $337.0 million. The 1996 Notes Offering was consummated in March 1996. Proceeds from the 1996 Notes Offering will be used for: (i) continued development, marketing and distribution of the Dish Network-SM-; (ii) EchoStar's purchase of DBS frequencies at 148 DEG. WL; (iii) construction, launch and insurance of EchoStar III and EchoStar IV; (iv) additional launch costs of
EchoStar II; and (v) other general corporate purposes. The additional frequencies were acquired by EchoStar at a public auction held by the Federal Communications Commission ("FCC") in January 1996 (the "FCC Auction"). In connection with the 1996 Notes Offering, EchoStar contributed all of the outstanding capital stock of Dish to ESB. This transaction has been accounted for as a reorganization of entities under common control whereby Dish has been treated as the predecessor to ESB. ESB is subject to all, and EchoStar is subject to certain of, the terms and conditions of the Indenture related to the 1996 Notes (the "1996 Notes Indenture"). On April 24, 1996, ESB filed a Registration Statement on Form S-1 under the Securities Act to exchange the 1996 Notes for publicly registered notes.



    In June 1995, EchoStar completed an offering of its Class A Common Stock, resulting in net proceeds of approximately $63.0 million (the "Equity Offering"). In June 1994, Dish completed an offering of 12 7/8% Senior Secured Discount Notes due 2004 (the "1994 Notes") and Warrants (collectively, the "1994 Notes Offering"), resulting in net proceeds of approximately $323.3 million. Dish and most of its subsidiaries are subject to the terms and conditions of the Indenture related to the 1994 Notes (the "1994 Notes Indenture").



    EchoStar presently owns approximately 40% of the outstanding common stock of Direct Broadcasting Satellite Corporation ("DBSC"). DBSC's principal assets include an FCC conditional satellite construction permit and specific orbital slot assignments for eleven DBS frequencies at 61.5 DEG. WL and eleven DBS frequencies at 175 DEG. WL (the "DBS Rights"). EchoStar intends to merge DBSC with Direct Broadcasting Satellite Corporation ("New DBSC"), a wholly owned subsidiary of EchoStar (the

                          DISH, LTD. AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(1) ORGANIZATION AND PRESENTATION OF FINANCIAL STATEMENTS (CONTINUED)


"DBSC Merger"). The DBSC Merger has been approved by DBSC shareholders but will not be consummated until the FCC has approved the DBSC Merger. Although no assurances can be given, EchoStar expects the FCC to issue an order with respect to the DBSC Merger in the near future. Assuming FCC approval of the DBSC Merger, EchoStar will hold, through New DBSC, DBSC's DBS Rights. On April 16, 1996, EchoStar filed a Registration Statement on Form S-4 under the Securities Act covering 658,000 shares of EchoStar Class A Common Stock that are intended to be issued in connection with the DBSC Merger.



    The accompanying consolidated financial statements include only the accounts of Dish and its subsidiaries and exclude all accounts of Dish's parent, ESB, and its ultimate parent, EchoStar.



    Unless otherwise stated herein, or the context otherwise requires, references herein to Dish shall include Dish and all of its direct and indirect subsidiaries, and EchoStar shall include EchoStar, ESB, Dish and all of their direct and indirect wholly owned subsidiaries.



    The accompanying unaudited condensed Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. For further information, refer to the Combined and Consolidated Financial Statements and footnotes thereto included in Dish, Ltd.'s Annual Report on Form 10-K for the year ended December 31, 1995. Certain prior year amounts have been reclassified to conform with the current year presentation.



SIGNIFICANT RISKS AND UNCERTAINTIES



    Execution of EchoStar's business strategy to launch and operate DBS satellites has dramatically changed its operating results and financial position. As of March 31, 1996, EchoStar expects to expend approximately an additional $520 million through 1999 to build, launch and support its first four satellites (Note 6), assuming receipt of all required FCC licenses and permits. EchoStar consummated the 1994 Notes Offering, the 1996 Notes Offering and the Equity Offering to satisfy these capital requirements. Annual interest expense on the 1994 and 1996 Notes and depreciation of the investment in the satellites and related assets will each be of a magnitude that exceeds historical levels of income before taxes. Beginning in 1995 EchoStar reported significant net losses and expects net losses to continue for the foreseeable future. EchoStar's plans also include the construction and launch of two fixed service satellites, additional DBS satellites and marketing campaigns (including receiver subsidization if conditions warrant) to promote its DBS products and services. EchoStar may need to raise significant additional funds for construction and launch of additional satellites, and there can be no assurance that necessary funds will be available or, if available, they will be available on terms favorable to EchoStar. However, management believes, but can give no assurance, that demand for its DBS products and services will result in sufficient cash flow which, together with other sources of capital, will be sufficient to satisfy future planned expenditures. Significant delays or launch failures in EchoStar's satellite launch program may have significant adverse consequences to EchoStar's operating results and financial condition.



    The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management estimates and assumptions that affect the reported amounts of

                          DISH, LTD. AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(1) ORGANIZATION AND PRESENTATION OF FINANCIAL STATEMENTS (CONTINUED)


assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.



(2) SUPPLEMENTAL ANALYSIS



CASH AND CASH EQUIVALENTS



    Dish considers all liquid investments purchased with an original maturity of ninety days or less to be cash equivalents. Cash equivalents as of December 31, 1995 and March 31, 1996 consist of money market funds, corporate notes and commercial paper stated at cost which equates to market value.



RESTRICTED CASH AND MARKETABLE SECURITIES



    Dish classifies all marketable investment securities as available-for-sale. Accordingly, these investments are reflected at market value based on quoted market prices. Related unrealized gains and losses are reported as a separate component of stockholder's equity, net of related deferred income taxes. The specific identification method is used to determine cost in computing realized gains and losses.



    Restricted Cash and Marketable Securities in escrow as reflected on the accompanying balance sheets represent the remaining net proceeds received from the 1994 Notes Offering, plus interest earned, less amounts expended to date in connection with the development, construction and launch of the Dish Network-SM-. These proceeds are held in a separate escrow account (the "1994 Escrow Account") for the benefit of the holders of the 1994 Notes and are invested in certain debt and other marketable securities, as permitted by the 1994 Notes Indenture, until disbursed for the express purposes identified in the 1994 Notes Offering Prospectus.



    Other Restricted Cash includes $11.4 million to satisfy certain covenants regarding launch insurance required by the 1994 Notes Indenture. Dish is required to maintain launch insurance and Restricted Cash totalling $225.0 million for each of EchoStar I and EchoStar II. Dish has obtained $219.3 million of launch insurance on each satellite, and, together with the cash segregated and reserved on the accompanying balance sheets, has satisfied its insurance obligations under the 1994 Notes Indenture. In addition, as of March 31, 1996, $15.0 million was in an escrow account established pursuant to a DBS satellite receiver manufacturing contract for payment to the manufacturer as certain milestones are reached and $15.5 million was in an escrow account for the purpose of cash collateralizing certain standby letters of credit (Note 4). The major components of Restricted Cash and Marketable Securities are as follows (in thousands):



                                                 DECEMBER 31, 1995                       MARCH 31, 1996
                                        -----------------------------------  ---------------------------------------
                                                     UNREALIZED                            UNREALIZED
                                         AMORTIZED     HOLDING     MARKET     AMORTIZED      HOLDING       MARKET
                                           COST         GAIN        VALUE       COST       GAIN (LOSS)      VALUE
                                        -----------  -----------  ---------  -----------  -------------  -----------
Commercial paper......................   $  66,214    $  --       $  66,214  $    70,311    $  --        $    70,311
Government bonds......................      32,904          420      33,324       34,900          (26)        34,874
Accrued interest......................         153       --             153          332       --                332
                                        -----------       -----   ---------  -----------          ---    -----------
                                         $  99,271    $     420   $  99,691  $   105,543    $     (26)   $   105,517
                                        -----------       -----   ---------  -----------          ---    -----------
                                        -----------       -----   ---------  -----------          ---    -----------



INVENTORIES



    Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out ("FIFO") method. Proprietary products are manufactured by outside suppliers to Dish's specifications. Dish also distributes non-proprietary products purchased from other manufacturers.

                          DISH, LTD. AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(2) SUPPLEMENTAL ANALYSIS (CONTINUED)


Manufactured inventories include materials, labor and manufacturing overhead. Cost of other inventories includes parts, contract manufacturers' delivered price, assembly and testing labor, and related overhead, including handling and storage costs. The major components of inventory were as follows (in thousands):



                                                                                DECEMBER 31,   MARCH 31,
                                                                                    1995         1996
                                                                                ------------  -----------
Finished goods................................................................   $   20,458    $  17,957
DBS receiver components.......................................................        9,615        9,728
Competitor DBS Receivers......................................................        9,404          559
Spare parts...................................................................        2,089        2,078
Reserve for excess and obsolete inventory.....................................       (2,797)      (3,024)
                                                                                ------------  -----------
                                                                                 $   38,769    $  27,298
                                                                                ------------  -----------
                                                                                ------------  -----------



ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES



    The composition of accrued expenses and other current liabilities is as follows (in thousands):



                                                                                DECEMBER 31,   MARCH 31,
                                                                                    1995         1996
                                                                                ------------  -----------
Accrued EchoStar I launch costs...............................................   $   15,000    $  --
Accrued expenses..............................................................        3,850        3,959
Reserve for warranty costs....................................................        1,013        1,013
Other.........................................................................        1,472        1,716
                                                                                ------------  -----------
                                                                                 $   21,335    $   6,688
                                                                                ------------  -----------
                                                                                ------------  -----------



PROPERTY AND EQUIPMENT



    Property and equipment are stated at cost less accumulated depreciation. Cost includes interest capitalized on the EchoStar DBS System during construction at EchoStar's effective borrowing rate. The major components of property and equipment were as follows (in thousands):



                                                                  ESTIMATED
                                                                    USEFUL
                                                                     LIFE     DECEMBER 31,   MARCH 31,
                                                                  (IN YEARS)      1995         1996
                                                                  ----------  ------------  -----------
Construction in progress........................................      --       $  282,373   $    81,322
EchoStar I satellite............................................      12           --           198,143
Furniture, fixtures and equipment...............................     2-12          17,163        21,329
Buildings and improvements......................................     7-40          21,006        21,109
Tooling and other...............................................      2             2,039         3,470
Land............................................................      --            1,613         1,613
Vehicles........................................................      7             1,310         1,325
Furniture and equipment held for sale...........................                   17,062        17,614
Computer equipment held for sale................................                      902           885
                                                                              ------------  -----------
    Total property and equipment................................                  343,468       346,810
Less -- Accumulated depreciation................................                  (10,269)      (13,579)
                                                                              ------------  -----------
    Net property and equipment..................................               $  333,199   $   333,231
                                                                              ------------  -----------
                                                                              ------------  -----------



    Construction in progress principally includes capitalized costs related to EchoStar II, which is scheduled for launch in the fall of 1996.

                          DISH, LTD. AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(2) SUPPLEMENTAL ANALYSIS (CONTINUED)


    Construction in progress consisted of the following (in thousands):



                                                                                DECEMBER 31,   MARCH 31,
                                                                                    1995         1996
                                                                                ------------  -----------
Progress amounts for satellite construction, launch, launch insurance, capitalized interest, launch and in-orbit tracking, telemetry and control services:
  EchoStar I..................................................................   $  193,629    $  --
  EchoStar II.................................................................       88,634       81,133
  Other.......................................................................          110          189
                                                                                ------------  -----------
                                                                                 $  282,373    $  81,322
                                                                                ------------  -----------
                                                                                ------------  -----------



OTHER NONCURRENT ASSETS



    The major components of other noncurrent assets were as follows (in thousands):



                                                                                DECEMBER 31,   MARCH 31,
                                                                                    1995         1996
                                                                                ------------  -----------
Deferred tax assets, net......................................................   $   12,109    $  12,497
FCC authorizations, net of amortization.......................................       11,309       11,681
1994 Notes deferred debt issuance costs, net of amortization..................       10,622       10,307
SSET convertible subordinated debentures and accrued interest.................        9,610        9,758
Other, net....................................................................          897          899
                                                                                ------------  -----------
                                                                                 $   44,547    $  45,142
                                                                                ------------  -----------
                                                                                ------------  -----------



(3) LONG-TERM DEBT



1994 NOTES



    On June 7, 1994, Dish completed the 1994 Notes Offering of 624,000 units consisting of $624 million aggregate principal amount of the 1994 Notes and 3,744,000 Warrants. The 1994 Notes Offering resulted in net proceeds to Dish of approximately $323.3 million. Interest on the 1994 Notes currently is not payable in cash but accrues through June 1, 1999, with the 1994 Notes accreting to $624 million by that date. Thereafter, interest on the 1994 Notes will be payable in cash semi-annually on June 1 and December 1 of each year, commencing December 1, 1999. At March 31, 1996, the 1994 Notes were reflected in the accompanying financial statements at $395.3 million, net of unamortized discount of $228.7 million.



(4) BANK CREDIT FACILITY AND LETTERS OF CREDIT


    On May 6, 1994, the principal subsidiaries of Echostar, except EchoStar Satellite Corporation ("ESC") (the "Borrowers"), entered into an agreement with Bank of America Illinois to provide a revolving credit facility (the "Credit Facility") for working capital advances and for letters of credit necessary for inventory purchases and satellite construction payments. The Credit Facility expired in May 1996 and EchoStar does not currently intend to arrange a new credit facility. Instead, EchoStar is using available cash to collateralize its letter of credit obligations, which historically has been the only significant use of the Credit Facility. At March 31, 1996, EchoStar had cash collateralized $15.5 million of certain standby letters of credit for trade purchases which is included in restricted cash and marketable securities in the accompanying financial statements (Note 2).

                          DISH, LTD. AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(5) INCOME TAXES


    The components of the benefit for income taxes were as follows (in thousands):



                                                                                      THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                     --------------------
                                                                                       1995       1996
                                                                                     ---------  ---------
Current (provision) benefit
  Federal..........................................................................  $    (767) $   1,971
  State............................................................................       (194)       203
  Foreign..........................................................................       (177)      (122)
                                                                                     ---------  ---------
                                                                                        (1,138)     2,052
                                                                                     ---------  ---------
Deferred benefit
  Federal..........................................................................      2,050      2,568
  State............................................................................        443        232
                                                                                     ---------  ---------
                                                                                         2,493      2,800
                                                                                     ---------  ---------
    Total benefit..................................................................  $   1,355  $   4,852
                                                                                     ---------  ---------
                                                                                     ---------  ---------



    Dish's deferred tax assets (approximately $16.9 million at March 31, 1996) relate principally to temporary differences for amortization of original issue discount on the 1994 Notes and various accrued expenses which are not deductible until paid. No valuation allowance has been provided because Dish currently believes it is more likely than not that these deferred assets will ultimately be realized. If future operating results differ materially and adversely from Dish's current expectations, its judgment regarding the need for a valuation allowance may change.



(6) OTHER COMMITMENTS AND CONTINGENCIES



SATELLITE CONTRACTS



    EchoStar has contracted with Martin Marietta Corporation ("Martin Marietta") for the construction and delivery of high powered DBS satellites and for related services. Penalties are payable by Martin Marietta as a result of delays in the delivery of EchoStar I by Martin Marietta and may be payable with respect to EchoStar II or EchoStar III. As of November 19, 1995, the date that EchoStar I was delivered by Martin Marietta to China, those penalties totaled approximately $3.2 million with respect to EchoStar I. Penalties of $2.0 million are payable by Martin Marietta in the event that EchoStar II is not delivered by May 15, 1996. Thereafter, delays in the delivery of EchoStar II would result in PER DIEM additional penalties up to a maximum of $5.0 million in the aggregate. Beginning August 1, 1997, a PER DIEM penalty of $3,333, to a maximum of $100,000, is payable if EchoStar III is not delivered by July 31, 1997. Beginning September 1, 1997, additional delays in the delivery of EchoStar III would result in additional PER DIEM penalties of $33,333, up to a maximum of $5.0 million in the aggregate.



    EchoStar has entered into a contract with Arianespace, Inc. ("Arianespace") to launch Echo-Star II from Korou, French Guiana in the fall of 1996 (the "Arianespace Contract"). The launch is scheduled to be performed on a dedicated Ariane 42P launch vehicle. The Arianespace Contract provides the potential for the EchoStar launch to occur before the fall of 1996 if earlier scheduled launches are accelerated or delayed. The Arianespace Contract contains provisions entitling either party to delay the launch in limited circumstances, subject to the payment of penalties in some cases. As of March 31, 1996, EchoStar has paid Arianespace approximately $4.4 million pursuant to the Arianespace Contract. All remaining payments are payable monthly and will be due prior to the launch.

                          DISH, LTD. AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(6) OTHER COMMITMENTS AND CONTINGENCIES (CONTINUED)


    EchoStar II was previously scheduled to be launched by the same launch provider as EchoStar I, China Great Wall Industry Corporation ("Great Wall"). EchoStar I was successfully launched by Great Wall in December 1995. EchoStar notified Great Wall of its decision to terminate the launch of EchoStar II with Great Wall. EchoStar applied $15.0 million previously paid Great Wall in connection with this launch to the final $15.0 million owed Great Wall related to the launch of EchoStar I. In May 1996, EchoStar received a refund of the remaining $4.5 million previously paid Great Wall in connection with the second launch.



    EchoStar has entered into a contract for launch services with Lockheed Martin Commercial Launch Services, Inc. ("Lockheed") for the launch of EchoStar III from Cape Canaveral Air Station, Florida during the fall of 1997, subject to delay or acceleration in certain circumstances (the "Lockheed Contract"). The Lockheed Contract provides for launch of the satellite utilizing an Atlas IIAS launch vehicle. EchoStar has made an initial payment to Lockheed of $5.0 million and the remaining cost is payable in installments in accordance with the payment schedule set forth in the Lockheed Contract, which requires that substantially all payments be made to Lockheed prior to the launch.



    EchoStar has contracted with Lockheed-Khrunichev-Energia-International, Inc. ("LKE") for the launch of EchoStar IV during 1998 from the Kazakh Republic, a territory of the former Soviet Union, utilizing a Proton launch vehicle (the "LKE Contract"). Either party may request a delay in the relevant launch period, subject to the payment of penalties based on the length of the delay and the proximity of the request to the launch date. EchoStar has paid LKE $20.0 million pursuant to the LKE Contract. No additional payments are currently required to be made to LKE until 1997.



PURCHASE COMMITMENTS



    Dish has entered into agreements with various manufacturers to purchase DBS satellite receivers and related components manufactured based on Dish's supplied specifications. As of March 31, 1996 the remaining commitments total as much as $622.2 million. At March 31, 1996, the total of all outstanding purchase order commitments with domestic and foreign suppliers was as much as $641.3 million. All but approximately $85.9 million of the purchases related to these commitments are expected to be made during 1996 and the remainder is expected to be made during 1997. EchoStar expects to finance these purchases from available cash, marketable investment securities and sales of inventory, including the sale of EchoStar Receiver Systems and related products.



OTHER RISKS AND CONTINGENCIES



    EchoStar is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of EchoStar.

                          DISH, LTD. AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(7) SUMMARY FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS


    The 1994 Notes are fully, unconditionally and jointly and severally guaranteed by all subsidiaries of Dish, except for certain de minimis domestic and foreign subsidiaries. Summarized financial information for Dish and the subsidiary guarantors is as follows (in thousands):



                                                                                   THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                                  ---------------------
                                                                                    1995        1996
                                                                                  ---------  ----------
Income Statement Data --
  Revenue.......................................................................  $  40,076  $   40,973
  Expenses......................................................................     40,730      49,910
                                                                                  ---------  ----------
  Operating loss................................................................       (654)     (8,937)
  Other income (expense), net...................................................     (2,892)     (3,147)
                                                                                  ---------  ----------
  Net loss before income taxes..................................................     (3,546)    (12,084)
  Benefit for income taxes......................................................      1,348       4,848
                                                                                  ---------  ----------
    Net loss....................................................................  $  (2,198) $   (7,236)
                                                                                  ---------  ----------
                                                                                  ---------  ----------



                                                                              DECEMBER 31,   MARCH 31,
                                                                                  1995         1996
                                                                              ------------  -----------
Balance Sheet Data --
  Current assets............................................................   $   81,959   $    64,321
  Property and equipment, net...............................................      333,160       333,191
  Other noncurrent assets...................................................      143,866       150,285
                                                                              ------------  -----------
    Total assets............................................................   $  558,985   $   547,797
                                                                              ------------  -----------
                                                                              ------------  -----------
  Current liabilities.......................................................   $   50,710   $    34,943
  Long-term liabilities.....................................................      415,662       427,754
  Stockholder's equity......................................................       92,613        85,100
                                                                              ------------  -----------
    Total liabilities and stockholder's equity..............................   $  558,985   $   547,797
                                                                              ------------  -----------
                                                                              ------------  -----------

                  SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION


                                  (UNAUDITED)



                 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 1996



              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES



                          CONSOLIDATED BALANCE SHEETS



                                 (IN THOUSANDS)



                                     ASSETS



                                                                                     DECEMBER 31,   MARCH 31,
                                                                                         1995         1996
                                                                                     ------------  -----------
                                                                                                   (UNAUDITED)
                                                                                                   -----------
CURRENT ASSETS:
  Cash and cash equivalents........................................................   $   21,754    $ 164,813
  Marketable investment securities.................................................       15,670          212
  Trade accounts receivable, net...................................................        9,179       10,072
  Inventories......................................................................       38,769       27,298
  Income tax receivable............................................................        3,554        4,806
  Deferred tax assets..............................................................        1,779        3,973
  Other current assets.............................................................       13,037       15,468
                                                                                     ------------  -----------
    Total current assets...........................................................      103,742      226,642
RESTRICTED CASH AND MARKETABLE SECURITIES:
  1994 Notes escrow................................................................       73,291       63,617
  1996 Notes escrow................................................................       --          169,970
  Other............................................................................       26,400       41,900
PROPERTY AND EQUIPMENT, net........................................................      354,000      359,821
OTHER NONCURRENT ASSETS............................................................       65,658      102,721
                                                                                     ------------  -----------
    Total assets...................................................................   $  623,091    $ 964,671
                                                                                     ------------  -----------
                                                                                     ------------  -----------
                                     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable...........................................................   $   19,063    $  13,599
  Deferred programming revenue.....................................................        5,563        7,416
  Accrued expenses and other current liabilities...................................       21,335        7,072
  Notes payable and current portion of long-term debt..............................        4,782        4,783
                                                                                     ------------  -----------
    Total current liabilities......................................................       50,743       32,870
LONG-TERM DEFERRED PROGRAMMING REVENUE.............................................       --            3,790
1994 NOTES, net....................................................................      382,218      395,333
1996 NOTES, net....................................................................       --          350,890
LONG-TERM MORTGAGE DEBT AND NOTE PAYABLE, excluding current portion................       33,444       32,421
                                                                                     ------------  -----------
    Total liabilities..............................................................      466,405      815,304
                                                                                     ------------  -----------
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY:
  Preferred Stock, 20,000,000 shares authorized, 1,616,681 shares of Series A
   Cumulative Preferred Stock issued and outstanding, including accrued dividends
   of $2,143,000 and $2,444,000, respectively......................................       17,195       17,496
  Class A Common Stock, $.01 par value, 200,000,000 shares authorized, 10,535,003
   and 10,621,116 shares issued and outstanding, respectively......................          105          106
  Class B Common Stock, $.01 par value, 100,000,000 shares authorized, 29,804,401
   shares issued and outstanding...................................................          298          298
  Common Stock Purchase Warrants...................................................          714           20
  Class C Common Stock, 100,000,000 shares authorized, none outstanding............       --           --
  Additional paid-in capital.......................................................      151,674      152,487
  Unrealized holding gains on available-for-sale securities, net of deferred
   taxes...........................................................................          239           21
  Retained earnings (deficit)......................................................      (13,539)     (21,061)
                                                                                     ------------  -----------
    Total stockholders' equity.....................................................      156,686      149,367
                                                                                     ------------  -----------
    Total liabilities and stockholders' equity.....................................   $  623,091    $ 964,671
                                                                                     ------------  -----------
                                                                                     ------------  -----------



          The accompanying notes to consolidated financial statements are an integral part of these statements.

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES



                       CONSOLIDATED STATEMENTS OF INCOME



                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                  (UNAUDITED)



                                                                                          THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                         ---------------------
                                                                                           1995        1996
                                                                                         ---------  ----------
REVENUE:
  DTH products and technical services..................................................  $  36,277  $   36,741
  Programming..........................................................................      3,871       3,913
  Loan origination and participation income............................................        265         813
                                                                                         ---------  ----------
    Total revenue......................................................................     40,413      41,467
                                                                                         ---------  ----------
EXPENSES:
  DTH products and technical services..................................................     29,445      32,750
  Programming..........................................................................      3,432       3,283
  Selling, general and administrative..................................................      7,871      10,733
  Depreciation.........................................................................        363       3,330
                                                                                         ---------  ----------
    Total expenses.....................................................................     41,111      50,096
                                                                                         ---------  ----------
OPERATING LOSS.........................................................................       (698)     (8,629)
                                                                                         ---------  ----------
OTHER INCOME (EXPENSE):
  Interest income......................................................................      3,638       2,677
  Interest expense, net of amounts capitalized.........................................     (6,563)     (6,043)
  Other, net...........................................................................         28         (17)
                                                                                         ---------  ----------
    Total other income (expense).......................................................     (2,897)     (3,383)
                                                                                         ---------  ----------
NET LOSS BEFORE INCOME TAXES...........................................................     (3,595)    (12,012)
BENEFIT FOR INCOME TAXES...............................................................      1,355       4,791
                                                                                         ---------  ----------
NET LOSS...............................................................................  $  (2,240) $   (7,221)
                                                                                         ---------  ----------
                                                                                         ---------  ----------
NET LOSS ATTRIBUTABLE TO COMMON SHARES.................................................  $  (2,541) $   (7,522)
                                                                                         ---------  ----------
                                                                                         ---------  ----------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING.............................................     33,544      40,376
                                                                                         ---------  ----------
                                                                                         ---------  ----------
LOSS PER COMMON AND COMMON EQUIVALENT SHARE............................................  $   (0.08) $    (0.19)
                                                                                         ---------  ----------
                                                                                         ---------  ----------



          The accompanying notes to consolidated financial statements are an integral part of these statements.

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                 (IN THOUSANDS)


                                  (UNAUDITED)



                                                                                            THREE MONTHS ENDED
                                                                                                MARCH 31,
                                                                                           --------------------
                                                                                             1995       1996
                                                                                           ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...............................................................................  $  (2,240) $  (7,221)
  Adjustments to reconcile net loss to net cash flows from operating activities --
    Depreciation.........................................................................        363      3,330
    Provision for doubtful accounts......................................................        111        621
    Benefit for deferred taxes...........................................................     (2,493)    (1,371)
    Amortization of deferred debt issuance costs on 1994 Notes...........................        315        315
    Amortization of discount on 1994 Notes, net of amounts capitalized...................      6,131      4,189
    Amortization of discount on 1996 Notes, net of amounts capitalized...................     --            843
    Equity in (earnings) losses of joint venture.........................................        (15)        25
    Change in reserve for excess and obsolete inventory..................................        233        227
    Long-term deferred programming revenue...............................................     --          3,790
    Other, net...........................................................................         26       (163)
    Changes in working capital items --
      Trade accounts receivable..........................................................       (728)    (1,514)
      Inventories........................................................................     (4,238)    11,244
      Income tax receivable..............................................................     --         (1,252)
      Other current assets...............................................................       (730)    (2,431)
      Liability under cash management program............................................        (57)    --
      Trade accounts payable.............................................................     (1,061)    (5,464)
      Deferred programming revenue.......................................................       (657)     1,853
      Accrued expenses...................................................................      1,221         97
      Other current liabilities..........................................................         38        640
                                                                                           ---------  ---------
        Net cash flows from operating activities.........................................     (3,781)     7,758
                                                                                           ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable investment securities..........................................    (15,211)        (2)
  Sales of marketable investment securities..............................................     27,777     15,479
  Purchases of restricted marketable investment securities...............................     --        (15,500)
  Purchases of property and equipment....................................................       (538)    (2,715)
  Offering proceeds and investment earnings placed in escrow.............................     (2,714)  (178,452)
  Funds released from escrow accounts....................................................     16,257     17,785
  Investment in convertible subordinated debentures from DBSI............................     --         (3,000)
  Long-term note receivable from DBSC....................................................     --         (7,500)
  Expenditures for satellite systems under construction..................................    (19,621)   (13,292)
  Deposit on FCC authorization...........................................................     --        (10,459)
  Expenditures for FCC authorizations....................................................     --         (3,177)
                                                                                           ---------  ---------
        Net cash flows from investing activities.........................................      5,950   (200,833)
                                                                                           ---------  ---------

                                                                                            THREE MONTHS ENDED
                                                                                                MARCH 31,
                                                                                           --------------------
                                                                                             1995       1996
                                                                                           ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of mortgage indebtedness and note payable...................................  $     (57) $  (1,022)
  Stock options exercised................................................................     --            113
  Net proceeds from issuance of 1996 Notes...............................................     --        337,043
                                                                                           ---------  ---------
        Net cash flows from financing activities.........................................        (57)   336,134
                                                                                           ---------  ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS................................................      2,112    143,059
CASH AND CASH EQUIVALENTS, beginning of period...........................................     17,506     21,754
                                                                                           ---------  ---------
CASH AND CASH EQUIVALENTS, end of period.................................................  $  19,618  $ 164,813
                                                                                           ---------  ---------
                                                                                           ---------  ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest, net of amounts capitalized.....................................  $     106  $     354
  Cash paid for income taxes.............................................................         39     --
  Cumulative Series A Preferred Stock dividends..........................................        301        301
  Satellite launch payment for EchoStar II applied to EchoStar I launch..................     --         15,000
  Employee incentives funded by issuance of Class A Common Stock.........................     --              7



          The accompanying notes to consolidated financial statements are an integral part of these statements.

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES



              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                      DECEMBER 31, 1995 AND MARCH 31, 1996



(1) ORGANIZATION AND PRESENTATION OF FINANCIAL STATEMENTS


    EchoStar Communications Corporation ("EchoStar") successfully launched its first direct broadcast satellite ("DBS"), EchoStar I, in December 1995 and, on March 4, 1996, began broadcasting its DBS programming (the "Dish Network-SM-") to the entire continental United States. The Dish Network-SM- currently includes over 100 channels of high quality digital video and audio programming and will expand to approximately 200 digital video and audio channels following the successful launch of a second DBS satellite, DirectSat I ("EchoStar II"), currently scheduled in the fall of 1996.



    In addition to its DBS business, EchoStar is engaged in the design, manufacture, distribution and installation of satellite direct to home ("DTH") products, domestic distribution of DTH programming and consumer financing of EchoStar's domestic DTH products and services.



    In January 1996, EchoStar formed a wholly owned subsidiary, EchoStar Satellite Broadcasting Corporation ("ESB"), for the purpose of completing a private offering (the "1996 Notes Offering"), pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), of 13 1/8% Senior Secured Discount Notes due 2004 (the "1996 Notes"), resulting in net proceeds of approximately $337.0 million. The 1996 Notes Offering was consummated in March 1996. Proceeds from the 1996 Notes Offering will be used for: (i) continued development, marketing and distribution of the Dish Network-SM-; (ii) EchoStar's purchase of DBS frequencies at 148 DEG. WL; (iii) construction, launch and insurance of EchoStar III and EchoStar IV; (iv) additional launch costs of
EchoStar II; and (v) other general corporate purposes. The additional frequencies were acquired by EchoStar at a public auction held by the Federal Communications Commission ("FCC") in January 1996 (the "FCC Auction"). In connection with the 1996 Notes Offering, EchoStar contributed all of the outstanding capital stock of its wholly owned subsidiary, Dish, Ltd., to ESB. This transaction has been accounted for as a reorganization of entities under common control whereby Dish, Ltd. has been treated as the predecessor to ESB. ESB is subject to all, and EchoStar is subject to certain of, the terms and conditions of the Indenture related to the 1996 Notes (the "1996 Notes Indenture"). On April 24, 1996, ESB filed a Registration Statement on Form S-1 under the Securities Act to exchange the 1996 Notes for publicly registered notes.



    In June 1995, EchoStar completed an offering of its Class A Common Stock, resulting in net proceeds of approximately $63.0 million (the "Equity Offering"). Dish Ltd. owns the majority of EchoStar's operating subsidiaries. In June 1994, Dish, Ltd. completed an offering of 12 7/8% Senior Secured Discount Notes due 2004 (the "1994 Notes") and Warrants (collectively, the "1994 Notes Offering"), resulting in net proceeds of approximately $323.3 million. Dish Ltd. and most of its subsidiaries are subject to the terms and conditions of the Indenture related to the 1994 Notes (the "1994 Notes Indenture").



    Unless  otherwise  stated  herein,   or  the  context  otherwise   requires,
references herein to EchoStar shall include EchoStar and all of its direct and indirect wholly owned subsidiaries.



    The accompanying unaudited condensed Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. For further information, refer to the Combined and

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(1) ORGANIZATION AND PRESENTATION OF FINANCIAL STATEMENTS (CONTINUED)


Consolidated Financial Statements and footnotes thereto included in EchoStar Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. Certain prior year amounts have been reclassified to conform with the current year presentation.



SIGNIFICANT RISKS AND UNCERTAINTIES



    Execution of EchoStar's business strategy to launch and operate DBS satellites has dramatically changed its operating results and financial position. As of March 31, 1996, EchoStar expects to expend approximately an additional $520 million through 1999 to build, launch and support its first four satellites (Note 6), assuming receipt of all required FCC licenses and permits. EchoStar consummated the 1994 Notes Offering, the 1996 Notes Offering and the Equity Offering to satisfy these capital requirements. Annual interest expense on the 1994 and 1996 Notes and depreciation of the investment in the satellites and related assets will each be of a magnitude that exceeds historical levels of income before taxes. Beginning in 1995 EchoStar reported significant net losses and expects net losses to continue for the foreseeable future. EchoStar's plans also include the construction and launch of two fixed service satellites, additional DBS satellites and marketing campaigns (including receiver subsidization if market conditions warrant) to promote its DBS products and services. EchoStar may need to raise significant additional funds for construction and launch of additional satellites, and there can be no assurance that necessary funds will be available or, if available, that they will be available on terms favorable to EchoStar. However, management believes, but can give no assurance, that demand for its DBS products and services will result in sufficient cash flow which, together with other sources of capital, will be sufficient to satisfy future planned expenditures. Significant delays or launch failures in EchoStar's satellite launch program may have significant adverse consequences to EchoStar's operating results and financial condition.



    The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses for each reporting period. Actual results could differ from those estimates.



(2) SUPPLEMENTAL ANALYSIS



CASH AND CASH EQUIVALENTS



    EchoStar considers all liquid investments purchased with an original maturity of ninety days or less to be cash equivalents. Cash equivalents as of December 31, 1995, and March 31, 1996 consist of money market funds, corporate notes and commercial paper stated at cost which equates to market value.



RESTRICTED CASH AND MARKETABLE SECURITIES



    EchoStar classifies all marketable investment securities as available-for-sale. Accordingly, these investments are reflected at market value based on quoted market prices. Related unrealized gains and losses are reported as a separate component of stockholders' equity, net of related deferred income taxes. The specific identification method is used to determine cost in computing realized gains and losses.



    Restricted Cash and Marketable Securities in Escrow Accounts as reflected on the accompanying balance sheets represent the remaining net proceeds received from the 1994 Notes Offerings, and a portion of the proceeds from the 1996 Notes Offering, plus interest earned, less amounts expended to date in connection with the development, construction and launch of the Dish Network-SM-. These

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(2) SUPPLEMENTAL ANALYSIS (CONTINUED)


proceeds are held in separate escrow accounts (the "1994 Escrow Account" and the "1996 Escrow Account", respectively) for the benefit of the holders of the 1994 and 1996 Notes and are invested in certain debt and other marketable securities, as permitted by the respective Indentures, until disbursed for the express purposes identified in the 1994 Notes Offering Prospectus and the 1996 Notes Offering Memorandum, as the case may be.



    Other Restricted Cash includes $11.4 million to satisfy certain covenants regarding launch insurance required by the 1994 Notes Indenture. EchoStar is required to maintain launch insurance and Restricted Cash totalling $225.0 million for each of EchoStar I and EchoStar II. EchoStar has obtained $219.3 million of launch insurance on each satellite, and, together with the cash segregated and reserved on the accompanying balance sheets, has satisfied its insurance obligations under the 1994 Notes Indenture. In addition, as of March 31, 1996, $15.0 million was in an escrow account established pursuant to a DBS satellite receiver manufacturing contract for payment to the manufacturer as certain milestones are reached and $15.5 million was in an escrow account for the purpose of cash collateralizing certain standby letters of credit (Note 4). The major components of Restricted Cash and Marketable Securities are as follows (in thousands):



                                                  DECEMBER 31, 1995                      MARCH 31, 1996
                                         -----------------------------------  -------------------------------------
                                                      UNREALIZED                           UNREALIZED
                                          AMORTIZED     HOLDING     MARKET     AMORTIZED     HOLDING      MARKET
                                            COST         GAIN        VALUE       COST         GAIN         VALUE
                                         -----------  -----------  ---------  -----------  -----------  -----------
Commercial paper.......................   $  66,214    $  --       $  66,214  $    70,600   $  --       $    70,600
Government bonds.......................      32,904          420      33,324      204,411          49       204,460
Accrued interest.......................         153       --             153          427      --               427
                                         -----------       -----   ---------  -----------       -----   -----------
                                          $  99,271    $     420   $  99,691  $   275,438   $      49   $   275,487
                                         -----------       -----   ---------  -----------       -----   -----------
                                         -----------       -----   ---------  -----------       -----   -----------



INVENTORIES



    Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out ("FIFO") method. Proprietary products are manufactured by outside suppliers to EchoStar's specifications. EchoStar also distributes non-proprietary products purchased from other manufacturers. Manufactured inventories include materials, labor and manufacturing overhead. Cost of other inventories includes parts, contract manufacturers' delivered price, assembly and testing labor, and related overhead, including handling and storage costs. The major components of inventory were as follows (in thousands):



                                                                                DECEMBER 31,   MARCH 31,
                                                                                    1995         1996
                                                                                ------------  -----------
Finished goods................................................................   $   20,458    $  17,957
DBS receiver components.......................................................        9,615        9,728
Competitor DBS Receivers......................................................        9,404          559
Spare parts...................................................................        2,089        2,078
Reserve for excess and obsolete inventory.....................................       (2,797)      (3,024)
                                                                                ------------  -----------
                                                                                 $   38,769    $  27,298
                                                                                ------------  -----------
                                                                                ------------  -----------

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(2) SUPPLEMENTAL ANALYSIS (CONTINUED)


ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES



    The composition of accrued expenses and other current liabilities is as follows (in thousands):



                                                                                DECEMBER 31,   MARCH 31,
                                                                                    1995         1996
                                                                                ------------  -----------
Accrued EchoStar I launch costs...............................................   $   15,000    $  --
Accrued expenses..............................................................        3,850        3,947
Reserve for warranty costs....................................................        1,013        1,013
Other.........................................................................        1,472        2,112
                                                                                ------------  -----------
                                                                                 $   21,335    $   7,072
                                                                                ------------  -----------
                                                                                ------------  -----------



PROPERTY AND EQUIPMENT



    Property and equipment are stated at cost less accumulated depreciation. Cost includes interest capitalized on the EchoStar DBS System during construction at EchoStar's effective borrowing rate. The major components of property and equipment were as follows (in thousands):



                                                                  ESTIMATED
                                                                    USEFUL
                                                                   LIFE (IN   DECEMBER 31,   MARCH 31,
                                                                    YEARS)        1995         1996
                                                                  ----------  ------------  -----------
Construction in progress........................................      --       $  303,174   $   107,912
EchoStar I satellite............................................      12               --       198,143
Furniture, fixtures and equipment...............................     2-12          17,163        21,329
Buildings and improvements......................................     7-40          21,006        21,109
Tooling and other...............................................      2             2,039         3,470
Land............................................................      --            1,613         1,613
Vehicles........................................................      7             1,310         1,325
Furniture and equipment held for sale...........................                   17,062        17,614
Computer equipment held for sale................................                      902           885
                                                                              ------------  -----------
    Total property and equipment................................                  364,269       373,400
Less-Accumulated depreciation...................................                  (10,269)      (13,579)
                                                                              ------------  -----------
    Net property and equipment..................................               $  354,000   $   359,821
                                                                              ------------  -----------
                                                                              ------------  -----------



    Construction in progress includes capitalized costs related to the construction and launch of EchoStar II, which is scheduled for launch in the fall of 1996 and DBSC I ("EchoStar III") which is scheduled for launch prior to the end of 1997.

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(2) SUPPLEMENTAL ANALYSIS (CONTINUED)


    Construction in progress consisted of the following (in thousands):



                                                                              DECEMBER 31,   MARCH 31,
                                                                                  1995         1996
                                                                              ------------  -----------
Progress amounts for satellite construction, launch, launch insurance, capitalized interest, launch and in-orbit tracking, telemetry and control services:
  EchoStar I................................................................   $  193,629   $   --
  EchoStar II...............................................................       88,634        81,133
  EchoStar III launch.......................................................       20,801         5,058
  EchoStar IV launch........................................................       --            21,532
  Other.....................................................................          110           189
                                                                              ------------  -----------
                                                                               $  303,174   $   107,912
                                                                              ------------  -----------
                                                                              ------------  -----------



OTHER NONCURRENT ASSETS



    The major components of other noncurrent assets were as follows (in thousands):



                                                                              DECEMBER 31,   MARCH 31,
                                                                                  1995         1996
                                                                              ------------  -----------
Long-term note receivable from DBSC.........................................   $   16,000   $    23,500
FCC authorizations, net of amortization.....................................       11,309        15,288
1996 Notes deferred debt issuance costs, net of amortization................           --        13,004
1994 Notes deferred debt issuance costs.....................................       10,622        10,307
Deferred tax assets, net....................................................       12,109        11,420
Deposit on FCC authorization................................................           --        10,459
SSET convertible subordinated debentures and accrued interest...............        9,610         9,758
Investment in DBSC..........................................................        4,111         4,086
DBSI convertible subordinated debentures....................................        1,000         4,000
Other, net..................................................................          897           899
                                                                              ------------  -----------
                                                                               $   65,658   $   102,721
                                                                              ------------  -----------
                                                                              ------------  -----------



    EchoStar presently owns approximately 40% of the outstanding common stock of Direct Broadcasting Satellite Corporation ("DBSC"). DBSC's principal assets include an FCC conditional satellite construction permit and specific orbital slot assignments for eleven DBS frequencies at 61.5 DEG. WL and eleven DBS frequencies at 175 DEG. WL (the "DBS Rights"). EchoStar intends to merge DBSC with Direct Broadcasting Satellite Corporation ("New DBSC"), a wholly owned subsidiary of EchoStar (the "DBSC Merger"). The DBSC Merger has been approved by DBSC shareholders but will not be consummated until the FCC has approved the DBSC Merger. Although no assurances can be given, EchoStar expects the FCC to issue an order with respect to the DBSC Merger in the near future. Assuming FCC approval of the DBSC Merger, EchoStar will hold, through New DBSC, DBSC's DBS Rights. On April 16, 1996, EchoStar filed a Registration Statement on Form S-4 under the Securities Act covering 658,000 shares of EchoStar Class A Common Stock that are intended to be issued in connection with the DBSC Merger.

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(2) SUPPLEMENTAL ANALYSIS (CONTINUED)


EARNINGS PER SHARE



    Earnings per share have been calculated based on the weighted average number of shares of common stock issued and outstanding and, if dilutive, common stock equivalents (warrants and employee stock options) during the three months ended March 31, 1995 and 1996. Net loss has been adjusted for cumulative dividends on the 8% Series A Cumulative Preferred Stock.



(3) LONG-TERM DEBT



1994 NOTES



    On June 7, 1994, Dish, Ltd. completed the 1994 Notes Offering of 624,000 units consisting of $624.0 million aggregate principal amount of the 1994 Notes and 3,744,000 Warrants. The 1994 Notes Offering resulted in net proceeds to Dish, Ltd. of approximately $323.3 million. Interest on the 1994 Notes currently is not payable in cash but accrues through June 1, 1999, with the 1994 Notes accreting to $624.0 million by that date. Thereafter, interest on the 1994 Notes will be payable in cash semi-annually on June 1 and December 1 of each year, commencing December 1, 1999. At March 31, 1996, the 1994 Notes were reflected in the accompanying financial statements at $395.3 million, net of unamortized discount of $228.7 million.



1996 NOTES



    On March 25, 1996, ESB completed the 1996 Notes Offering consisting of $580.0 million aggregate principal amount of the 1996 Notes. The 1996 Notes Offering resulted in net proceeds to ESB of approximately $337.0 million. Interest on the 1996 Notes currently is not payable in cash but accrues through March 15, 2000, with the 1996 Notes accreting to $580.0 million by that date. Thereafter, interest on the 1996 Notes will be payable in cash semi-annually on March 15 and September 15 of each year, commencing September 15, 2000. At March 31, 1996, the 1996 Notes were reflected in the accompanying financial statements at $350.9 million, net of unamortized discount of $229.1 million.



(4) BANK CREDIT FACILITY AND LETTERS OF CREDIT


    On May 6, 1994, the principal subsidiaries of EchoStar, except EchoStar Satellite Corporation ("ESC") (the "Borrowers"), entered into an agreement with Bank of America Illinois, to provide a revolving credit facility (the "Credit Facility") for working capital advances and for letters of credit necessary for inventory purchases and satellite construction payments. The Credit Facility expired in May 1996 and EchoStar does not currently intend to arrange a new credit facility. Instead, EchoStar is using available cash to collateralize its letter of credit obligations, which have historically been the only significant use of the Credit Facility. At March 31, 1996, EchoStar had cash collateralized $15.5 million of certain standby letters of credit for trade purchases which is included in restricted cash and marketable securities in the accompanying financial statements (Note 2).

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(5) INCOME TAXES


    The components of the benefit for income taxes were as follows (in thousands):



                                                                                      THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                     --------------------
                                                                                       1995       1996
                                                                                     ---------  ---------
Current (provision) benefit
  Federal..........................................................................  $    (767) $   3,202
  State............................................................................       (194)       340
  Foreign..........................................................................       (177)      (122)
                                                                                     ---------  ---------
                                                                                        (1,138)     3,420
                                                                                     ---------  ---------
Deferred benefit
  Federal..........................................................................      2,050      1,281
  State............................................................................        443         90
                                                                                     ---------  ---------
                                                                                         2,493      1,371
                                                                                     ---------  ---------
      Total benefit................................................................  $   1,355  $   4,791
                                                                                     ---------  ---------
                                                                                     ---------  ---------



    EchoStar's deferred tax  assets (approximately  $15.4 million  at March  31,
1996) relate principally to temporary differences for amortization of original issue discount on the 1994 and 1996 Notes and various accrued expenses which are not deductible until paid. No valuation allowance has been provided because EchoStar currently believes it is more likely than not that these deferred assets will ultimately be realized. If future operating results differ materially and adversely from EchoStar's current expectations, its judgment regarding the need for a valuation allowance may change.



(6) OTHER COMMITMENTS AND CONTINGENCIES



SATELLITE CONTRACTS



    EchoStar has contracted with Martin Marietta Corporation ("Martin Marietta") for the construction and delivery of high powered DBS satellites and for related services. Penalties are payable by Martin Marietta as a result of delays in the delivery of EchoStar I by Martin Marietta and may be payable with respect to EchoStar II or EchoStar III. As of November 19, 1995, the date that EchoStar I was delivered by Martin Marietta to China, those penalties totaled approximately $3.2 million with respect to EchoStar I. Penalties of $2.0 million are payable by Martin Marietta in the event that EchoStar II is not delivered by May 15, 1996. Thereafter, delays in the delivery of EchoStar II would result in PER DIEM additional penalties up to a maximum of $5.0 million in the aggregate. Beginning August 1, 1997, a PER DIEM penalty of $3,333, to a maximum of $100,000, is payable if EchoStar III is not delivered by July 31, 1997. Beginning September 1, 1997, additional delays in the delivery of EchoStar III would result in additional PER DIEM penalties of $33,333, up to a maximum of $5.0 million in the aggregate.



    EchoStar has entered into a contract with Arianespace, Inc. ("Arianespace") to launch EchoStar II from Korou, French Guiana in the fall of 1996 (the "Arianespace Contract"). The launch is scheduled to be performed on a dedicated Ariane 42P launch vehicle. The Arianespace Contract provides the potential for the EchoStar launch to occur before the fall of 1996 if earlier scheduled launches are accelerated or delayed. The Arianespace Contract contains provisions entitling either party to delay the launch in limited circumstances, subject to the payment of penalties in some cases. As of March 31, 1996, EchoStar has paid Arianespace approximately $4.4 million pursuant to the Arianespace Contract. All remaining payments are payable monthly and will be due prior to the launch.

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(6) OTHER COMMITMENTS AND CONTINGENCIES (CONTINUED)


    EchoStar II was previously scheduled to be launched by the same launch provider as EchoStar I, China Great Wall Industry Corporation ("Great Wall"). EchoStar I was successfully launched by Great Wall in December 1995. EchoStar notified Great Wall of its decision to terminate the launch of EchoStar II with Great Wall. EchoStar applied $15.0 million previously paid Great Wall in connection with this launch to the final $15.0 million owed Great Wall related to the launch of EchoStar I. In May 1996, EchoStar received a refund of the remaining $4.5 million previously paid Great Wall in connection with the second launch.



    EchoStar has entered into a contract for launch services with Lockheed Martin Commercial Launch Services, Inc. ("Lockheed") for the launch of EchoStar III from Cape Canaveral Air Station, Florida during the fall of 1997, subject to delay or acceleration in certain circumstances (the "Lockheed Contract"). The Lockheed Contract provides for launch of the satellite utilizing an Atlas IIAS launch vehicle. EchoStar has made an initial payment to Lockheed of $5.0 million and the remaining cost is payable in installments in accordance with the payment schedule set forth in the Lockheed Contract, which requires that substantially all payments be made to Lockheed prior to the launch.



    EchoStar has contracted with Lockheed-Khrunichev-Energia-International, Inc. ("LKE") for the launch of EchoStar IV during 1998 from the Kazakh Republic, a territory of the former Soviet Union, utilizing a Proton launch vehicle (the "LKE Contract"). Either party may request a delay in the relevant launch period, subject to the payment of penalties based on the length of the delay and the proximity of the request to the launch date. EchoStar has paid LKE $20.0 million pursuant to the LKE Contract. No additional payments are currently required to be made to LKE until 1997.



PURCHASE COMMITMENTS



    EchoStar has entered into agreements with various manufacturers to purchase DBS satellite receivers and related components manufactured based on EchoStar's supplied specifications. As of March 31, 1996 the remaining commitments total as much as $622.2 million. At March 31, 1996, the total of all outstanding purchase order commitments with domestic and foreign suppliers was as much as $641.3 million. All but approximately $85.9 million of the purchases related to these commitments are expected to be made during 1996 and the remainder is expected to be made during 1997. EchoStar expects to finance these purchases from available cash, marketable investment securities and sales of inventory, including the sale of EchoStar Receiver Systems and related products.



OTHER RISKS AND CONTINGENCIES



    EchoStar is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of EchoStar.



(7) SUMMARY FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS


    The 1994 Notes are fully, unconditionally and jointly and severally guaranteed by all subsidiaries of Dish, Ltd., except for certain de minimis domestic and foreign subsidiaries (collectively, the "1994 Notes Guarantors").



    The 1996 Notes are initially guaranteed by EchoStar on a subordinated basis. On and after the Dish Guarantee Date (as defined in the 1996 Notes Indenture), the 1996 Notes will be guaranteed by Dish, Ltd., which guarantee will rank PARI PASSU with all senior unsecured indebtedness of Dish, Ltd. On and after the date upon which the DBSC Merger is consummated, the 1996 Notes will be

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(7) SUMMARY FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)


guaranteed by New DBSC, which guarantee will rank pari passu with all senior unsecured indebtedness of New DBSC. If the DBSC Merger is not consummated, New DBSC will not be required to guarantee the 1996 Notes. There can be no assurance that the DBSC Merger will be approved by the FCC or that it will be consummated.



    The net assets of Dish, Ltd. exceed the net assets of the 1994 Notes Guarantors by approximately $277,000 and $223,000 as of December 31, 1995 and March 31, 1996, respectively. Summarized consolidated financial information for Dish, Ltd. is as follows (in thousands):


                                                                              THREE MONTHS ENDED MARCH
                                                                                         31,
                                                                              -------------------------
                                                                                  1995         1996
                                                                              ------------  -----------
Income Statement Data --
  Revenue...................................................................   $   40,413   $    41,026
  Expenses..................................................................       41,111        49,934
                                                                              ------------  -----------
  Operating loss............................................................         (698)       (8,908)
  Other income (expense), net...............................................       (2,897)       (3,234)
                                                                              ------------  -----------
  Net loss before income taxes..............................................       (3,595)      (12,142)
  Benefit for income taxes..................................................        1,355         4,852
                                                                              ------------  -----------
      Net loss..............................................................   $   (2,240)  $    (7,290)
                                                                              ------------  -----------
                                                                              ------------  -----------


                                                                              DECEMBER 31,   MARCH 31,
                                                                                  1995         1996
                                                                              ------------  -----------
Balance Sheet Data --
  Current assets............................................................   $   81,858   $    64,144
  Property and equipment, net...............................................      333,199       333,231
  Other noncurrent assets...................................................      144,238       150,659
                                                                              ------------  -----------
      Total assets..........................................................   $  559,295   $   548,034
                                                                              ------------  -----------
                                                                              ------------  -----------
Current liabilities.........................................................   $   50,743   $    31,167
Long-term liabilities.......................................................      415,662       431,544
Stockholder's equity........................................................       92,890        85,323
                                                                              ------------  -----------
      Total liabilities and stockholder's equity............................   $  559,295   $   548,034
                                                                              ------------  -----------
                                                                              ------------  -----------

                  SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION


                                  (UNAUDITED)



                 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 1996



                  ECHOSTAR SATELLITE BROADCASTING CORPORATION
                                AND SUBSIDIARIES

          ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES



                          CONSOLIDATED BALANCE SHEETS



                                 (IN THOUSANDS)



                                     ASSETS



                                                                                                      DECEMBER 31,    MARCH 31,
                                                                                                          1995          1996
                                                                                                      ------------   -----------
                                                                                                                     (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.........................................................................    $ 13,949      $162,651
  Marketable investment securities..................................................................         210           212
  Trade accounts receivable, net....................................................................      10,435        20,629
  Inventories.......................................................................................      38,769        27,298
  Income tax receivable.............................................................................       3,870         4,504
  Deferred tax assets...............................................................................       1,834         4,600
  Other current assets..............................................................................      12,791        12,599
                                                                                                      ------------   -----------
      Total current assets..........................................................................      81,858       232,493
RESTRICTED CASH AND MARKETABLE SECURITIES:
  1994 Notes escrow.................................................................................      73,291        63,617
  1996 Notes escrow.................................................................................      --           169,970
  Other.............................................................................................      26,400        41,900
PROPERTY AND EQUIPMENT, net.........................................................................     333,199       333,231
OTHER NONCURRENT ASSETS.............................................................................      44,547        58,146
                                                                                                      ------------   -----------
      Total assets..................................................................................    $559,295      $899,357
                                                                                                      ------------   -----------
                                                                                                      ------------   -----------
                                              LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Trade accounts payable............................................................................    $ 19,063      $ 12,280
  Deferred programming revenue......................................................................       5,563         7,416
  Accrued expenses and other current liabilities....................................................      21,335         7,437
  Notes payable and current portion of long-term debt...............................................       4,782         4,783
                                                                                                      ------------   -----------
      Total current liabilities.....................................................................      50,743        31,916
LONG-TERM DEFERRED PROGRAMMING REVENUE..............................................................      --             3,790
1994 NOTES, net.....................................................................................     382,218       395,333
1996 NOTES, net.....................................................................................      --           350,890
LONG-TERM MORTGAGE DEBT AND NOTE PAYABLE, excluding current portion.................................      33,444        32,421
                                                                                                      ------------   -----------
      Total liabilities.............................................................................     466,405       814,350
                                                                                                      ------------   -----------
COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDER'S EQUITY (Note 1):
  Preferred Stock, 20,000,000 and no shares authorized, 1,616,681 and no shares of Series A
   Cumulative Preferred Stock issued and outstanding, including accrued dividends of $1,555,000 and
   $0, respectively.................................................................................      16,607        --
  Class A Common Stock, $.01 par value, 200,000,000 and no shares authorized, 6,470,599 and no
   shares issued and outstanding, respectively......................................................          65        --
  Class B Common Stock, $.01 par value, 100,000,000 and no shares authorized, 29,804,401 and no
   shares issued and outstanding, respectively......................................................         298        --
  Common Stock, $.01 par value, none and 1,000 shares authorized, issued and outstanding,
   respectively.....................................................................................      --            --
  Additional paid-in capital........................................................................      89,495       106,466
  Unrealized holding gains on available-for-sale securities, net of deferred taxes..................         251            21
  Retained earning (deficit)........................................................................     (13,826)      (21,480)
                                                                                                      ------------   -----------
      Total stockholder's equity....................................................................      92,890        85,007
                                                                                                      ------------   -----------
      Total liabilities and stockholder's equity....................................................    $559,295      $899,357
                                                                                                      ------------   -----------
                                                                                                      ------------   -----------



          The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

          ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES



                       CONSOLIDATED STATEMENTS OF INCOME



                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                  (UNAUDITED)



                                                                                             THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                            ---------------------
                                                                                              1995        1996
                                                                                            ---------  ----------
REVENUE:
  DTH products and technical services.....................................................  $  36,277  $   36,741
  Programming.............................................................................      3,871       3,913
  Loan origination and participation income...............................................        265         372
                                                                                            ---------  ----------
      Total revenue.......................................................................     40,413      41,026
                                                                                            ---------  ----------
EXPENSES:
  DTH products and technical services.....................................................     29,445      32,750
  Programming.............................................................................      3,432       3,283
  Selling, general and administrative.....................................................      7,871      10,571
  Depreciation............................................................................        363       3,330
                                                                                            ---------  ----------
      Total expenses......................................................................     41,111      49,934
                                                                                            ---------  ----------
OPERATING LOSS............................................................................       (698)     (8,908)
                                                                                            ---------  ----------
OTHER INCOME (EXPENSE):
  Interest income.........................................................................      3,638       1,974
  Interest expense, net of amounts capitalized............................................     (6,563)     (5,784)
  Other, net..............................................................................         28          (1)
                                                                                            ---------  ----------
      Total other income (expense)........................................................     (2,897)     (3,811)
                                                                                            ---------  ----------
NET LOSS BEFORE INCOME TAXES..............................................................     (3,595)    (12,719)
BENEFIT FOR INCOME TAXES..................................................................      1,355       5,065
                                                                                            ---------  ----------
NET LOSS..................................................................................  $  (2,240) $   (7,654)
                                                                                            ---------  ----------
                                                                                            ---------  ----------



          The accompanying notes to consolidated financial statements are an integral part of these statements.

          ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                 (IN THOUSANDS)


                                  (UNAUDITED)



                                                                                             THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                           -----------------------
                                                                                              1995        1996
                                                                                           ----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...............................................................................  $   (2,240) $    (7,654)
  Adjustments to reconcile net loss to net cash flows from operating activities --
    Depreciation.........................................................................         363        3,330
    Provision for doubtful accounts......................................................         111          610
    Benefit for deferred taxes...........................................................      (2,493)      (3,013)
    Amortization of deferred debt issuance costs on 1994 Notes...........................         315          315
    Amortization of discount on 1994 Notes, net of amounts capitalized...................       6,131        4,189
    Amortization of discount on 1996 Notes, net of amounts capitalized...................      --              843
    Equity in earnings of joint venture..................................................         (15)     --
    Change in reserve for excess and obsolete inventory..................................         233          227
    Long-term deferred programming revenue...............................................      --            3,790
    Other, net...........................................................................          26         (170)
    Changes in working capital items --
      Trade accounts receivable..........................................................        (728)      (9,579)
      Inventories........................................................................      (4,238)      11,244
      Income tax receivable..............................................................      --             (634)
      Other current assets...............................................................        (730)         192
      Liability under cash management program............................................         (57)     --
      Trade accounts payable.............................................................      (1,061)      (6,783)
      Deferred programming revenue.......................................................        (657)       1,853
      Accrued expenses...................................................................       1,221          858
      Other current liabilities..........................................................          38          244
                                                                                           ----------  -----------
          Net cash flows from operating activities.......................................      (3,781)        (138)
                                                                                           ----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable investment securities..........................................     (15,211)          (2)
  Sales of marketable investment securities..............................................      27,777      --
  Purchases of restricted marketable investment securities...............................      --          (15,500)
  Purchases of property and equipment....................................................        (538)      (2,715)
  Offering proceeds and investment earnings placed in escrow.............................      (2,714)    (178,452)
  Funds released from escrow accounts....................................................      16,257       17,785
  Expenditures for satellite systems under construction..................................     (19,621)      (7,928)
  Expenditures for FCC authorizations....................................................      --             (370)
                                                                                           ----------  -----------
          Net cash flows from investing activities.......................................       5,950     (187,182)
                                                                                           ----------  -----------

                                                                                             THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                           -----------------------
                                                                                              1995        1996
                                                                                           ----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of mortgage indebtedness and note payable...................................  $      (57) $    (1,022)
  Proceeds from issuance of Common Stock.................................................      --                1
  Net proceeds from issuance of 1996 Notes...............................................      --          337,043
                                                                                           ----------  -----------
          Net cash flows from financing activities.......................................         (57)     336,022
                                                                                           ----------  -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS................................................       2,112      148,702
CASH AND CASH EQUIVALENTS, beginning of period...........................................      17,506       13,949
                                                                                           ----------  -----------
CASH AND CASH EQUIVALENTS, end of period.................................................  $   19,618  $   162,651
                                                                                           ----------  -----------
                                                                                           ----------  -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest, net of amounts capitalized.....................................  $      106  $       354
  Cash paid for income taxes.............................................................          39      --
  Cumulative Series A Preferred Stock dividends..........................................         301      --
  Satellite launch payment for EchoStar II applied to EchoStar I launch..................      --           15,000



          The accompanying notes to consolidated financial statements are an integral part of these statements.

          ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES



              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                      DECEMBER 31, 1995 AND MARCH 31, 1996



(1) ORGANIZATION AND PRESENTATION OF FINANCIAL STATEMENTS


    EchoStar Satellite Broadcasting Corporation ("ESB") is a wholly owned subsidiary of EchoStar Communications Corporation ("EchoStar"). ESB was formed in January 1996 for the purpose of completing a private offering (the "1996 Notes Offering"), pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), of 13 1/8% Senior Secured Discount Notes due 2004 (the "1996 Notes"), resulting in net proceeds of approximately $337.0 million. The 1996 Notes Offering was consummated in March 1996. In connection with the 1996 Notes Offering, EchoStar contributed all of the outstanding capital stock of its wholly owned subsidiary, Dish, Ltd., to ESB. This transaction has been accounted for as a reorganization of entities under common control. Accordingly, Dish, Ltd. has been treated as the predecessor to ESB and the historical financial statements of ESB are those of Dish, Ltd. ESB is subject to all, and EchoStar is subject to certain of, the terms and conditions of the Indenture related to the 1996 Notes (the "1996 Notes Indenture"). On
April 24, 1996, ESB filed a Registration Statement on Form S-1 under the Securities Act to exchange the 1996 Notes for publicly registered notes.



    ESB successfully launched its first direct broadcast satellite ("DBS"), EchoStar I, in December 1995 and, on March 4, 1996, began broadcasting its DBS programming (the "Dish Network-SM-") to the entire continental United States. The Dish Network-SM- currently includes over 100 channels of high quality digital video and audio programming and will expand to approximately 200 digital video and audio channels following the successful launch of a second DBS satellite, DirectSat I ("EchoStar II"), currently scheduled in the fall of 1996.



    In addition to its DBS business, ESB is engaged in the design, manufacture, distribution and installation of satellite direct to home ("DTH") products, domestic distribution of DTH programming and consumer financing of ESB's domestic DTH products and services. In the first quarter of 1996, EchoStar formed a wholly owned subsidiary, Dish Network Credit Corporation ("DNCC"), for the purpose of providing consumer financing for EchoStar's domestic DTH products and services. At that time, ESB's subsidiary that previously provided these services ceased new loan origination activities. In future periods ESB's revenue from loan origination and participation income will decline.



    Proceeds from the 1996 Notes Offering will be used for: (i) continued development, marketing and distribution of the Dish Network-SM-; (ii) EchoStar's purchase of DBS frequencies at 148 DEG. WL; (iii) construction, launch and insurance of EchoStar III and EchoStar IV; (iv) additional launch costs of
EchoStar II; and (v) other general corporate purposes. The additional frequencies were acquired by EchoStar at a public auction held by the Federal Communications Commission ("FCC") in January 1996 (the "FCC Auction").



    In June 1995, EchoStar completed an offering of its Class A Common Stock, resulting in net proceeds of approximately $63.0 million (the "Equity Offering"). In June 1994, Dish, Ltd. completed an offering of 12 7/8% Senior Secured Discount Notes due 2004 (the "1994 Notes") and Warrants (collectively, the "1994 Notes Offering"), resulting in net proceeds of approximately $323.3 million. Dish Ltd. and most of its subsidiaries are subject to the terms and conditions of the Indenture related to the 1994 Notes (the "1994 Notes Indenture").



    EchoStar presently owns approximately 40% of the outstanding common stock of Direct Broadcasting Satellite Corporation ("DBSC"). DBSC's principal assets include an FCC conditional satellite construction permit and specific orbital slot assignments for eleven DBS frequencies at 61.5 DEG. WL and eleven DBS frequencies at 175 DEG. WL (the "DBS Rights"). EchoStar intends to merge DBSC with Direct Broadcasting Satellite Corporation ("New DBSC"), a wholly owned subsidiary of EchoStar (the "DBSC Merger"). The DBSC Merger has been approved by DBSC shareholders but will not be

          ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(1) ORGANIZATION AND PRESENTATION OF FINANCIAL STATEMENTS (CONTINUED)


consummated until the FCC has approved the DBSC Merger. Although no assurances can be given, EchoStar expects the FCC to issue an order with respect to the DBSC Merger in the near future. Assuming FCC approval of the DBSC Merger, EchoStar will hold, through New DBSC, DBSC's DBS Rights. On April 16, 1996, EchoStar filed a Registration Statement on Form S-4 under the Securities Act covering 658,000 shares of EchoStar Class A Common Stock that are intended to be issued in connection with the DBSC Merger.



    The accompanying consolidated financial statements include only the accounts of ESB and its subsidiaries and exclude all accounts of ESB's parent, EchoStar.



    Unless otherwise stated herein, or the context otherwise requires, references herein to ESB shall include ESB and all of its direct and indirect subsidiaries, and EchoStar shall include EchoStar, ESB and all of their direct and indirect wholly owned subsidiaries.



    The accompanying unaudited condensed Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. For further information, refer to the Combined and Consolidated Financial Statements and footnotes thereto included in Dish, Ltd.'s Annual Report on Form 10-K for the year ended December 31, 1995. Certain prior year amounts have been reclassified to conform with the current year presentation.



SIGNIFICANT RISKS AND UNCERTAINTIES



    Execution of EchoStar's business strategy to launch and operate DBS satellites has dramatically changed its operating results and financial position. As of March 31, 1996, EchoStar expects to expend approximately an additional $520 million through 1999 to build, launch and support its first four satellites (Note 6), assuming receipt of all required FCC licenses and permits. EchoStar consummated the 1994 Notes Offering, the 1996 Notes Offering and the Equity Offering to satisfy these capital requirements. Annual interest expense on the 1994 and 1996 Notes and depreciation of the investment in the satellites and related assets will each be of a magnitude that exceeds historical levels of income before taxes. Beginning in 1995 EchoStar reported significant net losses and expects net losses to continue for the foreseeable future. EchoStar's plans also include the construction and launch of two fixed service satellites, additional DBS satellites and marketing campaigns (including receiver subsidization if market conditions warrant) to promote its DBS products and services. EchoStar may need to raise significant additional funds for construction and launch of additional satellites and there can be no assurance that necessary funds will be available or, if available, that they will be available on terms favorable to EchoStar. However, management believes, but can give no assurance, that demand for its DBS products and services will result in sufficient cash flow which, together with other sources of capital, will be sufficient to satisfy future planned expenditures. Significant delays or launch failures in EchoStar's satellite launch program may have significant adverse consequences to EchoStar's operating results and financial condition.



    The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management estimates and assumptions that affect the reported amounts of

          ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(1) ORGANIZATION AND PRESENTATION OF FINANCIAL STATEMENTS (CONTINUED)


assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.



(2) SUPPLEMENTAL ANALYSIS



CASH AND CASH EQUIVALENTS



    ESB considers all liquid investments purchased with an original maturity of ninety days or less to be cash equivalents. Cash equivalents as of December 31, 1995, and March 31, 1996 consist of money market funds, corporate notes and commercial paper stated at cost which equates to market value.



RESTRICTED CASH AND MARKETABLE SECURITIES



    ESB classifies all marketable investment securities as available-for-sale. Accordingly, these investments are reflected at market value based on quoted market prices. Related unrealized gains and losses are reported as a separate component of stockholder's equity, net of related deferred income taxes. The specific identification method is used to determine cost in computing realized gains and losses.



    Restricted Cash and Marketable Securities in Escrow Accounts as reflected on the accompanying balance sheets represent the remaining net proceeds received from the 1994 Notes Offering and a portion of the proceeds from the 1996 Notes Offering, plus interest earned, less amounts expended to date in connection with the development, construction and launch of the Dish Network-SM-. These proceeds are held in separate escrow accounts (the "1994 Escrow Account" and the "1996 Escrow Account", respectively), for the benefit of the holders of the 1994 and 1996 Notes and are invested in certain debt and other marketable securities, as permitted by the respective Indentures, until disbursed for the express purposes identified in the 1994 Notes Offering Prospectus or the 1996 Notes Offering Memorandum, as the case may be.



    Other Restricted Cash includes $11.4 million to satisfy certain covenants regarding launch insurance required by the 1994 Notes Indenture. ESB is required to maintain launch insurance and Restricted Cash totalling $225.0 million for each of EchoStar I and EchoStar II. ESB has obtained $219.3 million of launch insurance on each satellite, and, together with the cash segregated and reserved on the accompanying balance sheets, has satisfied its insurance obligations under the 1994 Notes Indenture. In addition, as of March 31, 1996, $15.0 million was in an escrow account established pursuant to a DBS satellite receiver manufacturing contract for payment to the manufacturer as certain milestones are reached and $15.5 million was in an escrow account for the purpose of cash collateralizing certain standby letters of credit (Note 4).



    The major components of Restricted Cash and Marketable Securities are as follows (in thousands):



                                                  DECEMBER 31, 1995                      MARCH 31, 1996
                                         -----------------------------------  -------------------------------------
                                                      UNREALIZED                           UNREALIZED
                                          AMORTIZED     HOLDING     MARKET     AMORTIZED     HOLDING      MARKET
                                            COST         GAIN        VALUE       COST         GAIN         VALUE
                                         -----------  -----------  ---------  -----------  -----------  -----------
Commercial paper.......................   $  66,214    $  --       $  66,214  $    70,600   $  --       $    70,600
Government bonds.......................      32,904          420      33,324      204,411          49       204,460
Accrued interest.......................         153       --             153          427      --               427
                                         -----------       -----   ---------  -----------       -----   -----------
                                          $  99,271    $     420   $  99,691  $   275,438   $      49   $   275,487
                                         -----------       -----   ---------  -----------       -----   -----------
                                         -----------       -----   ---------  -----------       -----   -----------

          ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(2) SUPPLEMENTAL ANALYSIS (CONTINUED)


INVENTORIES



    Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out ("FIFO") method. Proprietary products are manufactured by outside suppliers to ESB's specifications. ESB also distributes non-proprietary products purchased from other manufacturers. Manufactured inventories include materials, labor and manufacturing overhead. Cost of other inventories includes parts, contract manufacturers' delivered price, assembly and testing labor, and related overhead, including handling and storage costs. The major components of inventory were as follows (in thousands):



                                                                                DECEMBER 31,   MARCH 31,
                                                                                    1995         1996
                                                                                ------------  -----------
Finished goods................................................................   $   20,458    $  17,957
DBS receiver components.......................................................        9,615        9,728
Competitor DBS Receivers......................................................        9,404          559
Spare parts...................................................................        2,089        2,078
Reserve for excess and obsolete inventory.....................................       (2,797)      (3,024)
                                                                                ------------  -----------
                                                                                 $   38,769    $  27,298
                                                                                ------------  -----------
                                                                                ------------  -----------



ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES



    The composition of accrued expenses and other current liabilities is as follows (in thousands):



                                                                                DECEMBER 31,   MARCH 31,
                                                                                    1995         1996
                                                                                ------------  -----------
Accrued EchoStar I launch costs...............................................   $   15,000    $  --
Accrued expenses..............................................................        3,850        4,708
Reserve for warranty costs....................................................        1,013        1,013
Other.........................................................................        1,472        1,716
                                                                                ------------  -----------
                                                                                 $   21,335    $   7,437
                                                                                ------------  -----------
                                                                                ------------  -----------

          ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(2) SUPPLEMENTAL ANALYSIS (CONTINUED)


PROPERTY AND EQUIPMENT



    Property and equipment are stated at cost less accumulated depreciation. Cost includes interest capitalized on the EchoStar DBS System during construction at ESB's effective borrowing rate. The major components of property and equipment were as follows (in thousands):



                                                                    ESTIMATED
                                                                   USEFUL LIFE   DECEMBER 31,   MARCH 31,
                                                                   (IN YEARS)        1995         1996
                                                                  -------------  ------------  -----------
Construction in progress........................................       --         $  282,373   $    81,322
EchoStar I satellite............................................           12         --           198,143
Furniture, fixtures and equipment...............................         2-12         17,163        21,329
Buildings and improvements......................................         7-40         21,006        21,109
Tooling and other...............................................            2          2,039         3,470
Land............................................................       --              1,613         1,613
Vehicles........................................................            7          1,310         1,325
Furniture and equipment held for sale...........................                      17,062        17,614
Computer equipment held for sale................................                         902           885
                                                                                 ------------  -----------
      Total property and equipment..............................                     343,468       346,810
Less-Accumulated depreciation...................................                     (10,269)      (13,579)
                                                                                 ------------  -----------
      Net property and equipment................................                  $  333,199   $   333,231
                                                                                 ------------  -----------
                                                                                 ------------  -----------



    Construction in progress principally includes capitalized costs related to EchoStar II, which is scheduled for launch in the fall of 1996.



    Construction in progress consisted of the following (in thousands):



                                                                                DECEMBER 31,   MARCH 31,
                                                                                    1995         1996
                                                                                ------------  -----------
Progress amounts for satellite construction, launch, launch insurance, capitalized interest, launch and in-orbit tracking, telemetry and control services:
  EchoStar I..................................................................   $  193,629    $  --
  EchoStar II.................................................................       88,634       81,133
  Other.......................................................................          110          189
                                                                                ------------  -----------
                                                                                 $  282,373    $  81,322
                                                                                ------------  -----------
                                                                                ------------  -----------

          ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(2) SUPPLEMENTAL ANALYSIS (CONTINUED)


OTHER NONCURRENT ASSETS



    The major components of other noncurrent assets were as follows (in thousands):



                                                                                DECEMBER 31,   MARCH 31,
                                                                                    1995         1996
                                                                                ------------  -----------
Deferred tax assets, net......................................................   $   12,109    $  12,497
FCC authorizations, net of amortization.......................................       11,309       11,681
1996 Notes deferred debt issuance costs.......................................       --           13,004
1994 Notes deferred debt issuance costs, net of amortization..................       10,622       10,307
SSET convertible subordinated debentures and accrued interest.................        9,610        9,758
Other, net....................................................................          897          899
                                                                                ------------  -----------
                                                                                 $   44,547    $  58,146
                                                                                ------------  -----------
                                                                                ------------  -----------



(3) LONG-TERM DEBT



1994 NOTES



    On June 7, 1994, Dish, Ltd. completed the 1994 Notes Offering of 624,000 units consisting of $624.0 million aggregate principal amount of the 1994 Notes and 3,744,000 Warrants. The 1994 Notes Offering resulted in net proceeds to Dish, Ltd. of approximately $323.3 million. Interest on the 1994 Notes currently is not payable in cash but accrues through June 1, 1999, with the 1994 Notes accreting to $624.0 million by that date. Thereafter, interest on the 1994 Notes will be payable in cash semi-annually on June 1 and December 1 of each year, commencing December 1, 1999. At March 31, 1996, the 1994 Notes were reflected in the accompanying financial statements at $395.3 million, net of unamortized discount of $228.7 million.



1996 NOTES



    On March 25, 1996, ESB completed the 1996 Notes Offering consisting of $580.0 million aggregate principal amount of the 1996 Notes. The 1996 Notes Offering resulted in net proceeds to ESB of approximately $337.0 million. Interest on the 1996 Notes currently is not payable in cash but accrues through March 15, 2000, with the 1996 Notes accreting to $580.0 million by that date. Thereafter, interest on the 1996 Notes will be payable in cash semi-annually on March 15 and September 15 of each year, commencing September 15, 2000. At March 31, 1996, the 1996 Notes were reflected in the accompanying financial statements at $350.9 million, net of unamortized discount of $229.1 million.



(4) BANK CREDIT FACILITY AND LETTERS OF CREDIT


    On May 6, 1994, the principal subsidiaries of EchoStar, except EchoStar Satellite Corporation ("ESC") (the "Borrowers"), entered into an agreement with Bank of America Illinois, to provide a revolving credit facility (the "Credit Facility") for working capital advances and for letters of credit necessary for inventory purchases and satellite construction payments. The Credit Facility expired in May 1996 and EchoStar does not currently intend to arrange a new credit facility. Instead, EchoStar is using available cash to collateralize its letter of credit obligations, which have historically been the only significant use of the Credit Facility. At March 31, 1996, EchoStar had cash collateralized $15.5 million of certain standby letters of credit for trade purchases which is included in restricted cash and marketable securities in the accompanying financial statements (Note 2).

          ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(5) INCOME TAXES


    The components of the benefit for income taxes were as follows (in thousands):



                                                                                      THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                     --------------------
                                                                                       1995       1996
                                                                                     ---------  ---------
Current (provision) benefit
  Federal..........................................................................  $    (767) $   1,971
  State............................................................................       (194)       203
  Foreign..........................................................................       (177)      (122)
                                                                                     ---------  ---------
                                                                                        (1,138)     2,052
                                                                                     ---------  ---------
Deferred benefit
  Federal..........................................................................      2,050      2,764
  State............................................................................        443        249
                                                                                     ---------  ---------
                                                                                         2,493      3,013
                                                                                     ---------  ---------
    Total benefit..................................................................  $   1,355  $   5,065
                                                                                     ---------  ---------
                                                                                     ---------  ---------



    ESB's deferred tax assets (approximately $17.1 million at March 31, 1996) relate principally to temporary differences for amortization of original issue discount on the 1994 and 1996 Notes and various accrued expenses which are not deductible until paid. No valuation allowance has been provided because ESB currently believes it is more likely than not that these deferred assets will ultimately be realized. If future operating results differ materially and adversely from ESB's current expectations, its judgment regarding the need for a valuation allowance may change.



(6) OTHER COMMITMENTS AND CONTINGENCIES



SATELLITE CONTRACTS



    EchoStar has contracted with Martin Marietta Corporation ("Martin Marietta") for the construction and delivery of high powered DBS satellites and for related services. Penalties are payable by Martin Marietta as a result of delays in the delivery of EchoStar I by Martin Marietta and may be payable with respect to EchoStar II or EchoStar III. As of November 19, 1995, the date that EchoStar I was delivered by Martin Marietta to China, those penalties totaled approximately $3.2 million with respect to EchoStar I. Penalties of $2.0 million are payable by Martin Marietta in the event that EchoStar II is not delivered by May 15, 1996. Thereafter, delays in the delivery of EchoStar II would result in PER DIEM additional penalties up to a maximum of $5.0 million in the aggregate. Beginning August 1, 1997, a PER DIEM penalty of $3,333, to a maximum of $100,000, is payable if EchoStar III is not delivered by July 31, 1997. Beginning September 1, 1997, additional delays in the delivery of EchoStar III would result in additional PER DIEM penalties of $33,333, up to a maximum of $5.0 million in the aggregate.



    EchoStar has entered into a contract with Arianespace, Inc. ("Arianespace") to launch EchoStar II from Korou, French Guiana in the fall of 1996 (the "Arianespace Contract"). The launch is scheduled to be performed on a dedicated Ariane 42P launch vehicle. The Arianespace Contract provides the potential for the EchoStar launch to occur before the fall of 1996 if earlier scheduled launches are accelerated or delayed. The Arianespace Contract contains provisions entitling either party to delay the launch in limited circumstances, subject to the payment of penalties in some cases. As of March 31, 1996, EchoStar has paid Arianespace approximately $4.4 million pursuant to the Arianespace Contract. All remaining payments are payable monthly and will be due prior to the launch.

          ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(6) OTHER COMMITMENTS AND CONTINGENCIES (CONTINUED)


    EchoStar II was previously scheduled to be launched by the same launch provider as EchoStar I, China Great Wall Industry Corporation ("Great Wall"). EchoStar I was successfully launched by Great Wall in December 1995. EchoStar notified Great Wall of its decision to terminate the launch of EchoStar II with Great Wall. EchoStar applied $15.0 million previously paid Great Wall in connection with this launch to the final $15.0 million owed Great Wall related to the launch of EchoStar I. In May 1996, EchoStar received a refund of the remaining $4.5 million previously paid Great Wall in connection with the second launch.



    EchoStar has entered into a contract for launch services with Lockheed Martin Commercial Launch Services, Inc. ("Lockheed") for the launch of EchoStar III from Cape Canaveral Air Station, Florida during the fall of 1997, subject to delay or acceleration in certain circumstances (the "Lock-heed Contract"). The Lockheed Contract provides for launch of the satellite utilizing an Atlas IIAS launch vehicle. EchoStar has made an initial payment to Lockheed of $5.0 million and the remaining cost is payable in installments in accordance with the payment schedule set forth in the Lockheed Contract, which requires that substantially all payments be made to Lockheed prior to launch.



    EchoStar has contracted with Lockheed-Khrunichev-Energia-International, Inc. ("LKE") for the launch of EchoStar IV during 1998 from the Kazakh Republic, a territory of the former Soviet Union, utilizing a Proton launch vehicle (the "LKE Contract"). Either party may request a delay in the relevant launch period, subject to the payment of penalties based on the length of the delay and the proximity of the request to the launch date. EchoStar has paid LKE $20.0 million pursuant to the LKE Contract. No additional payments are currently required to be made to LKE until 1997.



PURCHASE COMMITMENTS



    ESB has entered into agreements with various manufacturers to purchase DBS satellite receivers and related components manufactured based on ESB's supplied specifications. As of March 31, 1996 the remaining commitments total as much as $622.2 million. At March 31, 1996, the total of all outstanding purchase order commitments with domestic and foreign suppliers was as much as $641.3 million. All but approximately $85.9 million of the purchases related to these commitments are expected to be made during 1996 and the remainder is expected to be made during 1997. EchoStar expects to finance these purchases from available cash, marketable investment securities and sales of inventory, including the sale of EchoStar Receiver Systems and related products.



OTHER RISKS AND CONTINGENCIES



    EchoStar is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of EchoStar.



(7) SUMMARY FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS


    The 1994 Notes are fully, unconditionally and jointly and severally guaranteed by all subsidiaries of Dish, Ltd., except for certain de minimis domestic and foreign subsidiaries.



    The 1996 Notes are initially guaranteed by EchoStar on a subordinated basis. On and after the Dish Guarantee Date (as defined in the 1996 Notes Indenture), the 1996 Notes will be guaranteed by Dish, Ltd., which guarantee will rank PARI PASSU with all senior unsecured indebtedness of Dish, Ltd. On and after the date upon which the DBSC Merger is consummated, the 1996 Notes will be

          ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES

                      DECEMBER 31, 1995 AND MARCH 31, 1996



(7) SUMMARY FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)


guaranteed by New DBSC, which guarantee will rank PARI PASSU with all senior unsecured indebtedness of New DBSC. If the DBSC Merger is not consummated, New DBSC will not be required to guarantee the 1996 Notes. There can be no assurance that the DBSC Merger will be approved by the FCC or that it will be consummated.



    The net assets of Dish, Ltd. exceed the net assets of the 1994 Notes Guarantors by approximately $277,000 and $223,000 as of December 31, 1995 and March 31, 1996, respectively. Summarized consolidated financial information for Dish, Ltd. is as follows (in thousands):



                                                                                   THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                                  ---------------------
                                                                                    1995        1996
                                                                                  ---------  ----------
Income Statement Data --
  Revenue.......................................................................  $  40,413  $   41,026
  Expenses......................................................................     41,111      49,934
  Operating loss................................................................       (698)     (8,908)
  Other income (expense), net...................................................     (2,897)     (3,234)
  Net loss before income taxes..................................................     (3,595)    (12,142)
  Benefit for income taxes......................................................      1,355       4,852
                                                                                  ---------  ----------
    Net loss....................................................................  $  (2,240) $   (7,290)
                                                                                  ---------  ----------
                                                                                  ---------  ----------



                                                                              DECEMBER 31,   MARCH 31,
                                                                                  1995         1996
                                                                              ------------  -----------
Balance Sheet Data --
  Current assets............................................................   $   81,858   $    64,144
  Property and equipment, net...............................................      333,199       333,231
  Other noncurrent assets...................................................      144,238       150,659
                                                                              ------------  -----------
    Total assets............................................................   $  559,295   $   548,034
                                                                              ------------  -----------
                                                                              ------------  -----------
  Current liabilities.......................................................   $   50,743   $    31,167
  Long-term liabilities.....................................................      415,662       431,544
  Stockholder's equity......................................................       92,890        85,323
                                                                              ------------  -----------
    Total liabilities and stockholder's equity..............................   $  559,295   $   548,034
                                                                              ------------  -----------
                                                                              ------------  -----------

                  SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION
                                  (UNAUDITED)



                 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 1996



                   DIRECT BROADCASTING SATELLITE CORPORATION
                                   (DELAWARE)
                         (A DEVELOPMENT STAGE COMPANY)



    The following supplemental quarterly financial information of Direct Broadcasting Satellite Corporation ("DBSC") is included as part of the Registration Statement in connection with a pending merger of DBSC with a wholly owned subsidiary of EchoStar Communications Corporation (the "Merger"), and is included for informational purposes only. No assurances can be given that the Merger will be consummated, or if consummated, the date that such consummation will occur.

                   DIRECT BROADCASTING SATELLITE CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)



                                 BALANCE SHEETS



                                     ASSETS



                                                                                  DECEMBER 31,     MARCH 31,
                                                                                      1995           1996
                                                                                  -------------  -------------
                                                                                    (AUDITED)     (UNAUDITED)
CURRENT ASSETS:
  Cash..........................................................................  $      72,950  $      18,857
  Money Market Funds --
    Crestfunds, Inc. -- Cash Reserves Fund......................................        285,978        199,497
    Pacific Horizon Prime Fund..................................................          7,081      2,516,577
                                                                                  -------------  -------------
      Total current assets......................................................        366,009      2,734,931
                                                                                  -------------  -------------
PROPERTY AND EQUIPMENT, AT COST:
  Satellite development in process (Note 4).....................................     17,882,707     23,396,333
  Computer equipment............................................................          5,073          5,073
  Less: Accumulated depreciation................................................         (2,730)        (2,998)
                                                                                  -------------  -------------
  Cost less accumulated depreciation............................................     17,885,050     23,398,408
                                                                                  -------------  -------------
OTHER ASSETS:
  FCC license (Note 3)..........................................................        865,571        927,770
  Unamortized loan costs........................................................         67,058         64,963
  Deferred tax benefit (Note 7).................................................       --             --
  Security deposits.............................................................          2,575          2,575
                                                                                  -------------  -------------
    Total other assets..........................................................        935,204        995,308
                                                                                  -------------  -------------
      Total assets..............................................................  $  19,186,263  $  27,128,647
                                                                                  -------------  -------------
                                                                                  -------------  -------------
                                     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..............................................................  $     140,958  $     124,139
  Unsecured note payable (Note 6A)..............................................        500,000        500,000
  Accrued interest..............................................................        237,226        249,027
  Unsecured notes payable (Note 6B) (in arrears)................................        325,000        325,000
  Accrued interest in arrears (Note 6)..........................................        341,074        347,794
  Due to shareholder............................................................          3,024          2,182
                                                                                  -------------  -------------
    Total current liabilities...................................................      1,547,282      1,548,142
                                                                                  -------------  -------------
LONG-TERM DEBT:
  Secured notes payable (Note 5)................................................     16,000,000     23,500,000
  Accrued interest (Notes 5 & 6)................................................         10,082        523,708
                                                                                  -------------  -------------
    Total long-term debt........................................................     16,010,082     24,023,708
                                                                                  -------------  -------------
    Total liabilities...........................................................     17,557,364     25,571,850
                                                                                  -------------  -------------
COMMITMENTS (Note 4)
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value, 3,000,000 shares authorized; 1,620,138 shares
   issued and outstanding.......................................................         16,201         16,201
  Additional paid in capital....................................................      5,724,046      5,724,046
  Accumulated deficit (Note 1)..................................................     (2,755,808)    (2,755,808)
  Accumulated deficit during development stage..................................     (1,355,540)    (1,427,642)
                                                                                  -------------  -------------
    Total stockholders' equity..................................................      1,628,899      1,556,797
                                                                                  -------------  -------------
    Total liabilities and stockholders' equity..................................  $  19,186,263  $  27,128,647
                                                                                  -------------  -------------
                                                                                  -------------  -------------



   The accompanying notes are an integral part of these financial statements.

                   DIRECT BROADCASTING SATELLITE CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)



                              STATEMENTS OF INCOME



                                  (UNAUDITED)



                                                                           THREE MONTHS ENDED
                                                                               MARCH 31,          APRIL 1, 1990
                                                                        ------------------------  (INCEPTION TO)
                                                                           1995         1996      MARCH 31, 1996
                                                                        -----------  -----------  --------------
REVENUE:
  Gain on settlement of indebtedness..................................  $   --       $   --       $       31,656
  Investment income...................................................       19,480       13,015         101,074
                                                                        -----------  -----------  --------------
    Total revenue.....................................................       19,480       13,015         132,730
                                                                        -----------  -----------  --------------
OPERATING EXPENSES:
  Interest income.....................................................       19,320       18,520         630,776
  Legal fees..........................................................      --             7,303         268,195
  Consulting fees.....................................................       42,303       36,000         453,327
  Professional services...............................................        4,660        6,650          40,671
  Rent................................................................        7,226        6,800          53,350
  Taxes and licenses..................................................      --               670           7,704
  Other administrative expenses.......................................        7,811        6,810         101,255
  Depreciation and amortization.......................................          691        2,364           5,094
                                                                        -----------  -----------  --------------
    Total operating expenses..........................................       82,011       85,117       1,560,372
                                                                        -----------  -----------  --------------
NET LOSS BEFORE INCOME TAXES..........................................      (62,531)     (72,102)     (1,427,642)
PROVISION FOR INCOME TAXES (Note 7)...................................      --           --             --
                                                                        -----------  -----------  --------------
NET LOSS..............................................................  $   (62,531) $   (72,102) $   (1,427,642)
                                                                        -----------  -----------  --------------
                                                                        -----------  -----------  --------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING............................    1,618,138    1,620,138       1,049,565
                                                                        -----------  -----------  --------------
                                                                        -----------  -----------  --------------
LOSS PER COMMON SHARE.................................................  $      (.04) $      (.04) $        (1.36)
                                                                        -----------  -----------  --------------
                                                                        -----------  -----------  --------------



   The accompanying notes are an integral part of these financial statements.

                   DIRECT BROADCASTING SATELLITE CORPORATION


                         (A DEVELOPMENT STAGE COMPANY)



                            STATEMENTS OF CASH FLOWS



                                  (UNAUDITED)



                                                                        THREE MONTHS ENDED
                                                                             MARCH 31,             APRIL 1, 1990
                                                                   -----------------------------  (INCEPTION TO)
                                                                       1995            1996       MARCH 31, 1996
                                                                   -------------  --------------  ---------------
                                                                                                     (NOTE 1)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.......................................................  $     (62,531) $      (72,102) $    (1,427,642)
  Adjustments to reconcile net loss to net cash applied to
   operating activities:
    Depreciation and amortization................................            691           2,364            5,094
    Gain on settlement of indebtedness...........................       --              --                (31,656)
    Noncash consulting fees......................................       --              --                 16,000
    Increase (decrease) in accounts payable......................          3,235           2,747          (46,327)
    Increase in accrued interest payable.........................         19,319          18,521          607,818
    Increase (decrease) due to shareholders......................          7,380            (842)          (6,072)
                                                                   -------------  --------------  ---------------
      Net cash applied to operating activities...................        (31,906)        (49,312)        (882,785)
                                                                   -------------  --------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of furniture and equipment.........................       --              --                 (5,073)
  Increase in satellite development costs........................        (21,000)     (5,000,000)     (22,872,625)
  Increase in FCC license........................................       (101,544)        (14,708)        (679,952)
                                                                   -------------  --------------  ---------------
    Net cash used in investing activities........................       (122,544)     (5,014,708)     (23,557,650)
                                                                   -------------  --------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in secured notes payable..............................       --             7,500,000       23,500,000
  Issuance of common stock.......................................       --              --              3,259,999
  Increase notes payable.........................................       --              --                652,500
  Increase in contract payable...................................       --              --                 62,500
  Payment on contract payable....................................       --              --                (62,500)
  Increase in loan costs.........................................       --               (67,058)         (67,058)
  Payment of notes payable.......................................       --              --               (167,500)
  Increase in security deposit...................................           (380)       --                 (2,575)
                                                                   -------------  --------------  ---------------
    Net cash provided by financing activities....................           (380)      7,432,942       27,175,366
                                                                   -------------  --------------  ---------------
NET INCREASE (DECREASE) IN CASH..................................       (154,830)      2,368,922        2,734,931
CASH AT BEGINNING OF PERIOD......................................      2,406,710         366,009        --
                                                                   -------------  --------------  ---------------
CASH AT END OF PERIOD............................................  $   2,251,880  $    2,734,931  $     2,734,931
                                                                   -------------  --------------  ---------------
                                                                   -------------  --------------  ---------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the year for interest.........................  $    --        $     --        $        22,958
SUPPLEMENTAL SCHEDULE OF NONCASH AND FINANCING ACTIVITIES:
  Additional common stock was issued upon the conversion of notes payable in the amount of $700,000, plus relate accrued
   interest totaling $629,406....................................       --              --              1,329,406
  Additional common stock was issue in exchange for consulting
   services......................................................       --              --                 16,000
Disclosure of accounting policy:
  For the purposes of the statement of cash flows, the Company considers money market funds to be cash equivalents.



   The accompanying notes are an integral part of these financial statements.

                   DIRECT BROADCASTING SATELLITE CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)



                         NOTES TO FINANCIAL STATEMENTS



                      DECEMBER 31, 1995 AND MARCH 31, 1996



(1) ORGANIZATION


    Direct Broadcasting Satellite Corporation (the "Company" or "DBSC"), a development stage company, was incorporated January 23, 1981 in the State of Delaware. It is constructing satellites, and plans to operate a direct-to-home, multi-channel satellite broadcast television service. Funding of the Company's operations has been obtained through the private placement of common stock and issuance of convertible debt, demand notes and accounts payable.



    On December 21, 1995, the Company and EchoStar Communications Corporation ("EchoStar"), a 39.8% shareholder, agreed to a merger, subject to receipt of requisite government approval. Echostar holds direct broadcasting satellite authorizations for 21 channels at 119 DEG. W.L. Under the terms of the Merger Agreement, (1) the Company and EchoStar agreed to merge DBSC into a wholly-owned subsidiary of EchoStar, and (2) the Company's shareholders will be entitled to receive at their option, $7.99 in cash or .67417 EchoStar shares for each of the Company's 975,148 shares not already owned by EchoStar.



    Echostar  also agreed,  at its  sole discretion, to  loan the  Company up to
$150,000,000 for expenses associated with the construction, launch, and insurance of the Company's spacecraft. On December 29, 1995, the Company drew down $16 million under its loan purchase agreement with EchoStar and paid Lockheed Martin Corporation $16 million on the same day. During the three months ended March 31, 1996, the Company drew down an additional $7.5 million under the agreement.



    Without the Echostar or other financing, the Company's ability to meet its existing obligations and proceed with the construction of the satellite is doubtful. In such case, the ultimate realization of the capitalized FCC license application costs, as well as the deferred satellite development costs, are doubtful, and the continuance of the Company as an operating entity would be uncertain.



    The Company's development activities were dormant for a period of years ended March 31, 1990. During the year ended March 31, 1991, the Company began development of two new satellites. In accordance with SFAS No. 7, development stage activities for presentation purposes on the statements of income and cash flow are for the period April 1, 1990 to March 31, 1996. Prior development stage activity losses amounting to $2,755,808 are reflected in stockholders' equity as accumulated deficit.



(2) SIGNIFICANT ACCOUNTING POLICIES


    Effective April 1, 1995, the Company changed its fiscal year to December 31 from March 31.



    Loan costs are being amortized over the 8-year life of the secured notes, effective January 1, 1996.



    Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.



    Losses per share have been computed based on the weighted average number of shares of common stock outstanding during each three month period.



(3) FCC LICENSE


    The Company's application for authority to construct and operate a direct broadcast satellite system was approved by the Federal Communications Commission ("FCC") and a conditional construction permit for two spacecraft was released on August 15, 1989. On November 10, 1993, the FCC found that the Company had complied with the necessary due diligence requirements and assigned specific orbit/spectrum resources to the Company. On December 8, 1995, the FCC staff granted the

                   DIRECT BROADCASTING SATELLITE CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



                      DECEMBER 31, 1995 AND MARCH 31, 1996



(3) FCC LICENSE (CONTINUED)


Company an extension of time through November 1998, to construct and launch two spacecrafts. Pursuant to a FCC request, on January 31, 1994 the Company submitted certain technical data to the FCC and asked for launch authority.



    On June 30, 1995, the Company notified the FCC that it had signed a spacecraft contract modification and sought approval thereof. Certain costs incurred in connection with filing the FCC license application and maintaining the authority have been capitalized.



(4) SATELLITE DEVELOPMENT COSTS


    The Company has entered into a contract for the construction of two satellites. The contract, as amended May 31, 1995, provides for periodic, non-refundable payments over a period extending to October 30, 2003, as well as cancellation penalties if the contract is terminated before the satellites are launched. As of March 31, 1996, payments made under the terms of the contract totaled $22,838,500. The contract calls for additional payments of $52,500,000 in the year ending December 31, 1996. The total commitment under the contract is in excess of $160 million.



    At   March  31,  1996,   total  satellite  development   costs  amounted  to
$23,396,333, including capitalized interest of $523,708.



    During construction and prior to launch, the Company has granted to the Contractor a full security interest in all hardware, software and work in process (collectively "Security") related to the two satellites. In the event of certain defaults by the Company, the Contractor shall immediately assume ownership of the entire Security.



(5) SECURED NOTES PAYABLE


    On December 29, 1995, the Company borrowed $16,000,000, and during the three months ended March 31, 1996, borrowed $7,500,000, per the terms of a note purchase agreement and a security agreement between EchoStar and the Company. The promissory notes are secured by an assignment, pledge and grant of security interest in all the estate, right, title and interest of the Company, whether now owned or hereafter acquired, in, to and under (1) the Satellites and DBS Rights, (2) all agreements, contracts and documents related to the Satellites, DBS Rights, and business of the Company, (3) all income and revenues from all business operations, and (4) all tangible and/or intangible property of the Company, including the Satellites. However, the security in the Satellites is subordinate to the security interest in and to the Satellites held by Martin Marietta.



    Interest accrues at Chase Manhattan Bank prime rate plus 3 percent as of the date of each loan draw. Principal and interest is payable in seven equal annual installments beginning two years after each loan draw. The December 29, 1997 installment related to the $16,000,000 loan will be approximately $3,713,300, including interest at 11.5%. The annual installments related to the $7,500,000 of additional loans will be approximately $1,725,027, starting in February 1998, including interest at 11.25%.



(6) UNSECURED NOTES PAYABLE



    A.  UNSECURED NOTE PAYABLE.



    A  note  payable in  the amount  of $500,000  is payable  90 days  after the
successful   launch   and   check-out   of   DBSC's   first   Direct   Broadcast
Satellite-Broadcast Satellite System, or on demand in

                   DIRECT BROADCASTING SATELLITE CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



                      DECEMBER 31, 1995 AND MARCH 31, 1996



(6) UNSECURED NOTES PAYABLE (CONTINUED)


certain other limited circumstances. Interest is payable at Chase Manhattan Bank prime rate plus 1% per annum or 4% after maturity, or in event of default. As of December 31, 1995, the note payable and the related accrued interest were payable on demand.



    B.  CONVERTIBLE NOTES PAYABLE.



    Convertible notes  payable amounted  to $325,000  at December  31, 1995  and
March 31, 1996. Notes totalling $100,000 accrue interest at 75% of Chase Manhattan Bank prime rate, and notes totalling $225,000 accrue interest at 100% of the prime rate.



    The notes provide that until they are paid in full, a note holder at his option may convert principal into shares of the authorized common stock of the Company as follows: $100,000 of principal at $6.67 per share, and $225,000 of principal at $8.33 per share.



(7) INCOME TAXES


    Effective April 1, 1992, the Company adopted SFAS No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax bases of assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period, plus or minus the net change in the deferred tax assets and liabilities.



    The adoption of Statement 109 did not have an effect on the Company's financial statements because the deferred income tax benefit has been offset by a valuation allowance of equal amount. The valuation allowance was established to reduce the deferred tax benefit to the amount that will more likely than not be realized. This reduction is necessary due to the uncertainty of the Company's ability to utilize all of the future tax deduction resulting from net operating losses.



    The gross deferred income tax benefit was approximately $849,382 at December 31, 1995, and $868,146 at March 31, 1996.



    The deferred income tax benefit results primarily from net operating losses for tax purposes. The net operating loss carryover to future years is $2,202,393 at December 31, 1995, and $2,250,483 at March 31, 1996, none of which will expire until the year 1999. In addition, the Company has not claimed as a tax deduction accrued interest payable of $596,821. For income tax purposes, the Company reports its net income (loss) on the cash basis.



(8) CONTINGENT LIABILITIES


    In 1982, the Company entered into agreements with two French corporations pursuant to which each corporation, in exchange for the Company's commitment to procure satellite hardware, paid to a satellite launch provider, for the benefit of the Company, a launch reservation fee of $100,000. The first agreement, as amended, specified that payment of the $100,000 plus interest of 13% per annum was due on December 31, 1983. The second agreement provided that the Company was obligated to issue 6,000 (as adjusted) shares of common stock no later than two years from the date of the agreement.



    No equipment was procured from either corporation, no shares of common stock have been issued nor has the Company returned the $100,000 payment to either corporation. The Company has not

                   DIRECT BROADCASTING SATELLITE CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



                      DECEMBER 31, 1995 AND MARCH 31, 1996



(8) CONTINGENT LIABILITIES (CONTINUED)


determined whether either obligation is currently enforceable under French law. The Company is unaware of any request for payment or for the issuance of the Company's shares from August 3, 1987 to date.



(9) RELATED PARTY TRANSACTIONS


    Consulting fees are paid to certain shareholders and officers.

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER OR BY THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                   PAGE
                                                 ---------
Prospectus Summary.............................          7
Risk Factors...................................         20
Use of Proceeds................................         34
The Exchange Offer.............................         35
Capitalization.................................         43
Selected Financial Data........................         44
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................         46
Business.......................................         59
Management.....................................         89
Certain Relationships and Related
 Transactions..................................         95
Security Ownership of Certain Beneficial Owners
 and Management................................         96
Description of Certain Indebtedness............         98
Description of Exchange Notes..................        100
Certain United States Federal Income Tax
 Considerations................................        132
Plan of Distribution...........................        134
Notice to Investors............................        135
Independent Experts............................        138
Legal Matters..................................        138
Index to Financial Statements..................        F-1


                                   PROSPECTUS

                                  $580,000,000

                               ECHOSTAR SATELLITE
                            BROADCASTING CORPORATION

                OFFER TO EXCHANGE $1,000 PRINCIPAL AMOUNT OF ITS
              13 1/8% SENIOR SECURED DISCOUNT NOTES DUE 2004 WHICH
             HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR EACH
               $1,000 PRINCIPAL AMOUNT OF ITS OUTSTANDING 13 1/8%
                     SENIOR SECURED DISCOUNT NOTES DUE 2004

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                        FIRST TRUST NATIONAL ASSOCIATION


                                 BY FACSIMILE:
                                 (612) 244-1537
                           CONFIRMATION BY TELEPHONE:
                                 (612) 244-1197
                   BY MAIL/HAND DELIVERY/OVERNIGHT DELIVERY:
                        FIRST TRUST NATIONAL ASSOCIATION
                             180 EAST FIFTH STREET
                           ST. PAUL, MINNESOTA 55101
                              ATTN: PHYLLIS MEATH
                           SPECIALIZED FINANCE GROUP


                                          , 1996

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

    Capitalized terms used but not defined in Part II have the meanings ascribed to them in the Prospectus contained in this Registration Statement.

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of Exchange Notes registered hereby, all of which expenses, except for the Commission registration fee, are estimates:

                                        DESCRIPTION                                            AMOUNT
- -------------------------------------------------------------------------------------------  -----------
Securities and Exchange Commission registration fee........................................  $   122,029
Accounting fees and expenses...............................................................       25,000
Printing and engraving fees and expenses...................................................       50,000
Legal fees and expenses....................................................................       35,000
Exchange Agent fees and expenses...........................................................        1,000
Blue Sky fees and expenses.................................................................        5,000
Miscellaneous expenses.....................................................................       11,971
                                                                                             -----------
  Total....................................................................................  $   250,000
                                                                                             -----------
                                                                                             -----------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The following subparagraphs briefly describe indemnification provisions for directors, officers and controlling persons of the Issuer or New DBSC (as the case may be) against liability, including liability under the Securities Act.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Issuer pursuant to the foregoing provisions, or otherwise, the Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is, therefore, unenforceable. Reference is made to the Purchase Agreement, a copy of which is or will be filed as Exhibit 2.3 hereto, which provides for indemnification of the directors and officers of the Registrant who sign the Registration Statement by the Initial Purchasers against certain liabilities, including those arising under the Securities Act, in certain circumstances.

    COLORADO CORPORATIONS

    As provided in the Articles of Incorporation of the Issuer and Direct Broadcasting Satellite Corporation, a Colorado corporation and a wholly-owned subsidiary of EchoStar ("New DBSC"), the Issuer or New DBSC may eliminate or limit the personal liability of a director to the Issuer or New DBSC (as the case may be) or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that such provision shall not eliminate or limit the liability of a director to the Issuer or DBSC (as the case may be) or to its shareholders for monetary damages for: Any breach of the director's duty of loyalty to the Issuer or New DBSC (as the case may be) or to its shareholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or any transaction from which the director derived an improper personal benefit. No such provisions eliminate or limit the liability of a director to the Issuer or New DBSC (as the case may be) or to its shareholders for monetary damages for any act or omission occurring prior to the date when such provision becomes effective.

    1. Under provisions of the By-Laws of the Issuer or New DBSC and the Colorado Business Corporation Act (the "Colorado Act"), each person who is or was a director of officer of the Issuer or New DBSC will be indemnified by the Issuer or DBSC (as the case may be) as a matter of right summarized as follows:

        (a) Under the Colorado Act, a person who is wholly successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Issuer or New DBSC shall be indemnified against reasonable expenses (including attorneys' fees) in connection with such suit or proceeding.

        (b) Except as provided in subparagraph (c) below, a director may be indemnified under such law against both (1) reasonable expenses (including attorneys' fees), and (2) judgments, penalties, fines and amounts paid in settlement, if he acted in good faith and reasonably believed, in the case of conduct in his official capacity as a director, that his conduct was in the Issuer's or New DBSC's best interests, or in all other cases that his conduct was not opposed to the best interests of the Issuer or New DBSC, and with respect to any criminal action, he had no reasonable cause to believe his conduct was unlawful, but the Issuer or New DBSC may not indemnify the director if the director is found liable to the Issuer or New DBSC or is found liable on the basis that personal benefit was improperly received by the director in connection with any suit or proceeding charging improper personal benefit to the director;

        (c) In connection with a suit or proceeding by or in the right of the Issuer or New DBSC, indemnification is limited to reasonable expenses incurred in connection with the suit or proceeding, but the Issuer and New DBSC may not indemnify the director if the director was found liable to the Issuer and New DBSC; and

        (d) Officers of the Issuer and New DBSC will be indemnified to the same extent as directors as described in (a), (b) and (c) above.

    NEVADA CORPORATIONS

    Chapter 78.751(1) of the Nevada Revised Statutes allows EchoStar and Dish, Ltd. to indemnify any person made or threatened to be made a party to any action (except an action by or in the right of EchoStar and Dish, Ltd., a "derivative action"), by reason of the fact that he is or was a director, officer, employee or agent of EchoStar or Dish, Ltd., or is or was serving at the request of EchoStar and Dish, Ltd. as a director, officer, employee or agent of another corporation, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in a good faith matter which he reasonably believed to be in or not opposed to the best interests of EchoStar and Dish, Ltd. (as the case may be), and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Under Chapter 78.751(2), a similar standard of care applies to derivative actions, except that indemnification is limited solely to expenses (including attorneys' fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person seeking indemnification has been found liable to EchoStar or Dish, Ltd (as the case may be). In addition, Chapter 78.751(5) allows EchoStar and Dish, Ltd. to advance payment of indemnifiable expenses prior to final disposition of the proceeding in question. Decisions as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel, or by the stockholders.

    Provisions relating to liability and indemnification of officers and directors of EchoStar and Dish, Ltd. for acts by such officers and directors are contained in their respective Articles of Incorporation and Bylaws which are incorporated herein by reference. These provisions state, among other things, that, consistent with and to the extent allowable under Nevada law, and upon the decision of a disinterested majority of EchoStar's and Dish, Ltd.'s (as the case may be) Board of Directors, or a written opinion of outside legal counsel, or EchoStar's or Dish, Ltd.'s stockholders: 1) EchoStar or Dish Ltd. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of EchoStar or Dish, Ltd. (as the case may be)) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of EchoStar or Dish, Ltd. (as the case may be), or is or was serving at the request of

EchoStar or Dish, Ltd. (as the case may be) as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of EchoStar and Dish, Ltd. (as the case may be), and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and 2) EchoStar or Dish, Ltd. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of EchoStar or Dish, Ltd. (as the case may be) to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of EchoStar or Dish, Ltd., or is or was serving at the request of EchoStar or Dish, Ltd. (as the case may be) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of EchoStar and Dish, Ltd. (as the case may be) and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to EchoStar or Dish, Ltd. unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

THE ISSUER

    On March 25, 1996, the Issuer sold $580 million principal amount of 13 % Senior Secured Discount Notes due 2004 (the "Old Notes") to Donaldson, Lufkin and Jenrette Securities Corporation and Smith Barney Inc. (the "Initial Purchasers"). Such transaction was exempt from the registration requirements of the Securities Act in reliance on Section 4(2) of the Securities Act on the basis that such transaction did not involve a public offering. In accordance with the agreement pursuant to which the Initial Purchasers purchased the Old Notes, the Initial Purchasers agreed to offer and sell the Old Notes only to "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act) or a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

    In connection with its incorporation in January, 1995, the Issuer issued and sold 1,000 shares of Common Stock without registration under the Securities Act to EchoStar.

ECHOSTAR

    In connection with its reorganization in December, 1995, EchoStar issued 29,804,401 shares of Class B Common Stock and 1,535,847 shares of Series A Preferred Stock to Charles W. Ergen, the President and Chief Executive Officer of EchoStar in exchange for 39,739,202 shares of Class B Common Stock and 2,047,796 shares of Series A Preferred Stock of Dish, Ltd. (the "Exchange"). EchoStar assumed all options issued by Dish, Ltd. These options became exercisable for shares of Class A Common Stock of EchoStar after the Exchange. EchoStar issued 3,739,400 shares of Class A Common Stock and 80,834 shares of Series A Preferred Stock to the remaining stockholders of Dish, Ltd. in exchange for 4,985,869 shares of Class A Common Stock and 107,779 shares of Series A Preferred Stock of Dish, Ltd. All warrants issued by Dish, Ltd. became exercisable for shares of Class A Common Stock of EchoStar.

DBSC

    In connection with its incorporation in December, 1995, DBSC issued and sold 1,000 shares of Common Stock without registration under the Securities Act to EchoStar.

    Unless otherwise noted, the foregoing securities were issued pursuant to the exemption from registration under Section 4(2) of the Act since no public offering was involved and the securities were acquired for investment and not with a view to distribution.

ITEM 16.  EXHIBITS.


                                                                                                       SEQUENTIALLY
                                                                                                         NUMBERED
EXHIBIT NO.                                        DESCRIPTION                                             PAGE
- ------------  --------------------------------------------------------------------------------------  ---------------
 2.1*         Amended  and Restated Agreement for Exchange of Stock  and Merger, dated as of May 31,
              1995, by and among EchoStar Communications Corporation, a Nevada corporation formed in
              April 1995  ("EchoStar"),  Charles  W.  Ergen and  EchoStar  (incorporated  herein  by reference  to Exhibit  2.2 to  the Registration  Statement Form  S-1, Registration No.
              33-91276).
 2.2*         Agreement regarding  purchase  of debentures  between  Dish, Ltd.  (formerly  EchoStar
              Communications  Corporation, a Nevada  corporation formed in  December 1993 ("Dish")),
              SSE Telecom, Inc.  ("SSET"), dated  March 14, 1994,  including Plan  and Agreement  of
              Merger,  by and  among Dish, DirectSat  Merger Corporation,  DirectSat Corporation and
              SSET (incorporated herein by reference to Exhibit 2.2 to the Registration Statement on
              Form S-1, Registration No. 33-76450).
 2.3+         Form  of  Purchase  Agreement  dated   March  25,  1996  between  EchoStar   Satellite
              Broadcasting  Corporation (the "Issuer"), EchoStar, Dish, New DBSC, Donaldson Lufkin &
              Jenrette Securities Corporation and Smith Barney Inc.
 3.1(a)*      Amended and Restated  Articles of  Incorporation of EchoStar  (incorporated herein  by reference  to Exhibit 3.1(a) to the  Registration Statement Form S-1, Registration No.
              33-91276).
 3.1(b)*      Bylaws of  EchoStar  (incorporated  herein  by reference  to  Exhibit  3.1(b)  to  the
              Registration Statement on Form S-1, Registration No. 33-91276).
 3.1(c)*      Amended  and  Restated  Articles of  Incorporation  of Dish,  (incorporated  herein by reference to Exhibit 3.1(a) to the Registration  Statement on Form S-1 of Dish,  Ltd.,
              Registration No. 33-76450).
 3.1(d)*      Bylaws of Dish (incorporated herein by reference to Exhibit 3.1(b) to the Registration
              Statement on Form S-1 of Dish, Ltd., Registration No. 33-76450).
 3.1(e)+      Articles of Incorporation of the Issuer.
 3.1(f)+      Bylaws of the Issuer.
 3.1(g)+      Articles of Incorporation of New DBSC.
 3.1(h)+      Bylaws of New DBSC.
 4.1*         Indenture  of Trust between Dish and First Trust National Association ("First Trust"),
              as Trustee (incorporated herein by reference to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).
 4.2*         Warrant Agreement between  EchoStar and  First Trust, as  Warrant Agent  (incorporated herein  by reference to the  Registration Statement on Form  S-1 of Dish, Registration
              No. 33-76450).
 4.3*         Security Agreement in favor of  First Trust, as Trustee  under the Indenture filed  as
              Exhibit  4.1 (incorporated herein  by reference to the  Registration Statement on Form
              S-1 of Dish, Registration No. 33-76450).

                                                                                                       SEQUENTIALLY
                                                                                                         NUMBERED
EXHIBIT NO.                                        DESCRIPTION                                             PAGE
- ------------  --------------------------------------------------------------------------------------  ---------------
 4.4*         Escrow and Disbursement Agreement between Dish and First Trust (incorporated herein by reference to  the  Registration  Statement  on Form  S-1  of  Dish,  Registration  No.
              33-76450).
 4.5*         Pledge  Agreement in  favor of First  Trust, as  Trustee under the  Indenture filed as
              Exhibit 4.1 herein (incorporated herein by reference to the Registration Statement  on
              Form S-1 of Dish, Registration No. 33-76450).
 4.6*         Intercreditor  Agreement among First Trust, Continental Bank, N.A. and Martin Marietta
              Corporation ("Martin Marietta") (incorporated herein by reference to the  Registration
              Statement on Form S-1 of Dish, Registration No. 33-76450).
 4.7*         Series  A Preferred Stock Certificate of  Designation of EchoStar (Incorporated herein by reference to Exhibit  4.7 to the  Registration Statement on  Form S-1 of  EchoStar,
              Registration No. 33-91276).
 4.8*         Registration   Rights  Agreement  by  and  between   EchoStar  and  Charles  W.  Ergen
              (incorporated herein by reference to Exhibit 4.8 to the Registration Statement on Form
              S-1 of EchoStar, Registration No. 33-91276).
 4.9*         Indenture of Trust between the Issuer and First Trust, as Trustee (incorporated herein by reference to Exhibit 4.9 to the Annual Report on Form 10-K of EchoStar,  Commission
              File No. 0-26176).
 4.10*        Security  Agreement  of the  Issuer  in favor  of First  Trust,  as Trustee  under the
              Indenture filed as Exhibit  4.9 (incorporated herein by  reference to Exhibit 4.10  to the Annual Report on Form 10-K of EchoStar, Commission File No. 0-26176).
 4.11*        Escrow  and Disbursement  Agreement between the  Issuer and  First Trust (incorporated herein by reference to  Exhibit 4.11 to  the Annual Report on  Form 10-K of  EchoStar,
              Commission File No. 0-26176).
 4.12*        Pledge Agreement of the Issuer in favor of First Trust, as Trustee under the Indenture filed  as Exhibit 4.9 herein (incorporated herein  by reference to Exhibit 4.12 to the
              Annual Report on Form 10-K of EchoStar, Commission File No. 0-26176).
 4.13*        Pledge Agreement of EchoStar in favor of  First Trust, as Trustee under the  Indenture filed  as Exhibit 4.9 hereunder  (incorporated herein by reference  to Exhibit 4.13 to the Annual Report on Form 10-K of EchoStar, Commission File No. 0-26176).
 4.15+        Form of 13 1/8% Senior Secured Discount Note due 2004.
 4.16*        Registration Rights Agreement by and between the Issuer, EchoStar, Dish, New DBSC  and
              Donald,  Lufkin & Jenrette Securities Corporation (incorporated herein by reference to
              Exhibit 4.14  to the  Annual Report  on Form  10-K of  EchoStar, Commission  File  No.
              0-26176).
 5.1          Opinion of Baker & Hostetler regarding legality of securities being registered.
10.1(a)*      Satellite  Construction  Contract,  dated as  of  February 6,  1990,  between EchoStar
              Satellite Corporation ("ESC") and Martin Marietta Corporation as successor to  General
              Electric  EchoStar, Astro-Space Division ("General  Electric") (incorporated herein by reference to  the  Registration  Statement  on Form  S-1  of  Dish,  Registration  No.
              33-76450).

                                                                                                       SEQUENTIALLY
                                                                                                         NUMBERED
EXHIBIT NO.                                        DESCRIPTION                                             PAGE
- ------------  --------------------------------------------------------------------------------------  ---------------
10.1(b)*      First  Amendment to the Satellite Construction Contract,  dated as of October 2, 1992, between ESC and Martin Marietta as successor to General Electric (incorporated  herein by  reference to  the Registration  Statement on  Form S-1  of Dish,  Registration No.
              33-76450).
10.1(c)*      Second Amendment to the Satellite Construction Contract, dated as of October 30, 1992, between ESC and Martin Marietta as successor to General Electric (incorporated  herein by  reference to  the Registration  Statement on  Form S-1  of Dish,  Registration No.
              33-76450).
10.1(d)*      Third Amendment to  the Satellite Construction  Contract, dated as  of April 1,  1993, between  ESC and Martin Marietta (incorporated herein by reference to the Registration
              Statement on Form S-1 of Dish, Registration No. 33-76450).
10.1(e)*      Fourth Amendment to the Satellite Construction Contract, dated as of August 19,  1993, between  ESC and Martin Marietta (incorporated herein by reference to the Registration
              Statement on Form S-1 of Dish, Registration No. 33-76450).
10.1(f)*      Form of Fifth Amendment to the Satellite Construction Contract, between ESC and Martin
              Marietta (incorporated herein by reference to  the Registration Statement on Form  S-8 of EchoStar, Registration No. 33-81234).
10.1(g)*      Sixth  Amendment to  the Satellite  Construction Contract, dated  as of  June 7, 1994, between ESC and Martin Marietta (incorporated herein by reference to the  Registration
              Statement on Form S-8 of EchoStar, Registration No. 33-81234).
10.2*         Satellite  Launch Contract, dated as of September  27, 1993, between ESC and the China
              Great Wall Industry Corporation (incorporated herein by reference to the  Registration
              Statement on Form S-1 of Dish, Registration No. 33-76450).
10.3*         Distributor  Agreement,  dated as  of July  30,  1993, between  Echosphere Corporation
              ("Echosphere")  and  Thomson  Consumer  Electronics,  Inc.  (incorporated  herein   by
              reference  to  the  Registration  Statement  on Form  S-1  of  Dish,  Registration No.
              33-76450).
10.4*         Master Purchase and License  Agreement, dated as of  August 12, 1986, between  Houston
              Tracker  Systems, Inc.  ("HTS") and Cable/Home  Communications Corp.  (a subsidiary of
              General Instruments Corporation) (incorporated herein by reference to the Registration
              Statement on Form S-1 of Dish, Registration No. 33-76450).
10.5*         Master Purchase and License Agreement, dated  as of June 18, 1986, between  Echosphere and  Cable/Home Communications Corp. (a subsidiary of General Instruments Corporation)
              (incorporated herein by reference to the  Registration Statement on Form S-1 of  Dish,
              Registration No. 33-76450).
10.6*         Merchandising  Financing Agreement, dated as of June 29, 1989, between Echo Acceptance
              Corporation ("EAC")  and  Household  Retail Services,  Inc.  (incorporated  herein  by reference  to  the  Registration  Statement  on Form  S-1  of  Dish,  Registration No.
              33-76450).

                                                                                                       SEQUENTIALLY
                                                                                                         NUMBERED
EXHIBIT NO.                                        DESCRIPTION                                             PAGE
- ------------  --------------------------------------------------------------------------------------  ---------------
10.7*         Key Employee Bonus Plan, dated as of January 1, 1994 (incorporated herein by reference to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).
10.8*         Consulting Agreement, dated as  of February 17, 1994,  between ESC and Telesat  Canada
              (incorporated  herein by reference to the Registration  Statement on Form S-1 of Dish,
              Registration No. 33-76450).
10.9*         Form of Satellite Launch Insurance  Declarations (incorporated herein by reference  to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).
10.10*        Dish  1994 Stock Incentive Plan (incorporated  herein by reference to the Registration
              Statement on Form S-1 of Dish, Registration No. 33-76450).
10.11*        Form  of  Tracking,  Telemetry  and  Control  Contract  between  AT&T  Corp.  and  ESC
              (incorporated  herein  by  reference to  the  Registration  Statement on  Form  S-8 of
              EchoStar, Registration No. 33-81234).
10.12*        Manufacturing Agreement, dated as of March  22, 1995, between HTS and SCI  Technology,
              Inc.  (incorporated herein by reference to Exhibit 10.12 to the Registration Statement as Form S-1 of Dish, Commission File No. 33-81234).
10.13*        Manufacturing Agreement, dated  as of  April 14,  1995 by  and between  ESC and  Sagem
              Group.  (Incorporated  herein  by  reference  to  Exhibit  10.13  to  the Registration
              Statement on Form S-1 of EchoStar, Registration No. 33-91276).
10.14*        Statement of Work, dated January 31, 1995 from EchoStar Satellite Corporation Inc.  to
              Divicom  Inc. (incorporated herein  by reference to Exhibit  10.14 to the Registration
              Statement on Form S-1, Registration No. 33-91276).
10.15*        Launch Services Contract, dated as of June 2, 1995, by and between EchoStar  Satellite
              Corporation  and Lockheed-Khrunichev-Energia International,  Inc. (incorporated herein by reference to Exhibit 10.15 to the Registration Statement on Form S-1,  Registration
              No. 33-91276).
10.16*        EchoStar  1995 Stock Incentive Plan (Incorporated herein by reference to Exhibit 10.16 to the Registration Statement on Form S-1, Registration No. 33-91276).
11.1*         Computation  of  Earnings  Per  Share  for  fiscal  year  ended  December  31,   1994.
              (Incorporated  herein by reference  to Exhibit 11  to the Annual  Report on Form 10-K,
              Commission File No. 0-26176).
21.1+         List of EchoStar Subsidiaries
23.1          Consent of Arthur Andersen LLP.
23.2          Consent of Regardie, Brooks & Lewis, Chartered, Certified Public Accountants.
23.3          Consent of Baker & Hostetler (included in Exhibit 5.1).
24.1+         Powers of Attorney for the Issuer.
24.2+         Powers of Attorney for EchoStar.
24.3+         Powers of Attorney for Dish.
24.4+         Powers of Attorney for New DBSC.

                                                                                                       SEQUENTIALLY
                                                                                                         NUMBERED
EXHIBIT NO.                                        DESCRIPTION                                             PAGE
- ------------  --------------------------------------------------------------------------------------  ---------------
25.1+         Statement of Eligibility and Qualification on  Form T-1 under the Trust Indenture  Act of  1939 of First Trust National Association,  as Trustee of the Indenture relating to the 13 1/8% Senior Secured Discount Notes due 2004 (separately bound).
99.1          Form of Letter of Transmittal.
99.2          Form of Notice of Guaranteed Delivery.
99.3+         Form of Letter  to Securities  Dealers, Commercial  Banks, Trust  Companies and  Other
              Nominees.
99.4          Form of Letter to Clients.
99.5+         Guidelines for Certification of Taxpayer Identification Number on Form W-9.


- ------------------------
* Incorporated by reference.

+ Previously filed.


    (b)  Financial Statement Schedules.

    None.

ITEM 17.  UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, as of June 13, 1996.


                                          ECHOSTAR SATELLITE BROADCASTING
                                          CORPORATION

                                          By:         /s/ J. ALLEN FEARS

                                             -----------------------------------
                                                       J. Allen Fears
                                                VICE PRESIDENT, TREASURER AND
                                                          CONTROLLER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


             SIGNATURE                         TITLE                  DATE
- -----------------------------------  -------------------------  ----------------

       /s/ CHARLES W. ERGEN*         Chief Executive Officer,    June 13, 1996
- -----------------------------------   President and Director
         Charles W. Ergen             (Principal Executive
                                      Officer)

      /s/ STEVEN B. SCHAVER*         Vice President and Chief    June 13, 1996
- -----------------------------------   Financial Officer
         Steven B. Schaver            (Principal Financial
                                      Officer)

        /s/ J. ALLEN FEARS           Vice President, Treasurer   June 13, 1996
- -----------------------------------   and Corporate Controller
          J. Allen Fears              (Principal Financial
                                      Officer)

        /s/ JAMES DEFRANCO*          Director                    June 13, 1996
- -----------------------------------
          James DeFranco

       /s/ R. SCOTT ZIMMER*          Director                    June 13, 1996
- -----------------------------------
          R. Scott Zimmer

*By:          /s/ J. ALLEN
FEARS
- -----------------------------------
               J. Allen
Fears
         ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, as of June 13, 1996.


                                          ECHOSTAR COMMUNICATIONS CORPORATION

                                          By:         /s/ J. ALLEN FEARS

                                             -----------------------------------
                                                       J. Allen Fears
                                                VICE PRESIDENT, TREASURER AND
                                                          CONTROLLER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


             SIGNATURE                         TITLE                  DATE
- -----------------------------------  -------------------------  ----------------

       /s/ Charles W. Ergen*         Chief Executive Officer,    June 13, 1996
- -----------------------------------   President and Director
         Charles W. Ergen             (Principal Executive
                                      Officer)

      /s/ STEVEN B. SCHAVER*         Vice President and Chief    June 13, 1996
- -----------------------------------   Financial Officer
         Steven B. Schaver            (Principal Financial
                                      Officer)

        /s/ J. ALLEN FEARS           Vice President, Treasurer   June 13, 1996
- -----------------------------------   and Corporate Controller
          J. Allen Fears              (Principal Accounting
                                      Officer)

        /s/ JAMES DEFRANCO*          Director                    June 13, 1996
- -----------------------------------
          James DeFranco

- -----------------------------------  Director                    June 13, 1996
          R. Scott Zimmer

       /s/ ALAN M. ANGELICH*         Director                    June 13, 1996
- -----------------------------------
         Alan M. Angelich

*By:          /s/ J. ALLEN
FEARS
- -----------------------------------
               J. Allen
Fears
         ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, as of June 13, 1996.


                                          DISH, LTD.

                                          By:         /s/ J. ALLEN FEARS

                                             -----------------------------------
                                                       J. Allen Fears
                                                VICE PRESIDENT, TREASURER AND
                                                          CONTROLLER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


             SIGNATURE                         TITLE                  DATE
- -----------------------------------  -------------------------  ----------------

       /s/ CHARLES W. ERGEN*         Chief Executive Officer,    June 13, 1996
- -----------------------------------   President and Director
         Charles W. Ergen             (Principal Executive
                                      Officer)

      /s/ STEVEN B. SCHAVER*         Vice President and Chief    June 13, 1996
- -----------------------------------   Financial Officer
         Steven B. Schaver            (Principal Financial
                                      Officer)

        /s/ J. ALLEN FEARS           Vice President, Treasurer   June 13, 1996
- -----------------------------------   and Corporate Controller
          J. Allen Fears              (Principal Accounting
                                      Officer)

        /s/ JAMES DEFRANCO*          Director                    June 13, 1996
- -----------------------------------
          James DeFranco

                     *               Director                    June 13, 1996
- -----------------------------------
          R. Scott Zimmer

*By:          /s/ J. ALLEN
FEARS
- -----------------------------------
               J. Allen
Fears
         ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, as of June 13, 1996.


                                          DIRECT BROADCASTING SATELLITE
                                          CORPORATION

                                          By:         /s/ J. ALLEN FEARS

                                             -----------------------------------
                                                       J. Allen Fears
                                                VICE PRESIDENT, TREASURER AND
                                                          CONTROLLER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


             SIGNATURE                         TITLE                  DATE
- -----------------------------------  -------------------------  ----------------

       /s/ CHARLES W. ERGEN*         Chief Executive Officer,    June 13, 1996
- -----------------------------------   President and Director
         Charles W. Ergen             (Principal Executive
                                      Officer)

      /s/ STEVEN B. SCHAVER*         Vice President and Chief    June 13, 1996
- -----------------------------------   Financial Officer
         Steven B. Schaver            (Principal Financial
                                      Officer)

        /s/ J. ALLEN FEARS           Vice President, Treasurer   June 13, 1996
- -----------------------------------   and Corporate Controller
          J. Allen Fears              (Principal Accounting
                                      Officer)

        /s/ JAMES DEFRANCO*          Director                    June 13, 1996
- -----------------------------------
          James DeFranco

      /s/ DAVID K. MOSKOWITZ*        Director                    June 13, 1996
- -----------------------------------
        David K. Moskowitz

*By:          /s/ J. ALLEN
FEARS
- -----------------------------------
               J. Allen
Fears
         ATTORNEY-IN-FACT